As filed with the Securities and Exchange Commission on December 12, 2005

Registration No. 333-128715

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANZ AKTIENGESELLSCHAFT

(Exact Name of Registrant as Specified in Its Charter)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	6411 (Primary Standard Industrial Classification Code Number)	Not applicable (IRS Employer Identification Number)

Königinstrasse 28,

80802 Munich,

Germany

(011) 49 89 3800 0

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Huehne

Chief Financial Officer

Allianz of America Corporation

777 San Marin Drive,

Novato, California 94998

(415) 899-2646

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of Communications to:

Dr. Peter Hemeling General Counsel Allianz AG Königinstrasse 28, 80802 Munich, Germany (011) 49 89 3800 0	William D. Torchiana Sullivan & Cromwell LLP 24, rue Jean Goujon 75008 Paris France (011) 331 7304 5890

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary shares, without par value	•	Not applicable	$14,193,750	$1,670.60

(1)	Allianz AG is registering a total of • ordinary shares, without par value (“Allianz shares”), in connection with the proposed merger of Riunione Adriatica di Sicurtà S.p.A. (“RAS”) with and into Allianz AG (the “merger”) described herein. This number is based on the (a) • ordinary shares of RAS (“RAS ordinary shares”) and • savings shares of RAS (“RAS savings shares” and, together with RAS ordinary shares, “RAS shares”) expected to be outstanding and held by U.S. residents (within the meaning of Rule 12g3-2(a) under the Securities Exchange Act of 1934) as of •, 2006, the expected record date for determination of the RAS shareholders entitled to vote on the merger and (b) an exchange ratio of • Allianz shares for each • RAS ordinary shares and of • Allianz shares for each • RAS savings shares pursuant to the merger.
(2)	The proposed maximum aggregate offering price of all of the Allianz shares registered in connection with the merger is $14,193,750. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate market value of the approximate number of RAS ordinary shares and RAS savings shares to be cancelled in the merger (calculated as set forth in note (1) above) based upon a market value of $22.71 per RAS ordinary share and $58.95 per RAS savings share, the average of the high and low sale prices per RAS ordinary share and per RAS savings share, respectively, on the Milan Stock Exchange on September 26, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 12, 2005

Allianz AG

up to • million Ordinary Shares

This Prospectus relates to the delivery of ordinary shares (“Allianz shares”) of Allianz AG (“Allianz”), contemporaneously with its conversion into a European Company (Societas Europaea, or “SE”), to the holders of ordinary shares and savings shares of Riunione Adriatica di Sicurtà S.p.A. (“RAS”) in connection with the proposed merger of RAS with and into Allianz (the “merger”). As used in this Prospectus, unless the context otherwise requires, the term “Allianz” refers to Allianz AG and the terms “we,” “us,” “our,” “Allianz Group” and “Group” refer to Allianz and its direct and indirect subsidiaries as a consolidated group, and the term “RAS” refers to Riunione Adriatica di Sicurtà S.p.A. and the term “RAS Group” refers to RAS and, as applicable, RAS and its direct and indirect subsidiaries as a consolidated group.

Upon effectiveness of the merger, Allianz will by operation of law change its legal form to become a European Company, as provided for under European Union (“EU”) law and regulations. Unless the context otherwise requires, as used in this Prospectus, “Allianz shares” refer to the ordinary shares of Allianz following its conversion into an SE, and “Allianz SE” refers to Allianz following its conversion into an SE.

Subject to requisite shareholder approvals, we and RAS have agreed that RAS shareholders will receive in connection with the merger:

•	• of Allianz shares for each • RAS ordinary shares that they hold; and

•	• of Allianz shares for each • RAS savings shares that they hold.

Holders of the RAS ordinary shares are to vote on the merger plan at an extraordinary meeting of shareholders scheduled for February 3, 2006, on first call, and February 4, 2006, on second call. Separately, holders of the RAS savings shares are to vote on the merger at a special meeting of savings shareholders scheduled for February 3, 4 and 6, 2006, on first call, second call and third call, respectively. The merger plan will not become effective unless (a) a resolution approving the merger plan is passed at the extraordinary meeting of holders of RAS ordinary shares with the affirmative vote of holders of at least two-thirds of the RAS ordinary share capital participating in the vote on the resolution and (b) a resolution approving the resolution described in (a) above is passed at the special meeting of holders of RAS savings shares with the affirmative vote of holders of the majority of the RAS savings shares participating in the vote on the resolution, representing at least 20% of the total amount of the RAS savings share capital. At December 1, 2005, we owned approximately 76.3% of the outstanding RAS ordinary shares and 71.3% of the outstanding RAS savings shares, and we intend to vote those shares in favor of the proposed merger. As a result, the resolutions described above are certain to pass.

Allianz shareholders will vote on the merger plan at an extraordinary meeting of shareholders, which is scheduled for February 8, 2006. The merger plan will not become effective unless a resolution approving it is passed with the affirmative vote of at least 75% of the Allianz share capital participating in the vote on the resolution.

The merger will become effective upon the registration of the merger in the commercial register for Allianz in Germany.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY. If you hold RAS shares through an intermediary such as a broker/dealer or clearing agency, you should consult with that intermediary about how to obtain information on the relevant shareholders’ meeting(s) of RAS.

The principal market on which Allianz shares trade is the Frankfurt Stock Exchange, where they trade under the symbol “ALV” (International Securities Identification Number DE 000840 4005). American Depositary Shares, or ADSs, each representing one-tenth of one Allianz share, are listed on the New York Stock Exchange under the symbol “AZ.” On December 5, 2005, the closing price of the shares on the XETRA trading system of the Frankfurt Stock Exchange was €128.39, and the closing price of the ADSs on the New York Stock Exchange was $15.13.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a crime.

We encourage you to read this Prospectus carefully, and in its entirety, including the list of risk factors relating to the merger that begins on page 8.

Prospectus dated •, 2005

ADDITIONAL INFORMATION

This document incorporates important business and financial information about us from documents filed with the Securities and Exchange Commission that are not included in or delivered with this document. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this Prospectus. Shareholders may obtain documents incorporated by reference into this Prospectus by requesting them in writing or by telephone from us at the following address, and may also use such address for any questions about the merger:

Allianz AG

Investor Relations

Königinstrasse 28

80802 Munich

Germany

Telephone: +49 1802 2554269

Fax: +49 89 3800 3899

E-Mail: investor.relations@allianz.com

In order to receive timely delivery of the documents in advance of the RAS meetings of shareholders, you should make your request no later than •, 2006.

Allianz files annual and special reports and other information with the Securities and Exchange Commission, which in this document we refer to as the “SEC.” You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. The Allianz filings, and the registration statement filed by Allianz of which this Prospectus forms a part, are available at the Internet Web site maintained by the SEC at http://www.sec.gov.

Allianz has filed a registration statement on Form F-4 to register with the SEC the Allianz shares that RAS shareholders would receive in connection with the merger.

The SEC permits Allianz to “incorporate by reference” information into this Prospectus. This means that Allianz can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information contained directly in this Prospectus or by information contained in documents filed with or furnished to the SEC after the date of this Prospectus that is incorporated by reference into this Prospectus.

This Prospectus incorporates by reference Allianz’s Annual Report on Form 20-F for the year ended December 31, 2004, which was filed with the SEC on April 19, 2005, and Allianz’s Reports on Form 6-K, which were submitted with the SEC on November 15, 2005 and December 12, 2005, respectively. These documents contain important information about us and our financial condition. Allianz also incorporates by reference into this Prospectus additional documents that it may file with or submit to the SEC under Sections 13(a), 13(c), 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended, from and including the date of this Prospectus to the dates of the respective RAS shareholders’ meetings held in connection with the merger. These include reports such as Annual Reports on Form 20-F and any other Reports on Form 6-K designated by Allianz as being incorporated by reference into this Prospectus.

The Allianz shares are listed and traded on all German stock exchanges, i.e., the Frankfurt Stock Exchange, the Baden-Württemberg Stock Exchange in Stuttgart, the Berlin-Bremen Stock Exchange, the Düsseldorf Stock Exchange, the Hanseatic Stock Exchange in Hamburg, the Hanover Stock Exchange and the Munich Stock Exchange. The Allianz shares are also listed on the London Stock Exchange, SWX Swiss Exchange and Euronext Paris. Allianz ADSs are listed on the New York Stock Exchange, which in this document we refer to as the “NYSE.”

You can obtain any of the documents incorporated by reference through us or through the SEC’s Internet Web site, in each case as described above.

iii

References in this Prospectus to “$”, “U.S.$” and “U.S. dollars” are to United States dollars and references to “€” and “Euro” are to the Euro, the single currency established for participants in the third stage of the European Economic and Monetary Union (or EMU), commencing January 1, 1999.

Unless as otherwise specified herein, the financial information included in this Prospectus is prepared in accordance with the new and revised International Financial Reporting Standards, effective January 1, 2005, as adopted under EU regulations in accordance with clause 315a of the German Commercial Code, which we refer to herein as “IFRS” or “2005 IFRS.” Some of these new and revised IFRS required retrospective application to all years of a company’s financial statements. As a result and pursuant to specific requirements and guidance of the SEC in connection with the filing of certain registration statements, the financial statements for the Allianz Group previously issued in connection with our Annual Report on Form 20-F for the year ended December 31, 2004 and the financial statements for the RAS Group previously issued in the initial filing of this registration statement with the SEC on September 30, 2005 have been revised to retrospectively apply 2005 IFRS and are included in this Prospectus. Retrospective application has the effect of applying 2005 IFRS to prior periods as if those accounting principles had always been used. “Pre-2005 IFRS” when used herein means IFRS effective as of December 31, 2004 as adopted under EU regulations in accordance with clause 292a of the German Commercial Code. For a more detailed description of 2005 IFRS compared to Pre-2005 IFRS, refer to Note 3 to our consolidated financial statements and Note 2 to the consolidated financial statements for RAS Group, which are included in this Prospectus.

This Prospectus is dated •, 2005. You should not assume that the information contained in, or incorporated by reference into, this Prospectus is accurate as of any date other than that date. Neither the mailing of this Prospectus to RAS shareholders nor the issuance by Allianz of ordinary shares in connection with the merger will create any implication to the contrary.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

iv

v

SUMMARY

This summary highlights selected information from this Prospectus. It does not contain all of the information that may be important to you. You should read carefully the entire Prospectus and the additional documents referred to in this Prospectus to fully understand the merger.

The Companies (see page 12)

Allianz AG

Königinstrasse 28

80802 Munich

Germany

Telephone: (011-49) 89-3800-0

We are among the world’s largest financial services providers, offering insurance, banking and asset management products and services through property-casualty, life/health, banking and asset management business segments. We are the largest German property-casualty and life/health insurance company and one of the largest insurance groups in the world, based on gross premiums written and statutory premiums, respectively, in 2004. We are also among the largest insurance companies in other countries, including France, Italy (which includes our interest in RAS), the United Kingdom, Switzerland and Spain, based on gross premiums written in 2004. We are the second-largest German financial institution, based on market capitalization at December 31, 2004.

RAS S.p.A.

Corso Italia 23

20122 Milan

Italy

Telephone: (011-39) 02-7216-1

The RAS Group is one of the leading financial services providers in Italy, offering insurance, banking and asset management products and services. RAS is the fourth-largest property-casualty insurer and second-largest life/health insurer in Italy, based on gross premiums written and statutory premiums, respectively, in 2004. RAS also has insurance operations in Austria, Switzerland and Portugal. With RAS’s acquisition of Banca Bnl Investmenti in 2004 and subsequent merger of these operations into RAS’s subsidiary, RasBank, RAS has an increasing presence in Italy’s financial services sector. Allianz is RAS’s largest shareholder, holding 76.3% of RAS’s total share capital as of December 1, 2005 after giving effect to the tender offer by Allianz for RAS shares, which expired on November 23, 2005 (see “Relationship Between Allianz and RAS—Tender Offer for RAS Shares and Additional Share Purchases”).

The Merger (see page 43)

If the merger plan is approved by the RAS shareholders and by our shareholders, RAS will be merged with and into Allianz having effect upon the registration of the merger in the commercial register for Allianz in Germany. Upon effectiveness of the merger, Allianz, as the absorbing entity, will by operation of law change its legal form from a German stock corporation (Aktiengesellschaft) to a European Company (Societas Europaea, or SE), as provided for under EU law and regulations. Subject to requisite shareholder approvals, we and RAS have agreed that RAS shareholders will receive in connection with the merger:

•	• of Allianz shares for each • RAS ordinary shares that they hold; and

•	• of Allianz shares for each • RAS savings shares that they hold.

The terms and conditions of the merger are contained in the merger plan entered into by Allianz and RAS on December •, 2005, an English translation of which is included as an exhibit in the registration statement of which this Prospectus forms a part and is incorporated by reference into this Prospectus. We encourage you to read the merger plan carefully as it is the legal document that governs the merger.

If you are a RAS shareholder, you will receive Allianz shares, which are traded principally on the Frankfurt Stock Exchange under the symbol “ALV”. Allianz ADSs are listed on the NYSE under the symbol “AZ”.

Appraisal Rights and Cash Exit Rights (see page 68)

Italian law does not entitle the holders of RAS ordinary shares and RAS savings shares to formal appraisal rights in connection with the merger. RAS shareholders are, however, entitled to cash exit rights as provided for under Italian law. Those entitled RAS shareholders that have exercised their cash exit rights will receive a cash payment for their RAS ordinary shares and RAS savings shares, as applicable, in lieu of receiving any Allianz shares. For further information in this regard, see “The RAS Shareholders’ Meetings—Appraisal Rights and Cash Exit Rights.”

Certain Tax Consequences (see page 76)

For a discussion of U.S. federal, Italian and German tax consequences of the merger to RAS shareholders, see “U.S. Federal, Italian and German Tax Consequences.”

Selected Financial Data of the Allianz Group

We present below our selected financial data as of and for each of the years in the five-year period ended December 31, 2004. We derived the selected financial data for each of the years in the five-year period ended December 31, 2004 from our audited annual consolidated financial statements, including the notes to those financial statements. All the data should be read in conjunction with our consolidated financial statements and the notes thereto, which are included in this Prospectus.

We also present below our selected historical financial data as of and for each of the nine-month periods ended September 30, 2005 and 2004. We have derived the selected financial historical information for each of the nine-month periods ended September 30, 2005 and 2004 from our unaudited interim consolidated financial statements for the nine-months ended September 30, 2005, which are incorporated by reference into this Prospectus.

We prepare our consolidated financial statements in accordance with 2005 IFRS, which introduced a number of new and revised IFRS effective January 1, 2005. Some of these new and revised IFRS required retrospective application to all years of a company’s financial statements. As a result and pursuant to specific requirements and guidance of the SEC in connection with the filing of certain registration statements, the financial statements for the Allianz Group previously issued in connection with our Annual Report on Form 20-F for the year ended December 31, 2004 have been revised to retrospectively apply 2005 IFRS, and are included in this Prospectus. Retrospective application has the effect of applying 2005 IFRS to prior periods as if those accounting principles had always been used. Our Annual Report on Form 20-F for the year ended December 31, 2005 will also be prepared in accordance with 2005 IFRS. Our selected financial data as of and for each of the years ended December 31, 2004, 2003 and 2002 is also presented below in accordance with 2005 IFRS. The selected financial data as of and for the years ended December 31, 2001 and 2000 is, however, presented below in accordance with pre-2005 IFRS and accordingly does not reflect the retrospective application of 2005 IFRS, due to the unreasonable effort or expense required to prepare such information, in particular resulting from the challenges posed by the implementation for those years of the new impairment criteria of IAS 39 revised, Financial Instruments: Recognition and Measurement.

IFRS differ in certain significant respects from U.S. generally accepted accounting principles, which in this Prospectus we refer to as “U.S. GAAP.” For a description of the significant differences between IFRS and U.S. GAAP as they relate to us and a reconciliation of our net income and shareholders’ equity under IFRS to U.S. GAAP, see Note 47 to our audited annual consolidated financial statements included in this Prospectus and our unaudited consolidated financial statements for the nine-month periods ended September 30, 2005 and 2004, which are incorporated by reference into this Prospectus.

	At or For the Nine Months Ended September 30,		At or For the Year Ended December 31,
	2005	2004	2004(1)	2004	2003	2002	2001	2000
	€	€	$	€	€	€	€	€
	(In millions, except per share data)
IFRS consolidated income statement data
Gross premiums written(2)
Property-Casualty	34,439	34,646	51,604	43,780	43,420	43,293	42,137	38,382
Life/Health	14,643	14,578	24,418	20,716	20,689	20,664	20,145	20,239
Consolidation adjustments(3)	(172)	(580)	(949)	(805)	(722)	(804)	(694)	(736)

Total	48,910	48,644	75,073	63,691	63,387	63,153	61,588	57,885
Premiums earned (net)	42,292	41,829	66,937	56,789	55,978	55,133	52,745	49,907
Total income
Property-Casualty	35,954	36,410	57,624	48,888	50,920	55,436	48,770	45,197
Life/Health	26,458	24,892	40,431	34,301	37,248	36,691	34,092	37,251
Banking Operations	9,548	9,174	14,216	12,061	13,860	21,219	12,755	1,722
Asset Management Operations	2,777	2,362	3,833	3,252	3,059	3,185	2,738	1,722
Consolidation adjustments(3)	(2,632)	(2,334)	(4,463)	(3,787)	(2,713)	(8,876)	(2,705)	(2,103)

Total	72,105	70,504	111,641	94,715	102,374	107,655	95,650	83,789
Net income (loss)	3,508	1,970	2,671	2,266	2,691	(3,243)	1,585	3,448
Basic earnings per share	9.11	5.37	7.30	6.19	7.96	(11.71)	6.51	14.05
Diluted earnings per share	9.06	5.35	7.26	6.16	7.93	(11.71)	6.51	14.05
U.S. GAAP consolidated income statement data
Net income (loss)	2,771	2,404	3,396	2,881	2,245	(1,260)	4,246	6,519
Basic earnings per share	7.20	6.55	9.28	7.87	6.71	(4.79)	16.30	28.85
Diluted earnings per share	7.16	6.53	9.23	7.83	6.70	(4.79)	16.30	28.85
IFRS consolidated balance sheet data
Group’s own investments(4)	471,210	435,136	524,676	445,131	395,779	398,721	462,219	337,793
Total assets	989,198	1,015,123	1,167,288	990,318	933,213	848,752	942,986	440,008
Reserves for insurance and investment contracts	356,489	325,804	384,704	326,380	309,460	303,258	299,512 (5)	284,824 (5)
Total liabilities	940,610	978,816	1,122,862	952,627	897,954	819,742	911,373	404,416
Issued capital and capital reserves	21,497	19,347	22,906	19,433	19,347	14,785	14,769	7,994
Shareholders’ equity	48,588	36,307	44,426	37,691	35,259	29,010	31,613	35,592
Shareholders’ equity per share	126	99	121	103	104	105	114	127
Weighted average number of shares outstanding
Basic	384.9	366.8	365.9	365.9	338.2	276.9	277.8	279.8
Diluted	387.5	368.3	368.1	368.1	339.8	276.9	277.8	279.8
Dividends per share	—	—	2.06	1.75	1.50	1.50	1.50	1.50
U.S. GAAP consolidated balance sheet data
Shareholders’ equity	43,633	32,571	39,345	33,380	30,825	22,836	31,655	35,102
Shareholders’ equity per share	113	89	107	91	91	83	114	125
Other financial and operating data
Combined ratio	93.0%	93.2%	92.9%	92.9%	97.0%	105.7%	108.8%	104.9%
Third-party assets	711,315	591,658	689,096	584,624	564,714	560,588	620,458	336,424
Market capitalization	45,438	29,693	42,358	35,936	36,637	22,111	64,156	97,813

(1)	Amounts given in Euros have been translated for convenience only into U.S. dollars at the rate of $1.1787 = €1.00, the noon buying rate in New York for cable transfers in Euros certified by the Federal Reserve Bank of New York for customs purposes on December 5, 2005.
(2)	In some countries, health insurance operations are reflected in either or both of the property-casualty and life/health segments in accordance with local practice and regulatory considerations.
(3)	Represents the elimination of intercompany transactions between Allianz Group companies in different segments.
(4)	For additional information on Group’s own investments, see “Information on the Company—Asset Management Operations—Group’s Own Investments” in our Annual Report on Form 20-F for the year ended December 31, 2004, which is incorporated by reference into this Prospectus.
(5)	Represents amounts included in the “Total insurance liabilities” line-item under pre-2005 IFRS. Under 2005 IFRS, this line-item has been replaced with “Reserves for insurance and investment contracts” in our consolidated financial statements pursuant to the Allianz Group’s adoption of IFRS 4, Insurance Contracts, as discussed further in Note 3 to our consolidated financial statements included in this Prospectus.

Selected Financial Data of the RAS Group

The following table sets forth selected financial data of the RAS Group as of and for each of the years in the three-year period ended December 31, 2004. This selected financial data reflects financial data of the RAS Group as this data is consolidated in the audited annual consolidated statements of the Allianz Group. The following table also presents selected historical financial data of the RAS Group as of and for each of the nine-month periods ended September 30, 2005 and 2004. The selected financial historical information for each of the nine-month periods ended September 30, 2005 and 2004 reflects financial data of RAS Group as this data is consolidated in the unaudited interim consolidated financial statements of the Allianz Group for the nine-month periods ended September 30, 2005 and 2004.

This information is presented in accordance with 2005 IFRS. IFRS differ in certain significant respects from U.S. GAAP. For a description of the significant differences between IFRS and U.S. GAAP as they relate to the RAS Group and a reconciliation of its net income and shareholders’ equity under IFRS to U.S. GAAP, see Note 38 to the Consolidated Financial Statements of RAS included in this Prospectus and the unaudited interim consolidated financial statements for the nine-month periods ended September 30, 2005 and 2004, included in this Prospectus. All the data should be read in conjunction with RAS’s consolidated financial statements and the notes thereto. Selected financial data at and for the years ended December 31, 2000 and 2001 is not included below due to the unreasonable effort or expense of preparing such information.

	At or For the Nine Months Ended September 30,		At or For the Year Ended December 31,
	2005	2004	2004(1)	2004	2003	2002
	€	€	$	€	€	€
			(In millions, except per share data)
IFRS consolidated income statement data
Gross premiums written
Property-Casualty	4,909	4,771	7,558	6,412	6,242	5,970
Life/Health	1,244	1,295	2,203	1,869	1,975	2,068
Consolidation Adjustments(2)	—	—	(2)	(2)	(1)	(1)

Total	6,153	6,066	9,759	8,279	8,216	8,037
Premiums earned (net)	5,581	5,496	8,820	7,483	7,406	7,308
Total income
Property-Casualty	5,227	5,047	7,949	6,744	6,622	7,086
Life/Health	2,625	2,587	4,216	3,577	3,674	3,807
Personal Finance Services
Banking Operations	323	272	453	384	294	304
Asset Management Operations	204	143	231	196	190	239
Consolidation Adjustments(2)	(324)	(225)	(359)	(305)	(230)	(262)

Total	8,055	7,824	12,490	10,596	10,550	11,174
Net income	646	506	797	676	494	837
Basic earnings per ordinary share	0.96	0.75	1.19	1.01	0.73	1.16
Diluted earnings per ordinary share	0.96	0.75	1.19	1.01	0.73	1.16
Basic earnings per savings share	0.98	0.77	1.21	1.03	0.75	1.20
Diluted earnings per savings share	0.98	0.77	1.21	1.03	0.75	1.20
U.S. GAAP consolidated income statement data
Net income	640	527	851	722	691	951
Basic earnings per ordinary share	0.95	0.78	1.27	1.08	1.03	1.31
Diluted earnings per ordinary share	0.95	0.78	1.27	1.08	1.03	1.31
Basic earnings per savings share	0.97	0.80	1.30	1.10	1.05	1.35
Diluted earnings per savings share	0.97	0.80	1.30	1.10	1.05	1.35
IFRS consolidated balance sheet data
RAS Group’s own investments	43,477	39,858	49,411	41,920	38,672	37,839
Total assets	75,543	66,400	83,777	71,076	63,040	58,119
Reserves for insurance and investment contracts	39,642	36,744	45,141	38,297	35,578	35,486
Total liabilities	67,648	59,306	74,841	63,495	56,010	50,898
Issued capital and capital reserves	1,616	2,249	2,651	2,249	2,249	3,049
Shareholders’ equity	7,895	7,094	8,936	7,581	7,030	7,221
Shareholders’ equity per share	12	11	13	11	10	10
Weighted average number of ordinary shares outstanding
Basic	669.7	670.0	670.2	670.2	673.5	715.5
Diluted	669.7	670.0	670.2	670.2	673.5	715.5
Weighted average number of savings shares outstanding
Basic	1.3	1.3	1.3	1.3	2.0	9.4
Diluted	1.3	1.3	1.3	1.3	2.0	9.4

	At or For the Nine Months Ended September 30,		At or For the Year Ended December 31,
	2005	2004	2004(1)	2004	2003	2002
	€	€	$	€	€	€
			(In millions, except per share data)
Dividends per share
Ordinary	—	—	0.71	0.60	0.44	0.37
Savings	—	—	0.73	0.62	0.46	0.41
U.S. GAAP consolidated balance sheet data
Shareholders’ equity	7,003	6,283	7,864	6,672	6,202	6,373
Shareholders’ equity per share	10	9	12	10	9	9
Other financial and operating data
Combined ratio	96.0%	96.2%	95.9%	95.9%	97.9%	101.3%
Third-party assets	19,339	15,346	20,190	17,129	13,924	12,446
Market capitalization	12,742	10,383	13,176	11,178	9,004	8,401

(1)	Amounts given in Euros have been translated for convenience only into U.S. dollars at the rate of $1.1787 = €1.00, the noon buying rate in New York for cable transfers in Euros certified by the Federal Reserve Bank of New York for customs purposes on December 5, 2005.
(2)	Represents the elimination of intercompany transactions between RAS Group companies in different segments.

Currencies and Exchange Rates

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate for the Euro, expressed in U.S. dollars per one Euro. The “noon buying rate” is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

	High	Low	Period average(1)	Period end
	($ per €1.00)
2000	1.0335	0.8270	0.9207	0.9388
2001	0.9535	0.8370	0.8952	0.8901
2002	1.0485	0.8594	0.9454	1.0485
2003	1.2597	1.0361	1.1321	1.2597
2004	1.3625	1.1801	1.2478	1.3538
2005
June	1.2320	1.2035	1.2165	1.2098
July	1.2200	1.1917	1.2043	1.2129
August	1.2434	1.2147	1.2362	1.2330
September	1.2538	1.2011	1.2253	1.2058
October	1.2148	1.1914	1.1955	1.1995
November	1.2067	1.6670	1.1894	1.1790
December (through December 5, 2005)	1.1787	1.1699	1.1745	1.1787

(1)	Computed using the average of the noon buying rates for Euros on the last business day of each month during the relevant annual period or on the first and last business days of each month during the relevant monthly period.

Comparative Per Share Data

The following tables present audited historical and unaudited pro forma per share data that reflect the completion of the merger based upon the historical financial statements of Allianz and RAS as of and for the nine months ended September 30, 2005 and the year ended December 31, 2004. The pro forma data are not indicative of the results of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods presented. You should read the data presented below together with the audited historical consolidated financial statements, including applicable notes, of Allianz and RAS, which are included in this Prospectus.

The first, second and third columns on the left in the tables below present audited historical per share amounts for Allianz shares, RAS ordinary shares and RAS savings shares, respectively. The fourth column presents unaudited pro forma data of the combined company per Allianz share. The fifth column sets forth unaudited pro forma equivalent data based on the number of Allianz shares to be issued in the merger. Solely for your convenience, the unaudited pro forma and pro forma equivalent amounts in the fourth and fifth columns have been converted into U.S. dollars at the noon buying rate on December •, 2005.

For further information regarding the RAS ordinary shares and RAS savings shares, see Note 33 to the Consolidated Financial Statements of RAS included in this Prospectus.

	At and For the Nine Months Ended September 30, 2005
	Allianz Historical per Allianz Share	RAS Historical per RAS Ordinary Share	RAS Historical per RAS Savings Share	Allianz/RAS Pro Forma per Allianz Share		Pro Forma Equivalent Per RAS Ordinary Share (Allianz Share multiplied by •)
	(€)	(€)	(€)	(€)	($)	(€)	($)
Amounts under IFRS:				(Unaudited)
Net income
Basic	9.11	0.96	0.98
Diluted	9.06	0.96	0.98
Book value per share	126	12	12
Amounts under U.S. GAAP:
Net income
Basic	7.20	0.95	0.97
Diluted	7.16	0.95	0.97
Book value per share	113	10	10

	At and For the Year Ended December 31, 2004
	Allianz Historical per Allianz Share	RAS Historical per RAS Ordinary Share	RAS Historical per RAS Savings Share	Allianz/RAS Pro Forma per Allianz Share		Pro Forma Equivalent Per RAS Ordinary Share (Allianz Share multiplied by •)
	(€)	(€)	(€)	(€)	($)	(€)	($)
Amounts under IFRS:						(Unaudited)
Net income
Basic	6.19	1.01	1.03
Diluted	6.16	1.01	1.03
Dividends	1.75	0.60	0.62
Book value per share	103	11	11
Amounts under U.S. GAAP:
Net income
Basic	7.87	1.08	1.10
Diluted	7.83	1.08	1.10
Dividends	1.75	0.60	0.62
Book value per share	91	10	10

Comparative Market Price Data

The following table presents the per share closing prices for Allianz shares quoted on the XETRA trading system of the Frankfurt Stock Exchange and for RAS ordinary shares and RAS savings shares quoted on the Milan Stock Exchange. These prices are presented on the following dates:

September 9, 2005, the last trading day before the public announcement of the proposed merger; and

December 5, 2005, the latest practicable date before the printing of this Prospectus.

The table also presents implied equivalent per share values for RAS ordinary shares and RAS savings shares by multiplying the price per Allianz share, converted into U.S. dollars, on each of the two dates by the merger exchange ratio of • Allianz shares for each • RAS ordinary shares and • Allianz shares for each • RAS savings shares, respectively.

	Allianz share price		RAS ordinary share price		RAS savings share price		Implied value per RAS ordinary share	Implied value per RAS savings share
	(€)	($)	(€)	($)	(€)	($)	($)	(€)
September 9, 2005	109.07	128.56	17.61	20.76	23.33	27.50
December 5, 2005	128.39	151.33	20.28	23.90	54.99	64.82

You are urged to obtain current market quotations for Allianz shares, RAS ordinary shares and RAS savings shares before making a decision with respect to the merger.

Holdings of RAS Shares and Required RAS Shareholders’ Votes

As of December 1, 2005, directors and executive officers of RAS and their affiliates held 26,442 (or less than 0.004%) of the then outstanding RAS ordinary shares and none of the then outstanding RAS savings shares. The merger plan will not become effective unless (a) a resolution approving the merger plan is passed at the extraordinary meeting of holders of RAS ordinary shares with the affirmative vote of holders of at least two-thirds of the RAS ordinary share capital participating in the vote on the resolution and (b) a resolution approving the resolution described in (a) above is passed at the special meeting of holders of RAS savings shares with the affirmative vote of holders of the majority of the RAS savings shares participating in the vote on the resolution, representing at least 20% of the total amount of the RAS savings share capital.

Regulatory Requirements in Connection with the Merger

On November 14, 2005, in connection with the merger, RAS’s Board of Directors approved the transfer by way of a contribution-in-kind of substantially all of the RAS Group’s operations, including associated assets and liabilities, to a newly-established, wholly-owned Italian subsidiary of RAS, as described in “The Merger—Reorganization of RAS.” This transfer will require the approvals in Italy from the Istituto per la Vigilanza sulle Assicurazioni Private e di Interesse Collettivo (the “ISVAP”), the supervisory body responsible for regulating insurance and reinsurance businesses in Italy, and from the Commissione di Vigilanza sui Fondi Pensione (“COVIP”), the supervisory body responsible for regulating pension funds in Italy. With respect to the merger itself, Allianz is required to make notice filings in Italy, Germany and possibly in other jurisdictions in connection with the merger. In particular, in Italy, Allianz has notified the Bank of Italy as a result of its anticipated increased shareholding in RasBank and RAS Asset Management SGR S.p.A., both subsidiaries of RAS. In Germany, Allianz is required to notify the German Federal Financial Supervisory Authority (the Bundesanstalt für Finanzdienstleistungsaufsicht, or BaFin) in connection with the merger. In addition, Allianz may have to make notice filings relating to the merger in certain other jurisdictions where Allianz and RAS have subsidiaries. At present, prior approval of the merger is not believed to be required in any of these jurisdictions.

Enforceability of Civil Liability and Service of Process

Allianz is incorporated under the laws of the Federal Republic of Germany, and all of the members of our management board and certain of the experts named or referred to herein are non-residents of the United States. A substantial majority of our assets and the assets of such non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce in U.S. courts judgments against such persons or judgments of such courts predicated upon the civil liability provisions of the U.S. federal securities laws. We have been advised by German legal counsel that there is doubt as to the enforceability in Germany, in original actions or actions for enforcement of judgments of U.S. courts, of claims based solely upon U.S. federal securities laws.

RISK FACTORS RELATING SPECIFICALLY TO THE MERGER

Our Annual Report on Form 20-F that is incorporated by reference into this Prospectus describes a variety of risks relevant to Allianz’s business and financial condition, which you are urged to read. The following discussion concerns risk factors relating specifically to the proposed merger.

Investors who wish to own RAS ordinary shares and RAS savings shares but who do not wish to hold Allianz shares may sell the Allianz shares they receive in the merger. This may put downward pressure on the market price of the Allianz shares that you will receive in the merger. Arbitrageurs may also adversely influence share prices.

For a number of reasons, some shareholders of RAS may wish to sell their RAS ordinary shares and RAS savings shares prior to completion of the merger, or the Allianz shares that they will receive in the merger. These sales or the prospect of such future sales, as well as arbitrage activities prior to the completion of the merger, could adversely affect the market price for RAS ordinary shares, RAS savings shares and Allianz shares and ADSs.

The merger ratio is fixed, based on comparative valuations of Allianz and RAS, and is not subject to any fluctuations in market price of Allianz shares. In addition, the market price of Allianz shares may decrease between the time you vote on the merger plan and the time the merger becomes effective. As a result, at the time you vote on the merger plan you will not know the market value you will receive for your RAS shares.

The merger exchange ratio is fixed, based on comparative valuations of Allianz and RAS. The merger plan also does not contain a mechanism to adjust the merger exchange ratio in the event that the market price of Allianz shares declines. As a result, if the market price of Allianz shares at the effectiveness of the merger is lower than their market prices on the relevant date of the respective meetings of RAS shareholders, the market value of Allianz shares that you receive in the merger will be less than the market value on the date of the relevant shareholders’ meeting and may in any case be less than you paid for your RAS ordinary shares or RAS savings shares, as the case may be. We expect that the merger will become effective in summer 2006, but it may occur at some other time, depending in large part on whether there is shareholder litigation in Germany or Italy that impedes the effectiveness of the merger.

The trading market for RAS ordinary shares and RAS savings shares after the merger plan has been approved by the requisite shareholders’ meetings may be severely impaired or disrupted. As a result, until the merger becomes effective and you receive Allianz shares, the liquidity of the RAS ordinary shares and RAS savings shares may decline and their volatility may increase.

Following approval of the merger plan by the requisite shareholders’ meetings and prior to entry of the merger into the German commercial register for Allianz, the trading volume of RAS ordinary shares and RAS savings shares and the liquidity of the shares could decrease. This could result in substantial fluctuations in the trading price for RAS ordinary shares and RAS savings shares.

RAS ordinary shares and RAS savings shares are currently traded on the Milan Stock Exchange. If, after approval of the merger plan by the requisite shareholders’ meetings, the ordinary trading of RAS ordinary shares and RAS savings shares no longer appears to be ensured, the quotation of RAS ordinary shares and RAS savings shares could be discontinued or the admission of RAS ordinary shares and RAS savings shares to the Milan Stock Exchange could be revoked.

Benefits that we realize from the merger could be materially different from our current expectations.

The merger is aimed at implementing a business plan to create strategic synergies and efficiencies, as well as improving the competitive position of the Allianz Group and each of its companies in an increasingly global market of multinational players in the insurance industry. The full acquisition of RAS will enable Allianz to reorganize its Italian business in the future and to directly reallocate the holding of operations to Allianz. However, our estimates of the benefits that we may realize as a result of the merger involve subjective judgments that are subject to uncertainties. A variety of factors that are partially or entirely beyond our control could cause actual results to be materially different from what we currently expect, and any synergies that we realize from the merger therefore could as a result be materially different from our current expectations.

Allianz may, or RAS may be required to, make potentially significant cash payments to RAS shareholders who exercise cash exit rights in connection with the merger.

Under Italian law, RAS shareholders that properly exercise their cash exit rights will be entitled to receive a cash payment for their RAS ordinary shares and RAS savings shares, which is determined by averaging the closing prices for a RAS ordinary share and RAS savings share, respectively, on the Milan Stock Exchange over the six months prior to the publication of the notice convening the respective special meeting of RAS shareholders held to vote on the merger. In the event of the exercise of cash exit rights, Allianz, as a shareholder of RAS, is entitled to acquire RAS shares pro rata to its current ownership of such shares, for which cash exit rights have been exercised and to further request to acquire the shares remaining unpurchased after the offer. Allianz intends to make use of this right to purchase RAS shares to the extent possible. Alternatively, under Italian law, RAS would be required to purchase any RAS shares, for which cash exit rights have been exercised and which have not been acquired by Allianz or any other person, by using available legal reserves or through a voluntary decrease of its nominal share capital. The amount of these cash payments could be significant depending on if and to what extent RAS shareholders exercise their cash exit rights. The payment of any amount to RAS shareholders who exercise cash exit rights would reduce the available cash reserves of the combined company to the extent we, or RAS is required to, purchase RAS shares pursuant to the exercise of these cash exit rights. For further information on cash exit rights under Italian law, see “The RAS Shareholders’ Meetings—Appraisal Rights and Cash Exit Rights.”

The merger exchange ratio was determined using valuation methodologies routinely used in German and Italian mergers and in accordance with German and Italian judicial and market practices. You should not assume that the methodologies employed produce values that everyone would agree are intrinsically correct or representative of fair value. You should also not assume that the merger valuations are indicative of future market prices or valuations.

The merger exchange ratio will be determined by Allianz and RAS employing valuation methodologies employed in German and Italian merger transactions in accordance with German and Italian judicial and market practices. A German and an Italian court-appointed merger valuation auditor will review the ratio and pronounce as to whether it is “appropriate” (angemessen or congruo). Other valuation methodologies than those employed might, however, produce different results, particularly if underlying assumptions are modified.

You should make your own assessment concerning the RAS shares and the merger exchange ratio, calling on your advisors as you deem appropriate. You should not assume that everyone would agree that the relative valuations applied are intrinsically correct or representative of fair value. You should also not assume that they are indicative of future market prices or valuations.

If Allianz and/or RAS shareholders contest the approval of the merger plan, we could be prevented from registering the merger in the commercial register for Allianz in Germany, which would delay the effectiveness of the merger.

Under German law, Allianz shares will not be issued to RAS shareholders until the merger is registered in the commercial register for us in Germany, which may only take place after registration of the implementation of the capital increase for purposes of the merger in the commercial register for us in Germany. Allianz shareholders could contest the merger by filing an action to set aside the resolution by the Allianz extraordinary meeting of shareholders approving the merger plan within one month from the date of the shareholders’ meeting. The merger will not be registered in the commercial register in Germany if a shareholder contest is pending unless the competent court determines, upon application by Allianz, that the pending contestation suit can be disregarded in respect of, and does not bar, the registration of the merger; during that time the RAS shares would remain outstanding. An action could be brought on the basis of alleged procedural irregularities, an unfair merger exchange ratio or material defects in relation to the merger plan or the merger resolution itself, including violation of information rights. If an Allianz shareholder files any of these types of actions, it would have the effect of delaying the effectiveness of the merger, which could adversely affect our strategic plan to fully integrate RAS into Allianz and the expected benefits from doing so.

In addition, there are very limited circumstances under Italian law where a contestation suit brought by RAS shareholders could prevent us from registering the merger in the commercial register for Allianz in Germany. Holders of RAS ordinary shares and/or RAS savings shares, who are absent from their respective shareholders’ meeting or who abstain from or dissent in the vote relating to the merger and who hold at least one-thousandth of RAS’s ordinary share capital or savings share capital, respectively, could contest the merger by filing an action within 90 days after the registration of the merger resolution in the Companies’ Register for RAS in Milan, Italy and requesting a suspension of the effectiveness of the merger resolution approved by RAS shareholders. If these RAS shareholders contest the respective merger resolution asserting that they would suffer irreparable harm if the merger is implemented and succeed in proving the existence of a prima facie case, a competent court could issue an injunction suspending the implementation of the merger resolution. If such an injunction is imposed, the implementation of the merger resolution could be delayed or hindered under Italian law. For as long as the merger resolution remains suspended under Italian law, we would be prevented from registering the merger in the commercial register for Allianz in Germany, which would have the effect of delaying the effectiveness of the merger, which could adversely affect our strategic plan to fully integrate RAS into Allianz and the expected benefits from doing so.

For further information on contestation suits under German and Italian law, see “The RAS Shareholders’ Meetings—Contestation Suits.”

If Allianz and/or RAS shareholders contest the approval of the merger plan on the basis of an alleged unfair merger exchange ratio and the merger becomes effective despite such lawsuit(s) pending, we could be held liable for monetary damages.

Holders of Allianz shares and RAS shares could file contestation suits in Germany and Italy, respectively, against the resolutions approving the merger by asserting that the merger exchange ratio is unfair. Allianz shareholders could file such an action within one month from the date of the Allianz extraordinary meeting of shareholders approving the merger plan. Holders of RAS ordinary shares and/or RAS savings shares, who are absent from their respective shareholders’ meeting or who abstain from or dissent in the vote on the merger plan and who hold at least one-thousandth of RAS’s ordinary share capital or savings share capital, respectively, could challenge the merger resolution by alleging an unfair exchange ratio within 90 days after the registration of the merger resolution in the Companies’ Register for RAS in Milan, Italy. If the merger has become effective despite such lawsuit(s) pending, we could be held liable for monetary damages in the event that a competent court ultimately finds that the relevant contestation suit is legally founded. For further information on contestation suits under German and Italian law, see “The RAS Shareholders’ Meetings—Contestation Suits.”

FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. The discussion under the heading “The Merger—Reasons for the Merger” in this Prospectus, in particular, contains numerous forward-looking statements. In the Allianz Annual Report on Form 20-F that is incorporated by reference into this Prospectus, the “Information on the Company” discussion in Item 4, “Operating and Financial Review and Prospects—Management Overview” discussion in Item 5 and “Quantitative and Qualitative Disclosures About Market Risk” discussion in Item 11, as well as Exhibit 99.1 hereto, in particular contain numerous forward-looking statements, although such statements also appear elsewhere in that Annual Report. These statements relate to, among other things, our future financial performance, plans and expectations regarding developments in our business, growth and profitability, and general industry and business conditions applicable to the Allianz. These forward-looking statements can generally be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections about future events. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from or worse than those expressed or implied by these forward-looking statements. These factors include, without limitation:

•	general economic conditions, including in particular economic conditions in our core business areas and core markets;

•	function and performance of global financial markets;

•	frequency and severity of insured loss events, including natural catastrophies, terror attacks, and environmental and asbestos claims;

•	mortality and morbidity levels and trends;

•	persistency levels;

•	interest rate levels;

•	currency exchange rate developments, including the Euro/U.S. dollar exchange rate;

•	levels of additional loan loss provisions;

•	further impairments of investments;

•	general competitive factors, in each case on a local, regional, national and global level;

•	changes in laws and regulations, or the interpretation thereof, including in the United States and in the European Union;

•	changes in the policies of central banks and/or foreign governments;

•	the impact of acquisitions, including related integration and restructuring issues; and

•	terror attacks, events of war, and their respective consequences.

ALLIANZ AG

Allianz is a stock corporation organized in the Federal Republic of Germany under the German Stock Corporation Act. It was incorporated as Allianz Versicherungs-Aktiengesellschaft in Berlin, Germany on February 5, 1890. Allianz is registered in the Commercial Register in Munich, Germany under the entry number HR B 7158. Allianz is the ultimate parent company of the Allianz Group.

The Allianz Group is among the world’s largest financial services providers, offering insurance, banking and asset management products and services through property-casualty, life/health, banking and asset management business segments. We are one of the largest insurance groups in the world based on gross premiums written and statutory premiums for our property-casualty and life/health operations, respectively, in 2004. Based on these measures in 2004, we are the largest German property-casualty and life/health insurance company. We are also among the largest insurance companies in other countries, including France, Italy, the United Kingdom, Switzerland and Spain. We are the second-largest German financial institution, based on market capitalization at December 31, 2004. As of December 1, 2005, we had financial strength ratings of A+ from A.M. Best and AA– from Standard & Poor’s, both with a stable outlook and an Aa3 senior unsecured debt rating with a stable outlook from Moody’s.

For further information about the Allianz Group, please refer to Allianz’s reports filed with the SEC that are incorporated by reference into this Prospectus as described under “Additional Information.”

Our principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany, and our telephone number is +49 89 3800 0. We maintain a Web site on the Internet at www.allianz.com, but the information found on that Web site or other Web sites is not part of this Prospectus.

Recent Developments

In addition to the developments described in the documents incorporated by reference into this Prospectus, the following developments have occurred:

Corporate Governance Changes in Connection with Merger

On September 11, 2005, in connection with Allianz’s announcement of its planned conversion into an SE and the merger of RAS into Allianz, it also announced the effect this conversion will have on the corporate governance on Allianz and changes to the company’s Management Board. In particular, the current two-tier system consisting of a Management Board and a supervisory board will be maintained under the new European Company structure. The Management Board and Supervisory Board have agreed that the employee co-determination on a parity basis will continue. The Supervisory Board of Allianz acknowledged the proposal of the Management Board to reduce the number of the Supervisory Board members to twelve from the current twenty and will forward it to the respective bodies for discussion purposes in order to prepare a basis for a resolution of the shareholders’ meeting of Allianz. In the future, employees from various European countries, instead of from Germany only as currently, will be represented on the Supervisory Board, subject to negotiations of employee involvement in Allianz SE.

In addition, the Supervisory Board has appointed the following individuals as new members of the Management Board with effect from January 1, 2006:

Enrico Cucchiani, currently Chief Executive Officer of Lloyd Adriatico, will in future be responsible on the Management Board of Allianz for the insurance markets Italy, Spain, Switzerland, Austria, Portugal, Turkey and Greece, as well as for the company’s Sustainability Program across all property-casualty businesses.

Jean-Philippe Thierry, currently Chief Executive Officer of AGF, will in future be responsible on the Management Board of Allianz for the insurance markets France, Benelux, the Middle East, South-America, Africa as well as for Credit Insurance, Assistance and the Sustainability Program in the Life business.

In addition, Clement Booth, currently Chief Executive Officer of AON Re International, will join the Management Board of Allianz. He will be responsible on the board for the insurance markets of the United Kingdom, Ireland and Australia, as well as reinsurance business, Allianz Global Risks, Allianz Marine & Aviation and Allianz Risk Transfer.

Under the chairmanship of Chief Executive Officer Michael Diekmann, the Management Board of Allianz will also include: Paul Achleitner, head of Group Finance; Jan Carendi, NAFTA and Customer Focus; Joachim Faber, Asset Management; Helmut Perlet, Chief Financial Officer; Gerhard Rupprecht, IT and in future the insurance businesses in Germany; Herbert Walter, Banking; and Werner Zedelius, Growth Markets (CEEMA, Russia and Asia).

As a result, Allianz’s Management Board will comprise six different nationalities.

The following current members of Allianz’s Management Board will resign upon their own initiative from the Management Board with effect from December 31, 2005: Detlev Bremkamp, currently board member for Europe II and for international reinsurance and industrial insurance business, and Reiner Hagemann, currently responsible for Europe I and Credit Insurance.

In the future, the Group will operate its insurance activities in Germany — the Property-Casualty and the Life/Health business — under one newly-created holding company. Gerhard Rupprecht, currently Chief Executive Officer of Allianz Leben, will be Chief Executive Officer of the German insurance operations. His successor as Chief Executive Officer of Allianz Lebensversicherungs AG will be Maximilian Zimmerer, currently Chief Financial Officer of Allianz Lebensversicherungs AG from January 1, 2006. Thomas Pleines, currently Chief Executive Officer of Allianz Suisse, will be Chief Executive Officer of Allianz Versicherungs AG from January 1, 2006.

Completion of the Tender Offer by Allianz for RAS Shares

On November 29, 2005, Allianz announced the final results of its voluntary tender offer for the RAS ordinary shares and RAS savings shares, which Allianz initially announced on September 11, 2005 (see “Relationship Between Allianz and RAS—Tender Offer and Additional Share Purchases”). Following completion of the offer upon payment of the consideration on November 30, 2005 and taking into account additional purchases of 625,921 RAS savings shares outside of the tender offer, Allianz held 512,158,245 RAS ordinary shares, representing approximately 76.3% of RAS ordinary share capital, and 954,788 RAS savings shares, representing approximately 71.3% of RAS savings share capital. The total consideration for the RAS shares tendered in the offer is equal to approximately €2,673 million, of which approximately €2,655 million for the tendered RAS ordinary shares and approximately €18 million for the tendered RAS savings shares. In addition, the total consideration paid for the RAS savings shares purchased outside the tender offer amounted to approximately €34.4 million. The total cost to the Allianz Group of the tender offer and the additional purchases of RAS savings shares outside the tender offer, including transaction-related costs, amounted to approximately €2,734 million.

On December 15 and 16, 2005, respectively, the administrative bodies of Allianz and RAS will proceed with the approval of the merger plan for the merger of RAS into Allianz. The expected exchange ratio will be in the range of between 0.153 and 0.161 Allianz ordinary shares for each RAS share.

Agreement to Sell Allianz’s Interest in Eurohypo AG

On November 16, 2005, Allianz’s subsidiary, Dresdner Bank, and Deutsche Bank AG entered into an agreement in principle to sell their approximately 28.5% and approximately 37.7% interests, respectively, in the German mortgage bank, Eurohypo AG (“Eurohypo”), to Commerzbank AG, which already owns approximately 31.8% of Eurohypo. The agreement is subject to the approval by the German and various European antitrust authorities and the German financial services regulatory authority (Bundesanstalt für Finanzdienstleistungsaufsicht).

Update of the KirchMedia Proceeding

In connection with the formal demand by the insolvency administrator of KirchMedia GmbH & Co. KGaA (“KirchMedia”) on Dresdner Bank AG to compensate the insolvency assets (Insolvenzmasse) of KirchMedia for the loss of a 25% shareholding in the Spanish television group Telecinco (as described further in Item 8: “Financial Information—Legal Proceedings” in our 2004 Annual Report on Form 20-F incorporated by reference into this Prospectus), the insolvency administrator filed an action for a part of the claim in June 2005. Allianz believes that there is no valid basis for the insolvency administrator’s demand.

In re Insurance Brokerage Antitrust Litigation

Three members of the Fireman’s Fund group of companies in the U.S., subsidiaries of Allianz, are amongst the roughly 135 defendants named in a class action filed on August 1, 2005 in the United States District Court District of New Jersey, captioned In re Insurance Brokerage Antitrust Litigation, in connection with allegations relating to contingent commissions in the insurance industry.

Reorganization of Dresdner Bank Divisions

In November 2005, Dresdner Bank announced, among others, that it will combine the Corporate Banking and Dresdner Kleinwort Wasserstein divisions within a single division. The newly formed Corporate & Investment Banking division will be headed by Stefan Jentzsch.

Supplemental Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Allianz Group

You should read the following supplemental management’s discussion and analysis in conjunction with the “Operating and Financial Review and Prospects” discussion in Item 5 of our Annual Report on Form 20-F for the year ended December 31, 2004, which is incorporated by reference into this Prospectus, and our consolidated financial statements including the notes thereto, which are included in this Prospectus.

Our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2004 were prepared in conformity with IFRS effective as of December 31, 2004 as adopted under EU regulations in accordance with clause 292a of the German Commercial Code (“HGB”), which we refer to herein as “pre-2005 IFRS.” Effective January 1, 2005, a number of new and revised IFRS were introduced, some of which required retrospective application to all years presented within a company’s financial statements. As a result and pursuant to specific requirements and guidance of the SEC in connection with the filing of certain registration statements, we are revising the financial statements previously issued in connection with our Annual Report on Form 20-F for the year ended December 31, 2004 to retrospectively apply the new and revised IFRS, and these revised financial statements, including the notes thereto, are included in this Prospectus. Retrospective application has the effect of applying the new and revised IFRS to prior periods as if those accounting principles had always been used. Our Annual Report on Form 20-F for the year ended December 31, 2005 will also be prepared in accordance with the new and revised IFRS effective January 1, 2005 as adopted under EU regulations in accordance with clause 315a of the HGB, which we refer to herein as “2005 IFRS.”

This section supplements the “Operating and Financial Review and Prospects” discussion in Item 5 of our Annual Report on Form 20-F for the year ended December 31, 2004 by discussing the effects that the application of 2005 IFRS had on our financial condition for the years ended December 31, 2004 and 2003 and results of operations during the years ended December 31, 2004, 2003 and 2002, compared to such condition and results under pre-2005 IFRS.

Allianz Group’s Consolidated Results of Operations

The following table sets forth the impact of 2005 IFRS on the Allianz Group consolidated total revenues and net income for the years ended December 31, 2004, 2003 and 2002, as well as on the performance measure we refer to as “operating profit” for the years ended December 31, 2004 and 2003. For a discussion of operating profit, please refer to the sections “—Introduction”, “—Property-Casualty Insurance Operations”, “—Life/Health Insurance Operations”, “—Banking Operations” and “—Asset Management Operations” in the “Operating and Financial Review and Prospects” discussion in Item 5 of our Annual Report on Form 20-F for the year ended December 31, 2004, which is incorporated by reference into this Prospectus.

	Total Group
	€ (mn)	€ (mn)	€ (mn)
	2004	2003	2002
Total Revenues (1)	96,892	93,779	92,747

IAS 39 revised	(17)	(39)	(59)

Total Impact of 2005 IFRS	(17)	(39)	(59)

Total Revenues under 2005 IFRS	96,875	93,740	92,688

Operating Profit	6,856	4,066	n/a (2)

IAS 39 revised	(17)	(84)	n/a (2)

Total Impact of 2005 IFRS	(17)	(84)	n/a (2)

Operating Profit under 2005 IFRS	6,839	3,982	n/a (2)

Net Income (Loss)	2,199	1,890	(1,496)

IAS 39 revised	209	915	(1,709)
IFRS 4	(19)	6	—
IFRS 2	(123)	(120)	(38)

Total Impact of 2005 IFRS	67	801	(1,747)

Net Income (Loss) under 2005 IFRS	2,266	2,691	(3,243)

(1)	Total revenues comprise property-casualty segment’s gross premiums written, life/health segment’s statutory premiums, as well as banking and asset management segments’ operating revenues.
(2)	Not previously presented in our Annual Report on Form 20-F for the year ended December 31, 2004 as we discuss and analyze the results of operations of the Allianz Group for the year ended December 31, 2003 as compared to December 31, 2002 using, as in prior years, net income as the relevant performance measure.

As shown above, the application of 2005 IFRS primarily impacted Allianz Group’s net income (loss) for the years ended December 31, 2004, 2003 and 2002, while it had a marginal effect on the Allianz Group’s total revenues and operating profit over the relevant periods. This result is due primarily to the application of two standards under 2005 IFRS, specifically IAS 39 revised, Financial Instruments: Recognition and Measurement (“IAS 39 revised”) and, to a lesser extent, IFRS 2, Share Based Payments (“IFRS 2”), each as discussed below.

IAS 39 revised

IAS 39 revised has required several changes to the Allianz Group’s accounting policies. One of the most significant of these changes relate to the recognition of impairments of available-for-sale equity securities.

In accordance with IAS 39 revised, if there is objective evidence that the cost may not be recovered, an available-for sale equity security is considered to be impaired. The Allianz Group established, in addition to the existing qualitative impairment criteria, new quantitative impairment criteria for equity securities to define a significant or prolonged decline, as compared to the previous criteria of a significant and prolonged decline. An equity available-for-sale security is now considered impaired, if the fair value is below the weighted-average cost by more than 20% or if the fair value is below the weighted-average cost for greater than nine months.

In addition, IAS 39 revised does not allow a new cost basis to be established upon impairment of an available-for-sale equity security. Therefore, if an available-for-sale equity security is impaired based upon the Allianz Group’s qualitative or quantitative criteria, any further declines in fair values at subsequent reporting dates are recognized as impairments. Previously, IFRS allowed a new cost basis to be established upon the recognition of an impairment of an available-for-sale equity security, from which the impairment criteria were applied anew.

The changes through this new impairment policy led to the following effects on our consolidated financial statements included herein:

•	Income Statements: accelerated impairments led to higher charges in 2002 and resulted in lower impairments recorded in 2003 and 2004; and

•	Balance Sheets: unrealized gains (net of unrealized losses) were increased in 2003 and 2004, while revenue reserves were reduced by the same amounts, respectively.

IFRS 2

In accordance with IFRS 2, share based compensation plans of the Allianz Group are required to be classified as equity settled or cash settled. As a result of the adoption of IFRS 2, the PIMCO LLC Class B Unit Purchase Plan is considered a cash settled plan as the equity instruments issued are puttable at the holder’s option. Consequently, the plan has to be recorded as a liability and measured at fair value with changes in the fair value recognized in net income. Previously, IFRS had required the classification of the plan as equity settled, measured at fair value at grant date, with expenses recognized in shareholders’ equity.

The adoption of IFRS 2 led to additional charges in each of the years 2002, 2003 and 2004, shown as additional acquisition cost and administrative expenses in our Asset Management segment.

For more detailed information regarding the quantitative impact of IAS 39 revised, IFRS 2 and other new and revised standards under 2005 IFRS at the Allianz Group consolidated level, as well as a description of each 2005 IFRS compared to pre-2005 IFRS, refer to Note 3 of our consolidated financial statements included herein.

Year ended December 31, 2002 under 2005 IFRS Compared to Pre-2005 IFRS

Net income decreased significantly by €1,709 million due to higher impairments triggered by IAS 39 revised, primarily in our Property-Casualty segment and, to a lesser extent, in our Life/Health and Banking segments in each case caused by the weak equity markets in 2002. This increase was offset in part by a reduction in insurance and investment contract benefits due to policyholder participation in increased impairments.

The net effect of IFRS 2 amounted to an additional charge of €38 million recorded in the net income of the Asset Management segment.

Year ended December 31, 2003 under 2005 IFRS Compared to Pre-2005 IFRS

The combined effect of IAS 39 revised on all segments resulted in a significant increase in net income of €915 million, with our Property-Casualty, Life-Health and Banking segments most heavily impacted. This development was a result of an increase in realized gains from available-for-sale equity securities and a decrease in realized losses from available-for-sale equity securities recognized, in each case due to more significant impairments of those securities that had been recognized in 2002 under IAS 39 revised. The increase in realized gains and decrease in realized losses were offset in part by a decrease in reversals of impairments on available-for-sale equity securities, since such reversals are no longer permitted under IAS 39 revised, and an increase in insurance and investment contract benefits due to policyholder participation in the increased gains.

The net effects of IFRS 2 amounted to a charge of €120 million recorded within our Asset Management segment.

Year ended December 31, 2004 under 2005 IFRS Compared to Pre-2005 IFRS

The combined effect of IAS 39 revised on all segments resulted in an increase in net income by €209 million, primarily in our Property-Casualty, Life-Health and Banking segments. This development was a result of an increase in realized gains from available-for-sale equity securities. The increase in realized gains was offset in part by a decrease in reversals of impairments on available-for-sale equity securities, since such reversals are no longer permitted under IAS 39 revised, and an increase in insurance and investment contract benefits due to policyholder participation in the increased gains.

The net effects of IFRS 2 amounted to a charge of €123 million on net income, recorded within our Asset Management segment.

Consolidated Assets, Liabilities and Shareholders’ Equity

The following table sets forth the impact of 2005 IFRS on the Allianz Group’s consolidated Assets, Liabilities and Shareholders’ Equity as of the years ended December 31, 2004 and 2003.

	2004	2003
	€ (mn)	€ (mn)
Total Assets	994,698	935,912

IAS 39 revised	(3,984)	(2,386)
IFRS 2	(396)	(313)
IFRS 4(1)	—	—

Total Impact of 2005 IFRS	(4,380)	(2,699)

Total Assets under 2005 IFRS	990,318	933,213

Total Liabilities	963,870	907,320

IAS 39 revised	(3,408)	(1,927)
IFRS 2	(147)	(164)
IFRS 4(1)	8	(9)
IAS 1 revised	(7,696)	(7,266)

Total Impact of 2005 IFRS	(11,243)	(9,366)

Total Liabilities under 2005 IFRS	952,627	897,954

Shareholders’ Equity	30,828	28,592

IAS 39 revised	(576)	(459)
IFRS 2	(249)	(149)
IFRS 4(1)	(8)	9
IAS 1 revised	7,696	7,266

Total Impact of 2005 IFRS	6,863	6,667

Shareholders’ Equity under 2005 IFRS	37,691	35,259

(1)	For further discussion of the changes as a result of IFRS 4, see Note 3 to our consolidated financial statements included herein.

Year ended December 31, 2003 under 2005 IFRS Compared to Pre-2005 IFRS

Total assets decreased by €2.7 billion, or 0.29%, from €935.9 billion to €933.2 billion, primarily due to the application of IAS 39 revised, pursuant to which the Allianz Group reclassified certain available-for-sale debt securities to loans and advances to banks and loans and advances to customers, as discussed further in Note 3 of our consolidated financial statements included herein. Total liabilities decreased by €9.4 billion, or 1.0%, due primarily to the removal of minority interests amounting to €7,266 million from the measurement of total liabilities to shareholders’ equity in accordance with IAS 1 revised, with the remaining decline largely attributable to IAS 39 revised as discussed further in Note 3 of our consolidated financial statements included herein. Shareholders’ equity increased by €6.7 billion, or 23.3%, from €28.6 billion to €35.3 billion, reflecting primarily the inclusion of minority interests in shareholders’ equity in accordance with IAS 1 revised.

Year ended December 31, 2004 under 2005 IFRS Compared to Pre-2005 IFRS

Total assets decreased by €4.4 billion, or 0.44 % from €994.7 billion to €990.3 billion. Similar to the effect of IAS 39 revised on total assets at December 31, 2003, as discussed above, this primarily reflected the reclassification of certain available-for-sale debt securities to loans and advances to banks and loans and advances to customers. Total liabilities decreased by €11.2 billion, or 1.2%, due primarily to the removal of minority interests of €7,696 million from the measurement of total liabilities to shareholders’ equity in accordance with IAS 1 revised. Shareholders’ equity increased by €6.9 billion, or 22.3%, from €30.8 billion to €37.7 billion, reflecting primarily the inclusion of minority interests in shareholders’ equity in accordance with IAS 1 revised, offset in part by a decline largely attributable to IAS 39 revised as discussed further in Note 3 of our consolidated financial statements included herein.

RIUNIONE ADRIATICA DI SICURTÀ S.p.A

Overview

RAS is a stock corporation (società per azioni) organized in Italy. It was incorporated as Riunione Adriatica di Sicurtà in Trieste, Italy in 1838. It is registered in the Companies’ Register in Milan, Italy under the entry number 00218610327. RAS’s registered office is located at Corso Italia 23, 20122 Milan, Italy, telephone (39) 02.7216.1. Allianz, one of the world’s leading financial services providers, holds 76.3% of RAS ordinary shares and 71.3% of RAS savings shares as of December 1, 2005. RAS ordinary shares and RAS savings shares are listed on the Milan Stock Exchange. As of December 1, 2005, RAS had financial strength ratings of A+ from A.M. Best and AA– from Standard & Poor’s, both with a stable outlook and an Aa3 senior unsecured debt rating with a stable outlook from Moody’s.

The RAS Group is a leading group in the insurance and financial markets in Italy, based on gross premiums written in the property-casualty sector and based on statutory premiums in the life/health sector, with approximately five million private and business clients in Italy. From its headquarters in Milan, Italy, RAS offers a variety of insurance and pension products as well as asset management and banking services. At the end of 2004, RAS’s sales network consisted of 1,891 insurance agents; 2,938 financial advisors and private bankers, and, through bancassurance agreements with the UniCredit Group, approximately 2,753 bank branches. Genialloyd, a RAS Group company, was Italy’s leading online insurance provider based on gross premiums written in 2004.

RAS has also expanded its operations into other European countries and now has insurance operations in Austria, Switzerland and Portugal, which are locally managed by RAS subsidiaries. Gross premiums written by RAS’s non-Italian business represented approximately 40.1% and 17.5% of RAS’s total gross premiums written and statutory premiums for its property-casualty and life/health operations, respectively, in 2004. RAS also has a 50% interest in the travel insurance company, Mondial Assistance Group, which is managed and operates on a global basis and a 50% ownership interest in AGF RAS Holding BV, the holding company for property-casualty and life/health operations in Spain.

At December 31, 2004, RAS employed more than 11,735 persons in its insurance, banking and asset management businesses, of whom more than 5,962 were based outside Italy.

Insurance Operations—Italy

Property-Casualty. RAS is the fourth-largest property-casualty insurer in the Italian market as measured by gross premiums written in 2004. The RAS Group operates in all personal and commercial property-casualty lines throughout Italy. RAS distributes Allianz property-casualty products and services primarily through an extensive network of general agents, brokers and through Internet and telephone-based direct sales channels.

RAS’s property-casualty operations in Italy recorded gross premiums written of €3,934 million in 2004, €3,784 million in 2003 and €3,645 million in 2002.

Life/Health. RAS is the second-largest life insurer in the Italian market based on statutory premiums in 2004. RAS’s individual life policies are primarily endowment policies but also include annuities and other policies, including capitalization and other products. Consistent with trends in the Italian market, generally, RAS’s products include an increasing amount of unit-linked policies, where policyholders participate directly in the performance of policy-related investments. Sales of unit-linked products sold through banks represented 64.9% of RAS’s total statutory life premiums in Italy, reflecting the importance of this distribution channel. The unit-linked policies include products linked to funds managed by RAS, as well as by third-party investment managers.

RAS’s life/health insurance operations in Italy recorded statutory premiums of €6,945 million in 2004, €7,657 million in 2003 and €6,506 million in 2002.

Insurance Operations—Rest of Europe

The RAS Group is active in Austria through Allianz Elementar Versicherungs AG, Vienna (property-casualty) and Allianz Elementar Lebensversicherungs AG, Vienna (life/health), in which, RAS holds a 50.10% and 49.6% ownership interest, respectively. In 2004, these Austrian companies recorded gross premiums written of €925 million from RAS’s property-casualty operations and statutory premiums of €335 million from RAS’s life/health operations.

The RAS Group operates in Portugal through Companhia de Seguros Allianz Portugal SA, Lisbon (property-casualty and life/health), in which RAS holds a 64.85% ownership interest. In 2004, RAS’s gross premiums written in Portugal amounted to €315 million from RAS’s property-casualty operations and statutory premiums totaled €85 million from RAS’s life/health operations.

The RAS Group operates in Switzerland primarily through Allianz Suisse Versicherungsgesellschaft, Zurich (property-casualty) and Allianz Suisse Lebensversicherungsgesellschaft, Zurich (life/health), in which, in each case, RAS holds a 69.8% ownership interest. The RAS Group also operates through Alba Allgemeine Versicherung, Basilea (property-casualty), CAP Compagnie d’Assurance de Protection Juridique, Zug (legal expense insurance), Phénix Compagnie d’Assurances sur la Vie Lausanne (life/health), and Phénix Compagnie d’Assurances, Lausanne (property-casualty). In 2004, these Swiss companies recorded gross premiums written of €1,238 million from their property-casualty operations and statutory premiums of €1,054 million from their life/health operations.

RAS’s property-casualty operations outside of Italy recorded gross premiums written of €2,478 million in 2004, €2,458 million in 2003 and €2,325 million in 2002. RAS’s life/health insurance operations outside of Italy recorded statutory premiums of €1,474 million in 2004, €1,603 million in 2003 and €1,538 million in 2002.

Personal Finance Services

The RAS Group’s personal finance services segment comprises various banking and asset management operations.

Banking Operations. The RAS Group’s banking operations are primarily conducted through RasBank and Investitori Sgr.

RasBank is the multichannel bank of the RAS Group. Established in 1990, RasBank underwent a rapid expansion in 2002 through the acquisition of the Dival Ras, Ras Investimenti Sim, Commerzbank Asset Management Italia, BPVi Suisse and Bnl Investimenti’s network of financial promoters. RasBank offers its approximately 500,000 clients a wide range of banking and financial services through call centres, the Internet and though a network of more than 3,000 financial promoters across the nation.

Investitori Sgr is the RAS Group company created to cater for private banking needs. Established in 2001, Investitori Sgr operates through a network of private bankers, offering its clients an extensive choice of personalized portfolios of stocks and other securities together with an exclusive range of investment funds.

Asset Management. The RAS Group’s asset management operations are conducted primarily by RAS Asset Management Sgr. RAS Asset Management Sgr operates in the sectors of public funds, funds of funds, personal and institutional property management and private equity funds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS OF RAS

The following discussion should be read in conjunction with the consolidated financial statements of RAS including the notes thereto, which are included in this Prospectus. The consolidated financial statements of RAS are prepared in accordance with 2005 IFRS, which differ in certain respects from U.S. GAAP. For a description of the significant differences between IFRS and U.S. GAAP and a reconciliation of net income and shareholders’ equity under IFRS to U.S. GAAP, see Note 38 to the Consolidated Financial Statements of RAS included in this Prospectus. Unless otherwise indicated, the data regarding market share is based on market statistics released by Associazione Nazionale fra le Impresse Assicurazioni (ANIA), the Italian association of insurance companies. In addition, unless otherwise indicated, property-casualty and life/health insurance market share data are based on gross premiums written and statutory premiums, respectively.

Critical Accounting Policies and Estimates

The accounting policies and estimates that are critical to RAS’s business operations and the understanding of its results of operations are described below. These critical accounting policies and estimates are those which involve the most complex or subjective decisions or assessments, and relate to property-casualty and life/health insurance reserves, the determination of the fair value of financial assets and liabilities (including impairment charges), goodwill, deferred policy acquisition costs, deferred taxes, and pension and similar reserves. In each case, the determination of these items is fundamental to RAS’s financial position and results of operations, and requires management to make complex judgments based on information and financial data that may change in future periods. As a result, determinations regarding these items necessarily involve the use of assumptions and subjective judgments as to future events and are subject to change, and the use of different assumptions or data could produce materially different results.

Property-Casualty Insurance Reserves

Reserves for loss and loss adjustment expenses are established for the payment of losses and loss adjustment expenses (LAE) on claims which have occurred but are not yet settled. Reserves for loss and loss adjustment expenses fall into two categories: case reserves for reported claims and reserves for incurred but not reported (IBNR) claims.

Case reserves for reported claims are based on estimates of future payments that will be made in respect of claims, including LAE relating to such claims. Such estimates are made on a case-by-case basis, based on the facts and circumstances available at the time the reserves are established. The estimates reflect the informed judgment of claims personnel based on general insurance reserving practices and knowledge of the nature and value of a specific type of claim. These case reserves are regularly re-evaluated in the ordinary course of the settlement process and adjustments are made as new information becomes available.

IBNR reserves are established to recognize the estimated cost of losses from claims that have occurred at the date of the consolidated balance sheet but where RAS has not yet been notified. IBNR reserves, similar to case reserves for reported claims, are established to recognize the estimated costs, including expenses, necessary to bring claims to final settlement (or ultimate loss). Since nothing is known about the occurrence, past experience, adjusted for current trends and any other relevant factors, is relied upon. IBNR reserves are estimates based on actuarial and statistical projections of the expected cost of the ultimate settlement and administration of claims. The analyses are based on facts and circumstances known at the time, predictions of future events, estimates of future inflation and other societal and economic factors. Late reported claim trends, claim severity, exposure growth and future inflation are examples of factors used in projecting the IBNR reserves. IBNR reserves are reviewed and revised periodically as additional information becomes available and actual claims are reported.

The process of estimating loss and LAE reserves is by nature imprecise, due to the large number of variables affecting the ultimate loss. Some of these variables are internally driven, such as changes in claims handling procedures, introduction of new IT systems, or company acquisitions and divestitures.

Other variables affecting the estimation process are externally driven, such as inflation, judicial trends, and legislative changes. The uncertainty in the reserve estimation is reduced to the extent possible through the use of multiple actuarial and reserving techniques and analysis of the assumptions underlying each technique.

Life/Health Insurance Reserves

The aggregate policy reserves for long-duration insurance contracts, such as traditional life insurance and health insurance products, are computed in accordance with SFAS 60 using the net level premium method, which represents the present value of estimated future policy benefits to be paid less the present value of estimated future net premiums to be collected from policyholders. This method uses best estimate assumptions for mortality, morbidity, expected investment yields, surrenders and expenses at the policy inception date, which remain locked-in thereafter. The aggregate policy reserves are adjusted for a provision of adverse deviation, which is used to provide a margin for fluctuation and uncertainty inherent in the assumption setting process.

The aggregate policy reserves for traditional participating life insurance products are computed in accordance with SFAS 120 using the net level premium method. This method uses best estimate assumptions for mortality, morbidity and interest rates that are guaranteed in the contract or are used in determining the dividends.

The aggregate policy reserves for universal-life type and investment contracts in accordance with SFAS 97 are equal to the account balances of such policies, which represents premiums received and investment return credited to these policies less deductions for mortality costs and expense charges allocated to these policies.

Current and historical client data, as well as industry data, are used to determine these assumptions. Assumptions for interest reflect expected earnings on assets, which back the future policyholder benefits. The information used in setting such assumptions includes, but is not limited to, pricing assumptions, available experience studies, and profitability analysis.

Fair Values of Financial Assets and Liabilities

A significant portion of RAS’s assets and liabilities is recorded at fair value, including trading assets and liabilities, and securities available-for-sale. Fair value determinations for financial assets and liabilities are based generally on listed market prices or broker or dealer price quotations. If prices are not readily determinable, fair value is based on either internal valuation models or management’s estimate of amounts that could be realized under current market conditions. Fair values of certain financial instruments, including over-the-counter (OTC) derivative instruments, are determined using pricing models that consider, among other factors, contractual and market prices, correlations, time value, credit, yield curve volatility factors and/or prepayment rates of the underlying positions. The use of different pricing models and assumptions could lead to different estimates of fair value.

Impairments of Available-for-Sale Securities

All investments in RAS’s investment portfolio are subject to regular impairment reviews. Generally, the carrying value of RAS’s investments is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairments are measured as the difference between the amortized cost of a particular investment and the current fair value (for equity instruments) or the recoverable amount (for debt instruments).

Fixed Income Securities

Fixed income securities classified as available-for-sale are carried at fair value. An impairment on a fixed income security is recorded if there is objective evidence that the cost may not be recovered. Objective evidence that the cost may not be recovered includes information regarding:

•	significant financial difficulty of the issuer;

•	an actual breach of contract, such as a default or delinquency in interest or principal payments;

•	granting by the lender to the borrower, for economic or legal reasons relating to the borrower’s financial difficulty, of a concession that the lender would not otherwise consider;

•	a high probability of bankruptcy or other financial reorganization of the issuer;

•	recognition of an impairment loss on that asset in a prior financial reporting period;

•	the disappearance of an active market for that financial asset due to financial difficulties; or

•	a historical pattern of collections of accounts receivable that indicates that the entire face amount of a portfolio of accounts receivable will not be collected.

However, the disappearance of an active market because an issuer’s securities are no longer publicly traded is not evidence of impairment. A downgrade of an issuer’s credit rating is not, of itself, evidence of impairment, though it may be evidence of impairment when considered with other available information.

Additionally, if no positive intention or ability of management to hold a security through the anticipated recovery period exists, an impairment is recorded. All fixed income securities are analyzed where the recoverable amount has been permanently below amortized cost for more than 6 months by more than 20%. In such instances, additional subjective criteria for diminution in value are taken into account, including:

•	significant downgrade (already occurred or imminent) by one or several rating agencies;

•	accumulation of defaults within a certain industry or geographic region;

•	change in recommendations of investment advisors of market analysts.

Generally, fixed income instruments are not considered impaired if the decline in value is caused solely by changes in interest rates or exchange rate movements.

Equity Securities

Equity securities classified as securities available-for-sale are carried at fair value. An impairment on an equity security is recorded if there is objective evidence that the cost may not be recovered. An impairment is required to be recorded on RAS’s equity securities if it is determined that one or more of the following qualitative criteria applies:

•	significant financial difficulty of the issuer;

•	a high probability of bankruptcy or other financial reorganization of the issuer;

•	the disappearance of an active market for the financial asset due to financial difficulties;

•	discontinuation of the basis for business or of a substantial part of the basis for business for technological, economic or legal reasons; or

•	no existing intention or ability of management to hold the security through the anticipated recovery period.

If one or more of the following indicators applies to an equity security, the equity security is subjected to a further in-depth review:

•	deterioration in recommendations of investment advisors or market analysts;

•	issuer’s industry or region is in a sustained recession, which is also reflected in the respective stock indices;

•	decline in the issuer’s price-to earnings (P/E) ratio;

•	losses recently incurred by the issuer;

•	change in the issuer’s dividend policy; or

•	specific events which impact the business operations of the issuer.

Objective evidence that the cost may not be recovered, in addition to qualitative impairment criteria, includes a significant or prolonged decline in the fair value below cost. The RAS Group established a policy that an available-for-sale equity security is considered impaired if the fair value is below the weighted-average cost by more than 20% or if the fair value is below the weighted-average cost for greater than nine months, to define the significant criteria and the prolonged criteria, respectively. This policy is applied at the subsidiary level.

If an available-for-sale equity security is impaired based upon the RAS Group’s qualitative or quantitative impairment criteria, any further declines in fair values at subsequent reporting dates are recognized as impairments. Therefore, at each reporting period, equity securities that are determined to be impaired based upon the RAS Group’s impairment criteria, an impairment is recognized for the difference between the fair value and the original cost basis, less any previously recognized impairments.

Impairments of Held-to-Maturity Securities

The fair value of individual securities held-to-maturity may fall temporarily below their carrying value, but, provided there is no risk resulting from changes in financial standing, an impairment is not recorded for such securities.

Goodwill

Goodwill is tested for impairment on an annual basis on October 1, or more frequently if there are any indications that goodwill related to a cash generating unit may be impaired. If such indications exist, the recoverable amount of the cash generating unit will be determined. An impairment loss will be recorded if the carrying amount of the cash generating unit, including goodwill, exceeds the recoverable amount determined.

The recoverable amount of a cash generating unit is determined using net selling price, if available, or value in use, whichever is higher. Net selling price of the cash generating unit is determined based on various factors, including quoted market prices, current share values in the market place for similar publicly traded entities, and recent sale transactions of similar entities or businesses in the market place. Value in use is determined using the present value of estimated future cash flows expected to be generated from or used by the cash generating unit. The estimated future cash flows are based on best estimate assumptions, such as revenue and expense projections, growth rate, interest rates and investment yields, and inflation rate.

Indications that goodwill related to a cash generating unit may be impaired include events or changes in circumstances that may have a significant negative impact on the operations of the cash generating unit, or material adverse changes in the assumptions used in determining its recoverable amount.

Deferred Policy Acquisition Costs

Deferred policy acquisition costs generally consist of commissions, underwriting expenses and policy issuance costs, which vary with and are directly related to the acquisition and renewal of insurance contracts. Such acquisition costs are deferred, to the extent they are recoverable, and are amortized over the life of the related contracts.

Deferred policy acquisition costs for short-duration insurance contracts, such as property-casualty insurance contracts, are amortized over the periods in which the related premiums are earned.

Deferred policy acquisition costs for long-duration insurance contracts, such as traditional life insurance and health insurance products, are amortized over the premium paying period of the related policies in proportion to the earned premium using assumptions consistent with those used in computing the aggregate policy reserves. This method uses best estimate assumptions for mortality, morbidity, expected investment yields, surrenders and expenses at the policy inception date, and remain locked-in thereafter.

Deferred policy acquisition costs for traditional participating traditional insurance products are amortized over the expected life of the contracts in proportion to estimated gross margins (or “EGMs”) based upon historical and anticipated future experience, which is determined on a best estimate basis and evaluated regularly. The present value of EGMs is computed using the expected investment yield. EGMs include premiums, investment income including realized gains and losses, insurance benefits, administration costs, changes in the aggregate policy reserves and policyholder dividends. The effect of changes in EGMs, or true-up of deferred policy acquisition costs relating to such policies, are recognized in the period revised.

Deferred policy acquisition costs for universal life-type and investment contracts are amortized over the expected life of the contracts in proportion to estimated gross profits (EGPs) based upon historical and anticipated future experience, which is determined on a best estimate basis and evaluated regularly. The present value of EGPs is computed using the interest that accrues to the policyholders, or the contract rate. EGPs include margins from mortality, administration, investment income including realized gains and losses and surrender charges. The effects of changes in EGPs, or true-up of deferred policy acquisition costs relating to such policies, are recognized in the period revised.

Loss recognition analysis is performed by line of business, in accordance with the manner of acquiring, servicing and measuring the profitability of insurance contracts. Net unearned premiums are tested to determine whether they are sufficient to cover related expected claims, loss adjustment expenses, policyholder dividends, commission, amortization and maintenance expenses. If there is a premium deficiency, the deferred policy acquisition cost is written down by the amount of the deficiency. If after writing down all of the deferred policy acquisition cost asset for a line of business, a premium deficiency still exists, a premium deficiency reserve is recorded to provide for the deficiency in excess of the deferred policy acquisition cost asset written down.

Deferred Taxes

Deferred taxes are recognized on temporary differences between the tax bases and the carrying amounts of assets and liabilities in RAS’s IFRS consolidated balance sheet and tax losses carried forward as of the balance sheet date. Deferred taxes are calculated based on the current income tax rates enacted in the respective country. Changes in tax rates that have already been substantially adopted prior to or as of the date of the consolidated balance sheet are taken into consideration.

Deferred tax assets are recognized if sufficient future taxable income, including income from the reversal of existing taxable temporary differences and available tax planning strategies, are available for realization. The realization of deferred tax assets on temporary differences depends on the generation of sufficient taxable profits in the period in which the underlying asset or liability is recovered or settled. The realization of deferred tax assets on tax losses carried forward requires that sufficient taxable profits are available prior to the expiration of such tax losses carried forward. As of each balance sheet date, the recoverability of deferred tax assets is evaluated, whereby projected future taxable profits and tax planning strategies are considered. If management considers it is more likely than not that all or portion of a deferred tax asset will not be realized, a corresponding valuation allowance is taken.

The accounting estimates related to the valuation allowance are based on management’s judgment and currently available information, primarily with regards to projected taxable profits. Assumptions about matters which are uncertain and partly beyond management’s control are taken into account. Furthermore, these assumptions may change from period to period.

Defined Benefit Plans

RAS has several defined benefit plans covering a significant number of its domestic and international employees. The calculation of the expense and liability associated with these plans requires an extensive use of assumptions, which include the discount rate, expected rate of return on plan assets, rate of long-term compensation increases, post-retirement pension increase and mortality tables as determined by RAS. Management determines these assumptions based upon currently available market and industry data and historical performance of the plans and their assets. The actuarial assumptions used may differ materially from actual experience, due to changing market and economic conditions, higher or lower withdrawal rates and longer or shorter life spans of the participants. Any such differences could have a significant impact on the amount of pension expense recorded in future years.

An estimation of the expected rate of return on plan assets is required, which is then used to compute the pension cost recorded in the consolidated statements of income. Estimating future returns on plan assets is particularly subjective since the estimate requires an assessment of possible future market returns based on the plan asset mix and observed historical returns.

The RAS Group’s Consolidated Results of Operations

Nine Months Ended September 30, 2005 Compared to the Nine Months Ended September 30, 2004

The following table sets forth the total revenues, earnings from ordinary activities before taxes and net income for each of RAS’s business segments for the nine months ended September 30, 2005 and 2004, as well as RAS’s consolidated net income.

Nine months ended September 30,	Property- Casualty	Life/ Health	Personal Finance Services		Consolidation adjustments	Total Group
			Banking	Asset Management
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
2005
Total revenues(1)	4,909	6,474	323	204	(131)	11,779
Earnings from ordinary activities before taxes	706	410	23	33	(138)	1,034
Taxes	(160)	(82)	(10)	(13)	—	(265)
Minority interests in earnings	(94)	(49)	—	(1)	21	(123)

Net income (loss)	452	279	13	19	(117)	646

2004
Total revenues(1)	4,771	5,908	272	143	(89)	11,005
Earnings from ordinary activities before taxes	624	267	7	19	(77)	840
Taxes	(176)	(57)	(3)	(8)	—	(244)
Minority interests in earnings	(57)	(33)	—	—	—	(90)

Net income (loss)	391	177	4	11	(77)	506

(1)	Total revenues comprise Property-Casualty segment’s gross premiums written, Life/Health segment’s statutory premiums, and Personal Finance Services segment’s total income. Statutory premiums in the Life/Health segment comprise gross premiums written from sales of life insurance policies as well as gross receipts from sales of unit-linked and other investment-oriented products, in accordance with the statutory accounting practices in the home jurisdiction of the relevant insurer included in the RAS Group. Total income in the Personal Finance Services segment comprises primarily interest and similar income, net trading income, fee and commission income for Banking, and primarily interest and similar income, fee and commission income and other income for Asset Management.

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

Total Revenues

RAS recorded an increase in total revenues of €774 million, or 7.0%, to €11,779 million from €11,005 million, due to increased revenues across all segments, particularly in RAS’s life/health operations in Italy.

Property-Casualty. Gross written premiums increased by €138 million, or 2.9%, to €4,909 million from €4,771 million, primarily as a result of premium growth in RAS’s general liability, fire and personal property lines both in Italy and outside Italy. RAS’s automobile line in Italy recorded more modest growth, which was nevertheless on par with market trends.

Life/Health. Statutory premiums grew by €566 million, or 9.6%, to €6,474 million from €5,908 million, largely as a result of increased statutory premiums in Italy. In Italy, this increase was largely attributable to growth in new business in our life insurance products (especially unit-linked products) through all distribution channels. Statutory premiums from RAS’s non-Italian business remained stable.

Personal Finance Services. Total revenues increased by €112 million, or 27.0%, from €415 million to €527 million. RAS’s asset management operations increased total income by €61 million, due primarily to higher fee and commission income resulting from an increase in third-party assets under management. RAS’s banking activities increased total income by €51 million, mainly due to higher net trading income as well as fee and commission income. RAS’s third-party assets under management grew by €2.2 billion, or 12.9%, from December 31, 2004 to €19.3 billion at September 30, 2005, attributable primarily to market-related increases of €1.4 billion and net inflows of €0.8 billion.

Earnings From Ordinary Activities Before Taxes

Earnings from ordinary activities before taxes (referred to herein as “earnings before taxes”) for RAS increased by €194 million, or 23.1%, from €840 million to €1,034 million, due to improved earnings before taxes across all segments.

Property-Casualty. RAS increased its earnings before taxes by €82 million, or 13.1%, from €624 million to €706 million, due to improved underwriting results in its Italian and non-Italian property-casualty operations. Earnings before taxes also benefited from the elimination of goodwill amortization reflecting a change in accounting policy under IFRS, whereas such amortization amounted to a charge of €29 million in the first nine months of 2004.

Life/Health. RAS strengthened its earnings before taxes by €143 million, or 53.6%, from €267 million to €410 million, due primarily to improved underwriting results and a realized gain on the sale of RAS’s remaining interest in Mediobanca. Earnings before taxes also benefited from the significantly increased statutory premiums in Italy.

Personal Finance Services. RAS increased its earnings before taxes by €30 million, or 115.4%, from €26 million to €56 million, resulting from improved earnings in both RAS’s banking and asset management operations. Banking earnings before taxes benefited principally from the decline of other expenses from €32 million to €10 million, primarily due to the higher costs incurred in 2004 in connection with the integration of Banca BNL Investimenti, a sales network which RAS acquired in 2004. Asset management earnings before taxes grew due in large part to an increase in fee and commission income, which grew proportionally more than the corresponding increase in acquisition costs and administrative expenses, reflecting RAS’s strict cost management.

RAS’s increased earnings before taxes were reflected in its consolidated net income, which rose by €140 million, or 27.7%, from €506 million to €646 million.

Property-Casualty Insurance Operations

Property-Casualty—Key Data

Nine months ended September 30,			2005	2004
Gross premiums written	€	mn	4,909	4,771
Italy	€	mn	2,716	2,631
Rest of Europe	€	mn	2,193	2,140
Earnings after taxes and before goodwill amortization	€	mn	546	477
Italy	€	mn	221	242
Rest of Europe	€	mn	325	235
Loss ratio(1)%			73.7	72.6
Expense ratio(2)%			22.3	23.6
Combined ratio(3)%			96.0	96.2

(1)	Represents ratio of net claims to net premiums earned.
(2)	Represents ratio of net acquisition costs and administrative expenses to net premiums earned.
(3)	Represents ratio of net claims incurred and net acquisition costs and administrative expenses to net premiums earned.

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

Gross Premiums Written

Italy. RAS’s gross premiums written in Italy increased by €85 million, or 3.2%, from €2,631 million to €2,716 million, attributable mainly to growth in RAS’s general liability, fire and personal property lines, with more modest growth in RAS’s automobile line, which was nevertheless on par with market trends. Both growth in new business and rate increases for renewed policies equally contributed to this increase in gross premiums written.

Rest of Europe. RAS’s gross premiums written outside of Italy increased by €53 million, or 2.5%, from €2,140 million to €2,193 million, due primarily to growth in its Swiss operations, reflecting mainly increased premiums in its automobile line and positive foreign currency translation effects.

Earnings After Taxes and Before Goodwill Amortization

Earnings after taxes and before goodwill amortization increased by €69 million, or 14.5%, to €546 million from €477 million, attributable to improved underwriting results in both Italian and non-Italian operations. RAS’s improved underwriting results helped to stabilize its combined ratio at

96.0%, a 20 basis points improvement from 96.2%, despite the negative effects of the Alpine floods in August 2005 in Switzerland and Austria.

Italy. In Italy, earnings after taxes and before goodwill amortization decreased by €21 million, or 8.7%, from €242 million to €221 million, reflecting mainly higher non-underwriting expenses. This decrease was partially offset by improved underwriting results.

Rest of Europe. In Rest of Europe, earnings after taxes and before goodwill amortization increased by €90 million, or 38.3%, from €235 million to €325 million. This positive development stemmed from improved underwriting results at RAS’s Swiss, Portuguese and Austrian operations. This increase also reflected higher investment income recorded by RAS’s Austrian operations and decreased taxes incurred by its Swiss operations.

Life/Health Insurance Operations

Life/Health—Key Data

Nine months ended September 30,			2005	2004
Statutory premiums	€	mn	6,474	5,908
Italy	€	mn	5,308	4,744
Rest of Europe	€	mn	1,166	1,164
Earnings after taxes and before goodwill amortization	€	mn	328	218
Italy	€	mn	280	198
Rest of Europe	€	mn	48	20

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

Statutory Premiums

Italy. RAS’s statutory premiums in Italy increased by €564 million, or 11.9%, from €4,744 million to €5,308 million. This increase was largely attributable to growth in new business in our life insurance products (especially unit-linked products) through all distribution channels, particularly through representative agencies and financial planners. In addition, statutory premiums from RAS’s bancassurance channel grew, reflecting increased sales at CreditRas Vita, RAS’s bancassurance joint venture with Uni Credito.

Rest of Europe. RAS’s statutory premiums outside of Italy remained stable at €1,166 million compared to €1,164 million. Statutory premiums in Austria increased marginally, while statutory premiums from RAS’s Swiss operations decreased slightly.

Earnings After Taxes and Before Goodwill Amortization

Earnings after taxes and before goodwill amortization increased by €110 million, or 50.5%, from €218 million to €328 million, due primarily to improved underwriting results and increased statutory premiums in Italy. Earnings also increased as a result of increased investment income, comprising current investment income, as well as realized gains net of impairments on investments. Earnings growth was offset in part by increased net acquisition costs and administrative expenses, primarily as a result of strong statutory premium growth, as well as higher taxes.

Italy. Earnings after taxes and before goodwill amortization increased by €82 million, or 41.4%, from €198 million to €280 million, due primarily to positive technical development and increased statutory premiums. Earnings also benefited from higher current income from investments, as well as increased net realized gains on investments, mainly attributable to the sale of RAS’s remaining interest in Mediobanca. Gains from this sale had no policyholders’ participation and were not subject to taxation, due to the participation exemption rules in Italy.

Rest of Europe. In Rest of Europe, earnings after taxes and before goodwill amortization increased by €28 million, or 140.0%, from €20 million to €48 million, primarily reflecting higher earnings from RAS’s businesses in Switzerland and Austria. In Switzerland, decreased net insurance benefits, as well as reduced net acquisition costs and administrative expenses, contributed to such improved earnings. This growth in Switzerland was offset in part by higher taxes, due primarily to the improved profitability. Earnings from RAS’s Austrian life/health operations also grew, primarily as a result of decreased net acquisition costs and administrative expenses.

Personal Finance Services Operations

Banking—Key Data

Nine months ended September 30,	2005	2004
	€ mn	€ mn
Interest and similar income	46	40
Net trading income	30	6
Fee and commission income	231	207
Other income	16	19
Total income	323	272
Earnings after taxes and before goodwill amortization	13	4

Asset Management—Key Data

Nine months ended September 30,	2005	2004
	€ mn	€ mn
Interest and similar income	3	1
Fee and commission income	201	138
Other income	—	4
Total income	204	143
Earnings after taxes and before goodwill amortization	20	11

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004

Total Income

Total income from the Personal Finance Services segment increased considerably, driven primarily by net trading income and fee and commission income. Net trading income from RAS’s banking operations benefited from favorable capital market conditions, while fee and commission income increased due predominantly to the effects of the acquisition of BNL Investimenti in 2004. Total income from RAS’s asset management operations grew significantly due primarily to higher fee and commission income resulting from an increase in third-party assets under management.

Earnings After Taxes and Before Goodwill Amortization

Earnings after taxes and before goodwill amortization from RAS’s Personal Finance Services segment increased compared to 2004. Banking earnings benefited principally from the decline of other expenses from €32 million to €10 million, primarily due to the higher costs incurred in 2004 in connection with the integration of Banca BNL Investimenti. Asset management earnings grew due in large part to an increase in fee and commission income, which grew proportionally more than the corresponding increase in acquisition costs and administrative expenses, reflecting RAS’s strict cost management.

Third-Party Assets Under Management

At September 30, 2005 Compared to December 31, 2004

Third-party assets under management at September 30, 2005 increased by €2.2 billion, or 12.9%, to €19.3 billion from €17.1 billion at December 31, 2004. This increase was primarily attributable to favorable capital markets over this period, which resulted in an appreciation in the value of RAS’s third-party assets by €1.4 billion. Third-party assets also increased due to a net inflow of €0.8 billion during the nine months ended September 30, 2005.

Results of Operations for the Years Ended December 31, 2004, 2003 and 2002

The following table sets forth the total revenues, earnings from ordinary activities before taxes and net income for each of RAS’s business segments for the years 2004, 2003 and 2002, as well as RAS’s consolidated net income.

Year ended December 31,	Property- Casualty	Life/ Health	Personal Finance Services		Consolidation adjustments	Total Group
			Banking	Asset Management
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
2004
Total revenues(1)	6,412	8,419	384	196	(119)	15,292
Earnings from ordinary activities before taxes	800	398	(13)	26	(98)	1,113
Taxes	(207)	(86)	10	(10)	—	(293)
Minority interests in earnings	(98)	(47)	—	—	1	(144)

Net income (loss)	495	265	(3)	16	(97)	676

2003
Total revenues(1)	6,242	9,260	294	190	(138)	15,848
Earnings from ordinary activities before taxes	637	313	(22)	26	(37)	917
Taxes	(258)	(85)	14	(10)	—	(339)
Minority interests in earnings	(41)	(43)	—	—	—	(84)

Net income (loss)	338	185	(8)	16	(37)	494

2002
Total revenues(1)	5,970	8,044	304	239	(214)	14,343
Earnings from ordinary activities before taxes	805	141	8	10	(31)	933
Taxes	(127)	22	(8)	(17)	(2)	(132)
Minority interests in earnings	19	17	—	—	—	36

Net income (loss)	697	180	—	(7)	(33)	837

(1)	Total revenues comprise Property-Casualty segment’s gross premiums written, Life/Health segment’s statutory premiums, and Personal Finance Services segment’s total income. Statutory premiums in the Life/Health segment comprise gross premiums written from sales of life insurance policies as well as gross receipts from sales of unit-linked and other investment-oriented products, in accordance with the statutory accounting practices in the home jurisdiction of the relevant insurer included in the RAS Group. Total income in the Personal Finance Services segment comprises primarily interest and similar income, net trading income, fee and commission income for Banking, and primarily interest and similar income, fee and commission income and other income for Asset Management.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Total Revenues

In 2004, RAS recorded a decrease in total revenues of €556 million, or 3.5%, to €15,292 million in 2004 from €15,848 million in 2003. As described below, this decrease resulted primarily from a decline in statutory premiums in RAS’s Life/Health segment, offset in part by an increase in gross premiums written in its Property- Casualty segment and an increase in operating revenues from the Personal Financial Services segment.

Property-Casualty. Gross written premiums increased by €170 million, or 2.7%, to €6,412 million in 2004 from €6,242 million in 2003, as RAS recorded growth in Italy in its automobile, general liability, and personal property lines, offset in part by negative effects of exchange rate movements between the Euro and Swiss Franc in connection with RAS’s property-casualty business in Switzerland.

Life/Health. Statutory premiums decreased €841 million, or 9.1%, to €8,419 million in 2004 from €9,260 million in 2003, largely as a result of weaker performance by the bancassurance channel in Italy, reflecting predominantly decreased sales at CreditRas Vita, RAS’s bancassurance joint venture with UniCredito, and a general market slowdown in Switzerland, which resulted in a decline in RAS’s individual life insurance business.

Personal Finance Services. Revenues in RAS’s Personal Financial Services segment increased by €96 million, or 19.8%, from €484 million in 2003 to €580 million in 2004, reflecting growth of €90 million in banking operating revenues and €6 million in asset management operating revenues. RAS’s banking operations increased operating revenues by 30.6% from 2003, due primarily to improved net trading income and fee and commission income. RAS’s asset management operating revenues remained constant, while assets under management increased significantly in 2004 by €10.0 billion, or 15.2% from 2003 levels.

Earnings From Ordinary Activities Before Taxes

2004 was a year of continued operational discipline, resulting in a significant improvement of earnings from ordinary activities before taxes (referred to herein as “earnings before taxes”) of €196 million, or 21.4%, from €917 million in 2003 to €1,113 million in 2004, due primarily to improved earnings from both the Property-Casualty segment and, to a lesser extent, Life/Health segment.

Property-Casualty. RAS managed to reduce its combined ratio by two percentage points to 95.9% in 2004 from 97.9% in 2003 as a result of its disciplined underwriting and pricing practices, as well as stringent expense control. These achievements helped increase earnings before taxes in this segment by €163 million, or 25.6%, from €637 million in 2003 to €800 million in 2004. A decrease of €78 million in realized losses and impairments from investments in 2004 compared to 2003 levels also contributed to this increase in earnings.

Life/Health. Despite the decrease in statutory premiums in 2004, RAS increased its earnings before taxes in the Life/Health segment by €85 million, or 27.2%, from €313 million in 2003 to €398 million in 2004, due primarily to an increase in investment income in Italy as a result of higher net realized gains on investments and improved underwriting results in Switzerland.

Personal Finance Services. Earnings before taxes recorded by RAS’s banking and asset management operations remained stable in 2004. RAS’s banking business slightly improved its earnings before taxes from a €22 million loss in 2003 to a €13 million loss in 2004, while earnings before taxes from RAS’s asset management operations remained stable.

RAS’s increased earnings before taxes were reflected in its consolidated net income, which rose by €182 million, or 36.8%, from €494 million in 2003 to €676 million in 2004.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Total Revenues

Total revenues increased by €1,505 million, or 10.5%, from €14,343 million in 2002 to €15,848 million in 2003, primarily due to strong growth in statutory premiums in RAS’s Life/Health segment and gross premiums written in its Property-Casualty segment, offset in part by a decrease in operating revenues in the Personal Financial Services segment.

Property-Casualty. Gross premiums written increased by €272 million, or 4.6%, to €6,242 million in 2003 from €5,970 million in 2002, as RAS recorded growth primarily in its automobile and general liability lines in Italy and its automobile and reinsurance businesses in Switzerland, offset in part by negative effects of exchange rate movements in connection with its Swiss operations.

Life/Health. Statutory premiums increased by €1,216 million, or 15.1%, to €9,260 million in 2003 from €8,044 million in 2002, due primarily to growth in new business in Italy reflecting predominantly increased sales at CreditRas Vita, RAS’s bancassurance joint venture with UniCredito. This increase was offset in part by higher maturities in RAS’s traditional life insurance portfolio in Italy and to the changes in the actuarial method used to estimate premiums in Switzerland.

Personal Finance Services. RAS’s Personal Finance Services operating revenues declined by €59 million, or 10.9%, to €484 million in 2003 from €543 million in 2002, with banking operations generating operating revenues of €294 million in 2003 (2002: €304 million) and the asset management business producing revenues of €190 million (2002: €239 million).

Earnings From Ordinary Activities Before Taxes

Despite the increase in total revenues, RAS’s earnings before taxes decreased slightly by €16 million, or 1.7%, from €933 million in 2002 to €917 million in 2003, primarily as a result of the €899 million gain realized from sale of its real estate subsidiary, Proprietà Immobiliari, in 2002. This decrease was, however, offset in part by a decline in realized losses on investments and impairments to €420 million in 2003 from €1,259 million in 2002, as well as improved underwriting results in RAS’s property-casualty business, primarily reflecting lower net claims.

Property-Casualty. RAS’s combined ratio decreased by 3.4 percentage points to 97.9% in 2003 (2002: 101.3%), reflecting a more selective underwriting policy and stringent portfolio review measures. These operational improvements were offset by lower income from investments, attributable primarily to the significant gain of €713 million recorded in 2002 from the sale of Proprietà Immobiliari, which was primarily held in the Property-Casualty segment. As a result, RAS’s earnings before taxes in the Property-Casualty segment decreased by €168 million, or 20.9%, to €637 million in 2003 from €805 million in 2002.

Life/Health. Earnings before taxes in the Life/Health segment increased by €172 million, or 121.3%, from €141 million in 2002 to €313 million in 2003, resulting primarily from decreased net realized losses and impairments on investments as well as reduced acquisition costs and administrative expenses, offset in part by the gain of €186 million allocated to the Life/Health segment from the 2002 sale of Proprietà Immobiliari.

Personal Finance Services. Earnings before taxes recorded by RAS’s banking business decreased from €8 million in 2002 to a loss of €22 million in 2003, while its asset management operations recorded an increase of €16 million, or 160%, from €10 million in 2002 to €26 million in 2003, reflecting reduced acquisition costs and administrative expenses in 2003.

RAS’s consolidated net income decreased by €343 million, or 41.0%, from €837 million in 2002 to €494 million in 2003, reflecting the decline in earnings before taxes and an increase in tax expense in 2003 compared to 2002, due primarily to the fact that the above mentioned realized gain on the sale of Proprietà Immobiliari in 2002 was subject to a lower average tax rate.

Property-Casualty Insurance Operations

•	RAS is ranked fourth in the Italian property-casualty market based on gross premiums written in 2004.

Property-Casualty—Key Data

Years ended December 31			2004	2003	2002
Gross premiums written	€	mn	6,412	6,242	5,970
Italy	€	mn	3,934	3,784	3,645
Rest of Europe	€	mn	2,478	2,458	2,325
Earnings after taxes and before goodwill amortization	€	mn	631	419	716
Italy	€	mn	289	185	693
Rest of Europe	€	mn	342	234	23
Loss ratio		%	73.6	73.8	77.1
Expense ratio		%	22.3	24.1	24.2
Combined ratio		%	95.9	97.9	101.3

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Gross Premiums Written

Gross premiums written were €6,412 million in 2004, an increase of €170 million, or 2.7%, from €6,242 million in 2003. In 2004, RAS’s Italian property-casualty operations accounted for 61.4% of the total gross premiums written in this segment. RAS’s Swiss and Austrian operations collectively generated the bulk of the non-Italian gross premiums written in 2004.

Italy. RAS’s gross premiums written in Italy increased by €150 million, or 4.0%, from €3,784 million in 2003 to €3,934 million in 2004, due primarily to growth in RAS’s automobile, general liability, fire and personal property lines. Automobile premiums increased by €85.6 million, or 3.6%, in 2004, reflecting an increase in the number of vehicles insured and a modest inflation-linked increase in rates. RAS’s direct sales company, Genialloyd, which distributes insurance products by phone and through the Internet, increased sales of new automobile insurance policies, which also contributed to this increase. General liability premiums increased by €27.3 million, or 8.8%, in 2004, reflecting primarily new business and rate increases resulting from an ongoing review of RAS’s existing portfolio. As part of this review, RAS has made significant reforms since 2001 in its co-insurance policies and contracts with public entities and hospitals, which have contributed to the increase in general liability premiums. Gross premiums written from RAS’s fire and personal property lines of business also increased, primarily due to the introduction of new products.

Rest of Europe. RAS’s gross premiums written outside of Italy increased by €20 million, from €2,458 million in 2003 to €2,478 million in 2004. Gross premiums written recorded by RAS’s operations in Switzerland decreased slightly in 2004, due primarily to the negative effect of exchange rate movements. This negative effect was offset by growth in gross written premiums in the automobile line, resulting from both new and renewal policies. RAS’s Austrian operations increased gross premiums written in 2004 compared to 2003, primarily due to rate increases in its automobile line, which were introduced in January 2004.

Earnings After Taxes and Before Goodwill Amortization

Earnings after taxes and before goodwill amortization increased by €212 million, or 50.6%, to €631 million in 2004 from €419 million in 2003, reflecting disciplined underwriting and pricing practices, as well as stringent expense control. RAS’s combined ratio in this segment decreased two percentage points to 95.9% in 2004 from 97.9% in 2003, with RAS’s expense ratio experiencing a decrease of 1.8 percentage points to 22.3% in 2004 from 24.1% in 2003, primarily due to increased premium volume accompanied by a decrease in commission payments. An additional contributor to the increase in earnings after taxes and before goodwill amortization in 2004 stemmed from a decrease in realized losses and impairments from investments compared to 2003, as a result of improved global equity markets.

Italy. In Italy, earnings after taxes and before goodwill amortization from RAS’s property-casualty operations increased by €104 million, or 56.2%, from €185 million in 2003 to €289 million in 2004. These improved earnings after taxes and before goodwill amortization mainly reflected an overall reduction in claims frequency, particularly in the automobile line, as a result of a more selective underwriting policy in recent years, as well as the introduction of a more stringent points-based regulation of drivers’ licences by the Italian government with effect from July 1, 2003. In addition, portfolio review measures of RAS’s liability line had a positive effect on RAS’s loss ratio.

Rest of Europe. In Rest of Europe, earnings after taxes and before goodwill amortization from RAS’s property-casualty operations increased by €108 million, or 46.2%, from €234 million in 2003 to €342 million in 2004. RAS’s Austrian operations contributed to this positive development, primarily as a result of improved underwriting results, benefiting from a lower claims frequency, while income from investments rose, largely as a result of higher realized gains from the sale of investments.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Gross Premiums Written

Gross premiums written were €6,242 million in 2003, an increase of €272 million, or 4.6%, from €5,970 million in 2002. In 2003, RAS’s Italian property-casualty operations accounted for 60.6% of the total gross premiums written in this segment with RAS’s Swiss and Austrian operations generating the bulk of the non-Italian gross premiums written in 2003.

Italy. RAS’s gross premiums written in Italy increased by €139 million, or 3.8%, from €3,645 million in 2002 to €3,784 million in 2003, due primarily to an increase in automobile and general liability premiums in Italy. Automobile premiums increased by €119.1 million, or 5.3%, in 2003, reflecting rate increases in the Italian market and an increase in the number of vehicles insured. General liability premiums increased by €37.9 million, or 13.9%, in 2003, reflecting primarily substantial rate increases in the Italian commercial and corporate clients market as well as growth in new business, despite selective underwriting policy and portfolio review measures. RAS also saw moderate increases in its other main lines of business in Italy, including fire and personal accident, while its health premiums decreased due to the termination of several unprofitable group contracts.

Rest of Europe. RAS’s gross premiums written outside of Italy increased by €133 million, or 5.7%, from €2,325 million in 2002 to €2,458 million in 2003. Gross premiums written recorded by RAS’s operations in Switzerland rose slightly in 2003, due primarily to increased premiums in its automobile line and reinsurance business assumed, offset in part by the negative effect of exchange rate movements. In Austria, Allianz Elementar Versicherung recorded increased gross premiums written, due primarily to growth in its automobile line.

Earnings After Taxes and Before Goodwill Amortization

Earnings after taxes and before goodwill amortization decreased by €297 million, or 41.5%, to €419 million in 2003 from €716 million in 2002, reflecting primarily the realized gain from the 2002 sale of Proprietà Immobiliari, offset in part by improved underwriting results. RAS’s improved underwriting results produced a combined ratio of 97.9% in 2003 compared to 101.3% in 2002, a decrease of 3.4 percentage points. A substantial reduction in RAS’s realized losses and impairments from investments recorded by its non-Italian operations in 2003 compared to 2002 levels also mitigated the effect of the Proprietà Immobiliari sale on earnings after taxes and before goodwill amortization.

Italy. Earnings after taxes and before goodwill amortization from RAS’s Italian property-casualty operations decreased significantly by €508 million, or 73.3%, from €693 million in 2002 to €185 million in 2003. This decline in earnings after taxes and before goodwill amortization primarily reflected lower income from investments, despite the recovery of the stock markets, attributable to a realized gain of €713 million recorded in 2002 in connection with the sale of Proprietà Immobiliari. The decrease in income from investments was offset in part by improved underwriting results reflecting lower net claims, as well as a realized gain of €58 million in connection with the disposition of a derivative financial instrument that was used to hedge an investment but did not qualify for hedge accounting. The loss ratio decreased to 74.5% in 2003 from 75.3% in 2002, reflecting the overall reduction in claim frequency, particularly in the automobile line, due to a more selective underwriting policy in recent years, portfolio review measures and the introduction of a more stringent points-based regulation of drivers’ licenses in Italy.

Rest of Europe. In Rest of Europe, earnings after taxes and before goodwill amortization from RAS’s property-casualty operations increased by €211 million from €23 million in 2002 to €234 million in 2003. In Austria, RAS’s business posted an improved underwriting result, benefiting from a lower frequency of claims, while income from investments rose, largely as a result of significantly lower impairments and higher realized gains from the sale of investments. In Switzerland, Allianz Suisse Versicherungs-Gesellschaft also contributed to this positive development with greater income from investments and an improved loss ratio, due to more favorable loss experience and portfolio reviews in its health and accident insurance lines. These gains in Switzerland were, however, offset in part by a write-off of deferred tax assets.

Life/Health Insurance Operations

•	RAS is ranked second in the Italian life/health market based on statutory premiums in 2004.

Life/Health—Key Data

Years ended December 31			2004	2003	2002
Statutory premiums	€	mn	8,419	9,260	8,044
Italy	€	mn	6,945	7,657	6,506
Rest of Europe	€	mn	1,474	1,603	1,538
Earnings after taxes and before goodwill amortization	€	mn	323	237	174
Italy	€	mn	266	203	251
Rest of Europe	€	mn	57	34	(77)

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Statutory Premiums

Statutory premiums decreased €841 million, or 9.1%, to €8,419 million in 2004 from €9,260 million in 2003, largely as a result of weaker performance by the bank distribution channel in Italy and an overall market slowdown in Switzerland. In 2004, RAS’s Italian life-health operations accounted for 82.5% of total statutory premiums in this segment. RAS’s Swiss operations, conducted primarily through Allianz Suisse Lebensversicherung, in which RAS holds a 69.8% equity interest, accounted for 12.9% of total statutory premiums in 2004, while RAS’s subsidiaries based in Austria and Portugal accounted for the remaining amount.

Italy. RAS’s statutory premiums in Italy decreased by €712 million, or 9.3%, from €7,657 million in 2003 to €6,945 million in 2004. The decrease in statutory premiums was largely attributable to a reduction in sales of life insurance products through RAS’s bancassurance channel, offset in part by growth in new business in RAS’s life insurance products through its representative agencies and financial planners and the introduction of new products. RAS’s statutory premiums from its bancassurance channel declined primarily due to decreased sales at CreditRas Vita, RAS’s bancassurance joint venture with UniCredito. UniCredito implemented a new sales and marketing policy by focusing on recurring-premium products rather than single-premium policies, which accounted for the majority of CreditRas policies, resulting in decreased sales in 2004. This decrease was mitigated by growth in new business, particularly in the individual policy line, through RAS’s representative agencies, which added 60 team managers and 725 life/health specialists over the course of 2004. Furthermore, in the fourth quarter of 2004, RAS experienced an upward trend in statutory premiums, resulting in part from the positive reception of new products, including the “Progetti di Vitta” life insurance policy, which combines a guaranteed minimum return with a unit-linked component.

Rest of Europe. RAS’s statutory premiums outside of Italy decreased by €129 million, or 8.0%, from €1,603 million in 2003 to €1,474 million in 2004. Statutory premiums from RAS’s Swiss operations decreased primarily due to a decline in its individual life insurance business, resulting from the reduction of interest rates in Switzerland, which negatively impacted the Swiss life/health market as a whole. In addition, RAS’s Swiss statutory premiums were negatively affected by a reduction in the group life insurance business, resulting from the deconsolidation of the employees’ pension fund of Allianz Suisse Lebensversicherung in 2003, as well as a more stringent underwriting practice. The decrease in RAS’s Swiss operations was offset in part by growth in statutory premiums in Austria, due largely to increased sales in direct business premiums.

Earnings After Taxes and Before Goodwill Amortization

Earnings after taxes and before goodwill amortization in the Life/Health segment increased by €86 million, or 36.3%, from €237 million in 2003 to €323 million in 2004, due primarily to an increase in income from investments in Italy and improved underwriting results in Switzerland.

Italy. Earnings after taxes and before goodwill amortization from RAS’s Italian life/health operations increased by €63 million, or 31.0%, from €203 million in 2003 to €266 million in 2004, due primarily to higher net realized gains on investments.

Rest of Europe. In Rest of Europe, earnings after taxes and before goodwill amortization from RAS’s life/health operations increased by €23 million from €34 million in 2003 to €57 million in 2004. This increase reflected primarily the improved underwriting results in RAS’s Swiss operations, driven by a reduction in the average guaranteed interest rates for the individual and group life insurance portfolio of Allianz Suisse Lebensversicherung.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Statutory Premiums

Statutory premiums increased by €1,216 million, or 15.1%, to €9,260 million in 2003 from €8,044 million in 2002. This increase was due primarily to growth in new business in Italy, reflecting predominantly increased sales at CreditRas Vita, RAS’s bancassurance joint venture with UniCredito. This increase was offset in part by the negative effects resulting from higher maturities in RAS’s traditional life insurance portfolio in Italy and changes in the actuarial method used to estimate premiums in Switzerland.

Italy. RAS’s statutory premiums in Italy increased by €1,151 million, or 17.7%, from €6,506 million in 2002 to €7,657 million in 2003. This increase in statutory premiums was primarily attributable to growth in new business, mainly in investment-oriented products with capital production features. This growth was supported by the launch of two products in the fourth quarter of 2003: “Cento per Cento”, a recurring premium policy that combined asset savings and protection with personal risk coverage, and “Rassicura Plus”, a traditional, single premium product with minimum guaranteed returns at maturity. RAS’s bancassurance distribution channel, CreditRas Vita, a joint venture with UniCredito, was the main contributor to the growth in new business. This increase in Italian statutory premiums was offset in part by the negative effect of higher maturities in RAS’s traditional life insurance portfolio.

Rest of Europe. RAS’s statutory premiums outside of Italy increased by €65 million, or 4.2%, from €1,538 million in 2002 to €1,603 million in 2003, primarily as a result of developments in its Swiss operations. Statutory premiums from its Swiss operations increased primarily due to the acquisition of Phénix Compagnie d’Assurances sur la Vie in January 2003 and the consolidation of its 2003 statutory premiums amounting to €28 million. RAS’s Swiss operations also recorded growth in individual policies in 2003, although the number of group policies declined in 2003. These positive factors were offset by the negative effect of changes in the actuarial method used to estimate premiums.

Earnings After Taxes and Before Goodwill Amortization

Earnings after taxes and before goodwill amortization increased by €63 million, or 36.2%, from €174 million in 2002 to €237 million in 2003, resulting primarily from decreased non-Italian investment expenses, comprising realized losses and impairments from investments, and reduced acquisition costs and administrative expenses. These positive developments were offset in part by the gain realized in 2002 from the sale of Proprietà Immobiliari within the Life/Health segment.

Italy. Earnings after taxes and before goodwill amortization from RAS’s Italian life/health business decreased by €48 million, or 19.1%, from €251 million in 2002 to €203 million in 2003, due primarily to the realized gain of €186 million from the sale of the 2002 sale of Proprietà Immobiliari. Earnings after taxes and before goodwill amortization were positively affected by a gain of €19 million in connection with the disposition of a derivative financial instrument that was used to hedge an investment but did not qualify for hedge accounting.

Rest of Europe. In Rest of Europe, earnings after taxes and before goodwill amortization from RAS’s life/health operations increased by €111 million from a loss of €77 million in 2002 to a gain of €34 million in 2003. This positive development stemmed largely from Switzerland, due primarily to improved income from investments and reduced acquisition costs and administrative expenses, offset in part by higher guaranteed interest rates for life insurance policies.

Personal Finance Services Operations

Banking—Key Data

Years ended December 31	2004	2003	2002
	€ mn	€ mn	€ mn
Interest and similar income	55	57	67
Net trading income	11	(11)	3
Fee and commission income	284	224	209
Other income	34	24	25
Total income	384	294	304
Earnings after taxes and before goodwill amortization	(3)	(10)	—

Asset Management—Key Data

Years ended December 31	2004	2003	2002
	€ mn	€ mn	€ mn
Interest and similar income	1	4	5
Fee and commission income	189	186	229
Other income	6	—	5
Total income	196	190	239
Earnings after taxes and before goodwill amortization	16	15	(7)

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Total Income

The Personal Finance Services segment accounted for 5.5% of RAS’s total income in 2004 (2003: 4.6%). Total income from RAS’s banking operations rose in 2004, driven primarily by an increase in net trading income and fee and commission income. Total income from RAS’s asset management operations remained relatively stable compared to 2003.

Earnings After Taxes and Before Goodwill Amortization

In the Personal Finance Services segment, earnings after taxes and before goodwill amortization from RAS’s banking operations were relatively unchanged, reflecting an increase in acquisition costs and administrative expenses that offset the increase in total income. Earnings from RAS’s asset management business remained fairly constant compared to 2003.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Total Income

The Personal Finance Services segment accounted for 4.6% of RAS’s total income in 2003 (2002: 4.9%). Total income from RAS’s banking operations remained stable in 2003, while total income generated by RAS’s asset management operations decreased €49 million, or 20.5%, from €239 million in 2002 to €190 million in 2003, due primarily to a decrease in fee and commission income as a result of a reduction in performance fees.

Earnings After Taxes and Before Goodwill Amortization

In the Personal Finance Services segment, earnings after taxes and before goodwill amortization from RAS’s banking business decreased primarily due to a moderate increase in realized losses and impairments from investments and in acquisition costs and administrative expenses. This development was offset by RAS’s asset management operations, which improved earnings after taxes and before goodwill amortization by approximately €22 million due primarily to reduced acquisition costs and administrative expenses in 2003.

Assets Under Management

The following table sets forth certain key data concerning RAS’s asset management operations at December 31 for the years indicated:

Fair Values as of December 31	2004			2003		2002
	€ mn		%	€ mn	%	€ mn	%
Third-party assets(1)	17,129		22.7	13,924	21.2	12,446	21.3
RAS Group’s own investments(2)	41,920	(3)	55.5	38,672	59.0	37,839	64.7
Financial assets for unit-linked contracts(1)	16,500	(3)	21.8	12,968	19.8	8,181	14.0

Total	75,549		100.0	65,564	100.0	58,466	100.0

(1)	Assets are presented at fair value.
(2)	Includes adjustments to reflect real estate at fair value. These adjustments were made in order to reflect the definition of group’s own investments used by management for its controlling purposes.
(3)	As a result of a new IFRS accounting standard (IAS 39 revised), certain unit-linked contracts previously classified as trading assets within RAS Group’s own investments were reclassified to financial assets for unit-linked contracts, resulting in no net income statement impact.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Total assets under management at RAS Asset Management at December 31, 2004 increased significantly from December 31, 2003, by €10.0 billion, or 15.2%, from €62.6 billion to €75.5 billion. More than half of this improvement was attributable to insurance portfolios, while almost €1.0 billion originated from open-ended mutual funds. In addition, approximately €1.5 billion of assets under management were transferred to RAS Asset Management from Banca Bnl Investimenti in connection with RasBank’s acquisition of Banca Bnl Investimenti in 2004.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

In 2003, total assets under management increased by €7.1 billion, or 12.1%, from €58.5 billion to €62.6 billion, due primarily to the recovery of the equity markets that commenced in the third quarter of 2003. The most significant growth was attributable to insurance portfolios, including open pension funds and individual portfolio management. Commerzbank Sgr was also acquired and merged into RAS Asset Management in the third quarter of 2003, contributing approximately €280 million assets under management.

Liquidity and Capital Resources

The RAS Group generally manages its own liquidity requirements. At December 31, 2004, 2003 and 2002, RAS Group had €1,035 million, €1,228 million and €861 million, respectively, of cash and cash equivalents. See Note 11 to RAS’s consolidated financial statements. As of December 1, 2005, RAS had financial strength ratings of A+ from A.M. Best and AA– from Standard & Poor’s, both with a stable outlook and an Aa3 senior unsecured debt rating with a stable outlook from Moody’s.

Liquidity—Funding Sources and Uses

RAS’s principal sources of funds are premiums, customer deposits, investment income, proceeds from the sale or maturity of investments, funds that may be raised from time to time from the issuance of debt or equity securities and bank or other borrowings.

The liquidity requirements of RAS’s insurance operations are met both on a short- and long-term basis by funds provided by insurance premiums collected, investment income and collected reinsurance receivables, and from the sale and maturity of investments. The major uses of these funds are to pay property-casualty claims and related claims expenses, provide life policy benefits, pay surrenders, cancellations and profit sharing for life policyholders and pay other operating costs. RAS generates a substantial cash flow from insurance operations as a result of most premiums being received in advance of the time when claim payments or policy benefits are required. These positive operating cash flows, along with that portion of the investment portfolio that is held in cash and liquid securities, have historically met the liquidity requirements of RAS’s insurance operations.

In the insurance industry, liquidity generally refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations, including its investment portfolio, in order to meet its financial commitments, which are principally obligations under its insurance or reinsurance contracts. The liquidity of RAS’s property-casualty insurance operations is affected by the frequency and severity of losses under its policies, as well as by the persistency of its products. Future catastrophic events, the timing and effect of which are inherently unpredictable, may also create increased liquidity requirements for RAS’s property-casualty operations. The liquidity needs of RAS’s life operations are generally affected by trends in actual mortality experience relative to the assumptions with respect thereto included in the pricing of its life insurance policies, by the extent to which minimum returns or crediting rates are provided in connection with its life insurance products, as well as by the level of surrenders and withdrawals.

With regard to its Personal Finance Services segment, RAS’s primary sources of liquidity from its banking operations are customer deposits and interest income from its lending transactions and its investment portfolio, while RAS’s major uses of funds are for the issuance of new loans and advances to banks and customers, and the payment of interest on deposits, certificated liabilities and subordinated liabilities and other operating costs. Other sources of liquidity include RAS’s ability to borrow on the inter-bank market and convert securities in RAS’s investment and trading portfolios into cash. In its asset management operations, RAS’s primary sources of liquidity include fees generated from asset management activities, while the principal use of these funds is for the payment of operating costs.

RAS paid dividends of €538 million, €403 million and €295 million on RAS shares in 2005, 2004 and 2003 with respect to the fiscal years 2004, 2003 and 2002, respectively. Certain of the companies within the RAS Group are subject to legal restrictions on the amount of dividends they can pay to their shareholders. In addition to the restrictions in respect of minimum capital and solvency requirements that are imposed by insurance and other regulators in the countries in which these companies operate, other limitations exist in certain countries.

RAS’s uses of funds, in addition to the dividends paid to shareholders of RAS include underwriting expenditures (reinsurance premiums, benefits, surrenders, claims—including claims handling expenses—and profit sharing by life policyholders), acquisitions, and employee and other operating expenses, as well as interest expense on outstanding borrowings. RAS’s life and health insurance products include mandatory profit-sharing features, whereby RAS returns a specified portion of statutory profits to policyholders annually, generally in the form of premium subsidies or rebates.

Hybrid Equity and Certificated Liabilities

RAS’s hybrid equity outstanding at December 31, 2004, 2003 and 2002 were €45 million, €45 million and €0 million, respectively. See Note 15 to RAS’s consolidated financial statements for further information. RAS’s total certificated liabilities outstanding at December 31, 2004, 2003 and 2002 were €558 million, €472 million and €151 million, respectively. Of the certificated liabilities outstanding at December 31, 2004, €42 million are due within one year. See Note 19 to RAS’s consolidated financial statements for further information.

Capital Management

RAS established a plan of action for management of excess capital in 2001. The initial assessment of risk capital showed that excess capital was almost entirely in assets with low liquidity. Therefore, the first step was to transform a portion of these assets into liquid capital.

Accordingly, in 2002 RAS sold its Proprietà Immobiliari subsidiary, which held its non-core real estate leased to third parties, to Aida srl for approximately €1.7 billion, generating a capital gain of €795.6 million after taxes. RAS utilized part of the sale proceeds for a share buy-back through a public offer of €14 per share, from December 9, 2002 to January 10, 2003. The total costs of this share buy-back amounted to €709.1 million.

On February 17, 2003, after the period of time required by law had elapsed, RAS reduced excess capital by canceling 57,778,318 own shares worth approximately €800 million, specifically 49,483,389 ordinary shares and 8,294,929 savings shares with a nominal value of €34,666,990.80. Of these cancelled shares, 42,676,389 ordinary shares and 7,973,929 savings shares had been purchased through the buy-back. The other cancelled shares (6,807,000 ordinary shares and 321,220 savings shares) were already owned by RAS at the commencement of the share buy-back period. After this operation, RAS’s share capital was €403,102,758, represented by 670,497,920 ordinary shares and 1,340,010 savings shares, each with a nominal value of €0.60.

During 2003 and 2004, in accordance with its business plan, the RAS Group grew its personal finance services business through the acquisitions of Commerzbank Asset Management Italia and Banca Bnl Investimenti, with their respective asset management and life portfolios.

Off-Balance Sheet Arrangements

Neither RAS nor any member of the RAS Group has any off-balance sheet arrangements that currently have or are reasonably likely to have a material future effect on the RAS Group’s financial condition, changes in financial condition, revenues or expenses, results of operation, liquidity, capital expenditure or capital resources.

Tabular Disclosure of Contractual Obligations

	Payments Due By Period at December 31, 2004(1)
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	€ mn	€ mn	€ mn	€ mn	€ mn
Hybrid equity and certificated liabilities(2)	603	42	343	173	45
Liabilities to banks and customers(3)	1,835	1,835	—	—	—
Defined benefit plans(4)	292	26	53	54	159

Total Contractual Obligations	2,730	1,903	396	227	204

(1)	The table sets forth RAS’s contractual obligations as of December 31, 2004. Contractual obligations do not include contingent liabilities or commitments and only transactions with parties outside the RAS Group are considered.
(2)	For further information, see Note 15 and Note 19 to Consolidated Financial Statements of RAS.
(3)	This amount reflects the current portion of liabilities to banks and customers and includes €106 million and €1,729 million of payables on demand, respectively. For further information, see Note 17 and Note 18 to Consolidated Financial Statements of RAS.
(4)	Estimated future benefit payments include only ten years subsequent to December 31, 2004.

The RAS Group, in addition to the above contractual obligations, has contractual obligations to policyholders in respect of property-casualty insurance and reinsurance. For further information concerning specific lines of business the RAS Group underwrites, see “RAS—Insurance Operations—Italy”, “RAS—Insurance Operations—Rest of Europe” and Note 16 to the Consolidated Financial Statements of RAS. Contractual obligations also exist to policyholders and designated beneficiaries in respect of life, health, unit-linked and investment oriented products, as well as other products further described in “RAS—Insurance Operations—Italy”, “RAS—Insurance Operations—Rest of Europe” and Note 16 to the Consolidated Financial Statements of RAS. These obligations, to a large extent, include paying death claims, making annuity payments or paying claims arising from an insurable loss event. The timing of such payments depends heavily on such factors as the mortality and persistency of our customer base and the occurrence of insurable loss events.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK OF RAS

Since 2000, one of RAS’s objectives has been to increase shareholder value by optimizing capital allocation and rationalizing its financial structure. To achieve these objectives and also to assess strategic options more effectively, in 2001 RAS developed its own risk capital model and introduced a capital management program designed to reduce the absorption of capital by its business activities and to make more efficient use of excess capital.

The RAS model links the concept of capital with the concept of risk, by defining capital as the financial resources that enable the company to cover unexpected losses or unforeseen changes in profitability. The RAS model, developed in cooperation with Alef-Laboratorio di economia finanziaria, is based on an asset and liability management approach and considers the impact on assets and liabilities of the various sources of financial and actuarial risk. Risk capital is determined as value at risk over one year, with a conventional level of confidence of 99.93%. The calculation method, which is based on general principles of prudence, considers the correlations among the various sources of risk (benefit of diversification) and among the RAS Group’s various lines of business (benefit of aggregation).

The following factors affected RAS’s capital position in 2003-2004:

•	in the Property-Casualty business, the containment of overall exposure to catastrophic risks through reinsurance and the consequent reduction of peak earthquake and flood exposure, and the ongoing restructuring of a number of non-performing general third-party liability portfolios whose risk level (and capital absorption) was not in line with profitability projections. At the same time, specific attention was paid to credit risk on outwards reinsurance, which benefited from careful scrutiny of the security measures adopted when placing reinsurance and the significant level of implicit exposure diversification;

•	in the Life/Health business:

–	alignment of the asset management policy with conditions on the financial markets and with liabilities, by matching the duration of technical commitments with the duration of investments, especially with regard to traditional segregated fund-related products, and by maintaining low exposure in equities;

–	continuous monitoring of credit risk in the bond portfolio through an investment policy that has resulted in a low percentage of speculative-grade securities (i.e., bonds rated no lower than BBB from Standards & Poor’s or unrated corporate bonds), which comprise less than 0.2% of the total, and a credit risk capital level within the level of maximum prudence, which is less than 2% of the bond portfolio market value;

–	ongoing development of a range of life/health insurance products with low capital requirements such as unit-linked products, where policyholders participate directly in the performance of policy-related investments, and traditional products that credit the aggregated guaranteed minimum return on maturity rather than annually;

–	the stability of risk capital for actuarial risks (mortality, longevity, surrender), both in absolute terms and in proportion to technical commitments;

•	in the Personal Finance Services business, the increase in risk capital was not due to greater inherent risk, but to the expansion of the Personal Finance Services business as a result of the merger of Investitori Sgr and the former Cami-Commerzbank Asset Management and Banca Bnl Investimenti financial advisors networks.

Three projects have been introduced to raise capital management efficiency:

•

Value-based Management: 2004 was the first year in which RAS Group managers and operators were assessed on the basis of performance indicators linked explicitly to capital management. The capital management model allocates capital to the individual business units and lines of business, thus making it possible to measure value created or lost with respect to capital absorbed by the RAS Group and its operations;

•	Embedded Options Project: in recognition of the recommendations of the CFO Forum and the publication of the European Embedded Value Principles in May 2004, RAS undertook a project for accurate measurement of the embedded options in its Italian companies’ life assurance contracts, using the latest financial techniques and stochastic simulation methods; and

•	Risk Committee: RAS established a special risk committee of its Board of Directors in January 2004. The Risk Committee advises the RAS board on risk management policy guidelines relating to the RAS Group. The Risk Committee meetings are attended by the Chief Risk Officer and by the Board of Statutory Auditors, and, on invitation, by executive directors and any other parties deemed necessary.

Sensitivity Analysis of Trading Portfolios

The following table shows the sensitivity analysis of the market risk in the material trading portfolio of the RAS Group. Certain financial instruments are included in more than one risk category because they may be affected by changes in more than one parameter. For example, equities denominated in non-Euro currencies are affected by fluctuation in both stock prices and exchange rates.

At December 31, 2004
Personal Finance Services
	Property- Casualty Insurance	Life/ Health Insurance	Banking	Asset Management	Total
	€ mn	€ mn	€ mn	€ mn	€ mn
Equity price risk(1)	—	—	—	—	—
Interest rate risk	—	(5)	—	—	(5)
Foreign exchange risk(2)	—	—	—	—	—

	At December 31, 2003
			Personal Finance Services
	Property- Casualty Insurance	Life/ Health Insurance	Banking	Asset Management	Total
	€ mn	€ mn	€ mn	€ mn	€ mn
Equity price risk(1)	5	16	(6)	—	15
Interest rate risk	(1)	(3)	(4)	—	(8)
Foreign exchange risk(2)	1	—	1	—	2

(1)	Amounts do not take into account the RAS Group’s joint ventures and associated enterprises.
(2)	Amounts take into account financial instruments not denominated in Euros.

Sensitivity Analysis of Non-Trading Portfolios

The RAS Group’s remaining portfolios contain all non-trading activities of the banking segment as well as the financial investments of the insurance segment. The RAS Group holds and uses many different financial instruments in managing its businesses. Grouped according to risk category, the following are the most significant assets according to their fair values:

•	equity price risk: common shares and preferred shares;

•	interest rate risk: bonds, loans and mortgages; and

•	foreign exchange rate risk: non-euro denominated equities and interest rate risk sensitive assets.

The following table shows a sensitivity analysis of the market risk in the RAS Group’s material non-trading portfolios. Certain financial instruments are included in more than one risk category because they may be affected by changes in more than one parameter.

	At December 31, 2004
			Personal Finance Services
	Property- Casualty Insurance	Life/ Health Insurance	Banking	Asset Management	Total
	€ mn	€ mn	€ mn	€ mn	€ mn
Equity price risk(1)	(535)	(342)	—	—	(878)
Interest rate risk	(358)	(1,482)	—	—	(1,839)
Foreign exchange risk(2)	(251)	(709)	(2)	—	(962)

	At December 31, 2003
			Personal Finance Services
	Property- Casualty Insurance	Life/ Health Insurance	Banking	Asset Management	Total
	€ mn	€ mn	€ mn	€ mn	€ mn
Equity price risk(1)	(548)	(303)	—	(1)	(852)
Interest rate risk	(325)	(1,290)	—	(1)	(1,617)
Foreign exchange risk(2)	(241)	(653)	—	—	(893)

(1)	Amounts do not take into account RAS Group’s joint ventures and associated enterprises.
(2)	Amounts take into account financial instruments in foreign currency.

THE MERGER

Summary of Terms of the Merger Plan

On December •, 2005, Allianz and RAS entered into a merger plan setting forth the terms of the merger of RAS into Allianz. Allianz and RAS agreed inter alia that:

•	RAS will, by operation of law upon legal effectiveness of the merger, transfer all its assets and liabilities that it holds following the Reorganization (as defined below) by way of dissolution without winding-up to Allianz in exchange for the granting of Allianz shares to the shareholders of RAS (other than Allianz) (merger by way of acquisition pursuant to Article 17(2)(a) of the Council Regulation (EC) No. 2157/2001 of October 8, 2001 on the Statute for a European Company (the “SE Regulation”)). The merger will become legally effective upon its registration in the commercial register for Allianz in Germany. Under the merger plan, the merger will become economically effective with retroactive effect as from January 1 of the year in which the merger becomes legally effective, meaning that Allianz’s assumption of RAS’s assets and liabilities will be deemed to occur on this date and that all acts and transactions of RAS as from this date will be deemed to have been undertaken for the account of Allianz.

•	Upon legal effectiveness of the merger, Allianz will by operation of law change its legal form from a German stock corporation (Aktiengesellschaft) to a European Company (Societas Europaea, or SE) to become Allianz SE pursuant to Articles 2(1) and 29(1) of the SE Regulation. See “—Material Differences Between Rights of Shareholders of Allianz and RAS” for a more detailed description of the SE legal form. We expect that the merger will become effective in summer 2006. For more information regarding the period prior to effectiveness, see “Risk Factors Relating Specifically to the Merger—The merger ratio is fixed, based on comparative valuations of Allianz and RAS, and is not subject to any fluctuations in market price of Allianz shares. In addition, the market price of Allianz shares may decrease between the time you vote on the merger plan and the time the merger becomes effective. As a result, at the time you vote on the merger plan you will not know the market value you will receive for your RAS shares.”

•	Upon legal effectiveness of the merger, RAS shareholders (other than Allianz) will become by operation of law shareholders of Allianz SE, both holders of RAS ordinary shares and RAS savings shares will receive Allianz shares. RAS shareholders will receive • Allianz shares in exchange for the • RAS ordinary shares that they hold at the time of the effectiveness of the merger and • Allianz shares in exchange for the • RAS savings shares that they hold at the time of the effectiveness of the merger. The shares to be granted by Allianz SE shall bear dividend rights as from January 1 of the year in which the merger becomes legally effective.

•	Fractional entitlements to Allianz shares will not be delivered to holders of RAS shares in connection with the merger. Instead, the merger trustee, Deutsche Bank AG, Frankfurt am Main, Germany, who will be appointed by RAS and who is responsible for exchanging RAS shares for Allianz shares, will be asked to mediate, with the assistance of affected depositary institutions, between holders of fractional entitlements of Allianz shares in an effort to minimize the number of fractional entitlements. Through this procedure, holders of fractional entitlements of Allianz shares will be entitled, to the extent available, to purchase additional fractional entitlements in such amount that entitles them to receive a whole number of Allianz shares according to the merger exchange ratio. The remaining fractional entitlements to Allianz shares will subsequently be combined and sold on a publicly traded market on behalf of, and the proceeds of the sales will be distributed pro rata to, the RAS shareholders entitled to fractional entitlements.

•	Allianz will assume the obligations under the existing stock option plans of RAS vis-à-vis the beneficiaries thereunder, which are still outstanding upon the legal effectiveness of the merger. Allianz will deliver to the beneficiaries under the stock option plans upon exercise of their option rights a number of Allianz shares in accordance with the terms of the respective stock option plan, adjusted on the basis of the merger exchange ratio.

•	To implement the merger, Allianz will increase its share capital, without subscription rights, according to the number of Allianz shares to be issued and granted to RAS shareholders in exchange for their RAS shares in the merger, except for RAS shares held by RAS itself and by Allianz. The precise amount of this capital increase will not be known until after the payment of any exercised cash exit rights by RAS shareholders, if applicable. Assuming that all currently outstanding RAS ordinary shares (except those held by Allianz or RAS) and all currently outstanding RAS savings shares (except those held by Allianz or RAS) will be exchanged for Allianz shares in the merger, the share capital of Allianz will increase by € • by issuing up to • ordinary registered no par value shares.

•	The merger will not be registered in the commercial register of Allianz in Germany prior to the annual shareholders’ meetings of Allianz and RAS in 2006 and the subsequent distribution of dividends for fiscal year 2005.

Allianz intends to apply to the Milan Stock Exchange for the admission for listing of the Allianz shares in connection with the merger in order to offer to RAS shareholders Allianz shares that are listed in Italy.

There are no contractual conditions precedent to effectiveness of the merger; however, the merger only becomes effective upon its registration in the commercial register of Allianz in Germany. The merger may only be registered in the commercial register of Allianz, inter alia, if the negotiation process regarding employee involvement pursuant to the German law implementing the Council Directive 2001/86/EC of October 8, 2001 supplementing the Statute for a European Company with regard to the involvement of employees (SE-Beteiligungsgesetz, or the “German SE Employee Involvement Act”) has been completed or is terminated due to an inconclusive result after the expiration of the statutory negotiation period or by resolution of the special negotiating body representing the Allianz EU/EEA-based employees. This negotiation process relates to the level of employee representation on the supervisory board of Allianz SE, the composition of the employee representative body of Allianz SE, and the scope of employee participation and related employee rights within Allianz SE. The negotiations are conducted between the management of Allianz and RAS, on the one hand, and a special negotiating body of the Allianz Group’s EU/EEA-based employees, on the other hand. The completion of such negotiations may take up to six months (unless extended to a maximum of one year by mutual agreement) after the establishment of the special negotiating body. This body must be established within ten weeks as from the date Allianz and RAS initiate the employee involvement process by notifying the respective employee representative bodies and, where appropriate, employees of the Allianz Group after they have entered into and published the merger plan.

Reorganization of RAS

In connection with the merger, on November 14, 2005, the RAS Board of Directors approved that RAS will, prior to the legal effectiveness of the merger, contribute its whole business, including its property-casualty and life insurance business and the related instrumental activities in Italy (except for its shareholdings in RAS International N.V., Companhia de Seguros Allianz Portugal S.A., Koc Allianz Sigorta A.S. and Koc Allianz Hayat ve Emeklilik A.S. which will remain with RAS, subject to the prior approval of ISVAP) to a newly-established, wholly-owned Italian subsidiary of RAS (RAS Italia S.p.A.), which will assume the corporate name of RAS (the “Reorganization”). Furthermore, certain tax assets and liabilities of RAS and certain assets and liabilities related to certain corporate functions for approximately 60 employees are not part of the transfer. Following the Reorganization, RAS will no longer be directly engaged in insurance business and will exist solely as a holding company. As a result of the Reorganization, RAS will lose its licenses to operate insurance activities in Italy, which will amount to a change in its business purpose. In addition to the RAS shareholders’ vote on the merger, the amendment of the articles of association of RAS to reflect this change in business purpose will be subject to the approval of the RAS extraordinary meeting of ordinary shareholders. The transfer of RAS’s insurance portfolios to RAS Italia S.p.A. is also subject to the approval of the ISVAP. Discussions relating to the approval from ISVAP for the Reorganization are currently on-going. In addition, the Reorganization will be subject to the approval of COVIP with respect to certain pension fund-related matters.

Reasons for the Merger

The merger with RAS will enable Allianz to directly reallocate the holding of operations to Allianz. This step forms part of the repositioning plan of Allianz, in particular, to (a) improve the Allianz Group’s position in the Italian insurance market, (b) strengthen Allianz’s foothold in its European home market and (c) in connection with the conversion of Allianz into a European Company, further streamline the Allianz organizational structure. The future Allianz SE will be the first European Company listed on the DJ EURO STOXX 50.

The merger is consistent with the strategy recently followed by Allianz (“3+1”), which is focused on enhancing its capital base, strengthening operating profitability, simplifying the structure of the Allianz Group and increasing its competitive position and shareholder value. In such perspective, the merger focuses on (a) a deeper integration and coordination of the business and (b) the simplification of the Allianz Group’s structure resulting in a more efficient corporate governance as well as in the possibility to broaden and consolidate its network and its industry potential.

Background of the Merger

At various times since 2003, the Management Board of Allianz has considered the full integration of RAS into Allianz.

On November 22 and 23, 2004, during its semi-annual strategy meeting, the Management Board of Allianz discussed the full integration of RAS into the Allianz Group and a closer cooperation of Allianz and its Italian affiliates. The Management Board decided to further evaluate this matter.

On December 8, 2004, the integration of RAS by means of a cross-border merger into Allianz was discussed in a meeting between representatives of Allianz, Goldman Sachs & Co. oHG, financial advisors to Allianz, and Shearman & Sterling LLP, German and Italian legal advisors to Allianz.

During meetings on January 24 and 25, 2005, the Management Board of Allianz discussed different options with respect to a closer co-operation between Allianz and its Italian subsidiaries and its legal and financial implications, as well as the possibility of a cross-border merger of RAS into Allianz and a conversion of Allianz AG into a European Company, or SE.

On February 23, 2005, the Management Board of Allianz again discussed the different options with respect to the integration of RAS and decided to mandate an audit firm to advise on the valuation of Allianz and RAS. Ernst & Young AG Wirtschaftsprüfungsgesellschaft was subsequently mandated with such role in March 2005.

In a meeting on March 17, 2005, Michael Diekmann, Chief Executive Officer of Allianz, Paul Achleitner and Helmut Perlet, all members of the Management Board of Allianz, together with other Allianz representatives, met with their legal and financial advisers to further discuss the possibility of a cross-border merger of RAS into Allianz and a conversion of Allianz AG into an SE.

On May 3, 2005, Michael Diekmann met with Henning Schulte-Noelle, Chairman of Allianz’s Supervisory Board, in Munich and informed him of the preliminary considerations of the Management Board with respect to a possible full integration of RAS by means of a merger into Allianz.

During a regular meeting of Allianz’s Management Board on May 12, 2005, Paul Achleitner presented an update of the current activities with respect to the potential merger transaction. On June 21, 2005, the Management

Board met again to discuss the project and to review certain aspects of the transaction structure. During its July 4, 2005 meeting, the Management Board further discussed certain transaction steps and various open issues relating to the contemplated merger.

On July 6, 2005, Paul Achleitner and Detlev Bremkamp, both members of Allianz’s Management Board, met Paolo Vagnone, Chief Executive Officer of RAS, in Munich and informed him about the possible transaction and the basic considerations relating thereto.

Throughout July 2005, several meetings were held between the transaction teams of Allianz and RAS, along with their respective legal advisors (with Chiomenti Studio Legale, an Italian law firm, representing RAS) and with Allianz’s financial advisors to discuss various legal, financial and valuation aspects of a possible merger.

On July 27, 2005, Paul Achleitner, Paolo Vagnone, other representatives of both companies, and their respective legal advisers met in Milan to further discuss merger-related issues.

On August 8, 2005, Michael Diekmann and Paul Achleitner met Giuseppe Vita, Chairman of the Board of Directors of RAS, at Allianz’s headquarters in Munich to present him with the outlines of the contemplated merger transaction.

On August 23 and 24, 2005, Paul Achleitner and Allianz representatives further discussed with Paolo Vagnone and RAS representatives various financial and legal aspects of the transaction.

On August 24, 2005, RAS mandated Merrill Lynch International as its financial adviser, while at the beginning of September, Allianz mandated Mediobanca as its Italian financial adviser and Dresdner Kleinwort Wasserstein as an additional financial adviser on the transaction.

On September 1, 2005, representatives of Allianz met with Norbert Blix, Deputy Chairman of the Supervisory Board, and Peter Haimerl, member of the Supervisory Board of Allianz, who are both employee representatives, and informed them about the envisaged merger.

On September 5, 2005, Paul Achleitner and Allianz representatives met Henning Schulte-Noelle, Chairman of Allianz’s Supervisory Board, in Munich to give him an update on the contemplated transaction.

On September 6, 2005, Giuseppe Vita and Paolo Vagnone met with representatives of Allianz and Shearman & Sterling LLP in Milan and discussed the transaction.

On September 6, 7 and 8, 2005, representatives of Allianz and RAS, and their respective legal and financial advisers, met in Milan to prepare the relevant documents and communications for the announcement of the transaction and to discuss valuation matters.

On September 8, 2005, the Management Board of Allianz held a meeting in Munich and resolved to proceed with the contemplated merger. On September 10, 2005, the Supervisory Board of Allianz met in Munich and approved the contemplated transaction.

On September 11, 2005, the Board of Directors of RAS approved, inter alia, (a) the plan for the integration of RAS by means of a cross-border merger into Allianz as well as the prior reorganization of the business of RAS, (b) the range of the merger exchange ratio of 0.153 and 0.161 Allianz shares per RAS ordinary share and per RAS savings share, and (c) the calling of an extraordinary shareholders’ meeting to vote on the merger.

Also on September 11, 2005, after the above resolutions had been taken, Allianz and RAS publicly announced their plan to merge by issuing an ad-hoc announcement pursuant to § 15 of the German Securities Trading Act (Wertpapierhandelsgesetz, WpHG) and press releases.

On September 27, 2005, RAS published invitations to the extraordinary meeting of holders of RAS ordinary shares and the special meeting of holders of RAS savings shares.

Since October 2005, representatives of Allianz and RAS, assisted by representatives of Ernst & Young and PricewaterhouseCoopers, their respective accounting advisers with respect to the proposed merger, discussed the valuations of Allianz and RAS that would serve the basis for the merger exchange ratio. On December •, 2005, the parties announced that they had agreed on the merger exchange ratio and other aspects of the merger plan and entered into the merger plan.

Merger Valuation Reports

In accordance with the SE Regulation, the parties to a merger do not have absolute discretion to determine the merger exchange ratio. Under both the German Transformation Act (Umwandlungsgesetz) and the Italian Civil Code, which are applicable to the merger pursuant to Article 18 of the SE Regulation, the merger exchange ratio agreed upon by the parties must be reviewed by a court-appointed independent merger valuation auditor, and the independent merger valuation auditor is required to issue a report stating whether it finds the merger exchange ratio “appropriate” (angemessen or congruo) and describing the methods it used to arrive at its view and the difficulties encountered in the evaluation, if any.

With respect to the merger, two independent merger valuation auditors have been appointed, one for each of Allianz and RAS. The Munich district court I (Landgericht München I) appointed Deloitte & Touche GmbH Wirtschaftspruefungsgesellschaft as independent merger valuation auditor for Allianz for purposes of the merger, and the President of the Milan Court (Presidente del Tribunale di Milano) appointed Mazars & Guerard, an international accounting firm, as independent merger valuation auditor for RAS for purposes of the merger.

Allianz and RAS will determine the merger exchange ratio by mutual agreement in the merger plan. Allianz determined the merger exchange ratio on the basis of comparative valuations prepared by Ernst & Young, applying the discounted earnings methodology in accordance with German judicial and market practice. RAS applied recognized valuation methodologies, among which were the discounted earnings method (as applied in accordance with German judicial and market practice), as well as the share price performance, market multiples, research analyst views and sum-of-the-parts methodologies. PricewaterhouseCoopers reviewed for RAS the company valuations prepared by Ernst & Young according to the discounted earnings methodology as applied under German best practice. The independent merger valuation auditors will not recommend any particular merger exchange ratio to Allianz or RAS.

The independent merger valuation auditors are required by the SE Regulation and applicable German and Italian law to:

•	confirm that the merger plan satisfies certain formal requirements; and

•	express an opinion on the “appropriateness” (Angemessenheit or congruita) of the merger exchange ratio in accordance with applicable law and legal practice.

The independent merger valuation auditors will not express an opinion on any other matter or, with respect to the matters described above, express an opinion for any purpose other than the satisfaction of certain legal requirements applicable under the SE Regulation, German law and Italian law.

To satisfy the respective applicable German and Italian legal requirements, the independent merger valuation auditors will perform certain activities, including:

•	review the merger plan, and any other documents as they consider necessary or appropriate to enable them to express the required opinions; and

•	meet with representatives of Allianz and RAS and representatives of their respective advisors (including accounting advisors and such other advisors as the independent merger valuation auditors deem appropriate) to discuss such aspects of the valuation process as they deem relevant to enable them to express the required opinions, including without limitation:

–	the discount rates applied to projected future net earnings of Allianz and RAS for purposes of calculating net present values; and

–	the consistency with which certain assumptions and details of the valuation methods have been applied to available data.

The independent merger valuation auditors will not assume any responsibility for independent verification of the information provided to them by the parties to the merger or by their respective accounting or other advisors.

The merger exchange ratio will ultimately be determined by Allianz and RAS on the basis of a comparative valuation of both Allianz and RAS. In accordance with judicial and market practices in Germany and Italy, the comparative valuation to establish the merger exchange ratio will be determined by applying the valuation principles recognized in Germany and Italy, as described above. Such recognized valuation principles will also be applied by the independent merger auditors for Allianz and RAS for their review of the merger exchange ratio, respectively. Detailed information describing the basis for the merger exchange ratio will be included in the merger reports of Allianz and RAS and in the merger audit reports to be prepared by the independent merger auditors.

On September 8, 2005 and September 11, 2005, respectively, Allianz’s Management Board and RAS’s Board of Directors passed resolutions in their respective corporate proceedings regarding the merger, anticipating that the final merger exchange ratio would be within the range from 0.153 to 0.161 Allianz shares per each RAS ordinary share and each RAS savings share. Allianz and RAS will endeavor to come to an agreement on the final merger exchange ratio that the independent merger valuation auditors are likely to consider “appropriate” (angemessen or congruo) within the meaning of the applicable law. Allianz cannot, however, assure that the independent merger valuation auditors will reach this conclusion with respect to the merger exchange ratio that Allianz will agree with RAS. Allianz will update this registration statement prior to effectiveness to reflect the opinions expressed by the independent merger valuation auditors with respect to the merger exchange ratio.

Material Differences Between Rights of Shareholders of Allianz SE and RAS

Allianz is currently a German stock corporation (Aktiengesellschaft) subject to the provisions of the German Stock Corporation Act (Aktiengesetz), the German Commercial Code (Handelsgesetzbuch), the German Co-Determination Act (Mitbestimmungsgesetz), and other German laws, as well as the German Corporate Governance Code (Deutscher Corporate Governance Kodex).

As discussed above in “—Summary of Terms of the Merger Plan,” upon completion of the merger, Allianz will convert its legal form by operation of law into a European Company, or SE. The SE is a legal form based on European Community law and was introduced by the enactment of the SE Regulation, which came into force on October 8, 2004. The creation of the European Company statute allows companies established in more than one EU Member State or EEA country to merge and operate throughout the EU/EEA on the basis of a single set of rules and a unified management and reporting system. Since Allianz SE will have its registered office in Germany, it will be governed by the SE Regulation, the applicable German law supplementing the SE Regulation (namely, the German SE Implementation Act (SE-Ausführungsgesetz)), the German SE Employee Involvement Act, and relevant German law applicable to German stock corporations, in particular the German Stock Corporation Act (Aktiengesetz) unless the aforementioned SE-specific laws already contain provisions covering the specific subject matter. The German Co-Determination Act (Mitbestimmungsgesetz), for example, will not be applicable to Allianz SE as the German SE Employee Involvement Act contains more specific provisions. We refer to all applicable German law and EU law mentioned above as “German law” and “EU law,” respectively.

Notwithstanding the special legal framework of an SE, an SE based in Germany is in general comparable with a German stock corporation (Aktiengesellschaft, AG). In particular, Allianz intends, upon its transformation into an SE, to continue a two-tier board system consisting of a management board (Vorstand) and a supervisory board (Aufsichtsrat), as discussed in more detail in the table below.

RAS is an Italian stock corporation subject to the provisions of the Italian civil code, the Italian special laws governing the insurance sector and legislative decree number 58, dated February 24, 1998, as amended, all of which we refer to as “Italian law.” RAS’s shareholders, whose rights are currently governed by the RAS articles of association and Italian law, will, upon completion of the merger, become shareholders of Allianz SE and their rights will be governed by the Allianz SE articles of association (Satzung), as well as German law and EU law and regulations applicable to a Germany-based SE.

The following description summarizes the material differences, assuming the transformation of Allianz into an SE, that may affect the rights of RAS shareholders but does not purport to be a complete statement of all those differences or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shareholders should read carefully the relevant provisions of Italian law, German law, EU law and regulations, the German Corporate Governance Code, the form of articles of association for Allianz SE, and RAS’s articles of association. The form of articles of association of Allianz SE, which are proposed for Allianz SE after the merger is consummated, is filed as an exhibit in the registration statement of which this Prospectus forms a part.

	Allianz SE	RAS S.p.A.
Capitalization

The capital stock of Allianz is as of December 5, 2005, €1,039,462,400, subdivided into 406,040,000 no par value registered shares (including consideration of any warrants that have been exercised) with restricted transferability and with a notional value (the proportional amount of the share capital attributable to each share) of €2.56 per share. The capital stock will increase in connection with the merger up to € •, depending on the number of RAS shares that will be exchanged for Allianz shares.

The form of articles of association for Allianz SE provides that the share capital of Allianz SE may also be increased through two types of authorized share capital and two types of conditional share capital. The amounts of these share capitals will correspond to the authorized and conditional share capital of Allianz at the time of the legal effectiveness of the merger; however, one form of conditional share capital, which will only be created if a corresponding conditional capital is newly created for Allianz at its extraordinary shareholders’ meeting relating to the merger plan on February 8, 2006. The precise amounts of authorized and conditional share capital will only be known at the time of the effectiveness of the merger. For a more detailed description of these types of share capital, please refer to the form of articles of association of Allianz SE, which is filed as an exhibit in the registration statement of which this Prospectus forms a part.

The capital stock of RAS is of €403,336,202.40 subdivided into 670,886,994 ordinary shares and 1,340,010 savings shares. All shares have a par value of €0.60.

	Allianz SE	RAS S.p.A.
Corporate Governance—General Considerations

The corporate bodies of Allianz SE will be the Management Board (Vorstand), the Supervisory Board (Aufsichtsrat) and the general meeting (Hauptversammlung). The Management Board and the Supervisory Board are separate and no individual may serve simultaneously as a member of both boards. This dual board system is optional for an SE and is provided for in the form of articles of association of Allianz SE.

The corporate bodies of RAS are the Board of Directors (Consiglio di Amministrazione), the board of statutory auditors (Collegio Sindacale) and the general meeting (Assemblea).

Board Structure; Election and Removal of Directors; Vacancies

Management Board. The Management Board of Allianz SE is expected to consist of 11 members. Under the form of articles of association of Allianz SE, the Supervisory Board determines the size of the Management Board, although it must have at least two members. The form of articles of association furthermore provide that Allianz SE may be

Under Italian law, a joint stock company is managed by a Board of Directors or by a sole director. Directors are elected by the general meeting for a maximum of three years.

Directors can be revoked at any time by the general meeting. Directors revoked without cause may claim legally represented by two members of the Management Board or by one member of the Management Board together with one holder of a full power of attorney (Prokura), which entitles its holder to carry out legal acts and transactions on behalf of Allianz SE. In addition, pursuant to a filing with the commercial register in Munich, Germany, Allianz SE may also be represented by two holders of a full power of attorney (Prokura).

The Supervisory Board appoints the members of the Management Board. Pursuant to the SE Regulation the term of office of the members of the Management Board may not exceed six years. The form of articles of association provide for a term of up to • years. Each member may be reappointed or may have his term extended by the Supervisory Board for one or more terms of up to • years each.

The Supervisory Board may remove a member of the Management Board prior to the expiration of his term for good damages resulting from their removal from office.

Vacancies on the Board of Directors are filled by a majority vote of the remaining directors and confirmed by a resolution adopted by the general meeting. Directors so appointed remain in office for the remaining part of the relevant term. In case of death or resignations of the majority of the directors, the remaining directors must convene the general meeting to appoint the new directors.

Under RAS’s articles of association, the Board of Directors is composed of no less than ten and no more than twenty directors. The Board of Directors of RAS currently comprises 18 directors.

Under Italian law and the articles of association of RAS, the Board of Directors is validly convened with the presence of at least fifty percent of the directors and acts by a simple majority of those present. In case of deadlock, the chairman has the deciding vote.

Allianz SE	RAS S.p.A.
cause, for example, in the case of a serious breach of duty or a bona fide vote of no confidence by the general meeting.

According to the form of articles of association of Allianz SE, resolutions of the Management Board are passed with the majority of its members participating in the vote, unless compelling statutory law provides for a different majority. In the event of a tie, the chairman of the Management Board has a casting vote. In addition, the form of articles of association of Allianz SE provides that the chairman of the Management Board has a veto right against resolutions of the Management Board. In the event he exercises his veto right, a resolution of the Management Board is not deemed to be adopted.

According to the form of articles of association of Allianz SE, the Management Board has a quorum if all of its members have been invited and at least half of its members, including the chairman of the Management Board or another Management Board member designated by the chairman, participate in the meeting.

Supervisory Board. According to the form of articles of association for Allianz SE, the Supervisory Board of Allianz SE shall consist of twelve members. The number of employee representatives of such twelve representatives on the Allianz SE Supervisory Board will be subject to negotiations between the Management Board of Allianz and the Board of Directors of RAS, on the one hand, and a special negotiating body representing the EU/EEA-based employees of the Allianz Group (which includes the RAS Group), on the other hand. The total number of members of the Supervisory Board of Allianz SE is determined by the articles of association.

If the Management Board of Allianz and the Board of Directors of RAS do not reach an agreement with the special

Allianz SE	RAS S.p.A.

negotiating body regarding the level of

employee representation, Allianz SE will become subject to a statutory level of employee representation. In this event, the highest level of representation that is applicable to one of the entities participating in the merger must be applied. Consequently, Allianz SE would become subject to German employee representation standards. This means that half of the members of Allianz SE’s Supervisory Board would be employee representatives, who would be nominated by Allianz SE’s EU/EEA-based employees for appointment by the shareholders’ meeting of Allianz SE. The employee representatives would have to be nominated according to a statutory allocation formula based on the number of employees in the respective EU Member State or EEA country in which the Allianz Group is represented.

The Supervisory Board of Allianz SE may not be subject to employee co-determination by law if the special negotiating body representing the EU/EEA-based employees of Allianz Group decides not to enter into negotiations regarding employee involvement for Allianz SE or if it decides to discontinue ongoing negotiations. In this case, the form of articles of association of Allianz SE provide that six members of the Supervisory Board shall be appointed by the shareholders’ meeting of Allianz SE upon proposal by the employees, which provision, however, could later be amended by a resolution of the shareholders’ meeting of Allianz SE.

The first six shareholder representatives of the Supervisory Board of Allianz SE and their substitute members will be appointed in the articles of association of

Allianz SE. The term of office of these Supervisory Board members will expire at the end of the first regular shareholders’ meeting of Allianz SE that resolves upon their discharge for the first

Allianz SE	RAS S.p.A.

fiscal year of Allianz SE and, in any event, after three years from their appointment at the latest. The employee representatives in the Supervisory Board, if any, will be appointed after the completion of the employee involvement negotiations by court resolution.

Under the form of articles of association of Allianz SE, each member of the Supervisory Board can generally be elected for a fixed term, which expires at the end of the general meeting at which the shareholders discharge the members of the Supervisory Board in respect of the fourth fiscal year after the beginning of the term. The fiscal year in which the members of the Supervisory Board are first elected is not considered. The fixed term may not exceed six years. Supervisory Board members may be reelected. The general meeting may remove any Supervisory Board member it has appointed (except members who are employee representatives) by a simple majority of the votes cast. Employee representatives have to be removed by the general meeting upon motion of those employees or representative bodies who nominated them for appointment. In addition, any member of the Supervisory Board may resign by written notice to the Management Board.

In the event of a member withdrawing from the Supervisory Board before the end of a term without a substitute taking his place, a successor must be appointed but only for the remaining term of the withdrawing member.

The Supervisory Board elects its chairman, as well as two deputy chairmen. The chairman of the Allianz SE Supervisory Board must be a shareholders’ representative.

The Supervisory Board has a quorum when all members of the Supervisory Board were invited or requested to participate in a decision and at least six, including the chairman of the Supervisory Board, or at least nine

	Allianz SE	RAS S.p.A.
members participate in a decision of the Supervisory Board. Except where a different majority is required by law or the articles of association of Allianz SE, the Supervisory Board acts by simple majority of the members participating in the resolution. In the case of any deadlock, the chairman has the deciding vote. In case of the absence of the chairman, the deputy chairman has a casting vote, provided he is a shareholder representative. The Supervisory Board meets at least twice each half-year.

Duties of Directors

The Management Board is responsible for managing the day-to-day business of Allianz SE. The Management Board is bound by applicable law, the articles of association of Allianz SE as well as its internal rules of procedure (Geschäftsordnung). The Management Board represents Allianz SE in its dealings with third parties.

The Supervisory Board oversees the Management Board but is not permitted to make management decisions. It is also responsible for appointing and removing the members of the Management Board.

The Supervisory Board represents Allianz SE in connection with transactions

According to the articles of association of RAS, the Board of Directors is in charge of the management of RAS and has all the powers of ordinary and extraordinary administration. The board has the authority to perform any act that relates to the management of the company, except those that are expressly reserved by law to the general meeting.

According to the articles of association of RAS, the Board of Directors is responsible for appointing and determining the compensation of one or more general managers, who are in charge of the day-to-day operations of RAS and of implementing the Board of Directors’ resolutions.

between a member of the Management Board and Allianz SE. To the extent that a Supervisory Board committee is entitled to decide on a specific matter in lieu of the Supervisory Board, the right of representing Allianz SE vis-à-vis the Management Board in that matter can be transferred to the relevant Supervisory Board committee.

According to the form of articles of association of Allianz SE, certain transactions may only be entered into by the Management Board with the approval of the Supervisory Board. Such transactions are (a) the acquisition of companies, interests in companies, and units of companies (except for financial

	Allianz SE	RAS S.p.A.
participations), if, in each case, the market value or, in the absence of a market value, the book value amounts to or exceeds •% of the equity of the last consolidated balance sheet of Allianz SE, (b) disposals of interests (except for financial participations) in an Allianz Group company, provided that such company ceases to be an Allianz Group company by virtue of the disposal and provided that in each case the market value or, in the absence of a market value, the book value of the interest disposed of amounts to or exceeds •% of the equity of the last consolidated balance sheet of Allianz SE, (c) entering into intercompany agreements (Unternehmensverträge) or (d) development of new and abandonment of existing core business segments, to the extent such action is of material importance to the Allianz Group. In addition to these transactions, the Supervisory Board may designate other transactions to be subject to its approval in accordance with the form of articles of association of Allianz SE.

The Management Board reports regularly (at least every three months) to the supervisory Board on the business of Allianz SE.

In addition, supervisory boards of German insurance companies appoint the company’s external auditor for audits required under German law.

Conflict-of-Interest Transactions

In any transaction or contract between Allianz SE and any member of the Management Board, Allianz SE is represented by the Supervisory Board. See “Duties of Directors.”

A member of the Management Board may not deal with, or vote on, matters relating to proposals, arrangements or contractual agreements between himself and Allianz SE and may be liable to Allianz SE if he has a material interest in

Under Italian law, a director with a direct or indirect interest, which does not have to be necessarily conflicting, in a transaction contemplated by RAS must inform the Board of Directors of any such conflict of interest in a comprehensive manner. If a managing director has a conflict of interest, he must refrain from executing the transaction and refer the relevant decision to the Board of Directors.

	Allianz SE	RAS S.p.A.

any contractual agreement between Allianz SE and a third party which was not disclosed to, and approved by, the Supervisory Board.

According to the German Corporate Governance Code, members of the Management Board shall disclose any conflict of interest without delay to the Supervisory Board and the other members of the Management Board. Likewise, members of the Supervisory Board shall disclose any conflict of interest without delay to the other Supervisory Board members.

If the Board of Directors approves the transaction, such decision must be duly motivated, in particular with regard to its economic rationale for the company.

In case the conflicted director has not informed the board of the conflict, the board has not motivated its decision, or such decision has been adopted with the decisive vote of an interested director, the relevant resolution can be challenged in court by any of the directors who did not participate in the adoption of the resolution or by the statutory auditors of the company.

The challenge must be brought within 90 days from the date of the relevant resolution.

Directors are liable towards the company for damages deriving from the conflict of interest.

Indemnification of Directors and Officers

Under German law, Allianz SE may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. Exceptions are subject to limited instances and need to be essential for the company’s well-being. In addition, German law permits an SE to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in litigation in a country, such as the U.S., where winning parties are required to bear their own costs, if German law would have required the losing party to pay such member’s attorneys’ fees had the suit been brought in Germany. A German SE may, however, purchase insurance for its board members. Such insurance may be subject to restrictions imposed by German law.

Under Italian law, RAS is liable for damages to third parties caused by its employees during the performance of their duties.

Italian law and national collective bargaining agreements further provide that RAS will reimburse its executives for legal expenses incurred in defending against criminal prosecution, provided that such prosecution is related to actions taken by the executive in the performance of his duties to RAS. This rule does not apply to instances of intentional misconduct or gross negligence.

	Allianz SE	RAS S.p.A.
Director Liability

Under German and EU law, an SE is not allowed to limit or eliminate the personal liability of the members of either the management board or the supervisory board for damages due to a breach of duty in their official capacity. For a discussion of the general standard of conduct of the members of the management board and the supervisory board, see “Duties of Directors.”

More specifically, members of the Management Board and of the Supervisory Board of Allianz SE who violate their duties to maintain the confidentiality of corporate information (as established by German and EU law) may be jointly and severally liable to Allianz SE for any resulting damages, unless their actions were validly approved by resolution at a shareholders’ meeting.

Allianz SE may, however, waive its claims for damages due to a breach of duty or reach a settlement with regard to such claims if more than three years have passed after such claims have arisen, but only with the approval of the general meeting, provided that such waiver may not be granted and such settlement may not be reached if shareholders holding in the aggregate at least 10% of the issued shares file an objection to the protocol.

Under Italian law and RAS’s articles of association, the members of the board of directors must perform their duties with the care required by the nature of their office and their specific competences.

Directors are jointly and severally liable towards the company for damages resulting from breach of the duties of their office. Directors are also jointly liable if they have knowledge of facts that may be prejudicial to the company but have not implemented, to the extent possible, measures necessary to avoid or limit the effects of such facts.

The company may initiate a liability claim against its own directors with the approval of the general meeting of the company. The liability claim can be waived or settled, provided the waiver or settlement is authorized by the general meeting. Such authorization is deemed not granted in the event that shareholders representing at least 5% of the company’s share capital vote against the authorization.

A liability claim against the directors may also be initiated on behalf and to the benefit of the company by shareholders representing at least 5% of the share capital of RAS. For the relevant procedure, see “Shareholders’ Suits.”

Liability claims may also be brought directly by individual shareholders or third parties for the damages directly caused to them.

Loans to Directors	German law requires that any loan made by Allianz SE exceeding a month’s salary to any member of the Management Board or a representative authorized by a full power of attorney (Prokurist) or to their spouses or minor children must be authorized by a resolution of the Supervisory Board. Loans made by Allianz SE to a member
Italian law or RAS’s articles of association and corporate governance code do not contain specific provisions regarding loans to directors.

	Allianz SE	RAS S.p.A.
of the Supervisory Board require an affirmative vote of the Supervisory Board. For purposes of this resolution, the member of the Supervisory Board who would be the borrower is not entitled to vote.

Shareholder Nomination

Any shareholder entitled to attend and vote at the general meeting can nominate individuals for the election as shareholder representative to the Supervisory Board at the general meeting.

If a shareholder wishes to have Allianz SE publish his nomination of individuals for election to the Supervisory Board other than those recommended by the existing Supervisory Board, such shareholder must communicate this motion to Allianz SE at least two weeks prior to the date of the general meeting. The nomination must contain the name, the profession, the domicile and memberships in other Supervisory Boards or other comparable domestic or foreign supervising constituencies of the individual to be nominated. If such communication is given to Allianz SE, the Management Board must, without undue delay, notify the banks and the shareholders’ associations which at the last general meeting exercised voting rights for shareholders or who have requested such notification, of the applications and proposals for elections by shareholders, including the names of such shareholders and a possible response by the Management Board. The same notification has to be submitted by the Management Board to shareholders who, after the publication of the notice of the general meeting in the German Electronic Federal Gazette (Elektronischer Bundesanzeiger), requested such notification, or who have been registered in the share register of Allianz SE at least two weeks prior to the date of the general meeting. The notification requirement is fulfilled if the relevant information is posted on the company’s Internet website.

Under Italian law and RAS’s articles of association, the members of the Board of Directors are elected by the general meeting upon proposal of the shareholders or of the existing Board of Directors.

	Allianz SE	RAS S.p.A.
In addition, if the agenda for the general meeting is duly published, shareholders may nominate individuals for election (shareholders representatives) at the general meeting, even if they did not communicate such nomination in the manner described above.

Shareholders’ Meetings

According to the SE Regulation, the general meeting must be held within the six months following the end of the fiscal year. According to the form of articles of association for Allianz SE, shareholders are entitled to participate and to vote at the general meeting if they have provided notice of their participation in due time and if their respective shares are duly registered. Notice of participation to the meeting must be submitted to the management board no later than the last day of the statutory notification period, unless such deadline is extended by the Management Board. The deadline must be published in the company’s designated journals, which is the German Electronic Federal Gazette (Elektronischer Bundesanzeiger).

Each no par value registered share in Allianz SE is entitled to one vote. German law does not allow cumulative voting.

A shareholder’s voting right may be exercised by a representative. Proxies that are posted to Allianz SE or a special representative appointed by Allianz SE may be given through electronic means to be further determined by Allianz SE. The procedure to give proxies must be announced in the company’s designated journals, the German Electronic Federal Gazette.

The general meeting is presided by the chairman of the Supervisory Board or, if he is unable to attend, by another member of the Supervisory Board to be appointed by the Supervisory Board.

In the absence of any legal requirement providing otherwise, resolutions at the general meeting are passed by a simple majority of the votes cast.

According to Italian law and the articles of association of RAS, the general meeting must be held at least once a year within 120 days after the end of the company’s fiscal year. This term can be extended to 180 days.

Pursuant to the articles of association of RAS, all registered shareholders may attend the general meeting.

To attend the general meeting, the owners of RAS’s shares held through the book-entry system managed by Monte Titoli S.p.A. are required to instruct the relevant banks or financial institutions associated with Monte Titoli S.p.A. or any other relevant authorized intermediary with which their accounts are held, to provide RAS with certificates evidencing the shares owned at least two days prior to the first date scheduled for the meeting. Such registration allows them gain admission to the general meeting.

Any shareholder entitled to attend the general meeting may be represented according to the relevant provisions of Italian law. Representation requires a written proxy. The proxy can be given only for one meeting.

The general meeting is presided by the chairman of the Board of Directors or, if he is unable to attend, by another member of the Board of Directors.

In order to be validly convened, the general meeting requires the attendance of shareholders representing at least 50% of the voting capital on the first call, while no quorum is required

	Allianz SE	RAS S.p.A.
on second call. On both first and second call, resolutions are passed by a simple majority of the votes cast.

Notice of Shareholders’ Meetings	Under the form of articles of association for Allianz SE, notice of the general meeting is to be published in the company’s designated journals, the German Electronic Federal Gazette.

Under Italian law and RAS’s articles of association, a written notice calling a shareholders’ meeting indicating the time, place and agenda of the meeting must be published in the Gazette of the Italian Republic (Gazzetta Ufficiale della Repubblica Italiana) not less than thirty days before the date scheduled for the meeting. In addition, according to RAS’s articles of association, the notice of the shareholders’ meeting may also be published in one or more national Italian newspapers and on RAS’s website.

Shareholders’ Right to Call a Shareholders’ Meeting

The Management Board must convene a shareholders’ meeting without undue delay upon request of shareholders representing in aggregate at least 5% of the company’s share capital, who have been shareholders of Allianz SE for at least three months preceding the request.

The directors must convene without delay a shareholders’ meeting if requested to do so by shareholders representing at least 10% of the share capital of RAS, indicating the agenda of the meeting.

Such request must be directed to the Management Board and must contain the agenda for the shareholders’ meeting.

If the requested shareholders’ meeting does not occur in time or does not occur within two months as from the request, the meeting can, upon authorization by the competent court, be convened by the shareholders requesting such shareholders’ meeting.

Should the directors (or the board of statutory auditors) fail to call the shareholders meeting, the meeting can be convened by the competent tribunal.

Shareholders’ Proposals	Under German law, shareholders holding in the aggregate shares representing at least 5% of the share capital or a proportional amount of €500,000 of the registered stated capital are entitled to require that a matter is included in the agenda for resolution and that the management board submits a proposal at
There are no specific rules under Italian law other than those relating to the right of calling a shareholders’ meeting. See above “Shareholders’ Right to Call a Shareholders’ Meeting.”

	Allianz SE	RAS S.p.A.

the respective shareholders’ meeting and to publish this proposal. The request must be made in writing stating the purpose and the reasons therefore. Proposals duly published may be submitted to the general meeting for decision.

Each shareholder may also submit at
the shareholders’ meeting counterproposals to the proposals submitted by the Management Board and the Supervisory Board. For further information regarding the nomination of Supervisory Board members, see “Shareholder Nominations.”

Proxy Solicitations	According to German law, shareholders (or shareholders’ associations) can solicit other shareholders’ votes and proxy or make suggestions regarding the exercise of the voting rights in the so-called shareholders’ panel (Aktionärsforum) in the German Electronic Federal Gazette (elektronischer Bundesanzeiger) in order to promote or submit a proposal or motion in, a shareholders’ meeting or otherwise. Such solicitation must (a) disclose the name and address of the soliciting shareholder (or shareholders’ association), (b) the name of the concerned company, (c) the proposal, motion or suggestion on how to exercise voting rights regarding a particular agenda item at a shareholders’ meeting and (d) the date of the relevant shareholders’ meeting.

Under Italian law, one or more shareholders representing at least 0.5% of the share capital of RAS and registered as shareholders for at least six months can solicit other shareholders’ proxies. Solicitation of proxies must be made through an authorized intermediary and requires the publication of a prospectus and a proxy form.

Proxies must be dated, signed and indicate the voting instructions. Proxies so granted can be revoked until one day prior to the shareholders’ meeting. Proxies can only be given for one single, already convened, shareholders’ meeting.

Required Vote for Authorization of Certain Actions

According to German law, the following resolutions may be passed only by a majority of at least 75% of the capital stock represented at the passing of the resolution and a simple majority of the votes cast at the shareholders’ meeting: certain capital increases (contingent capital; authorized capital), capital decreases, a dissolution of Allianz SE, a merger of Allianz SE or any other form of transformation (Umwandlung) of Allianz SE, including, without limitation, spin-offs (Spaltung), a transfer of all or

Extraordinary shareholders’ meetings are required to vote on all amendments of the company’s articles of association, including capital increases, transfer of the company’s registered office abroad, changes in the corporate purposes and all other matters referred to it by Italian law such as the liquidation or winding-up of the company as well as mergers and de-mergers.

In order to be validly approved, resolutions pertaining to the above

	Allianz SE	RAS S.p.A.
virtually all of Allianz SE’s assets, a change of Allianz SE’s corporate form, and the exclusion of preemptive rights (Bezugsrecht).

matters require the attendance of shareholders representing at least 50% of the ordinary share capital on first call, more than one-third on second call and at least one-fifth on any subsequent calls, and the affirmative vote of holders of at least two-thirds of the RAS share capital participating in the vote on the resolution.

Amendment to Articles of Association

Changes to the corporate purpose (Unternehmensgegenstand) of Allianz SE stated in the articles of association and the relocation of the registered seat (Sitzverlegung) into a different EU Member State require a 75% majority of the capital stock represented at the time the resolution is passed. For other amendments, the form of articles of association for Allianz SE stipulate that, unless compelling statutory law provisions provide otherwise, a majority of two-thirds of the votes validly cast is required, or a simple majority of votes validly cast if at least half of the stated share capital is represented.

Under Italian law, the articles of association of a joint stock company may be amended at any time by the shareholders at an extraordinary shareholders’ meeting. See “Required Vote for Authorization of Certain Actions” for the required quorums and voting thresholds.

As provided in the form of articles of association for Allianz SE, the Supervisory Board is authorized to amend the wording of the articles of association.

Dividends	Under German law, dividends may be declared and paid out of the corporation’s distributable balance sheet profits shown in the corporation’s audited and approved financial statements for the preceding fiscal year, as determined by resolution of the general meeting.	Under Italian law, RAS may pay dividends out of its net profits shown in the company’s audited and approved financial statements for the preceding fiscal year or out of its distributable legal reserves. The dividend distribution must be approved by the general meeting approving the company’s financial statements.

	Allianz SE	RAS S.p.A.
Cash Exit Rights; Appraisal Rights

Under German law, shareholders of an SE are entitled to withdraw as shareholders from the SE in consideration for adequate compensation if:

•      the SE relocates its registered office (Sitz der Gesellschaft) from one EU Member State to another;

•      the SE enters into a domination and/or profit (and loss) transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) with another enterprise;

•      the SE is acquired by way of merger by another company with a different legal corporate form; or

•      shareholders of the SE receive shares with restricted transferability in connection with a merger.

According to the prevailing opinion in German legal literature and a court decision of the higher regional court in Düsseldorf, Germany (OLG Düsseldorf), such cash exit rights are also triggered if a merger results in the delisting of the shares of the merged entity. The adequate compensation is generally payable in cash.

A valuation proceeding (Spruchverfahren) is available to Allianz SE’s shareholders under German law to determine the adequacy of the consideration to be paid in the situations described above. In addition, a valuation proceeding is available in connection with the expulsion of minority shareholders in a squeeze out; provided, in each case the shareholder complies with the procedural requirements specified in the respective statutory provisions.

Under Italian law, shareholders of Italian joint stock companies are entitled to exercise cash exit rights whenever a resolution is adopted at a special meeting of shareholders with respect to, inter alia:

•      a change in the business purpose of the company;

•      a change in the legal form of the company;

•      the transfer of the registered office of the company outside of Italy; or

•      a merger in which the shareholders of a listed company receive shares which are not listed on a regulated stock market in Italy.

Cash exit rights can only be exercised by dissenting, absent or abstaining shareholders. Cash exit rights can be exercised for all or part of the shares held by the relevant shareholder.

In order to validly exercise their cash exit rights, shareholders entitled to do so must send notice thereof to the company by registered mail within 15 days after the publication in the Companies’ Register of the resolution approved at the special meeting of shareholders.

The shares with respect to which cash exit rights are being exercised cannot be sold by the relevant shareholder and must be deposited with the company. Cash exit rights may not be exercised if the resolution, which gives rise to cash exit rights, is revoked in a subsequent shareholders’ meeting held within 90 days following the approval of such resolution. In this case, the cash exit rights that have already been exercised become ineffective.

	Allianz SE	RAS S.p.A.
The cash amount payable to the shareholders exercising their cash exit rights is calculated based on the arithmetical average of the closing price for the company’s shares during the six months preceding the publication of the notice convening the special shareholders’ meeting for the approval of the transaction, which gave rise to the cash exit rights.

Shareholders’ Suits

German law does not provide for class actions, and only permits shareholder derivative suits under limited circumstances, even in the case of breach of duty by the members of the management board or the supervisory board.

According to German law, the general meeting, acting by a simple majority of the votes cast, is entitled to request Allianz SE to claim damages but is not entitled to assert any rights on behalf of Allianz SE. The general meeting may appoint any disinterested party as a special representative to prosecute such claim on behalf of Allianz SE. Such special representative will be court-appointed upon the motion of a minority of the shareholders representing in the aggregate at least 10% of the issued shares or a proportionate amount of at least €1,000,000 of the registered stated capital, if the court deems this appropriate. If the court complies with the request to appoint a special representative, the company must pay the special representative adequate reimbursement and remuneration.

Italian law does not provide for class actions and does not generally permit shareholder derivative suits even with respect of breach of duty by the directors. However, shareholders representing at least 5% of the share capital of Italian-listed companies may bring on behalf of the company a liability claim against the directors for breach of their duties towards the company.

The shareholders promoting such claim appoint a representative to lead the action and perform all necessary ancillary activities.

If the action is successful, damages granted inure to the exclusive benefit of the company. The company must reimburse the shareholders, who initiated the action, for the costs and expenses related to the action.

According to German law, shareholders representing at least 1% of the issued share capital or in aggregate an attributable amount of at least €100,000 may request before court admission to prosecute such claims themselves on behalf of Allianz SE (Klagezulassungsverfahren). Such request is only complied with (a) if such shareholders prove that they or their legal

Allianz SE	RAS S.p.A.

predecessors had title to the shares of Allianz SE at the time the asserted misconduct or damages have been made public, (b) if such shareholders prove that Allianz SE has not filed a lawsuit itself within a reasonable period of time despite such shareholders’ request, (c) if facts are available that raise suspicion that Allianz SE has suffered damages due to improbity or severe violation of the law or the articles of association, and (d) if the claim for damages is not outbalanced by legitimate interests of Allianz SE.

If the court allows the shareholders to prosecute the claim on behalf of Allianz SE, they must file such claim within three month as of the legal effectiveness of the court ruling regarding the admission to prosecute the claim, provided that Allianz SE has not filed such claim itself within reasonable time despite of another request of such shareholders. Allianz SE may itself take over the prosecution of such claim pending at any time. A court ruling or a settlement agreement (Vergleich) on such claim has binding effect towards the company and any shareholder of the company.

If the request for admission to prosecute the claim on behalf of Allianz SE is rejected by the court, the costs incurred in such procedure must generally be borne by the applicant shareholders. If the plaintiff shareholders win the lawsuit, Allianz SE must reimburse such shareholders for their statutory costs, as further defined by German law, which are incurred by the lawsuit. The same applies if the lawsuit is partially or entirely lost by the plaintiff shareholders, provided that the admission to file the lawsuit was granted not due to willful or gross negligent wrong assertions by the plaintiff shareholders.

Each shareholder who was present at the shareholders’ meeting and has his objection against a resolution recorded

	Allianz SE	RAS S.p.A.
in the minutes may within one month after adoption of the respective resolution by the shareholders’ meeting take action against the company to contest the resolution (Anfechtungsklage).

Inspection of Books and Records

German law does not permit shareholders to inspect corporate books and records but does permit, however, shareholders to inspect the share register with respect to their personal information upon request. German law further provides each shareholder with a right to information at the shareholders’ meeting, to the extent that such information is necessary to permit a proper evaluation of the relevant item on the agenda.

The right to information is a right only to oral information at a shareholders’ meeting. Information may be given in writing to shareholders, but they are entitled neither to receive written information nor to inspect any documents of the corporation. As a practical matter, shareholders may receive certain written information about Allianz SE through its public filings with the commercial register (Handelsregister), the German Electronic Federal Gazette (Elektronischer Bundesanzeiger) and the German Federal Gazette (Bundesanzeiger) and other places for publication of the company.

Under Italian law, any shareholder, in person or through an agent, may inspect RAS’s shareholders’ ledger and the minutes of shareholder meetings at any time and may request a copy of the same at his own expense.

Transferability	The no par value registered shares may only be transferred with the consent of Allianz SE. Allianz SE will only withhold its consent to a duly applied request if it deems this to be necessary in the interest of Allianz SE on exceptional grounds; therefore, the consent	RAS’s shares are freely transferable.
requirement is deemed not to limit the tradeability over the stock exchange as required by German law and has very limited practical impact. Allianz SE will inform the applicant about the reasons leading to such a refusal.

	Allianz SE	RAS S.p.A.

Preemptive Rights

Under German law, an existing shareholder in an SE has a preemptive right to subscribe for any issue by such SE of shares, debt instruments convertible into shares and participating debt instruments in proportion to the shares held by such shareholder in the existing capital of such SE. German law provides that this preemptive right can be excluded only by a shareholder resolution. A majority of at least three-quarters of the issued shares represented at the meeting is required for such resolution to pass.

Furthermore, under German law, Allianz SE may, in general, only acquire its own shares upon authorization by a shareholder meeting, provided that the company acquires no more than 10% of its issued shares or acquires them for certain purpose defined by law, e.g., for the transfer to employees.

Under Italian law, an existing shareholder in a stock corporation has a preemptive right for any issue of such corporation of shares or debt convertible into shares in proportion to the shares held by such shareholder at the time of the issuance.

The preemptive rights can also be exercised by the holders of debt convertible into shares of the company on the basis of the relevant exchange ratio.

Existing shareholders are not entitled to preemptive rights with respect to newly issued shares to be paid in by contribution in kind. The preemptive rights can also be excluded by a resolution approved by shareholders representing more than 50% of the company’s share capital. In both of the above cases, the reasons for the exclusion must be adequately illustrated by a report of the board of directors.

In addition, the by-laws of listed companies can exclude preemptive rights with respect to newly issued shares for an amount up to a maximum of 10% of the existing share capital.

Takeover Statutes

Under German Law, the management board of the target company generally must not take any measures that would impede the success of the tender offer other than actions that would have been taken also by an orderly and faithful manager of a company not subject to a tender offer, soliciting alternative offers or acting with authorization of the supervisory board.

In addition, the general meeting can authorize other defense measures if such a vote is supported by 75% of the capital stock present at the time the resolution is passed. The duration of such authorization may not exceed 18 months. Individual measures taken in reliance upon such authorization have to be approved by the supervisory board.

Under Italian law, defense measures can only be adopted by Italian companies listed on an Italian or EU regulated market if approved by a shareholders’ meeting with the affirmative vote of holders representing at least 30% of a company’s share capital participating in the vote on the resolution.

Accounting Treatment of the Transaction

We will account for the merger as a purchase under both IFRS and U.S. GAAP.

THE RAS SHAREHOLDERS’ MEETINGS

General

The extraordinary meeting of holders of RAS ordinary shares at which the merger plan will be presented for approval is scheduled to be held on February 3, 2006, on first call, and February 4, 2006, on second call. The special meeting of holders of RAS savings shares to approve the merger resolution passed by the holders of RAS ordinary shares is scheduled to be held on February 3, 4 and 6, 2006, on first call, second call and third call, respectively. The merger requires the approvals of both holders of RAS ordinary shares and holders of RAS savings shares in order to be implemented.

Under Italian law, the extraordinary meeting of holders of RAS ordinary shares will be validly convened with the attendance of shareholders representing at least 50% of RAS ordinary shares on first call, more than 33.33% on second call and at least 20% on any subsequent calls. Approval of the merger plan and of the modification to the RAS articles of association in connection with the Reorganization requires a resolution passed with the affirmative vote of holders of at least two-thirds of RAS ordinary shares participating in the vote on the resolution. The special meeting of holders of RAS savings shares will then have to approve the resolution of the extraordinary meeting of holders of RAS ordinary shares approving the merger plan. The holders of RAS saving shares must pass this resolution with the affirmative vote of holders of the majority of the RAS savings shares participating in the vote on the resolution, representing at least 20% of the total amount of RAS savings shares outstanding.

At December 1, 2005, we owned approximately 76.3% of the outstanding RAS ordinary shares and 71.3% of the outstanding RAS savings shares. We intend to vote those RAS ordinary shares and RAS savings shares in favor of the proposed merger at the extraordinary meeting of holders of RAS ordinary shares and the special meeting of holders of RAS savings shares, respectively. As a result, the resolutions described above are certain to pass.

Appraisal Rights and Cash Exit Rights

Italian law does not entitle the holders of RAS ordinary shares and RAS savings shares to formal appraisal rights in connection with the merger. RAS shareholders are, however, entitled to cash exit rights as specified under Italian law. Under Italian law, shareholders of Italian joint stock companies are entitled to exercise cash exit rights whenever a resolution is adopted at an extraordinary or special meeting of shareholders with respect to, inter alia:

•	a change in the business purpose of the company;

•	a change in the legal form of the company;

•	a transfer of the company’s registered office outside of Italy; or

•	a merger in which the shareholders of a listed company receive shares which are not listed on a regulated stock market in Italy.

Holders of RAS ordinary shares absent, abstaining or voting against the merger or the change in corporate purpose deriving from the Reorganization in the RAS extraordinary shareholders’ meeting, and holders of RAS savings shares absent, abstaining or voting against approval of the resolution at their special shareholders’ meeting approving the merger, will be entitled to exercise cash exit rights and request liquidation (i.e., cash payment) of their RAS shares as a consequence of (a) the change of RAS’s corporate purpose and the substantial modification of its business caused by the Reorganization, (b) the transfer abroad of RAS’s registered seat due to the merger and (c) only with respect to the RAS savings shares, the modification of their participation rights as a result of the exchange of RAS savings shares for Allianz shares (i.e., ordinary shares). RAS shareholders entitled to cash exit rights may exercise their rights with respect to all or part of the shares that they hold. In order to validly exercise cash exit rights, RAS shareholders entitled to do so must provide notice thereof to RAS by registered mail within 15 days after the date of publication in the Companies’ Register in Milan, Italy, of the resolutions voted upon at the relevant meeting of RAS shareholders. The shares with respect to which cash exit rights are being exercised cannot be sold by RAS shareholders and must be deposited with RAS.

Cash exit rights may not be exercised if the resolutions relating to the merger are approved at the relevant meeting of RAS shareholders and then revoked in a subsequent shareholders’ meeting of RAS held within 90 days following the approval of such resolutions. In this case, the cash exit rights that have already been exercised become ineffective.

The cash amount payable to RAS shareholders exercising their cash exit rights is calculated based on the arithmetical average of the closing price for RAS ordinary shares and RAS savings shares, respectively, on the Milan Stock Exchange during the six months preceding the publication of the notice convening the extraordinary meeting of holders of RAS ordinary shares and the special meeting of holders of RAS savings shares, respectively. The notices were published in Italy on September 27, 2005. Accordingly, the cash exit price amounts to €16.72 per RAS ordinary share and €24.24 per RAS savings share.

Pursuant to the cash exit procedure provided for in Article 2437-quater of the Italian Civil Code, the RAS shares with respect to which cash exit rights are exercised will be offered for purchase, at their value indicated above, pro rata to holders of RAS ordinary shares and RAS savings shares, as the case may be, who do not exercise cash exit rights. Holders of RAS shares who accept such offer also have the preemptive right to purchase any RAS ordinary shares or RAS savings shares not purchased in such offer. Consistent with its intention to acquire all of the RAS ordinary shares and RAS savings shares, Allianz will purchase any RAS shares that are not so purchased.

The payment to RAS shareholders, who exercise their cash exit rights, will occur prior to the effectiveness of the merger.

Contestation Suits

Under German law, Allianz shares will not be issued to RAS shareholders until the merger is registered in the commercial register for Allianz, which cannot take place before the registration of the implementation of the capital increase for purposes of the merger in the commercial register for Allianz. Allianz shareholders could contest the merger by filing an action to set aside the resolution by the Allianz extraordinary meeting of shareholders approving the merger plan. This action must be commenced within one month from the date of such resolution. An action could be brought on the basis of alleged procedural irregularities before or during the shareholders’ meeting voting on the merger plan or on material defects in relation to the merger plan or the merger resolution itself, including violation of information rights. German law provides that a contestation suit by an Allianz shareholder against the validity of the resolution approving the merger plan may be based on the grounds that the merger exchange ratio set forth in the merger plan is too low from the point of view of Allianz shareholders. The merger cannot be registered in the commercial register for Allianz while a contestation suit is pending. However, pursuant to the German Transformation Act (Umwandlungsgesetz), if an action to set aside the resolution approving the merger plan is filed, Allianz may apply for a decision by the competent court to the effect that such filing does not bar the registration of the merger in the commercial register. Such a decision may only be made if the contestation suit against the validity of the merger resolution is inadmissible or clearly unfounded or if it appears to the court in its discretion, having considered the seriousness of the infringements of rights as asserted in the claim, that the immediate completion of the merger should have priority in order to avert significant disadvantages for Allianz as well as their shareholders, as asserted by Allianz. After the decision by the competent court has become final and binding, which may take several months, the merger may be registered in the commercial register for Allianz. If Allianz is successful in registering the merger by obtaining such an affirmative accelerated court decision, Allianz still could be liable to pay damages to Allianz shareholders having filed the contestation suit if it is later on determined that the contestation suit is legally founded. If, on the other hand, an affected company is unsuccessful in its request for an accelerated court decision, the registration of the merger can occur only after the action has been finally adjudicated. The denial of an action to set aside a merger resolution can in principle be appealed in sequence to two higher courts.

Under Italian law, RAS shareholders may challenge the merger resolution on the basis of the general rules for the challenge of shareholders’ resolutions. In particular, holders of RAS ordinary shares and/or RAS savings shares, who are absent from their respective special meeting of shareholders or who abstain from or dissent in the vote on the merger plan and who hold at least one-thousandth of RAS’s ordinary share capital or savings share capital, respectively, could contest the merger by filing an action within 90 days after the registration of the merger resolution in the Companies’ Register for RAS in Milan, Italy. Such suits could allege procedural irregularities, an unfair exchange ratio, as well as any other violation of Italian law or the by-laws of the company. In addition, in very limited cases relating to grave procedural irregularities (such as failure to convene the shareholders’ meeting), any holder of RAS ordinary shares or savings shares, regardless of the amount of shares held, can challenge the merger resolution within three years after the registration of such resolution with the Companies’ Register in Milan, Italy. None of the above challenges has the effect of suspending the merger resolution. If, however, these RAS shareholders contest the merger resolution asserting that they would suffer irreparable harm if the merger is implemented and succeed in proving the existence of a prima facie case, a competent court could issue an injunction suspending the effect of the merger resolution and preventing the entering into of the merger deed with the Companies’ Register in Milan, Italy. If such an injunction is imposed, the implementation of the merger could be delayed or hindered under Italian law. For as long as the merger resolution remains suspended under Italian law, we would be prevented from registering the merger in the commercial register for Allianz in Germany. Once the merger deed has been entered into and following its registration with the Companies’ Register in Milan, Italy, the merger resolution can no longer be declared invalid and challenging shareholders could then only be entitled to monetary damages.

Voting Securities and Principal Owners Thereof

The information set forth under the heading “Major Shareholders and Related Party Transactions—Major Shareholders” at Item 7 in Allianz’s Annual Report on Form 20-F that is incorporated by reference into this Prospectus is incorporated by reference into this paragraph, as supplemented by the following. On July 14, 2005, Allianz was informed by Munich Re pursuant to the rules of the German Securities Trading Act (WpHG) that Munich Re reduced its ownership interest in Allianz to below 5% and held 4.9% of the share capital of Allianz as of this date. As a result of this reduction, we do not have any shareholder that holds 5% or more of the share capital of Allianz.

Directors and Officers of Allianz

The information set forth under the heading “Item 6. Directors, Senior Management and Employees—Supervisory Board”, subject to the changes described below, and “—Management Board” in Allianz’s Annual Report on Form 20-F that is incorporated by reference into this Prospectus is incorporated by reference into this paragraph.

At Allianz’s annual general meeting on May 4, 2005, the terms of the following members of the Supervisory Board expired: Frank Ley, Dr. Alrecht Schäfer and Professor Dr. Herbert Scholl. The following three new members joined the Supervisory Board on this date, each of whose terms expire in 2008:

•	Franz Fehrenbach, 56 years old, whose principal occupation is Chairman of the Management Board of Robert Bosch GmbH and who is also member of the Board of Directors of Robert Bosch Corporation USA;

•	Dr. Franz Humer, 59 years old, whose principal is Chairman of the Board of Directors and Chief Executive Officer of F. Hoffmann-La Roche AG and who is also a member of the Supervisory Boards of Hoffmann-La Roche AG (Chairman), Roche Deutschland Holding GmbH (Chairman), Roche Diagnostics GmbH (Chairman) and member of the Board of Directors of Diageo plc; and

•	Iris Mischlau-Meyrahn, 46 years old, whose principal occupation is as an employee of Allianz Versicherungs AG and who is an employee representative on the Supervisory Board of Allianz.

Material Interests of Certain Persons in the Merger

As a matter of law, all employment and service agreements concluded by RAS S.p.A. will automatically pass to Allianz SE upon legal effectiveness of the merger, unless otherwise provided for in the respective agreement or unless an affected employee objects to the transfer of his or her employment agreement.

RELATIONSHIP BETWEEN ALLIANZ AND RAS

General

RAS is a majority-owned subsidiary of Allianz. Of the 18 directors on RAS’s Board of Directors, five are currently members of the Management Board of Allianz. Specifically:

•	Michael Diekmann, deputy chairman of RAS’s Board of Directors, is also chairman of the Management Board of Allianz. He is also chairman and, in some cases, vice president of the Supervisory Board or the Board of Directors of several companies in the Allianz Group;

•	Detlev Bremkamp, a member of RAS’s Board of Directors, is a member of the Management Board of Allianz. He is also a member and, in some cases, chairman of the Board of Directors or the Supervisory Board of several companies in the Allianz Group;

•	Dr. Helmut Perlet, a member of RAS’s Board of Directors, is a member of the Management Board of Allianz, as well as a member of the Board of Directors or the Supervisory Board of several companies in the Allianz Group;

•	Dr. Reiner Hagemann, a member of the Management Board of Allianz, is a member and, in some cases, chairman or deputy chairman of the Supervisory Board or the Board of Directors of several companies in the Allianz Group, including certain subsidiaries of RAS; and

•	Dr. Gerhard Rupprecht, a member of the Management Board of Allianz, is a member of the Supervisory Board or the Board of Directors of several companies in the Allianz Group, including two subsidiaries of RAS.

On September 11, 2005, Allianz announced that Detlev Bremkamp and Dr. Reiner Hagemann will resign from the Management Board of Allianz with effect from December 31, 2005. They will also resign from their positions on the Board of Directors of RAS and most RAS subsidiaries, as applicable, effective on the same date. Mr. Bremkamp will continue to be a member of the Supervisory Board of Elmonda AG, in which RAS holds a 50% interest.

In 1984, the Allianz Group acquired a 14.3% interest in RAS. During the following years, the Allianz Group progressively increased its participation in RAS and obtained a majority interest in RAS in 1987 when its interest in the company amounted to 51.5%. In December 2002, RAS launched a public offer to repurchase a portion of its outstanding ordinary shares. As a result of this repurchase and subsequent cancellation of those RAS ordinary shares repurchased in the offer, the Allianz Group held 55.5% of RAS ordinary shares and 55.4% of RAS’s total share capital, prior to the completion of the tender offer and additional purchases of RAS savings shares described below in “—Tender Offer for RAS Shares and Additional Share Purchases.”

The commercial relationships between Allianz and its subsidiaries, on the one hand, and RAS and its subsidiaries, on the other, comprise transactions with each other conducted in the ordinary course of business, including certain reinsurance agreements by which RAS and certain of its subsidiaries cede intra-group premiums to Allianz. Furthermore, in the ordinary course of their investment activity, RAS and certain of its subsidiaries have purchased debt securities issued by Allianz.

Tender Offer for RAS Shares and Additional Share Purchases

On October 19, 2005, Allianz commenced a voluntary public tender offer for all of the shares of RAS at a cash price of €19 per RAS ordinary share and €55 per RAS savings share. The tender offer was intended to provide those RAS shareholders, who did not wish to become shareholders of Allianz SE, with the opportunity to sell their shares for cash at a time before such shareholders have the possibility to exercise their statutory cash exit right and at favorable conditions compared to the cash compensation due under the cash exit rights, if exercised, under Italian law. The tender offer expired on November 23, 2005.

On September 27, 2005, Allianz announced that it purchased in off-market transactions a total of 479,462 RAS savings shares, representing 35.8% of all issued and outstanding RAS savings shares. In addition, Allianz secured in over-the-counter derivative transactions further 60,000 RAS savings shares, representing a further 4.5% of all issued and outstanding RAS savings shares. The highest price paid in connection with such transactions was equal to €55 per RAS savings share. Subsequent to such purchases, Allianz also announced its decision to adjust the price of the tender offer on the RAS savings shares, pre-announced to the market on September 11, 2005, by increasing such price from €26.5 to €55 per each RAS savings share.

From September 28, 2005 to November 30, 2005 (the settlement date of the tender offer), Allianz purchased RAS savings shares outside of the tender offer. In such transactions, Allianz purchased an additional total of 86,459 RAS savings shares, representing a further 6.45% of all issued and outstanding RAS savings shares, at a price of €55 per RAS saving share.

On November 29, 2005, Allianz announced the final results of its voluntary tender offer for the RAS ordinary shares and RAS savings shares, which expired on November 23, 2005. Allianz purchased 139,719,262 RAS ordinary shares (i.e., 20.8% of RAS ordinary share capital) and 328,867 RAS savings shares (i.e., 24.5% of RAS savings share capital) in connection with the tender offer. Following the settlement of the offer on November 30, 2005 and taking into account the additional purchases of RAS savings shares outside the tender offer, Allianz held 512,158,245 RAS ordinary shares, representing approximately 76.3% of RAS ordinary share capital, and 954,788 RAS savings shares, representing approximately 71.3% of RAS savings share capital. The total cost to the Allianz Group of the tender offer and the additional purchases of RAS savings shares outside the tender offer, including transaction-related costs, amounted to approximately €2,734 million.

MARKET PRICE DATA

Allianz

The principal trading market for the Allianz shares is the Frankfurt Stock Exchange. The shares are also listed and traded on all other German stock exchanges, i.e., the Baden-Württemberg Stock Exchange in Stuttgart, the Berlin-Bremen Stock Exchange, the Düsseldorf Stock Exchange, the Hanseatic Stock Exchange in Hamburg, the Hanover Stock Exchange and the Munich Stock Exchange. Furthermore, the Allianz shares are listed on the SWX Swiss Exchange, London Stock Exchange and Euronext Paris. American Depositary Shares relating to Allianz’s shares are listed and principally traded on the New York Stock Exchange.

The table below sets forth, for the periods indicated, the high and low closing sales prices on the Frankfurt Stock Exchange for the ordinary shares of Allianz as reported by XETRA. The table also shows, for the periods indicated, the highs and lows of the DAX. See the discussion under “Currencies and Exchange Rates” in this Prospectus, for information with respect to rates of exchange between the U.S. dollar and the Euro applicable during the periods set forth below.

	Price Per Ordinary Share(1)		DAX
	High	Low	High	Low
	€	€
Yearly highs and lows
2000	399.2	285.9	8,065.0	6,200.7
2001	358.3	185.8	6,795.1	3,787.2
2002	259.5	69.4	5,462.6	2,597.9
2003	101.5	41.1	3,965.2	2,203.0
2004	111.2	73.9	4,261.8	3,647.0
2005 (through September 26, 2005)	110.1	89.7	5,005.9	4,178.1
Quarterly highs and lows
2003
First Quarter	89.4	41.1	3,157.3	2,203.0
Second Quarter	78.2	43.4	3,304.2	2,450.2
Third Quarter	95.0	69.6	3,668.7	3,146.6
Fourth Quarter	101.5	76.0	3,965.2	3,276.6
2004
First Quarter	111.2	86.2	4,151.8	3,726.1
Second Quarter	94.4	80.7	4,134.1	3,754.4
Third Quarter	89.3	73.9	4,035.0	3,647.0
Fourth Quarter	97.9	78.5	4,261.8	3,854.4
2005
First Quarter	101.0	89.7	4,428.1	4,201.8
Second Quarter	98.4	90.1	4,627.5	4,178.1
Third Quarter	112.3	95.2	5,048.7	4,530.2
Monthly highs and lows
2005
June	97.7	94.4	4,627.5	4,497.3
July	105.8	95.2	4,892.5	4,530.2
August	110.1	103.2	4,990.6	4,783.8
September	112.3	103.1	5,048.7	4,837.8
October	117.8	110.6	5,138.0	4,806.1
November	123.9	118.6	5,199.5	4,922.6
December (through December 5, 2005)	128.4	125.9	5,307.9	5,266.6

(1)	Adjusted to reflect the capital increase in April 2003.

Based on turnover statistics supplied by Bloomberg, the average daily volume of the ordinary shares of Allianz traded on the Frankfurt Stock Exchange (XETRA) between January 1, 2005 and December 5, 2005 was 3,053,120 shares.

Trading on the New York Stock Exchange

Official trading of Allianz ADSs on the New York Stock Exchange commenced on November 3, 2000. Allianz ADSs trade under the symbol “AZ.”

The following table sets forth, for the periods indicated, the high and low closing sales prices per Allianz ADS as reported on the New York Stock Exchange Composite Tape:

	Price per ADS
	High	Low
	$	$
Yearly highs and lows
2001	37.6	18.7
2002	25.2	7.5
2003	12.7	5.0
2004	14.0	9.0
2005 (through September 26, 2005)	13.8	11.4
Quarterly highs and lows
2003
First Quarter	10.5	5.0
Second Quarter	9.3	5.3
Third Quarter	10.6	8.2
Fourth Quarter	12.7	9.0
2004
First Quarter	14.0	10.6
Second Quarter	11.4	9.6
Third Quarter	10.9	9.0
Fourth Quarter	13.3	10.0
2005
First Quarter	13.4	11.7
Second Quarter	12.6	11.5
Third Quarter	13.8	11.4
Monthly highs and lows
2005
June	12.0	11.5
July	12.9	11.4
August	13.8	12.7
September	13.6	12.6
October	14.1	13.3
November	14.6	14.0
December (through December 5, 2005)	15.1	14.8

You are urged to obtain a current market quotation for Allianz ADSs and Allianz shares.

On September 9, 2005, the last trading day prior to the formal public announcement of our decision to pursue a statutory merger of RAS and Allianz, the closing sales price per Allianz share on the XETRA trading system of the Frankfurt Stock Exchange was €109.07, equivalent to $128.56 per Allianz share, translated at the noon buying rate for December 5, 2005, and the high and low bid prices for the Allianz ADSs as quoted on the New York Stock Exchange were $13.61 and $13.54, respectively.

On December 5, 2005, the closing sales price per Allianz share on XETRA was €128.39, equivalent to $151.33 based on an exchange rate of $1.1787 per Euro, and the high and low bid prices for the Allianz ADSs as quoted on the New York Stock Exchange were $15.13 and $15.13, respectively.

RAS

RAS ordinary shares trade on the Milan Stock Exchange. The table below sets forth, for the periods indicated, the high and low sale prices of RAS ordinary shares as reported by Bloomberg.

	Price Per Ordinary Share (€)
	High	Low
Yearly highs and lows
2000	17.2	7.1
2001	16.5	11.0
2002	15.3	9.9
2003	14.1	10.0
2004	17.0	13.7
2005 (through September 26, 2005)	18.9	15.5
Quarterly highs and lows
2003
First Quarter	12.4	10.0
Second Quarter	14.0	11.4
Third Quarter	14.1	12.7
Fourth Quarter	13.8	13.2
2004
First Quarter	15.2	13.7
Second Quarter	15.7	14.6
Third Quarter	15.6	14.1
Fourth Quarter	17.0	15.5
2005
First Quarter	18.2	16.6
Second Quarter	18.2	15.5
Third Quarter	18.9	16.2
Monthly highs and lows
2005
June	16.2	15.5
July	16.6	16.2
August	17.1	16.2
September	18.9	16.8
October	19.0	18.9
November	19.5	19.0
December (through December 5, 2005)	20.3	19.9

Since 1986, RAS savings shares have traded on the Milan Stock Exchange. The table sets forth, for the periods indicated, the high and low sale prices of RAS savings shares as reported by Bloomberg.

	Price Per Savings Share (€)
	High	Low
Yearly highs and lows
2000	12.9	5.8
2001	12.6	7.5
2002	14.3	9.3
2003	14.6	10.9
2004	17.6	13.7
2005 (through September 26, 2005)	56.2	17.3
Quarterly highs and lows
2003
First Quarter	14.0	10.9
Second Quarter	14.6	12.6
Third Quarter	14.0	13.5
Fourth Quarter	14.0	13.3
2004
First Quarter	15.6	13.7
Second Quarter	15.9	14.9
Third Quarter	16.4	14.1
Fourth Quarter	17.6	15.9
2005
First Quarter	28.0	17.3
Second Quarter	26.1	20.7
Third Quarter	58.0	20.8
Monthly highs and lows
2005
June	23.3	20.7
July	21.6	20.8
August	23.9	21.1
September	58.0	22.9
October	57.0	55.0
November	59.5	54.9
December (through December 5, 2005)	55.0	53.0

You are urged to obtain a current market quotation for RAS ordinary shares and RAS savings shares.

U.S. FEDERAL, ITALIAN AND GERMAN TAX CONSEQUENCES

General

This section describes the material Italian, German, and U.S. federal income tax consequences for U.S. holders (as defined below) of the receipt and ownership of Allianz shares and cash in lieu of Allianz fractional shares pursuant to the merger of RAS into Allianz. This section applies only to U.S. holders that hold RAS shares as capital assets and that will acquire Allianz shares pursuant to the merger of RAS into Allianz. This section does not apply to special classes of U.S. holders such as dealers in securities or currencies, holders with a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, holders liable for the alternative minimum tax, securities traders electing to account for their investment in RAS shares or Allianz shares on a mark-to-market basis, persons holding RAS shares or Allianz shares in a hedging transaction or as part of a straddle or conversion transaction, persons holding RAS shares or Allianz shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, and any person that owns actually or constructively 10 percent or more of the outstanding voting shares of RAS stock or Allianz stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, the laws of the Federal Republic of Germany and the laws of the Republic of Italy, all as currently in effect, as well as on the Convention Between the United States of America and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital and to Certain Other Taxes (the “U.S.-Germany Treaty”) and the Convention between the Government of the United States of America and the Government of the Republic of Italy for the Avoidance of Double Taxation with Respect to Taxes on Income and the Prevention of Fraud or Fiscal Evasion (the “U.S.-Italy Treaty”). These laws are subject to change, possibly on a retroactive basis.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of RAS shares that will acquire Allianz shares pursuant to the merger of RAS into Allianz that is for United States federal income tax purposes (i) a citizen or resident of the United States of America, (ii) a domestic corporation, (iii) an estate the income of which is subject to regular U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of that trust, and for German and Italian tax purposes, an individual or corporate holder resident in the United States of America.

If a partnership holds RAS shares or Allianz shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding RAS shares or Allianz shares, you should consult your own tax advisor.

You should consult your own tax advisor regarding the United States federal, state and local, German, Italian and other tax consequences of exchanging your RAS shares and of owning and disposing of Allianz shares in your particular circumstances.

This discussion addresses only United States federal, Italian and German income taxation.

Tax Consequences of the Proposed Merger

Italian Tax Consequences of the Proposed Merger

This summary assumes that Allianz and RAS would be considered residents for tax purposes of the Federal Republic of Germany and of the Republic of Italy, respectively, and that they are organized and that their business will be conducted in the manner outlined in this Prospectus. Changes in the tax residence or organizational structure of Allianz or RAS or the manner in which they conduct their business may invalidate this summary.

According to the prevailing interpretation of Italian tax laws and based on general principles applicable to merger transactions, the merger of RAS with and into Allianz will not trigger any taxable event for Italian income tax purposes for U.S. holders of RAS shares; the Allianz shares received by each of such RAS shareholders at the effective time of the merger would be deemed as having the same aggregate tax basis as the RAS shares held by said shareholders prior to the merger. It has to be noted that even if one were to apply a more restrictive interpretation, and therefore to consider the merger as a taxable event, the possible capital gains realized by U.S. holders of RAS shares still would not be taxable in Italy in the following cases:

•	if the U.S. holder (i) never owned RAS ordinary shares representing more than 2 percent of the voting rights in the RAS ordinary shareholders’ meeting or more than 5 percent of the RAS stated capital, and (ii) did not and will not dispose of RAS ordinary shares representing in the aggregate (i.e., including the RAS ordinary shares cancelled by operation of the merger) more than either of the above thresholds in any twelve-month period prior to or after the effective time of the merger; or

•	if the U.S. holder is entitled to the benefits of the U.S.-Italy Treaty and all of the requirements and procedures established by the U.S.-Italy Treaty are complied with.

Since no fractional shares will be issued by Allianz to RAS shareholders in connection with the merger, the parties will appoint an authorized intermediary to trade fractional share interests to allow RAS shareholders to receive whole shares of Allianz common stock. Details of the relevant procedure will be provided in a notice published in a national daily newspaper in Italy. Any capital gain realized by RAS shareholders upon the sale of these shares would in principle be subject to tax in Italy; however, the above-mentioned exemptions provided for by Italian tax law and the U.S.-Italy Treaty would apply. The relevant capital gain would be represented by the difference between the sale price and tax basis of the RAS ordinary shares sold.

Under Italian law, RAS shareholders who abstain from the vote or dissent to the merger are entitled to exercise a withdrawal right. In such case, the redemption price of each of their RAS ordinary shares, to be paid at the effective time of the merger, shall be equal to the average closing sales price of one RAS ordinary share listed on the Milan Stock Exchange during the six-month period prior to the date of the extraordinary and special shareholders’ meetings at which the merger is approved by the RAS shareholders. RAS shareholders redeeming shares will in principle be subject to a 27% rate withholding tax in Italy (12.5% in case of the RAS saving shares) on any profits derived from the redemption, which profits will be deemed equal to the difference between the redemption price and the tax basis of their RAS ordinary shares. Such withholding tax may be reduced to 15%, 10% or 5% pursuant to the U.S.-Italy Treaty, to the extent that the U.S. holder is entitled to its benefits.

German Tax Consequences of the Merger to U.S. Holders of RAS shares

An exchange of RAS shares for Allianz shares does generally not trigger a taxable capital gain for German tax purposes by you as a U.S. holder.

U.S. Federal Income Tax Consequences of the Proposed Merger

We believe that we are not now, and have not been at any time during your holding period, a passive foreign investment company, and this discussion assumes that RAS is not now, and has not been at any time during your holding period, a passive foreign investment company.

If you exchange your RAS shares for Allianz shares or cash in lieu of Allianz fractional shares pursuant to the merger, you will recognize capital gain or loss equal to the difference between:

•	the sum of (A) the fair market value (determined in U.S. dollars on the date of exchange) of the Allianz shares you receive in the merger and (B) the value (in U.S. dollars determined on the date of the exchange) of U.S. or foreign currency received in lieu of Allianz fractional shares in the merger; and

•	your tax basis, determined in U.S. dollars, in your RAS shares, which is generally equal to the cost (in U.S. dollars) of the acquisition of the RAS shares.

Gain or loss will be long-term capital gain or loss if, at the time of the exchange, your holding period for your RAS shares exceeds one year. Currently, long-term capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Your tax basis in Allianz shares received pursuant to the merger will be the fair market value (in U.S. dollars) of those Allianz shares on the date you receive them. Your holding period for Allianz shares received pursuant to the merger will begin on the day after you receive such shares.

Tax Consequences of the Ownership and Disposition of Allianz Shares

Dividends

German Taxation

Dividend distributions by a German corporation are subject to a 20% withholding tax. In addition, a solidarity surcharge at a rate of 5.5% on the withholding tax is levied, resulting in an aggregate rate of withholding tax of 21.1% of the declared dividend. The withholding tax is generally withheld irrespective of whether and to what extent the dividend distribution is exempt at the level of the holder.

If you are eligible for the benefits under the U.S.-Germany Treaty, the rate of dividend withholding tax for individual holders and corporate holders of a non-qualifying participation is reduced to 15%. In that case, the Non-German Holder eligible for the reduced treaty rate may apply for a refund of 6.1% of the declared dividend.

German Refund Procedure

The application for refund of German withholding tax must be filed with the German Federal Tax Office (Bundesamt für Finanzen, Friedhofstrasse 1, D-53225 Bonn, Germany). The relevant forms can be obtained from the German Federal Tax Office or from German embassies and consulates.

U.S. Federal Income Taxation

Under the United States federal income tax laws, and subject to the passive foreign investment company rules discussed below, the gross amount of any dividend we pay out in respect of your Allianz shares of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the Allianz shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to Allianz shares generally will be qualified dividend income.

You must include any German tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Allianz shares and thereafter as capital gain.

Subject to certain limitations, the German tax withheld and paid over to the Federal Republic of Germany will be creditable against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate. To the extent a refund of the tax withheld is available to you under German law or the U.S-Germany Treaty, the amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability. See “—Taxation of Dividends—German Refund Procedure”, above, for the procedures for obtaining a tax refund.

Dividends will be income from sources outside the United States, but dividends paid in taxable years beginning before January 1, 2007 generally will be “passive” or “financial services” income, and dividends paid in taxable years beginning after December 31, 2006 will, depending on your circumstances, be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Distributions of additional Allianz shares to you with respect to your Allianz shares that are made as part of a pro rata distribution to all of our shareholders generally will not be subject to United States federal income tax.

Capital Gains

German Taxation

Capital gains realized on the disposition of Allianz shares by you as a U.S. holder are subject to German income taxation only if you or, in case of a gratuitous transfer, your legal predecessor has held, directly or indirectly, at any time during the five years preceding the disposition at least 1% of the registered share capital of Allianz AG. In this case:

•	5% of the capital gains, if any, are subject to corporate income tax plus the solidarity surcharge, if you are a corporate shareholder; and

•	in all other cases, one-half of the capital gains is subject to German income tax.

Most double taxation treaties, including the U.S.-Germany Treaty, however, provide for complete exemption from German taxation of capital gains in respect of the Allianz shares.

United States Federal Income Taxation.

Subject to the passive foreign investment company rules discussed below, if you sell or otherwise dispose of your Allianz shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Allianz shares. Your initial tax basis is determined as described above under “—Tax Consequences of the Proposed Merger—U.S. Federal Income Tax Consequences of the Proposed Merger.” Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

We believe that Allianz shares should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, gain realized on the sale or other disposition of Allianz shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the Allianz shares and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your Allianz shares will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Allianz shares. Dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to (i) your receipt of Allianz shares and any cash in lieu of Allianz fractional shares in exchange for your RAS shares effected at a United States office of a broker, (ii) dividend payments or other taxable distributions made to you in respect of Allianz shares within the United States, and (iii) the payment of proceeds to you from the sale of Allianz shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder that (i) fails to provide an accurate taxpayer identification number, (ii) is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or (iii) in certain circumstances, fails to comply with applicable certification requirements.

For a noncorporate U.S. holder, if the exchange of RAS shares for Allianz shares or cash in lieu of Allianz fractional shares, or a sale of Allianz shares, is effected at a foreign office of a broker, such exchange or sale will be subject to information reporting if the broker is (i) a United States person, (ii) a controlled foreign corporation for United States tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or (iv) a foreign partnership, if at any time during its tax year (A) one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (B) such foreign partnership is engaged in the conduct of a United States trade or business. Backup withholding will apply if the exchange or sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

VALIDITY OF SECURITIES

Dr. Peter Hemeling, in his capacity as General Counsel of Allianz, will pass upon the validity under German law of the Allianz shares to be issued in connection with the merger.

EXPERTS

The consolidated financial statements and schedules of Allianz as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been included in this Prospectus in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft AG Wirtschaftsprufungsgesellschaft, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the adoption of new and revised international financial reporting standards which became effective January 1, 2005. The Allianz Group has revised the 2004 and 2003 financial statements to reflect retrospective application of select accounting principles.

The consolidated financial statements and schedules of RAS as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been included in this Prospectus in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft AG Wirtschaftsprufungsgesellschaft, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the adoption of new and revised international financial reporting standards which became effective January 1, 2005. The RAS Group has revised the 2004 and 2003 financial statements to reflect retrospective application of select accounting principles.

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

Allianz Group Audited Consolidated Financial Statements and Schedules as of December 31, 2004 and 2003 and the years ended December 31, 2004, 2003 and 2002	F-2

RAS Group Audited Consolidated Financial Statements and Schedules as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002	F-155

RAS Group Unaudited Consolidated Financial Statements as of September 30, 2005 and December 31, 2004 and for the nine months ended September 30, 2005 and 2004	F-213

ALLIANZ GROUP

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

as of December 31, 2004 and 2003 and for each of the years ended December 31, 2004, 2003, and 2002

INDEX

Page
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets as of December 31, 2004 and 2003	F-4
Consolidated Income Statements for the years ended December 31, 2004, 2003 and 2002	F-5
Consolidated Statements of Changes in Shareholders’ Equity for each of the years ended December 31, 2004, 2003 and 2002	F-6
Consolidated Cash Flow Statements for each of the years ended December 31, 2004, 2003 and 2002	F-7
Notes to the Consolidated Financial Statements	F-9
Nature of Operations and Basis of Presentation	F-9
Summary of Significant Accounting and Valuation Policies	F-9
Recently Adopted Accounting Pronouncements	F-24
Consolidation	F-34
Segment Reporting	F-37
Supplementary Information on Allianz Group Assets	F-51
Supplementary Information on Allianz Group Equity and Liabilities	F-66
Supplementary Information on the Allianz Group Consolidated Income Statement	F-86
Other Information	F-100
Events after the Balance Sheet Date	F-125

Summary of Significant Differences between the Accounting Principles used in the Preparation of the Consolidated Financial Statements and Accounting Principles Generally Accepted in the United States of America

F-125
Selected subsidiaries and other holdings	F-143
Schedules:
Schedule I Summary of Investments	F-149
Schedule II Parent Only Condensed Balance Sheet (IFRS BASIS)	F-150
Schedule III Supplementary Insurance Information	F-152
Schedule IV Supplementary Reinsurance Information	F-154

Schedule of Valuation and Qualifying Accounts excluded as account balances are not material.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Management Board and Supervisory Board of Allianz Aktiengesellschaft:

We have audited the accompanying consolidated balance sheets of Allianz Aktiengesellschaft and its subsidiaries (collectively, “the Allianz Group”) as of December 31, 2004 and 2003, and the related consolidated income statements, consolidated statements of changes in shareholders´ equity and consolidated cash flow statements for each of the years in the three-year period ended December 31, 2004. In connection with our audits of the consolidated financial statements we have also audited the accompanying financial statements schedules. These consolidated financial statements and financial statement schedules are the responsibility of Allianz Group’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Allianz Group as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with International Financial Reporting Standards. Also, in our opinion, the related financial statements schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

International Financial Reporting Standards vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Note 47 to the consolidated financial statements.

As described in Note 3 to the financial statements, in connection with adoption of the new and revised International Financial Reporting Standards which became effective January 1, 2005, the Allianz Group has revised the 2004 and 2003 financial statements to reflect retrospective application of select accounting principles.

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Munich, Germany

April 19, 2005, except for Note 3,

as to which the date is December 12, 2005

Allianz Group

Consolidated Balance Sheets

as of December 31, 2004 and 2003

		2004	2003
	Note	€ mn	€ mn
ASSETS
Intangible assets	6	15,147	16,262
Investments in associated enterprises and joint ventures	7	5,757	6,285
Investments	8	248,327	231,397
Loans and advances to banks	9	181,543	169,360
Loans and advances to customers	9	195,680	208,935
Financial assets carried at fair value through income	10	240,574	182,242
Cash and cash equivalents	11	15,628	25,528
Amounts ceded to reinsurers from reserves for insurance and investment contracts	12	22,310	25,061
Deferred tax assets	37	14,139	14,739
Other assets	13	51,213	53,404

Total assets		990,318	933,213

		2004	2003
	Note	€ mn	€ mn
SHAREHOLDERS’ EQUITY AND LIABILITIES
Shareholders’ equity	14	37,691	35,259
Participation certificates and subordinated liabilities	15	13,230	12,230
Reserves for insurance and investment contracts	16	326,380	309,460
Liabilities to banks	17	191,347	178,309
Liabilities to customers	18	157,137	154,597
Certificated liabilities	19	57,752	63,320
Financial liabilities carried at fair value through income	20	145,137	118,238
Other accrued liabilities	21	13,984	14,419
Other liabilities	22	31,271	31,321
Deferred tax liabilities	37	14,350	13,627
Deferred income	23	2,039	2,433

Total shareholders’ equity and liabilities		990,318	933,213

Allianz Group

Consolidated Income Statements

for the years ended December 31, 2004, 2003 and 2002

		2004	2003	2002
	Note	€ mn	€ mn	€ mn
Premiums earned (net)	24	56,789	55,978	55,133
Interest and similar income	25	20,956	22,510	28,210
Income from investments in associated enterprises and joint ventures (net)	26	777	3,014	4,259
Other income from investments	27	5,179	10,490	9,413
Income from financial assets and liabilities carried at fair value through income (net)	28	1,658	519	1,507
Fee and commission income, and income from service activities	29	6,823	6,060	6,102
Other income	30	2,533	3,803	3,031

Total income		94,715	102,374	107,655

Insurance and investment contract benefits (net)	31	(52,255)	(52,240)	(48,683)
Interest and similar expenses	32	(5,703)	(6,871)	(10,941)
Other expenses from investments	33	(2,672)	(7,452)	(18,141)
Loan loss provisions	34	(354)	(1,027)	(2,241)
Acquisition costs and administrative expenses	35	(23,380)	(22,917)	(24,620)
Amortization of goodwill	6	(1,164)	(1,413)	(1,162)
Other expenses	36	(4,091)	(6,588)	(5,858)

Total expenses		(89,619)	(98,508)	(111,646)

Earnings from ordinary activities before taxes		5,096	3,866	(3,991)
Taxes	37	(1,662)	(249)	1,073
Minority interests in earnings	14	(1,168)	(926)	(325)

Net income (loss)		2,266	2,691	(3,243)

		€	€	€
Basic earnings per share	45	6.19	7.96	(11.71)
Diluted earnings per share	45	6.16	7.93	(11.71)

Allianz Group

Consolidated Statements of Changes in Shareholders’ Equity

for the years ended December 31, 2004, 2003 and 2002

	Paid- in capital	Revenue reserves	Foreign currency translation adjustments	Unrealized gains and losses (net)	Shareholders’ equity before minority interests	Minority interests in shareholders’ equity	Shareholders’ equity
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Balance as of December 31, 2001	14,769	6,079	875	9,089	30,812	17,260	48,072
Foreign currency translation adjustments	—	—	(1,190)	(29)	(1,219)	(55)	(1,274)
Changes in the group of consolidated companies	—	364	—	—	364	—	364
Capital paid in	16	—	—	—	16	—	16
Treasury shares	—	(157)	—	—	(157)	—	(157)
Unrealized gains and losses (net)	—	—	—	(5,092)	(5,092)	(2,949)	(8,041)
Net income	—	(3,243)	—	—	(3,243)	325	(2,918)
Dividends paid	—	(364)	—	—	(364)	(317)	(681)
Miscellaneous	—	(71)	—	—	(71)	(6,299)	(6,370)

Balance as of December 31, 2002	14,785	2,608	(315)	3,968	21,046	7,965	29,011
Foreign currency translation adjustments	—	—	(1,578)	(125)	(1,703)	(25)	(1,728)
Changes in the group of consolidated companies	—	(1,117)	—	876	(241)	—	(241)
Capital paid in	4,562	—	—	—	4,562	—	4,562
Treasury shares	—	1,413	—	—	1,413	—	1,413
Unrealized gains and losses (net)	—	—	—	1,727	1,727	623	2,350
Net income	—	2,691	—	—	2,691	926	3,617
Dividends paid	—	(374)	—	—	(374)	(302)	(676)
Miscellaneous	—	(1,128)	—	—	(1,128)	(1,921)	(3,049)

Balance as of December 31, 2003	19,347	4,093	(1,893)	6,446	27,993	7,266	35,259
Foreign currency translation adjustments	—	—	(805)	(12)	(817)	(2)	(819)
Changes in the group of consolidated companies	—	(73)	64	(27)	(36)	—	(36)
Capital paid in	86	—	—	—	86	—	86
Treasury shares	—	(59)	—	—	(59)	—	(59)
Unrealized gains and losses (net)	—	—	—	1,156	1,156	315	1,471
Net income	—	2,266	—	—	2,266	1,168	3,434
Dividends paid	—	(551)	—	—	(551)	(518)	(1,069)
Miscellaneous	—	217	—	(260)	(43)	(533)	(576)

Balance as of December 31, 2004	19,433	5,893	(2,634)	7,303	29,995	7,696	37,691

The column foreign currency translation adjustments shows the currency translation differences accrued since January 1, 1997 (conversion to IFRS), which are recorded in shareholders’ equity and not recognized in net income.

Allianz Group

Consolidated Cash Flow Statements

for the years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
	€ mn	€ mn	€ mn
Operating activities
Net income (loss)	2,266	2,691	(3,243)
Change in unearned premiums	234	596	542
Change in aggregate policy reserves (without aggregate policy reserves for life insurance products in accordance with SFAS 97)	14,990	11,986	6,039
Change in reserve for loss and loss adjustment expenses	2,476	1,016	2,530
Change in other insurance reserves (without change in the reserve for latent premium refunds from unrealized investment gains and losses)	1,806	(446)	(4,199)
Change in deferred acquisition costs	(1,174)	(2,460)	(1,211)
Change in funds held by others under reinsurance business assumed	412	32	1,350
Change in funds held under reinsurance business ceded	175	234	(192)
Change in accounts receivable/payable on reinsurance business	194	219	232
Change in financial assets and liabilities carried at fair value through income	(30,209)	8,156	12,616
Change in loans and advances to banks and customers	(10,862)	(50,354)	31,348
Change in liabilities to banks and customers	18,329	48,666	(8,215)
Change in certificated liabilities	5,786	(14,393)	(1,727)
Change in other receivables and liabilities	5,291	(4,554)	3,261
Change in deferred tax assets/liabilities (without change in deferred tax assets/liabilities from unrealized investment gains and losses)	446	(648)	(1,620)
Adjustment for investment income/expenses not involving movements of cash	(4,400)	(5,125)	4,111
Amortization of goodwill	1,164	1,413	1,162
Other	(2,308)	1,574	(5,864)

Net cash flow provided by (used in) operating activities	4,616	(1,397)	36,920

Investing activities
Change in securities available-for-sale	(12,661)	(5,520)	(46,387)
Change in investments held-to-maturity	(493)	1,754	1,092
Change in real estate	(772)	157	2,229
Change in other investments	1,379	7,668	3,424
Change in cash and cash equivalents from the acquisition of consolidated affiliated companies	(1,302)	—	(10,787)
Other	(1,529)	532	1,513

Net cash flow used in investing activities	(15,378)	4,591	(48,916)

Financing activities
Change in participation certificates and subordinated liabilities	999	(1,943)	2,784
Change in investments held on account and at risk of life insurance policyholders	(9,532)	(7,791)	(2,154)
Change in aggregate policy reserves for life insurance products according to SFAS 97	8,110	7,819	10,808
Cash inflow from capital increases	86	4,562	16
Dividends	(1,069)	(676)	(681)
Other from shareholders’ capital and minority interests (without change in revenue reserve from unrealized investment gains and losses)	2,292	(525)	1,100

Net cash flow provided by financing activities	886	1,446	11,873

Effect of exchange rate changes on cash and cash equivalents	(24)	(120)	(109)

Change in cash and cash equivalents	(9,900)	4,520	(232)
Cash and cash equivalents at beginning of period	25,528	21,008	21,240

Cash and cash equivalents at end of period	15,628	25,528	21,008

Supplementary cash flow information

The data for the Allianz Group’s consolidated cash flow statements was prepared in accordance with International Financial Reporting Standards. It excludes the effects of major changes in the scope of consolidation, which in 2004 included in particular influences from the deconsolidation of ENTENIAL, Guyancourt, President General Insurance, Taiwan and Allianz of Canada, Toronto and from the acquisition of Banca BNL Investimenti, Milan, and Four Seasons Health Care Ltd., Wilmslow. In 2003 it included influences from the deconsolidation of Pioneer Allianz Life Assurance Corporation, Metro Manila, and during 2002, the purchase of additional shares of Allianz Lebensversicherungs-AG, Stuttgart, Bayerische Versicherungsbank AG, Munich, Frankfurter Versicherungs-AG, Frankfurt am Main, Dresdner Bank Group, Frankfurt am Main, and Slovenská poist’ovna a. s., Bratislava, as well as the deconsolidation of Deutsche Hyp Deutsche Hypothekenbank Frankfurt-Hamburg AG, Frankfurt am Main. Subsequent to the date of acquisition, the cash of these companies has been included in the Allianz Group’s consolidated cash flow statements. The deconsolidation led to a decrease in the value of investments held (excluding funds held by others) by €2,230 mn (2003: decrease of €24 mn; 2002: decrease of €43,558 mn); the acquisition increased the goodwill by €311 mn (2003: no change; 2002: increase by €2,924); the net total of other assets and liabilities increased by €3,222 mn (2003: increase of €24 mn; 2002: increase of €51,416 mn). Cash outflow related to these acquisitions amounted to €515 mn (2003: no change; 2002: €10,764 mn). Changes in the scope of consolidation during 2004 led to a decrease in cash funds by €786 mn (2003: no change; 2002: decrease of €23 mn). Cash paid for taxes on income amounted to €1,785 mn (2003: inflow of €596 mn; 2002: outflow of €1,196 mn). The reduction of cash and cash equivalents during 2004 is mainly due to the increase in the volume of lending business and the resulting increase in the amount of collateral paid.

Allianz Group

Notes to the Consolidated Financial Statements

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

1    Nature of operations and basis of presentation

Nature of Operations

Allianz Aktiengesellschaft (“Allianz AG”) and its subsidiaries (“the Allianz Group”) have global property-casualty insurance, life/health insurance, banking and asset management operations in more than 70 countries, with the largest of its operations in Europe. The Allianz Group’s headquarters are located in Munich, Germany. The parent company of the Allianz Group is Allianz AG, Munich. Allianz AG is an “Aktiengesellschaft” (public stock corporation) incorporated in Germany. It is recorded in the Commercial Register of the municipal court Munich under its registered address at Königinstraße 28, 80802 München. Besides serving as holding company for the Allianz Group, Allianz AG also acts as the primary reinsurance carrier for the Allianz Group.

Basis of Presentation

The consolidated financial statements of the Allianz Group included in its Annual Report on Form 20-F for the year ended December 31, 2004, filed with the United States Securities and Exchange Commission (SEC) on April 19, 2005, were prepared in conformity with International Financial Reporting Standards (IFRS) effective as of December 31, 2004 as adopted under European Union (EU) regulations in accordance with clause 292a of the German Commercial Code (HGB). Since 2002, the designation IFRS applies to the overall framework of all standards approved by the International Accounting Standards Board (IASB). Already approved standards continue to be cited as International Accounting Standards (IAS).

Effective January 1, 2005, a number of new and revised IFRS were introduced, some of which required retrospective application to all years presented within a company’s financial statements. As a result, and pursuant to specific requirements and guidance of the SEC in connection with the filing of certain registration statements, the Allianz Group is revising the financial statements previously issued in connection with its Annual Report on Form 20-F for the year ended December 31, 2004, filed with the SEC on April 19, 2005. The revision is necessary to retrospectively apply the new and revised IFRS. Retrospective application has the effect of applying the new and revised IFRS to prior periods as if those accounting principles had always been used.

The Allianz Group’s Annual Report on Form 20-F for the year ended December 31, 2005 will also be prepared in accordance with the new and revised IFRS effective January 1, 2005 as adopted under EU regulations in accordance with clause 315a of the HGB. The comparative financial statements of the Allianz Group for the years ended December 31, 2004 and 2003, which reflect the retrospective application of IFRS effective January 1, 2005, will also be included in the Allianz Group’s Annual Report on Form 20-F for the year ended December 31, 2005.

For years through 2004, IFRS did not provide specific guidance concerning the reporting of insurance and reinsurance contracts. Therefore, as envisioned in the IFRS Framework, the provisions embodied under accounting principles generally accepted in the United States of America (US GAAP) have been applied. See Note 3 regarding changes to IFRS effective January 1, 2005. The consolidated financial statements are presented in Euros (€).

Significant differences between IFRS and US GAAP affecting the Allianz Group’s consolidated net income and shareholders’ equity have been summarized in Note 47. Condensed consolidated balance sheet and income statement information reflecting the impact of differences between IFRS and US GAAP are also presented in Note 47.

2    Summary of significant accounting and valuation policies

Principles of Consolidation

The consolidated financial statements of the Allianz Group include those of Allianz AG, its subsidiaries and certain investment funds and special purpose entities. Subsidiaries, investment funds and

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

special purpose entities which are directly or indirectly controlled by the Allianz Group are consolidated (hereafter “subsidiaries”). Subsidiaries are consolidated from the date control is obtained by the Allianz Group. Subsidiaries that are disposed are consolidated until the date of disposal. The Allianz Group has used interim financial statements for certain subsidiaries whose fiscal year is other than December 31, but not exceeding a lag of three months. The effects of intra-Allianz Group transactions have been eliminated.

Business combinations are accounted for by applying the purchase method. The purchase method requires that the Allianz Group allocate the cost of a business combination by recognizing the acquiree’s identifiable assets, liabilities and certain contingent liabilities at their fair values on the date of acquisition. The cost of a business combination represents the fair value of the consideration given and any costs directly attributable to the business combination. If the acquisition cost of the business combination exceeds the Allianz Group’s proportionate share of the fair value of the net assets of the acquiree, the difference is recorded as goodwill. Any minority interest is recorded at the minority’s proportion of the fair value of the net assets of the acquiree.

For business combinations with an agreement date before March 31, 2004, minority interests are recorded at the minority’s proportion of the pre-acquisition carrying amounts of the identifiable assets and liabilities.

Foreign Currency Translation

Foreign currency is translated in accordance with IAS 21, The Effects of Changes in Foreign Exchange Rates, by the method of functional currency. The functional currencies for the Allianz Group’s subsidiaries are usually the local currency of the relevant company, e.g., the prevailing currency in the environment where the subsidiary carries out its ordinary activities. In accordance with the functional currency method, assets and liabilities are translated at the closing rate on the balance sheet date and income and expenses are translated at the annual average rate in all financial statements of subsidiaries not reporting in Euro. Any foreign currency translation differences, including those arising in the process of equity consolidation, are recorded directly as foreign currency translation adjustments, in shareholders’ equity.

Currency gains and losses arising from foreign currency transactions (transactions in a currency other than the functional currency of the entity) are reported in other income and other expenses, respectively.

Use of Estimates and Assumptions

The preparation of consolidated financial statements requires the Allianz Group to make estimates and assumptions that affect items reported in the consolidated balance sheet and consolidated income statement, as well as under contingent liabilities. The actual values may differ from those reported. The most important of such items are the reserve for loss and loss adjustment expenses, the aggregate policy reserves, the loan loss allowance, fair value and impairments of investments, goodwill, brand names, deferred policy acquisition costs, deferred taxes and reserves for pensions and similar obligations.

Supplementary information on assets

Intangible Assets

Goodwill resulting from business combinations represents the difference between the acquisition cost of the business combination and the Allianz Group’s proportionate share of the net fair value of identifiable assets, liabilities and contingent liabilities. Goodwill resulting from business combinations with an agreement date on or after March 31, 2004, is not subject to amortization and is carried at cost less accumulated impairments.

Goodwill resulting from business combinations after December 31, 1994 and before March 31, 2004, was amortized on a straight-line basis over its estimated useful life, which is generally ten years for

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

property-casualty insurance enterprises, twenty years for life/health insurance enterprises, ten years for banks and twenty years for asset management companies. Goodwill resulting from business combinations after December 31, 1994 and before March 31, 2004, is carried at cost less accumulated amortization and impairments. As of January 1, 2005, goodwill resulting from business combinations after December 31, 1994 and before March 31, 2004, is not subject to amortization.

Goodwill resulting from business combinations before January 1, 1995, was recorded directly in revenue reserves in shareholders’ equity in accordance with the transitional provisions of IAS 22.

The Allianz Group conducts an annual impairment test of goodwill on October 1, in addition to whenever there is an indication that goodwill is not recoverable. The impairment review includes comparing the present value of each cash generating unit to its respective carrying value in the consolidated balance sheet, including goodwill. If the present value is greater, an impairment is not recorded. If the carrying value of the cash generating unit in the consolidated balance sheet exceeds the present value of the cash generating unit, the implicit present value of the related goodwill is determined with a corresponding impairment charge recorded in the consolidated income statement, reducing the respective goodwill to its present value. Impairments of goodwill are not reversed. Gains or losses realized on the disposal of subsidiaries include any related goodwill.

Intangible assets acquired in business combinations with an agreement date after March 31, 2004, are recorded at fair value on the acquisition date if the intangible asset is separable or arises from contractual or other legal rights. Intangible assets with an indefinite useful life are not subject to amortization. Intangible assets with a definite useful life are amortized over their useful lives. Intangible assets acquired in business combinations with an agreement date before March 31, 2004, were recorded at fair value on the acquisition date and are amortized over their useful lives.

Present value of future profits (PVFP) is the present value of net cash flows anticipated in the future from insurance policies in force at the date of acquisition and is amortized over the life of the related contracts. PVFP was determined using discount rates ranging from 12% to 15%. Interest accrues on the unamortized PVFP balance based upon the policy liability rate or contract rate. Interest rates between 3.5% and 8.5% were applied for interest not yet due.

Software includes software purchased from third parties or developed internally, which are amortized on a straight-line basis over their useful service lives or contractual terms, generally over 3 to 5 years. Costs for repairs and maintenance are expensed, while improvements if they extend the useful life of the asset are capitalized. For the Allianz Group’s Property-Casualty and Life/Health segments amortization of software is allocated amongst several line items according to cost allocation. Amortization of software related to the Allianz Group’s Banking and Asset Management segments is included in administrative expenses within the Allianz Group’s consolidated income statement.

Intangible assets also include capitalized loyalty bonuses for senior management of the PIMCO Group, that are amortized on a straight-line basis over five years, as well as the value of the brand names “Dresdner Bank” and “dit” (Deutscher Investment-Trust) that are amortized on a straight-line basis over twenty years. The fair values for the brand names, registered as trade names, were determined using a royalty savings approach.

Similar to goodwill, intangible assets are subject to an annual impairment test, in addition to whenever there is an indication that it is not recoverable. If there are indications that intangible assets are impaired, their respective recoverable amounts are determined. If the recoverable amounts of intangible assets are less than their carrying amounts, an impairment is recorded in the consolidated income statement, reducing the respective intangible asset to its current recoverable amount.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Investments in associated enterprises and joint ventures

Associated enterprises are enterprises over which an enterprise included in the consolidated financial statements can exercise a significant influence, and which is not a joint venture. A significant influence is presumed to exist where an enterprise is entitled, directly or indirectly, to at least 20% but no more than 50% of the voting rights.

Investments in associated enterprises and joint ventures are generally accounted for using the equity method, such that the carrying value of the investment represents the Allianz Group’s proportionate share of the entities’ net assets. The Allianz Group accounts for all material investments in associates on a time lag of no more than three months.

Income from investments in associated enterprises and joint ventures is included as a separate component of total income as the Allianz Group considers income earned from such investments to be consistent with revenues such as realized gains, interest, and dividends earned from other investments.

Investments

Investments include securities held-to-maturity, securities available-for-sale, real estate used by third parties and funds held by others under reinsurance contracts assumed.

Securities held-to-maturity are comprised of fixed income securities, which the Allianz Group has the positive intent and ability to hold to maturity. These securities are carried at amortized cost and the related premium or discount is amortized using the effective interest method over the life of the security. Amortization of premium or discount is included in interest income.

Securities available-for-sale are securities that are not classified as held-to-maturity, loans and advances to banks or customers, financial assets held for trading, or financial assets designated at fair value through income. Securities available-for-sale are carried at fair value. Unrealized gains and losses, which are the difference between fair value and cost (amortized cost in the case of fixed income securities), are included as a separate component of shareholders’ equity, net of deferred taxes, or, taken to the latent reserve for premium refunds to the extent that policyholders will participate in such gains and losses on the basis of statutory or contractual regulations when they are realized. Realized gains and losses on securities are generally determined by applying the average cost method.

Recognition of an impairment loss on held-to-maturity and available-for-sale fixed income securities is recorded if there is objective evidence that the cost may not be recovered. If all amounts due according to the contractual terms of the security are not considered collectible, typically due to a deterioration in the creditworthiness of the issuer, the security is considered to be impaired. Impairments are not recorded as a result of declines in fair value resulting from general market interest or exchange rate movements unless the Allianz Group intends to dispose of the security.

If there is objective evidence that the cost may not be recovered, an available-for sale equity security is considered to be impaired. Objective evidence that the cost may not be recovered, in addition to qualitative impairment criteria, includes a significant or prolonged decline in the fair value below cost. The Allianz Group established a policy that an available-for-sale equity security is considered impaired if the fair value is below the weighted-average cost by more than 20% or if the fair value is below the weighted-average cost for greater than nine months, to define the significant criteria and the prolonged criteria, respectively. This policy is applied at the subsidiary level.

If an available-for-sale equity security is impaired based upon the Allianz Group’s qualitative or quantitative impairment criteria, any further declines in fair values at subsequent reporting dates are recognized as impairments. Therefore, at each

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

reporting period, equity securities that are determined to be impaired based upon the Allianz Group’s impairment criteria, an impairment is recognized for the difference between the fair value and the original cost basis, less any previously recognized impairments.

For fixed income securities, if, in a subsequent period, the amount of the impairment previously recorded on a security decreases and the decrease can be objectively related to an event occurring after the impairment, such as an improvement in the debtor’s credit rating, the impairment is reversed through other income from investments in the Allianz Group’s consolidated income statement. For fixed income securities, such reversals do not result in a carrying amount of a security that exceeds what would have been, had the impairment not been recorded, at the date of the impairment is reversed. Reversals of impairments of available-for-sale equity securities are not recorded.

Real estate used by third-parties (i.e., real property and equivalent rights and buildings, including buildings on leased land) is carried at cost less accumulated depreciation and impairments. Real estate used by third parties is depreciated on a straight-line basis over its estimated life, with a maximum of 50 years. When testing for impairment, the fair value of real estate used by third parties is determined by the discounted cash flow method. Improvement costs are capitalized if they extend the useful life of the asset, otherwise they are recognized as an expense.

Funds held by others under reinsurance contracts assumed relate to cash deposits to which the Allianz Group is entitled, but which the ceding insurer retains as collateral for future obligations of the Allianz Group. The cash deposits are recorded on the balance sheet at face value, less any impairments for balances that are deemed to not be fully recoverable.

Loans and advances to banks and customers

Loans and advances to banks and customers are financial assets with fixed and determinable payments that are not quoted in an active market that are not classified as available-for-sale, financial assets held for trading, or financial assets designated at fair value through income. Loans to banks and customers are measured at amortized cost, or generally their outstanding unpaid principal balance, net of the loan loss allowance, deferred fees and costs on origination, and unamortized premiums or discounts. Interest revenues are accrued on the unpaid principal balance, net of charge-offs. Using the effective interest method, net deferred fees and premiums or discounts are recorded as an adjustment of the interest revenue yield over the lives of the related loans.

Loans are placed on non-accrual status when management determines that the payment of principal or interest is doubtful. Management’s judgment is applied based on its credit assessment of the borrower. Non-accrual loans consist of loans on which interest income is no longer recognized on an accrued basis, and loans for which a specific provision is recorded for the entire amount of accrued interest receivable. When a loan is placed on non-accrual status, any accrued interest receivable is reversed against interest and similar income in the consolidated income statement. Loans can only be restored to accrual status when interest and principal payments are made current (in accordance with the contractual terms), and in management’s judgment, future payments in accordance with those terms are reasonably assured. When there is a doubt regarding the ultimate collectibility of the principal of a loan placed in non-accrual status, all cash receipts are applied as reductions of principal. Once the recorded principal amount of the loan is reduced to zero, future cash receipts are recognized as interest income.

Loans and advances to banks and customers include reverse repurchase (“reverse repo”) transactions and securities borrowing transactions. Reverse repo and securities borrowing transactions involve the purchase of securities by the Allianz Group from a counter-party, subject to a simultaneous obligation to sell these securities at a certain later date, at an agreed upon price. If control

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

of the securities remains with the counter-party over the entire lifetime of the agreement of the transaction, the securities concerned are not recognized in the Allianz Group’s consolidated balance sheet. The amounts of cash disbursed are recorded under loans and advances to bank and customers, as appropriate, within the Allianz Group’s consolidated balance sheet. Interest income on reverse repo agreements is accrued over the duration of the agreements and is reported in interest and similar income in the Allianz Group’s consolidated income statement.

Securities borrowing transactions generally require the Allianz Group to deposit cash with the securities’ lender. Fees paid are reported as interest expense in the Allianz Group’s consolidated income statement.

Loans and advances to customers include the Allianz Group’s gross investment in leases, less unearned finance income, related to lease financing transactions for which the Allianz Group is the lessor. The gross investment in leases is the aggregate of the minimum lease payments and any unguaranteed residual value accruing to the Allianz Group. Lease financing transactions include direct financing leases and leveraged leases. The unearned finance income is amortized over the period of the lease in order to produce a constant periodic rate of return on the net investment outstanding in respect of finance leases.

Loan impairments and provisions

Impaired loans represent loans for which, based upon current information and events, it is probable that the Allianz Group will not be able to collect all interest and principal amounts due in accordance with the contractual terms of the loan agreements.

The loan loss allowance represents management’s estimate of probable losses that have occurred in the loan portfolio and other lending-related commitments as of the date of the consolidated balance sheet. The loan loss allowance is reported as a reduction of loans and advances to banks and customers and the provisions for contingent liabilities, such as guarantees, loan commitments and other obligations are carried as other liabilities.

To allow management to determine the appropriate level of the loan loss allowance, all significant counterparty relationships are periodically reviewed. A specific allowance is established to provide for specifically identified counterparty risks. Specific allowances are established for impaired loans. The amount of the impairment is based on the present value of expected future cash flows or based on the fair value of the collateral if the loan is collateralized and foreclosure is probable. If the amount of the impairment subsequently increases or decreases due to an event occurring after the initial measurement of impairment, a change in the allowance is recognized in earnings by a charge or a credit to the loan loss provisions.

A country risk allowance is established for transfer risk. Transfer risk is a measure of the likely ability of a borrower in a certain country to repay its foreign currency-denominated debt in light of the economic or political situation prevailing in the country. Country risk allowances are based on a country risk rating system that incorporates current and historical economic, political and other data to categorize countries by risk profile.

A general allowance is established to provide for incurred but unidentified losses that are inherent in the loan portfolio as of the date of the consolidated balance sheet. General allowances are established for loans not specifically identified as impaired. The amount of the allowance is based on historical loss experience and management’s evaluation of the loan portfolio under current events and economic conditions.

Loans are charged-off when, based on management’s judgment, all economically sensible means of recovery have been exhausted. At the point of charge-off, the loan as well as any specific allowance associated with the loan must be removed from the consolidated balance sheet or a charge may be recorded to directly charge-off the loan. A charge-off may be full or partial. Subsequent to a charge-off, recoveries, if any,

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

are recognized in the consolidated income statement as a credit to the loan loss provisions.

The loan loss provisions, which are recognized in the consolidated income statement, is the amount necessary to adjust the loan loss allowance to a level determined through the process described above.

Financial assets carried at fair value through income

Financial assets carried at fair value through income include financial assets held for trading, financial assets for unit linked contracts and financial assets designated at fair value through income.

Financial assets held for trading consists of debt and equity securities, promissory notes and precious metal holdings, which have been acquired principally for the purpose of generating a profit from short-term fluctuations in price and derivative financial instruments that do not meet the criteria for hedge accounting with positive market values. Financial assets held for trading are reported at fair value as of the date of the consolidated balance sheet. Changes in fair value are recognized directly in the consolidated income statement. Exchange-traded financial instruments are valued at the exchange prices prevailing on the last exchange trading day of the year. To determine the fair values of unlisted financial instruments, quotations of similar instruments or other valuation models (in particular present value models or option pricing models) are used. In the process, appropriate adjustments are made for credit and measurement risks.

Financial assets for unit linked contracts and financial assets designated at fair value through income are measured at fair value with changes recorded in net income.

Derivative financial instruments

The Allianz group’s property-casualty and life/health segments use derivative financial instruments such as swaps, options and futures to hedge against changes in prices or interest rates in their investment portfolios. In the Allianz Group’s banking segment, derivative financial instruments are used both for trading purposes and to hedge against movements in interest rates, currency and other price risks of investments, loans, deposit liabilities and other interest sensitive assets and liabilities.

Pursuant to IAS 39, derivative financial instruments that do not meet the criteria for hedge accounting are reported at fair value as financial assets held for trading or financial liabilities held for trading. Gains or losses on these derivative financial instruments arising from valuation at fair value are included in the Allianz Group’s consolidated income statement in income from financial assets and liabilities held for trading. This treatment is also applicable for bifurcated embedded derivatives of a hybrid financial instrument.

For derivative financial instruments used for hedging purposes that meet the criteria for hedge accounting, the Allianz Group designates the derivative financial instrument as a fair value hedge, cash flow hedge, or hedge of a net investment in a foreign entity. Pursuant to IAS 39, the Allianz Group documents the hedge relationship, as well as its risk management objective and strategy for entering into various hedge transactions. The Allianz Group also assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative financial instruments that are used for hedging transactions are highly effective in offsetting changes in fair values or cash flows of the hedged items.

Derivative financial instruments used in hedge transactions that meet the criteria for hedge accounting are recognized as follows:

Fair value hedges

The risk of changes in the fair value of reported assets or liabilities (hedged item) is hedged by a fair value hedge. Changes in the fair value of a derivative financial instrument (hedging instrument) together with the pro rata share of the change in fair value of the hedged item are recognized in the consolidated income statement.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Cash flow hedges

Cash flow hedges reduce the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability or attributable to future cash flows from a firm commitment or a forecasted transaction (hedged item). Changes in the fair value of derivative financial instruments (hedging instrument) that represent an effective hedge are recorded in unrealized gains and losses (net) in shareholders’ equity, and recognized in the consolidated income statement when the offsetting gain or loss associated with the hedged item is recognized. The ineffective part of the cash flow hedge is recognized directly in the consolidated income statement.

Hedges of a net investment in a foreign entity

Hedge accounting may be applied to hedge a net investment in a foreign entity (hedged item). Derivative financial instruments (hedging instrument) are used to hedge currency risk. The proportion of gains or losses arising from valuation of the hedging instrument, which is classified as an effective hedge, is recognized in shareholders’ equity, while the ineffective part is recognized in the consolidated income statement.

For all fair value hedges, cash flow hedges, and hedges of a net investment in a foreign entity, the derivative financial instruments are included in other assets or other liabilities.

The Allianz Group discontinues hedge accounting prospectively when it is determined that the derivative financial instrument is no longer highly effective, the derivative financial instrument or the hedged item expires, or is sold, terminated or exercised, or when management determines that designation of the derivative financial instrument as a hedging instrument is no longer appropriate. When a fair value hedge is discontinued, the Allianz Group continues to carry the derivative financial instrument on the consolidated balance sheet at its fair value, and no longer recognizes changes in fair value of the hedged item in the consolidated income statement. When hedge accounting for a cash flow hedge is discontinued, the Allianz Group continues to carry the derivative financial instrument on the consolidated balance sheet at its fair value and any net unrealized gains and losses accumulated in shareholders’ equity are recognized immediately in the consolidated income statement. When a hedge of a net investment in a foreign entity is discontinued, the Allianz Group continues to carry the derivative financial instrument on the consolidated balance sheet at its fair value and any net unrealized gains or losses accumulated in shareholders’ equity remain in shareholders’ equity until the disposal of the foreign entity.

Derivative financial instruments are netted when there is a legally enforceable right to offset and when the Allianz Group intends to settle on a net basis.

Cash and cash equivalents

Cash and cash equivalents include balances with banks payable on demand, balances with central banks, checks and cash on hand, treasury bills (to the extent they are not included in financial assets held for trading), and bills of exchange which are eligible for refinancing at central banks, subject to a maximum term of six months from the date of acquisition. Cash and cash equivalents are stated at their face value, with holdings of foreign notes and coins valued at year-end closing prices.

Reinsurance

Premiums ceded for reinsurance and reinsurance recoveries on benefits and claims incurred are deducted from premiums earned and insurance benefits. Assets and liabilities related to reinsurance are reported on a gross basis. Amounts ceded to reinsurers from reserves for insurance and investment contracts are estimated in a manner consistent with the claim liability associated with the reinsured risks. Accordingly, revenues and expenses related to reinsurance agreements are recognized consistent with the underlying risk of the business reinsured.

Income taxes

The tax shown in the Allianz Group’s consolidated income statement consists of the taxes actually charged

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

to individual Allianz Group enterprises and changes in deferred tax assets and liabilities.

The calculation of deferred tax is based on temporary differences between the Allianz Group’s carrying amounts of assets or liabilities in its consolidated balance sheet and their tax bases. The tax rates used for the calculation of deferred taxes are the local rates applicable in the countries concerned; changes to tax rates already adopted prior to or as of the consolidated balance sheet date are taken into account. Deferred tax assets are recognized if sufficient future taxable income is available for realization.

Other assets

Other assets, amongst others, consist of real estate owned by the Allianz Group and used for its own activities, equipment, accounts receivable, deferred policy acquisition costs, deferred sales inducements, prepaid expenses and miscellaneous assets.

Real estate owned by the Allianz Group used for its own activities (e.g., real property and buildings, including buildings on leased land) is carried at cost less accumulated depreciation and impairments. The capitalized cost of buildings is calculated on the basis of acquisition cost and depreciated on a straight-line basis over a maximum of 50 years in accordance with their useful lives. Costs for repairs and maintenance are expensed, while improvements if they extend the useful life of the asset are capitalized. An impairment is recognized when the recoverable amount of these assets is less than their carrying amount.

Equipment is carried at cost less accumulated depreciation and impairments. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of equipment ranges from 2 to 10 years, except for purchased information technology equipment, which is 2 to 8 years.

Receivables are recorded at face value less any payments received, net of appropriate valuation allowances.

Deferred policy acquisition costs generally consist of commissions, underwriting expenses and policy issuance costs, which vary with and are directly related to the acquisition and renewal of insurance contracts. Such acquisition costs are deferred, to the extent they are recoverable, and amortized over the life of the related contracts.

Sales inducements on insurance contracts that meet the following criteria are deferred and amortized using the same methodology and assumptions used to amortize deferred policy acquisition costs:

•	recognized as part of insurance reserves,

•	explicitly identified in the contract at inception,

•	incremental to amounts the Allianz Group credits on similar contracts without sales inducements, and

•	higher than the contract’s expected ongoing crediting rates for periods after the inducement.

Asset securitizations

The Allianz Group transfers financial assets to certain special purpose entities (SPEs) in revolving securitizations of commercial mortgage or other loan portfolios. The Allianz Group consolidates these SPEs as the Allianz Group continues to control the financial assets transferred and retains the servicing of such loans.

Leases

Property and equipment holdings are used by the Allianz Group under operating leases, whereby the risks and benefits relating to ownership of the assets remain with the lessor, and are not recorded on the Allianz Group’s consolidated balance sheet. Payments made under operating leases to the lessor are charged to administrative expenses using the straight-line method over the period of the lease. When an operating lease is terminated before the lease period has expired, any penalty is recognized in full as an expense at the time when such termination takes place.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary information on equity and liabilities

Shareholders’ equity

Paid-in capital includes issued capital and capital reserves. Issued capital represents the mathematical per share value received from the issuance of shares. Capital reserves represent the premium (additional paid in capital) received from the issuance of shares.

Revenue reserves include the retained earnings of the Allianz Group and treasury stock. In the case of acquisitions prior to January 1, 1995, translation differences arising on first-time consolidation have also been recorded in revenue reserves. Treasury stock held by the Allianz Group is stated as own shares held by the Allianz Group. These shares are deducted from shareholders’ equity at cost. Gains and losses arising from trading in treasury stock held by the Allianz Group are added to revenue reserves after income tax has been deducted.

Any translation differences, including those arising in the process of equity consolidation, are recorded as foreign currency translation adjustments directly in shareholders’ equity without affecting earnings.

Unrealized gains and losses on investments available-for-sale include derivative financial instruments used for hedge purposes that meet the criteria for hedge accounting, including cash flow hedges and hedges of a net investment in a foreign entity.

Comprehensive income is defined as the change in shareholders’ equity of the Allianz Group excluding transactions with shareholders such as the issuance of common or preferred shares, payment of dividends and purchase of treasury shares. Comprehensive income has two major components: net income and other comprehensive income. Other comprehensive income includes such items as unrealized gains and losses on foreign currency translation, securities available-for-sale, and gains and losses on derivatives involved in cash flow hedges and hedges of a net investment in a foreign entity, net of applicable deferred income taxes. It also includes, where applicable, adjustments to insurance policyholder liabilities and deferred policy acquisition costs.

Certificated liabilities, participation certificates and subordinated liabilities

Certificated liabilities, participation certificates and subordinated liabilities are initially measured at cost, which is the fair value of the consideration received, net of transaction costs incurred. Subsequent measurement is at amortized cost, using the effective interest method to amortize the premium or discount to the redemption value over the life of the liability. Non-interest bearing liabilities such as zero-coupon bonds are valued at their present value on initial recognition and written up in accordance with the effective interest method at the effective interest rate.

Reserves for insurance and investment contracts

Reserves for insurance and investment contracts include unearned premiums, aggregate policy reserves, reserves for loss and loss adjustment expenses, the reserve for premium refunds, premium deficiency reserves and other insurance reserves.

For short-duration insurance contracts, such as property-casualty contracts, in accordance with SFAS 60, premiums written to be earned in future years, are recorded as unearned premiums. These premiums are earned in subsequent years in relation to the exact risk coverage period. Unearned premiums for reinsurance business assumed are generally based on the calculations of the cedent. Deferred policy acquisition costs for short-duration insurance contracts are amortized over the periods in which the related premiums are earned.

The aggregate policy reserves for long-duration insurance contracts, such as traditional life and health products, are computed in accordance with SFAS 60 using the net level premium method, which represents the present value of estimated future policy benefits to be paid less the present value of

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

estimated future net premiums to be collected from policyholders. The method uses best estimate assumptions for mortality, morbidity, expected investment yields, surrenders and expenses at the policy inception date, which remain locked-in thereafter. Deferred policy acquisition costs and PVFP for traditional life and health products are amortized over the premium paying period of the related policies in proportion to the earned premium using assumptions consistent with those used in computing the aggregate policy reserves. The aggregate policy reserves, deferred policy acquisition costs and PVFP are adjusted for a provision of adverse deviation, which is used to provide a margin for fluctuation and uncertainty inherent in the assumption setting process.

The aggregate policy reserves for traditional participating insurance contracts are computed in accordance with SFAS 120 using the net level premium method. The method uses best estimate assumptions for mortality, morbidity and interest rates that are guaranteed in the contract or are used in determining the dividends. Deferred policy acquisition costs and PVFP for traditional participating products are amortized over the expected life of the contracts in proportion to estimated gross margins (EGMs) based upon historical and anticipated future experience, which is determined on a best estimate basis and evaluated regularly. The present value of EGMs is computed using the expected investment yield. EGMs include premiums, investment income including realized gains and losses, insurance benefits, administration costs, changes in the aggregate reserves and policyholder dividends. The effect of changes in EGMs are recognized in the period revised.

The aggregate policy reserves for universal life-type and investment contracts in accordance with SFAS 97 is equal to the account balance, which represents premiums received and investment return credited to the policy less deductions for mortality costs and expense charges. Deferred policy acquisition costs and PVFP for universal life-type and investment contracts are amortized over the expected life of the contracts in proportion to estimated gross profits (EGPs) based upon historical and anticipated future experience, which is determined on a best estimate basis and evaluated regularly. The present value of EGPs is computed using the interest rate that accrues to the policyholders, or the credited rate. EGPs include margins from mortality, administration, investment income including realized gains and losses and surrender charges. The effect of changes in EGPs are recognized in the period revised.

Current and historical client data, as well as industry data, are used to determine the assumptions. Assumptions for interest reflect expected earnings on assets, which back the future policyholder benefits. The information used by the Allianz Group’s qualified actuaries in setting such assumptions includes, but is not limited to, pricing assumptions, available experience studies, and profitability analyses.

The interest rate assumptions used in the calculation of aggregate policy reserves were as follows:

	Traditional participating insurance contracts	Long- duration insurance contracts
	(SFAS 120)	(SFAS 60)
Aggregate policy reserves	3 – 4%	2.5 – 7%
Deferred acquisition costs	5 – 6%	5 – 7%

In connection with the adoption of SOP 03-1 effective January 1, 2004, insurance reserves include liabilities for guaranteed minimum death and similar mortality and morbidity benefits related to non-traditional contracts, annuitization options, and sales inducements. These liabilities are calculated based on contractual obligations using actuarial assumptions. Contractually agreed sales inducements to contract holders include persistency bonuses and are accrued over the period in which the insurance contract must remain in force to qualify for the inducement.

Reserves for loss and loss adjustment expenses are established for the payment of losses and loss adjustment expenses (LAE) on claims which have

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

occurred but are not yet settled. Reserves for loss and loss adjustment expenses fall into two categories: case reserves for reported claims and reserves for incurred but not reported (IBNR) reserves.

Case reserves for reported claims are based on estimates of future payments that will be made in respect of claims, including LAE relating to such claims. Such estimates are made on a case-by-case basis, based on the facts and circumstances available at the time the reserves are established. The estimates reflect the informed judgment of claims personnel based on general insurance reserving practices and knowledge of the nature and value of a specific type of claim. These case reserves are regularly re-evaluated in the ordinary course of the settlement process and adjustments are made as new information becomes available.

IBNR reserves are established to recognize the estimated cost of losses that have occurred but where the Allianz Group has not yet been notified. IBNR reserves, similar to case reserves for reported claims, are established to recognize the estimated costs, including expenses, necessary to bring claims to final settlement. Since nothing is known about the occurrence, the Allianz Group relies on its past experience, adjusted for current trends and any other relevant factors. IBNR reserves are estimates based on actuarial and statistical projections of the expected cost of the ultimate settlement and administration of claims. The analyzes are based on facts and circumstances known at the time, predictions of future events, estimates of future inflation and other societal and economic factors. Late reported claim trends, claim severity, exposure growth and future inflation are examples of factors used in projecting the IBNR reserves. IBNR reserves are reviewed and revised periodically as additional information becomes available and actual claims are reported.

The process of estimating loss and LAE reserves is by nature imprecise due to the large number of variables affecting the ultimate amount of claims. Some of these variables are internal, such as changes in claims handling procedures, introduction of new IT systems or company acquisitions and divestitures. Others are external, such as inflation, judicial trends, and legislative changes. The Allianz Group attempts to reduce the uncertainty in reserve estimates through the use of multiple actuarial and reserving techniques and analysis of the assumptions underlying each technique.

There is no adequate statistical data available for some risk exposures in liability insurance, such as environmental and asbestos claims and large-scale individual claims, because some aspects of these types of claims are still evolving. Appropriate provisions have been made for such cases based on the Allianz Group’s judgment and an analysis of the portfolios in which such risks occur. These provisions represent the Allianz Group’s best estimate. The current reserves for loss and loss adjustment expenses for asbestos claims reflect loss developments since the most recent external independent actuarial report which was completed in 2002. Our United States property-casualty subsidiaries have commissioned a new report. We anticipate that this report will be completed during 2005. The new actuarial report could result in Allianz Group adjusting its reserves for loss and loss adjustment expenses for asbestos claims.

The reserves for premium refunds includes the amounts allocated under the relevant local statutory or contractual regulations to the accounts of the policyholders and the amounts resulting from the differences between these IFRS based financial statements and the local financial statements (latent reserve for premium refunds), which will reverse and enter into future deferred profit participation calculations. These differences are recognized on a future accrual basis and reported in profit participation accounts. Unrealized gains and losses recognized in connection with the valuation of securities available-for-sale are recognized in the latent reserve for premium refunds to the extent that policyholders will participate in such gains and losses on the basis of statutory or contractual regulations when they are realized. The profit participation allocated to participating policyholders or disbursed

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

to them reduces the reserve. Any dividends allocated or disbursed over and above the reserve are recorded in other expenses.

Methods and corresponding percentages for participation in profits by the policyholders are set out below for the most significant countries for latent reserves:

Country	Base	Percentage
Germany
Life	all sources of Profit	90%
Health	all sources of Profit	80%
France
Life	investments	80%
Italy
Life	investments	85%
Switzerland
Group Life	all sources of Profit	90%

Premium deficiency reserves are calculated individually for each insurance portfolio on the basis of estimates of future claims, costs, premiums earned and proportionate investment income. For short duration contracts, a premium deficiency is recognized if the sum of expected claim costs and claim adjustment expenses, expected dividends to policyholders, unamortized acquisition costs, and maintenance expenses exceeds related unearned premiums while considering anticipated investment income. For long duration contracts, if actual experience regarding investment yields, mortality, morbidity, terminations or expense indicate that existing contract liabilities, along with the present value of future gross premiums, will not be sufficient to cover the present value of future benefits and to recover unamortized acquisition costs, then a premium deficiency is recognized.

Other insurance reserves include experience-rated and other premium refunds in favor of policyholders.

Liabilities to banks and customers

Liabilities to banks and customers includes repurchase (“repo”) transactions and securities lending transactions. Repo transactions involve the sale of securities by the Allianz Group to a counter-party, subject to the simultaneous agreement to repurchase these securities at a certain later date, at an agreed price. If control of the securities remains with the Allianz Group over the entire lifetime of the transaction, the securities concerned are retained in the Allianz Group’s consolidated balance sheet and are valued in accordance with the accounting principles for financial assets held for trading or investments. The proceeds of the sale are reported under liabilities to banks or liabilities to customers, as appropriate, within the Allianz Group’s consolidated balance sheet. Interest expenses from repo transactions are accrued over the durations of the agreements and reported in interest and similar expenses in the Allianz Group’s consolidated income statement.

In securities lending transactions the Allianz Group generally receives cash collateral which is reported as liabilities to banks or liabilities to customers in the Group´s balance sheet. Fees received are shown as interest income in the Group´s income statement.

Financial liabilities carried at fair value through income

Financial liabilities carried at fair value through income include financial liabilities held for trading, financial liabilities for unit linked contracts, liabilities for puttable equity instruments and financial liabilities designated at fair value through income.

Financial liabilities held for trading primarily include derivative financial instruments that do not meet the criteria for hedge accounting with negative market values and obligations to deliver assets arising from short sales of securities, which are carried out in order to benefit from short-term price fluctuations. The securities required to close out short sales are obtained through securities borrowing or reverse repurchase agreements. These liabilities are valued the same as financial assets held for trading.

Financial liabilities for unit linked contracts and financial liabilities designated at fair value through

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

income are measured at fair value with changes recorded in net income.

Liabilities for puttable financial instruments include the minority interests in shareholders’ equity of certain consolidated investment funds. These minority interests qualify as a financial liability of the Allianz Group, as they give the holder the right to put the instrument back to the Allianz Group for cash or another financial asset (a “puttable instrument”). These liabilities are required to be recorded at redemption amount with changes recognized in net income. As the redemption amount of these liabilities is their fair value, these liabilities are included in financial liabilities carried at fair value through income as liabilities for puttable equity instruments.

Other accrued liabilities

The Allianz Group uses the projected unit credit actuarial method to determine the present value of its defined benefit plans and the related service cost and, where applicable, past service cost. The principal assumptions used by the Allianz Group are included in Note 21. The census date for the primary pension plans is October or November, with any significant changes through December 31, taken into account.

For each individual defined benefit pension plan, the Allianz Group recognizes a portion of its actuarial gains and losses in income or expense if the unrecognized actuarial net gain or loss at the end of the previous reporting period exceeds the greater of: a) 10 % of the projected benefit obligation at that date; or b) 10 % of the fair value of any plan assets at that date. Any unrecognized actuarial net gain or loss exceeding the greater of these two values is generally recognized in net periodic benefit cost in the consolidated income statement over the expected average remaining working lives of the employees participating in the plans.

Accrued taxes are calculated in accordance with relevant local tax regulations.

Miscellaneous accrued liabilities primarily include reserves for restructuring, anticipated losses arising from non-insurance business, litigation, employees (e.g., early retirement, phased retirement, employee awards for long service, vacation and cash settled share compensation plans) and agents (e.g., unpaid commissions).

Restructuring reserves are defined by programs, which will lead to material changes in the entity’s business purpose. The relevant program must be bindingly planned, executed and monitored.

Other liabilities

Other liabilities include funds held under reinsurance business ceded, accounts payable on direct insurance business, accounts payable on reinsurance business, and miscellaneous liabilities. These liabilities are reported at redemption value.

Supplementary information on net income

Premiums

Property-casualty insurance premiums are recognized as revenues over the period of the contract in proportion to the amount of insurance protection provided. Unearned premiums are calculated separately for each individual policy to cover the unexpired portion of written premiums.

Health insurance premiums for long duration contracts such as non-cancelable and guaranteed renewable contracts that are expected to remain in force over an extended period of time are recognized as earned when due. Premiums for short duration health insurance contracts are recognized as revenues over the period of the contract in proportion to the amount of insurance protection provided. Unearned premiums are calculated separately for each individual policy to cover the unexpired portion of written premiums.

Life insurance premiums on traditional life insurance policies are recognized as earned when due. Premiums on short duration life insurance policies are recognized as revenues over the period of the contract in proportion to the amount of insurance

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

protection provided. Unearned premiums are calculated separately for each individual policy to cover the unexpired portion of written premiums. Benefits are recognized when incurred.

Revenues for universal life-type and investment contracts, such as universal life and variable annuity contracts, represent charges assessed against the policyholders’ account balances for the cost of insurance, surrenders and policy administration and are included within premiums earned on the Allianz Group’s consolidated income statement. Benefits charged to expense include benefit claims incurred during the period in excess of policy account balances and interest credited to policy account balances.

Interest and similar income/expense

Interest income and interest expense are recognized on an accrual basis. Interest income from lending business is recognized using the effective interest method. This line item also includes dividends from available-for-sale equity securities and interest recognized on finance leases. Dividends are recognized in income when received. Interest on finance leases is recognized in income over the term of the respective lease so a constant period yield based on the net investment is attained.

Income from financial assets and liabilities carried at fair value through income (net)

Income from financial assets and liabilities carried at fair value through income comprises all investment income and realized and unrealized gains and losses from financial assets and liabilities carried at fair value through income. In addition, commissions attributable to trading operations and related interest expense and transaction costs are included in this line item.

Income from investments in associated enterprises and joint ventures (net)

Income from investments in associated enterprises and joint ventures includes dividends from equity securities and the share of net income from enterprises accounted for using the equity method. Dividends are recognized in income when received. Income from investments in associated enterprises and joint ventures is presented net of related expenses.

Fee and commission income and expenses

In addition to traditional commission income received on security transactions, fee and commission income in the securities business also includes commissions received in relation to private placements, syndicated loans and financial advisory services. Other fees reflect commissions received for trust and custody services, for the brokerage of insurance policies, credit cards, home loans, savings contracts and real estate. Fee and commission income is recognized in Allianz Group’s banking operations when the corresponding service is provided.

Assets and liabilities held in trust by the Allianz Group in its own name, but for the account of third parties, are not reported in its consolidated balance sheet. Commissions received from such business are shown in fee and commission income in the Allianz Group’s consolidated income statement.

Investment advisory fees are recognized as the services are performed. Such fees are primarily based on percentages of the market value of the assets under management. Investment advisory fees receivable for private accounts consist primarily of accounts billed on a quarterly basis. Private accounts may also generate a fee based on investment performance, which are recognized at the end of the respective contract period if the prescribed performance hurdles have been achieved.

Distribution and servicing fees are recognized as the services are performed. Such fees are primarily based on percentages of the market value of assets under management.

Administration fees are recognized as the services are performed. Such fees are primarily based

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

on percentages of the market value of assets under management.

Other supplementary information

Share compensation plans

The share based compensation plans of the Allianz Group are required to be classified as equity settled or cash settled plans. Equity settled plans are measured at fair value on the grant date and recognized as an expense in net income, with an increase in shareholders’ equity, over the vesting period. Further, equity settled plans include a best estimate of the number of equity instruments that are expected to vest in determining the amount of expense to be recognized. At each reporting date, cash settled plans are measured at fair value and recognized as liabilities with changes in the fair value are recognized in net income. If the shares issued are redeemable, either mandatorily or at the counter-party’s option, the share based compensation plan is required to be classified as a cash settled plan by the Allianz Group. In this respect, IFRS 2 has incorporated the “puttable instrument” concept of IAS 32 revised, which requires that such instruments be classified as liabilities rather than equity instruments.

Reclassifications

For reasons of comparability with the current reporting year, some prior-year figures were adjusted in the consolidated balance sheet and the consolidated income statements through reclassifications that do not affect net income or shareholders’ equity.

3     Recently adopted accounting pronouncements

Recently adopted accounting pronouncements with retrospective application (effective January 1, 2005)

IAS 1 revised

Effective January 1, 2005, the Allianz Group adopted IAS 1 revised, Presentation of Financial Statements (“IAS 1 revised”). The adoption of IAS 1 required that the Allianz Group reclassify minority interests in shareholders’ equity as equity. Therefore, minority interests in shareholders’ equity were reclassified from liabilities into shareholders’ equity in the consolidated balance sheet and consolidated statement of changes in shareholders’ equity.

IAS 1 revised required retrospective application of this change to the Allianz Group’s accounting policy; therefore, the Allianz Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effect of this change.

IAS 32 revised and IAS 39 revised

Effective January 1, 2005, the Allianz Group adopted IAS 32 revised, Financial Instruments: Disclosure and Presentation (“IAS 32 revised”) and IAS 39 revised, Financial Instruments: Recognition and Measurement (“IAS 39 revised”).

Impairments

The adoption of IAS 39 revised required several changes to the Allianz Group’s accounting policies for the recognition of impairments of available-for-sale equity securities. In accordance with IAS 39 revised, if there is objective evidence that the cost may not be recovered, an available-for sale equity security is considered to be impaired. Objective evidence that the cost may not be recovered, in addition to qualitative impairment criteria, includes a significant or prolonged decline in the fair value below cost. Previously under IFRS, objective evidence that the cost may not be recovered included a significant and prolonged decline in the fair value below cost. As a result, the Allianz Group established new quantitative impairment criteria to define a significant or prolonged decline. The Allianz Group established a policy that an available-for-sale equity security is considered impaired if the fair value is below the weighted-average cost by more than 20% or if the fair value is below the weighted-average cost for greater than nine months, to define the significant criteria and the prolonged criteria, respectively. This policy is applied at the subsidiary level.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

In addition, IAS 39 revised does not allow an adjusted cost basis to be established upon impairment of an available-for-sale equity security. Therefore, if an available-for-sale equity security is impaired based upon the Allianz Group’s qualitative or quantitative impairment criteria, any further declines in fair values at subsequent reporting dates are recognized as impairments. Previously, IFRS allowed an adjusted cost basis to be established upon the recognition of an impairment of an available-for-sale equity. Therefore, at each reporting period, if the fair value was less than the adjusted cost basis, the available-for-sale equity security was analyzed for impairment based upon the Allianz Group’s qualitative or quantitative impairment criteria.

Finally, IAS 39 revised does not allow reversals of an impairment of available-for-sale equity securities. Previously, IFRS required that if an impairment of an available-for-sale equity security decreases, the impairment was reversed.

IAS 39 revised required retrospective application of these changes to the Allianz Group’s accounting policies; therefore, the Allianz Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effects of these changes.

Loans and receivables

The adoption of IAS 39 revised required a change to the Allianz Group’s accounting policy for non-quoted financial assets to qualify for accounting as “loan and receivables”. For non-quoted financial assets to qualify for accounting as “loans and receivables”, IAS 39 revised does not require that the financial asset to be originated by the Allianz Group. Previously, IFRS required that a financial asset be originated by the Allianz Group to qualify for similar accounting. Non-quoted financial assets which qualify for this accounting, and are classified by the Allianz Group, as “loan and receivables”, are measured at amortized cost using the effective interest method. In addition, IAS 39 revised does not include prohibitions for disposing of “loans and receivables”, dissimilar to financial assets classified as held-to-maturity debt securities.

As a result of the adoption of IAS 39 revised, the Allianz Group reclassified certain available-for-sale debt securities to loans and advances to banks and loans and advances to customers. IAS 39 revised required retrospective application of this change to the Allianz Group’s accounting policies; therefore, the Allianz Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effect of this change.

Financial assets and liabilities designated at fair value through income

IAS 39 revised created a new category, “designated at fair value through income”, for financial assets and liabilities. Financial assets and liabilities designated at fair value through income are measured at fair value with changes recognized in net income. In June 2005, the IASB issued an amendment to IAS 39 revised, which adjusted the qualifications for classification as “designated at fair value through income” as a result of concerns of the European Union (“EU”). The EU endorsed this amendment in November 2005. The Allianz Group has adopted the amendment to IAS 39 revised related to financial assets and liabilities designated at fair value through income.

As a result of the adoption of IAS 39 revised, the Allianz Group reclassified certain available-for-sale securities to financial assets designated at fair value through income as a result of the change as described in the following paragraph regarding adoption of IAS 32 revised. In addition, the Allianz Group reclassified the financial assets and liabilities related to its unit-linked insurance and investment contracts to financial assets designated at fair value through income and financial liabilities designated at fair value through income, respectively. Finally, the Allianz Group reclassified certain loans to banks and loans to customers to financial assets designated at fair value and certain financial liabilities to financial liabilities

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

designated at fair value through income in the Banking Segment to reduce accounting mismatches.

As a result of the adoption IAS 32 revised, a financial instrument qualifies as a financial liability of the Allianz Group, if it gives the holder the right to put the instrument back to the Allianz Group for cash or another financial asset (a “puttable instrument”). The classification as a financial liability is independent of considerations such as when the right is exercisable, how the amount payable or receivable upon exercise of the right is determined, and whether the puttable instrument has a fixed maturity. As a result of the adoption of IAS 32 revised, the Allianz Group was required to reclassify the minority interests in shareholders’ equity of certain consolidated investment funds to liabilities. These liabilities are required to be recorded at redemption amounts with changes recognized in net income. As the redemption amount of these liabilities is their fair value, these liabilities are included in financial liabilities carried at fair value through income as liabilities for puttable equity instruments.

IAS 39 revised and IAS 32 revised required retrospective application of these changes to the Allianz Group’s accounting policies; therefore, the Allianz Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effects of these changes.

IFRS 4

Effective January 1, 2005, the Allianz Group adopted IFRS 4, Insurance Contracts (“IFRS 4”). IFRS 4 represents the completion of phase I and is a transitional standard until the IASB has more fully addressed the recognition and measurement of insurance contracts. IFRS 4 requires that all contracts issued by insurance companies be classified as either insurance contracts or investment contracts. Contracts with significant insurance risk are considered insurance contracts. IFRS 4 permits a company to continue with its previously adopted accounting policies with regard to recognition and measurement of insurance contracts. Only in the case of presentation of more reliable figures should a change in accounting policy be carried out. As a result, the Allianz Group principally continues to apply the provisions of US GAAP for the recognition and measurement of insurance contracts. Contracts issued by insurance companies without significant insurance risk are considered investment contracts. Investment contracts are accounted for in accordance with IAS 39 revised. As a result of the adoption of IFRS 4, certain contracts were reclassified as investment contracts.

In addition, IFRS 4 contains specific guidance for contracts with discretionary participation features. As a result of this guidance, the Allianz Group recorded additional liabilities for its individual life insurance business in Switzerland.

IFRS 4 revised required retrospective application of these changes to the Allianz Group’s accounting policies; therefore, the Allianz Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effects of these changes.

IFRS 2

Effective January 1, 2005, the Allianz Group adopted IFRS 2, Share Based Payments (“IFRS 2”). In accordance with IFRS 2, the share based compensation plans of the Allianz Group are required to be classified as equity settled or cash settled plans. Equity settled plans are measured at fair value on the grant date and recognized as an expense, with an increase in shareholders’ equity, over the vesting period. At each reporting date, cash settled plans are measured at fair value and recognized as liabilities with changes in the fair value recognized in net income. If the shares issued are redeemable, either mandatorily or at the counter-party’s option, the share based compensation plan is required to be classified as a cash settled plan by the Allianz Group. In this respect, IFRS 2 has incorporated the “puttable instrument” concept of IAS 32 revised, which requires that such instruments be classified as liabilities rather than equity instruments. As a result of the adoption of IFRS 2, the PIMCO LLC Class B

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Unit Purchase Plan (“Class B Plan”) is considered a cash settled plan as the equity instruments issued are puttable at the holder’s option. Previously, IFRS required that the Class B Plan be classified as an equity settled plan.

Further, IFRS 2 requires that equity settled plans include a best estimate of the number of equity instruments that are expected to vest in determining the amount of expense to be recognized. Previously, the Allianz Group’s accounting policy required that forfeitures of equity instruments be recognized when incurred.

IFRS 2 revised required retrospective application of these changes to the Allianz Group’s accounting policies; therefore, the Allianz Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effects of these changes.

Impact on the Allianz Group’s consolidated financial statements

The impact of these recently adopted accounting principles on the Allianz Group’s consolidated financial statements is presented on the following pages.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated balance sheets:

			IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported		Impairments		Loans and receivables		Financial assets and liabilities designated at fair value		IFRS 4		IFRS 2		Balance as of December 31,
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
ASSETS
Intangible assets	15,147	16,262	—	—	—	—	—	—	—	—	—	—	15,147	16,262
Investments in associated enterprises and joint ventures	5,832	6,442	—	—	(75)	(157)	—	—	—	—	—	—	5,757	6,285
Investments	319,552	295,067	—	—	(67,785)	(61,196)	(3,440)	(2,474)	—	—	—	—	248,327	231,397
Separate account assets	15,851	32,460	—	—	—	—	(15,851)	(32,460)	—	—	—	—	—	—
Loans and advances to banks	126,618	117,511	—	—	55,677	52,545	(752)	(696)	—	—	—	—	181,543	169,360
Loans and advances to customers	188,168	203,259	—	—	8,041	6,138	(529)	(462)	—	—	—	—	195,680	208,935
Financial assets carried at fair value through income	220,001	146,154	—	—	—	—	20,573	36,088	—	—	—	—	240,574	182,242
Cash and cash equivalents	15,628	25,528	—	—	—	—	—	—	—	—	—	—	15,628	25,528
Amounts ceded to reinsurers from insurance reserves	22,310	25,061	—	—	—	—	—	—	—	—	—	—	22,310	25,061
Deferred tax assets	13,809	14,364	151	264	(4)	(18)	29	49	—	—	154	80	14,139	14,739
Other assets	51,782	53,804	(19)	(7)	—	—	—	—	—	—	(550)	(393)	51,213	53,404

Total assets	994,698	935,912	132	257	(4,146)	(2,688)	30	45	—	—	(396)	(313)	990,318	933,213

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated balance sheets:

			IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported		Impairments		Loans and receivables		Financial assets and liabilities designated at fair value		IFRS 4		IFRS 2		Balance as of December 31,
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Shareholders’ equity and liabilities
Paid-in capital	19,433	19,347	—	—	—	—	—	—	—	—	—	—	19,433	19,347
Revenue reserves	8,478	6,914	(2,273)	(2,659)	—	—	(22)	(14)	5	24	(295)	(172)	5,893	4,093
Foreign currency translation adjustments	(2,680)	(1,916)	—	—	—	—	—	—	—	—	46	23	(2,634)	(1,893)
Unrealized gains and losses (net)	5,597	4,247	2,273	2,659	(543)	(436)	(11)	(9)	(13)	(15)	—	—	7,303	6,446
Minority interests in shareholders’ equity	9,531	8,367	—	—	(30)	(29)	(1,389)	(792)	(6)	3	(410)	(283)	7,696	7,266
Participation certificates and subordinated liabilities	13,230	12,230	—	—	—	—	—	—	—	—	—	—	13,230	12,230
Reserves for insurance and investment contracts	355,195	311,471	—	6	(3,290)	(2,015)	(25,560)	—	35	(2)	—	—	326,380	309,460
Separate account liabilities	15,848	32,460	—	—	—	—	(15,848)	(32,460)	—	—	—	—	—	—
Liabilities to banks	191,354	178,316	—	—	—	—	(7)	(7)	—	—	—	—	191,347	178,309
Liabilities to customers	157,274	154,728	—	—	—	—	(137)	(131)	—	—	—	—	157,137	154,597
Certificated liabilities	57,771	63,338	—	—	—	—	(19)	(18)	—	—	—	—	57,752	63,320
Financial liabilities carried at fair value through income	102,141	84,835	—	—	—	—	42,996	33,403	—	—	—	—	145,137	118,238
Other accrued liabilities	13,168	13,908	—	—	—	—	—	—	—	—	816	511	13,984	14,419
Other liabilities	31,833	31,725	(10)	(12)	—	—	1	—	—	—	(553)	(392)	31,271	31,321
Deferred tax liabilities	14,486	13,509	142	263	(283)	(208)	26	73	(21)	(10)	—	—	14,350	13,627
Deferred income	2,039	2,433	—	—	—	—	—	—	—	—	—	—	2,039	2,433

Total shareholders’ equity and liabilities	994,698	935,912	132	257	(4,146)	(2,688)	30	45	—	—	(396)	(313)	990,318	933,213

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated income statement for the year ended December 31, 2004:

		IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported	Impairments	Loans and receivables	Financial assets and liabilities designated at fair value	IFRS 4	IFRS 2	Reclassifications	Balance as of December 31,
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	56,789	—	—	—	—	—	—	56,789
Interest and similar income	21,053	—	—	(97)	—	—	—	20,956
Income from investments in associates and joint ventures (net)	777	—	—	—	—	—	—	777
Other income from investments	4,816	519	6	(162)	—	—	—	5,179
Income from financial assets and liabilities at fair value through income (net)	2,813	—	—	(1,155)	—	—	—	1,658
Fee and commission income, and income from service activities	6,823	—	—	—	—	—	—	6,823
Other income	2,556	—	(5)	—	—	(18)	—	2,533

Total income	95,627	519	1	(1,414)	—	(18)	—	94,715

Insurance and investment contract benefits (net)	(53,326)	(105)	—	1,213	(37)	—	—	(52,255)
Interest and similar expenses	(5,437)	—	—	44	—	—	(310)	(5,703)
Other expenses from investments	(2,745)	(77)	51	99	—	—	—	(2,672)
Loan loss provisions	(354)	—	—	—	—	—	—	(354)
Acquisition costs and administrative expenses (net)	(22,240)	—	—	—	—	(311)	(829)	(23,380)
Amortization of goodwill	(1,164)	—	—	—	—	—	—	(1,164)
Other expenses	(5,178)	—	(52)	—	—	—	1,139	(4,091)

Total expenses	(90,444)	(182)	(1)	1,356	(37)	(311)	—	(89,619)

Earnings from ordinary activities before taxes	5,183	337	—	(58)	(37)	(329)	—	5,096
Taxes	(1,727)	(55)	—	22	11	87	—	(1,662)
Minority interests in earnings	(1,257)	(67)	—	30	7	119	—	(1,168)

Net income	2,199	215	—	(6)	(19)	(123)	—	2,266

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated income statement for the year ended December 31, 2003:

		IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported	Impairments	Loans and receivables	Financial assets and liabilities designated at fair value	IFRS 4	IFRS 2	Reclassifications	Balance as of December 31,
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	55,978	—	—	—	—	—	—	55,978
Interest and similar income	22,592	—	—	(82)	—	—	—	22,510
Income from investments in associates and joint ventures (net)	3,030	(16)	—	—	—	—	—	3,014
Other income from investments	10,002	790	(53)	(249)	—	—	—	10,490
Income from financial assets and liabilities at fair value through income (net)	243	—	—	276	—	—	—	519
Fee and commission income, and income from service activities	6,060	—	—	—	—	—	—	6,060
Other income	3,750	—	53	—	—	—	—	3,803

Total income	101,655	774	—	(55)	—	—	—	102,374

Insurance and investment contract benefits (net)	(50,432)	(1,677)	—	(141)	10	—	—	(52,240)
Interest and similar expenses	(6,561)	—	—	—	—	—	(310)	(6,871)
Other expenses from investments	(9,848)	2,012	26	358	—	—	—	(7,452)
Loan loss provisions	(1,027)	—	—	—	—	—	—	(1,027)
Acquisition costs and administrative expenses (net)	(22,117)	—	—	—	—	(276)	(524)	(22,917)
Amortization of goodwill	(1,413)	—	—	—	—	—	—	(1,413)
Other expenses	(7,396)	—	(26)	—	—	—	834	(6,588)

Total expenses	(98,794)	335	—	217	10	(276)	—	(98,508)

Earnings from ordinary activities before taxes	2,861	1,109	—	162	10	(276)	—	3,866
Taxes	(146)	(109)	—	(58)	(1)	65	—	(249)
Minority interests in earnings	(825)	(98)	—	(91)	(3)	91	—	(926)

Net income	1,890	902	—	13	6	(120)	—	2,691

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated income statement for the year ended December 31, 2002:

		IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported	Impairments	Loans and receivables	IFRS 2	Reclassifications	Balance as of December 31,
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	55,133	—	—	—	—	55,133
Interest and similar income	28,210	—	—	—	—	28,210
Income from investments in associates and joint ventures (net)	4,398	(139)	—	—	—	4,259
Other income from investments	9,355	118	(60)	—	—	9,413
Income from financial assets and liabilities at fair value through income (net)	1,507	—	—	—	—	1,507
Fee and commission income, and income from service activities	6,102	—	—	—	—	6,102
Other income	2,971	—	60	—	—	3,031

Total income	107,676	(21)	—	—	—	107,655

Insurance and investment contract benefits (net)	(49,789)	1,106	—	—	—	(48,683)
Interest and similar expenses	(10,651)	—	—	—	(290)	(10,941)
Other expenses from investments	(14,866)	(3,325)	50	—	—	(18,141)
Loan loss provisions	(2,241)	—	—	—	—	(2,241)
Acquisition costs and administrative expenses (net)	(24,502)	—	—	(118)	—	(24,620)
Amortization of goodwill	(1,162)	—	—	—	—	(1,162)
Other expenses	(6,098)	—	(50)	—	290	(5,858)

Total expenses	(109,309)	(2,219)	—	(118)	—	(111,646)

Earnings from ordinary activities before taxes	(1,633)	(2,240)	—	(118)	—	(3,991)
Taxes	807	246	—	20	—	1,073
Minority interests in earnings	(670)	285	—	60	—	(325)

Net income	(1,496)	(1,709)	—	(38)	—	(3,243)

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Recently adopted accounting pronouncements with prospective application (effective January 1, 2005)

IFRS 3

Effective January 1, 2005, the Allianz Group adopted IFRS 3, Business Combinations (“IFRS 3”). In accordance with IFRS 3, the Allianz Group is no longer required to amortize of goodwill and intangible assets with an indefinite life. Instead, the Allianz Group is required to perform impairment tests on an annual basis in addition to whenever there is an indication that the carrying value is not recoverable. As a result of the adoption on IFRS 3 on January 1, 2005, the Allianz Group ceased amortization of goodwill and brand names.

Further, the Allianz Group revised its accounting policy for accounting for the acquisition of a minority interest in shareholders’ equity for subsidiaries, companies under control, of the Allianz Group. IFRS 3 does not specifically address these transactions, as the scope of IFRS is limited to accounting for acquisitions in which the Allianz Group obtains control over a company. Therefore, as a result of the adoption of IAS 1 as noted above, the Allianz Group has adopted an accounting policy to treat these acquisitions as transactions between equity holders. Therefore, the acquisition of a minority interest in shareholders’ equity does not result in an allocation of the acquisition cost to the respective fair value of the assets and liabilities acquired. Rather, the excess of the acquisition cost over the Allianz Group’s carrying amount of the minority interest in shareholders’ equity is recognized as a reduction of revenue reserves. Similarly, the excess of the Allianz Group’s carrying amount of the minority interest in shareholders’ equity over acquisition cost is recognized as an increase of revenue reserves. The Allianz Group will apply this accounting policy to any acquisition of a minority interest in shareholders’ equity on or after January 1, 2005.

Recently adopted accounting pronouncement (effective before January 1, 2005)

SOP 03-1

Effective January 1, 2004, the Allianz Group adopted American Institute of Certified Public Accountants (“AICPA”) Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for certain Nontraditional Long-Duration Contracts and for Separate Accounts (“SOP 03-1”). The most significant accounting implications of SOP 03-1 for the Allianz Group are as follows:

•	capitalizing sales inducements that meet specified criteria and amortizing such amounts over the life of the contracts using the same methodology as used for amortizing deferred policy acquisition costs, and immediately expensing those sales inducements not meeting such criteria,

•	recognizing a liability for guaranteed minimum death and similar mortality and morbidity benefits only for contracts determined to incorporate mortality and morbidity risk that is other than nominal and when the risk charges made for a period are not proportionate to the risk borne for the period,

•	for contracts containing an annuitization benefit option contract feature, an additional liability is established, if a provision for such a contract feature is not required under other applicable accounting standards and if the present value of expected annuitization payments at the expected annuitization date exceeds the expected account balance at the expected annuitization date, and

•	recognizing contract holder liabilities for persistency bonuses and other sales inducements.

The effect of initially adopting SOP 03-1 was reported in the consolidated statements of changes in shareholders’ equity in the amount of €10 mn, net of taxes.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

4    Consolidation

Scope of the consolidation

In addition to Allianz AG, 156 (2003: 193; 2002: 213) German and 907 (2003: 972; 2002: 1,045) foreign enterprises have been consolidated as of December 31, 2004. In addition, 68 (2003: 61; 2002: 74) German and 29 (2003: 39; 2002: 79) foreign investment funds were also consolidated as of December 31, 2004.

Of the entities that have been consolidated as of December 31, 2004, 9 (2003: 10; 2002: 12) subsidiaries have been consolidated where Allianz AG owns less than majority of the voting power of the subsidiary, including CreditRas Vita S.p.A. (CreditRas) and Antoniana Veneta Popolare Vita S.p.A. (Antoniana), in all periods presented. Allianz AG controls these entities on the basis of shareholder agreements between the Allianz Group subsidiary owning 50% of each such entity and the other sharesholders. Pursuant to these shareholder agreements, the Allianz Group has the power to govern the financial and operating policies of these subsidiaries and the right to appoint the subsidiaries’ general manager, in the case of CreditRas and Duerrevita (merged in 2002 with CreditRas), and the CEO, in the case of Antoniana, who have been given unilateral authority over all aspects of the financial and operating policies of these entities, including the hiring and termination of staff and the purchase and sale of assets. In addition, all management functions of these subsidiaries are performed by Allianz Group employees and all operations are undertaken in Allianz Group’s facilities. The Allianz Group also develops all insurance products written through these subsidiaries. Although the Allianz Group and the other shareholder each have the right to appoint half of the directors of each subsidiary, the rights of the other shareholders are limited to matters specifically reserved to the board of directors and shareholders under Italian law, such as decisions concerning capital increases, amendments to articles and similar matters. In addition, in the case of Antoniana, the Allianz Group has the right to appoint the Chairman, who has double board voting rights, thereby giving the Allianz Group a majority of board votes. The shareholder agreements for CreditRas, Duerrevita (merged in 2002 with CreditRas) and Antoniana are subject to automatic renewal and are not terminable prior to their stated terms.

As of December 31, 2004, there were 11 (2003: 13; 2002: 12) joint ventures that were accounted for using the equity method; each of these enterprises is managed by Allianz AG together with a third party not consolidated in the Allianz Group’s consolidated financial statements.

Additionally, there were 181 (2003: 170; 2002: 198) associated enterprises accounted for using the equity method as of December 31, 2004.

All affiliated companies, joint ventures, and associated enterprises are individually listed in the disclosure of equity investments filed with the Commercial Register in Munich. All private companies are also listed and identified separately in this disclosure of equity investments, for which the consolidated financial statements and the Allianz Group management report are exempt in accordance with the application of clause 264b of the German Commercial Code (HGB). Selected affiliated and associated enterprises are listed in Note 48.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Acquisitions

The following are the significant companies consolidated for the first-time for the years ended December 31, 2004, 2003 and 2002:

	Effects on the Consolidated Financial Statements in Year of Acquisition(1)
Principal New Acquisitions	Date of First-time Consolidation	Gross Premiums		Net Income	Goodwill(2)	Amortization of Goodwill
		€ mn		€ mn	€ mn	€ mn
2004
Four Seasons Health Care Ltd., Wilmslow	8/31/2004	163	(3)	2	141	—
2003
–	—	—		—	—	—
2002
Slovenská poist’ ovna a. s., Bratislava	7/22/2002	125		(8)	138	(7)

(1)	Consolidated in the business segments.
(2)	On the date of first-time consolidation.
(3)	Income from service agreements

2004 Acquisitions

Four Seasons Health Care Ltd., Wilmslow On August 16, 2004, the Allianz Group acquired 100.0% of Four Seasons Health Care Ltd., Wilmslow at a purchase price of €1,167 mn. Four Seasons Health Care Ltd., Wilmslow operates care homes and specialist centres in England, Scotland and Northern Ireland.

PIMCO Advisors L.P., Delaware In January, April and November 2004, the Allianz Group increased its interest in PIMCO Advisors L.P., Delaware, by a total of 9.7% to 93.6%, resulting in additional goodwill of €583 mn. The acquisition cost for the additional interest was €598 mn.

2004 Divestitures

The principal companies deconsolidated in the course of the year are presented in the following table:

	Effects on the Consolidated Financial Statements for 2004(1)
	Date of Deconsolidation	Gross Premiums	Net Income	Disposed Goodwill charged to Income(2)
		€ mn	€ mn	€ mn
Allianz of Canada, Inc., Toronto	12/9/2004	458	105	31
Allianz President General Insurance Co. Ltd., Taipeh	9/27/2004	69	10	4
ENTENIAL, Guyancourt	2/4/2004	—	—	(5)

(1)	Consolidated in the business segments.
(2)	At the date of deconsolidation.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

2003 Acquisitions

In the course of the year, no major subsidiaries were acquired or consolidated for the first time.

The Allianz Group acquired the following additional interests in already consolidated subsidiaries:

Riunione Adriatica di Sicurtà S.p.A., Milan On February 17, 2003, the Allianz Group increased its interest in Riunione Adriatica di Sicurtà S.p.A., Milan, by 4.4% to 55.5%, resulting in additional goodwill of €146 mn. The acquisition cost for the additional interest was €810 mn.

Münchener und Magdeburger Agrarversicherung AG, München On December 2, 2003, the Allianz Group increased its interest in Münchener und Magdeburger Agrarversicherung AG, Munich, by 6.1% to 58.5%. The acquisition cost for the additional interest was €0.2 mn.

PIMCO Advisors L.P., Delaware In April 2003, July 2003 and October 2003, the Allianz Group increased its interest in PIMCO Advisors L.P., Delaware, by a total of 14.4% to 83.9%, resulting in additional goodwill of €624 mn. The acquisition cost for the additional interest was €640 mn.

2003 Divestitures

The principal companies deconsolidated in the course of the year are presented in the following table:

	Effects on the Consolidated Financial Statements for 2003(1)
	Date of Deconsolidation	Gross Premiums	Net Income	Disposed Goodwill charged to Income(2)
		€ mn	€ mn	€ mn
AFORE Allianz Dresdner S.A. de C.V., Mexico City	11/11/2003	—	10	117
AGF AZ Chile Vida, Santiago de Chile	4/29/2003	—	—	—
AGF Belgium Bank S.A., Brussels	12/15/2003	—	(5)	—
Allianz Parkway Integrated Care Pte Ltd., Singapore	9/30/2003	7	—	—
Merchant Investors Assurance Company Ltd., Bristol	10/3/2003	3	—	—
Pioneer Allianz Life Assurance Corporation, Metro Manila	1/14/2003	—	—	—

(1)	Consolidated in the business segments
(2)	At the date of deconsolidation

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

2002 Acquisitions

Slovenská poist’ovna a.s., Bratislava On July 22, 2002, the Allianz Group acquired 66.8% of Slovenská poist’ovna a.s. at a purchase price of €142 mn. Slovenská poist’ovna operates in both the property-casualty and the life/health insurance business segments. An additional 25.8% and 6.5% interests were acquired on July 29, 2002 and December 20, 2002, respectively. The total acquisition cost for the 99.1% interest in Slovenská poist’ovna amounted to €216 mn, resulting in goodwill of €138 mn.

Allianz Lebensversicherungs-AG, Stuttgart On January 15, 2002, the Allianz Group increased its interest in Allianz Lebensversicherungs-AG by 40.5% to 91.0%, resulting in additional goodwill of €633 mn. The acquisition cost for the additional interest was €2,587 mn.

Frankfurter Versicherungs-AG, Frankfurt am Main On June 28, 2002, the Allianz Group increased its interest in Frankfurter Versicherungs-AG by 50.0% to 100.0%, resulting in additional goodwill of €57 mn. The acquisition cost for the additional interest was €930 mn.

Bayerische Versicherungsbank AG, Munich On June 28, 2002, the Allianz Group increased its interest in Bayerische Versicherungsbank AG by 45.0% to 90.0%, resulting in additional goodwill of €94 mn. The acquisition cost for the additional interest was €858 mn.

Dresdner Bank AG, Frankfurt am Main On January 15, 2002, June 28, 2002, July 2, 2002 and August 23, 2002, the Allianz Group increased its interest in Dresdner Bank AG by 21.5% to 100.0%, resulting in additional goodwill of €2,002 mn. The acquisition cost for the additional interest totaled €6,338 mn.

2002 Divestitures

Deutsche Hyp Deutsche Hypothekenbank AG, Frankfurt am Main In August 2002, Deutsche Hyp Deutsche Hypothekenbank AG (Deutsche Hyp) was merged into Eurohypo AG, a company into which Commerzbank AG, Deutsche Bank AG and Dresdner Bank AG merged their mortgage lending subsidiaries. The proceeds from the sale of Deutsche Hyp amounted to €1,411 mn.

5    Segment Reporting

As a result of the Allianz Group’s worldwide organization, the business activities of the Allianz Group are first segregated by product and type of service: insurance activities, banking activities and asset management activities. Due to differences in the nature of products, risks and capital allocation, insurance activities are further divided between property-casualty and life/health categories. Thus, the Allianz Group’s segments are structured as Property-Casualty, Life/Health, Banking and Asset Management. Based on various legal, regulatory and other operational issues associated with operating entities in jurisdictions worldwide, the segments of the Allianz Group are also further analyzed by geographical areas or regions in matrixes that comprise a number of profit and service-center segments (see following pages). This geographic analysis is performed to provide further understanding of trends and results underlying the segment data.

Property-Casualty

The Allianz Group is the largest German property-casualty insurance company based on gross premiums written in 2004. Principal product lines offered primarily within Germany include automobile liability and other automobile insurance, fire and property insurance, personal accident insurance, liability insurance and legal expense insurance. The Allianz Group is also among the largest property-casualty insurance companies in other countries, including France, Italy, the United Kingdom, Switzerland and Spain. The Allianz Group conducts its property-casualty insurance operations in these countries through five main groups of operating entities in France, primarily offering automobile,

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

property, injury and liability for both individual and corporate customers; Italy, operating in all personal and commercial property-casualty lines in particular personal automobile insurance; the United Kingdom, offering products generally similar to those offered by the Allianz Group’s German property-casualty operations as well as a number of specialty products, including extended warranty and pet insurance; Switzerland, offering property-casualty insurance, travel and assistance insurance, conventional reinsurance as well as a variety of alternative risk transfer products for corporate customers worldwide; and Spain, offering a wide variety of traditional personal and commercial property-casualty insurance products, with an emphasis on automobile insurance.

Life/Health

The Allianz Group is the largest provider of life insurance and the third-largest provider of health insurance in Germany as measured by gross premiums written in 2004. Germany is the Allianz Group’s most important market for life/health insurance. The Allianz Group’s German life insurance companies offer a comprehensive and unified range of life insurance and life insurance-related products on both an individual and group basis. The main classes of coverage offered include endowment life insurance, annuity policies, term life insurance, unit-linked annuities, and other life insurance-related forms of cover, which are provided as riders to other policies and on a stand-alone basis. The Allianz Group’s German health insurance companies provide a wide range of health insurance products, including full private healthcare coverage for the self-employed, salaried employees and civil servants, supplementary insurance for people insured under statutory health insurance plans, daily sickness allowance for the self-employed and salaried employees, hospital daily allowance, supplementary care insurance and foreign travel medical expenses insurance. The Allianz Group also maintains significant life/health operations in the United States, offering a wide variety of life insurance, fixed and variable annuity contracts, including equity-indexed annuities to individuals, and long-term care insurance to individual and corporate customers. Italy and France are also markets where the Allianz Group maintains a significant presence offering products such as unit-linked and investment-oriented products, health insurance and individual and group life insurance.

Banking

The Allianz Group’s banking operations primarily comprise the operations of the Dresdner Bank Group, whose principal banking products and services include traditional commercial banking activities such as deposit taking, lending (including residential mortgage lending) and cash management, as well as corporate finance advisory services, mergers and acquisitions advisory services, capital and money market services, securities underwriting and securities trading and derivatives business on its own account and for its customers. The Allianz Group operates through the domestic and international branch network of the Dresdner Bank Group and through various subsidiaries both in Germany and abroad, some of which also have branch networks.

Asset Management

The Allianz Group’s asset management segment operates as a global provider of institutional and retail asset management products and services to third-party investors and provides investment management services to the Allianz Group’s insurance operations. The Allianz Group managed approximately €1,078 bn of third-party assets, Allianz Group’s own investments and separate account assets on a worldwide basis as of December 31, 2004, with key management centers in Munich, Frankfurt, London, Paris, Singapore, Hong Kong, Milan, Westport, Connecticut, and San Francisco, San Diego and Newport Beach, California. As measured by total assets under management at December 31, 2004, the Allianz Group is one of the five largest asset managers in the world. The United States is the Allianz Group’s largest geographic region for third-party assets under management comprising approximately 70% (2003: 69% and 2002: 69%). The Allianz Group’s total income from asset management operations, before consolidation adjustments, represented approximately 3% (2003: 3%; 2002: 3%) of its consolidated total income in 2004.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Business Segment Information—Consolidated Balance Sheets

as of December 31, 2004 and 2003

	Property-Casualty		Life/Health
	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn
ASSETS
Intangible assets	2,185	2,520	4,075	4,351
Investments in associated enterprises and joint ventures	48,359	48,385	5,532	5,717
Investments	81,245	77,307	154,920	138,818
Loans and advances to banks	7,424	9,693	56,699	53,063
Loans and advances to customers	6,224	6,127	28,808	30,310
Financial assets carried at fair value through income	1,137	1,811	46,668	36,142
Cash and cash equivalents	1,665	1,769	968	1,103
Amounts ceded to reinsurers from reserves for insurance and investment contracts	12,337	14,400	16,382	16,875
Deferred tax assets	6,816	7,379	3,451	3,508
Other assets	20,045	23,628	20,362	19,748

Total segment assets	187,437	193,019	337,865	309,635

	Property-Casualty		Life/Health
	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn
SHAREHOLDERS’ EQUITY AND LIABILITIES
Participation certificates and subordinated liabilities	5,497	4,006	141	65
Reserves for insurance and investment contracts	83,095	83,885	249,854	231,917
Liabilities to banks	1,358	8,687	1,241	1,662
Liabilities to customers	5,336	—	165	—
Certificated liabilities	11,405	17,757	68	91
Financial liabilities carried at fair value through income	530	499	44,776	34,479
Other accrued liabilities	5,960	5,594	1,016	1,242
Other liabilities	12,352	15,460	21,280	20,522
Deferred tax liabilities	7,894	7,622	4,539	4,137
Deferred income	161	136	139	557

Total segment liabilities	133,588	143,646	323,219	294,672

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Banking		Asset Management		Consolidation Adjustments		Group
2004	2003	2004	2003	2004	2003	2004	2003
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn

2,526	2,847	6,362	6,544	(1)	—	15,147	16,262
3,037	3,146	3	6	(51,174)	(50,969)	5,757	6,285
17,736	25,192	529	565	(6,103)	(10,485)	248,327	231,397
119,025	107,682	144	160	(1,749)	(1,238)	181,543	169,360
168,346	182,732	29	24	(7,727)	(10,258)	195,680	208,935
192,746	144,322	131	125	(108)	(158)	240,574	182,242
13,097	22,987	431	365	(533)	(696)	15,628	25,528
—	—	—	—	(6,409)	(6,214)	22,310	25,061
3,679	3,777	187	75	6	—	14,139	14,739
15,341	13,857	2,942	3,352	(7,477)	(7,181)	51,213	53,404

535,533	506,542	10,758	11,216	(81,275)	(87,199)	990,318	933,213

Banking		Asset Management		Consolidation Adjustments		Group
2004	2003	2004	2003	2004	2003	2004	2003
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn

7,815	8,263	—	—	(223)	(104)	13,230	12,230
4	35	—	—	(6,573)	(6,377)	326,380	309,460
189,187	168,763	7	111	(446)	(914)	191,347	178,309
158,127	156,258	294	379	(6,785)	(2,040)	157,137	154,597
47,041	51,353	4	72	(766)	(5,953)	57,752	63,320
99,934	83,481	—	—	(103)	(221)	145,137	118,238
5,783	6,611	1,225	972	—	—	13,984	14,419
8,859	7,283	709	1,117	(11,929)	(13,061)	31,271	31,321
1,860	1,813	57	56	—	(1)	14,350	13,627
1,737	1,738	2	2	—	—	2,039	2,433

520,347	485,598	2,298	2,709	(26,825)	(28,671)	952,627	897,954

Shareholders’ equity and minority interests in shareholders’ equity						37,691	35,259

Total equity and liabilities						990,318	933,213

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Business Segment Information—Consolidated Income Statements

for the years ended December 31, 2004, 2003 and 2002

	Property-Casualty			Life/Health
	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	38,193	37,277	36,458	18,596	18,701	18,675
Interest and similar income	4,051	4,187	4,473	11,196	11,065	11,215
Income from associated enterprises and joint ventures (net)	2,438	3,619	8,401	438	712	445
Other income from investments	2,145	5,026	3,603	2,423	4,605	5,049
Income from financial assets and liabilities carried at fair value through income (net)	(41)	(1,481)	207	198	447	244
Fee and commission income, and income from service activities	1,038	522	521	224	234	200
Other income	1,064	1,770	1,773	1,226	1,484	863

Total income	48,888	50,920	55,436	34,301	37,248	36,691

Insurance and investment contract benefits (net)	(26,871)	(27,180)	(28,840)	(25,390)	(25,206)	(19,872)
Interest and similar expenses	(1,562)	(1,667)	(1,564)	(749)	(732)	(724)
Other expenses from investments	(1,127)	(2,340)	(5,198)	(867)	(4,087)	(10,774)
Loan loss provisions	(7)	(10)	(7)	(3)	(3)	(10)
Acquisition costs and administrative expenses	(10,734)	(10,276)	(10,521)	(4,533)	(3,938)	(4,263)
Amortization of goodwill	(381)	(383)	(370)	(159)	(398)	(174)
Other expenses	(2,069)	(2,646)	(3,003)	(896)	(1,640)	(1,562)

Total expenses	(42,751)	(44,502)	(49,503)	(32,597)	(36,004)	(37,379)

Earnings from ordinary activities before taxes	6,137	6,418	5,933	1,704	1,244	(688)

Taxes	(1,520)	(756)	688	(469)	(639)	(1)
Minority interests in earnings	(1,151)	(451)	(638)	(368)	(386)	302

Net income (loss)	3,466	5,211	5,983	867	219	(387)

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Banking			Asset Management			Consolidation Adjustments			Group
2004	2003	2002	2004	2003	2002	2004	2003	2002	2004	2003	2002
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
—	—	—	—	—	—	—	—	—	56,789	55,978	55,133
6,471	8,047	13,336	62	78	119	(824)	(867)	(933)	20,956	22,510	28,210
84	3	2,025	—	10	(12)	(2,183)	(1,330)	(6,600)	777	3,014	4,259
635	809	1,420	21	16	35	(45)	34	(694)	5,179	10,490	9,413
1,493	1,524	1,081	11	30	(1)	(3)	(1)	(24)	1,658	519	1,507
3,085	2,956	2,925	3,110	2,892	2,918	(634)	(544)	(462)	6,823	6,060	6,102
293	521	432	48	33	126	(98)	(5)	(163)	2,533	3,803	3,031

12,061	13,860	21,219	3,252	3,059	3,185	(3,787)	(2,713)	(8,876)	94,715	102,374	107,655

—	—	—	—	—	—	6	146	29	(52,255)	(52,240)	(48,683)
(4,179)	(5,284)	(9,509)	(13)	(29)	(89)	800	841	945	(5,703)	(6,871)	(10,941)
(480)	(678)	(2,515)	(3)	(13)	(22)	(195)	(334)	368	(2,672)	(7,452)	(18,141)
(344)	(1,014)	(2,222)	—	—	(2)	—	—	—	(354)	(1,027)	(2,241)
(6,008)	(6,592)	(7,581)	(2,730)	(2,632)	(2,591)	625	521	336	(23,380)	(22,917)	(24,620)
(244)	(263)	(241)	(380)	(369)	(377)	—	—	—	(1,164)	(1,413)	(1,162)
(873)	(1,965)	(1,034)	(401)	(401)	(551)	148	64	292	(4,091)	(6,588)	(5,858)

(12,128)	(15,796)	(23,102)	(3,527)	(3,444)	(3,632)	1,384	1,238	1,970	(89,619)	(98,508)	(111,646)

(67)	(1,936)	(1,883)	(275)	(385)	(447)	(2,403)	(1,475)	(6,906)	5,096	3,866	(3,991)

294	1,025	154	52	80	112	(19)	41	120	(1,662)	(249)	1,073
(101)	(104)	25	(52)	(92)	(171)	504	107	157	(1,168)	(926)	(325)

126	(1,015)	(1,704)	(275)	(397)	(506)	(1,918)	(1,327)	(6,629)	2,266	2,691	(3,243)

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Business Segment Information—Insurance

as of and for the years ended December 31, 2004, 2003 and 2002

PROPERTY-CASUALTY	Premiums earned (net)			Loss ratio(1)
	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	%	%	%
1. Europe
Germany	10,712	10,478	10,265	64.5	71.4	74.2
Italy	4,840	4,645	4,490	68.1	70.9	74.8
France	4,484	4,453	4,066	73.5	79.8	84.5
Great Britain	2,012	1,827	1,875	63.6	67.1	68.1
Switzerland	1,659	1,599	1,611	72.9	71.0	70.3
Spain	1,454	1,337	1,171	72.2	75.9	77.0
2. America
NAFTA Region	3,932	4,037	4,689	64.7	70.0	94.6
South America	378	408	494	64.7	71.3	67.0
3. Asia-Pacific	1,243	1,171	1,134	72.8	71.7	78.5
4. Specialty Lines
Allianz Global Risks Rückversicherungs-AG	1,072	1,038	559	68.9	70.9	100.8
Credit Insurance	901	845	857	40.8	49.3	72.1
Travel Insurance and Assistance Services	863	784	740	59.8	60.6	62.0
Allianz Marine & Aviation	475	417	578	64.4	65.5	75.2
5. Other	4,168	4,238	3,929	76.9	73.2	77.7
6. Consolidation adjustments(4)	—	—	—

Total	38,193	37,277	36,458	67.7	71.5	78.2

LIFE/HEALTH	Premiums earned (net)
	2004	2003	2002
	€ mn	€ mn	€ mn
1. Europe
Germany Life	8,936	8,788	8,249
Germany Health	3,019	2,959	2,794
France	1,545	1,509	1,449
Italy	1,088	1,169	1,219
Switzerland	504	542	624
Spain	576	530	493
2. USA	428	598	924
3. Asia-Pacific	1,131	1,303	1,605
4. Other	1,369	1,303	1,318
5. Consolidation adjustments(4)	—	—	—

Total	18,596	18,701	18,675

(1)	The loss ratio represents net claims incurred as a percentage of net premiums earned.
(2)	The expense ratio represents net acquisition costs and administrative expenses as a percentage of net premiums earned.
(3)	Group’s own investments, which reflect the definition of investments as used by management for controlling purposes, are presented before consolidation adjustments representing the elimination of intra-Allianz Group investment holdings held by Allianz Group companies in different geographic regions. Real estate owned by the Allianz Group and used for its own activities is, however, not considered by management to be an investment and, therefore, does not mirror the real estate category under Note 38 to our Consolidated Financial Statements, which includes real estate owned by the Allianz Group and used for its own activities in the real estate category.

For further information on the composition of group’s own investments, see Note 38 to the Consolidated Financial Statements.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Expense ratio(2)			Net income (loss)			Group’s own investments(3)
2004	2003	2002	2004	2003	2002	2004	2003
%	%	%	€ mn	€ mn	€ mn	€ mn	€ mn

25.1	25.7	28.3	1,999	4,538	7,670	101,844	106,144
22.4	22.9	22.7	494	347	468	12,772	14,134
24.9	24.4	26.4	843	109	(23)	23,219	22,123
29.8	29.0	30.0	208	179	234	4,411	3,431
19.7	25.3	23.8	96	53	(12)	4,433	4,089
18.7	19.6	20.6	108	59	34	2,165	1,854

28.0	28.2	32.9	489	(85)	(985)	16,729	18,185
33.3	32.6	34.8	23	3	24	499	507
23.7	23.8	24.8	88	64	(73)	2,902	2,740

28.8	27.9	41.7	186	441	—	2,325	1,227
28.2	32.7	34.2	99	62	16	2,634	2,669
31.8	31.3	32.5	6	3	12	574	509
29.2	21.8	21.1	84	57	—	1,216	1,373
25.0	24.0	24.2	357	463	306	27,820	27,924
			(1,614)	(1,082)	(1,688)	(60,306)	(63,946)

25.2	25.5	27.5	3,466	5,211	5,983	143,237	142,963

Statutory expense ratio(5)			Net income (loss)			Group’s own investments(3)
2004	2003	2002	2004	2003	2002	2004	2003
%	%	%	€ mn	€ mn	€ mn	€ mn	€ mn

10.4	6.8	9.4	159	17	(146)	115,960	110,056
9.3	10.4	10.6	53	(1)	12	14,297	13,033
17.3	16.5	17.9	127	124	(57)	48,145	43,954
4.4	3.5	5.0	151	112	146	21,763	19,048
9.8	8.6	12.3	13	6	(68)	7,860	7,736
5.8	6.3	6.7	22	16	13	5,067	4,327
5.2	4.6	4.8	256	132	(69)	19,515	16,774
13.2	10.8	13.5	(16)	(261)	(18)	5,332	4,288
19.5	20.0	26.0	109	83	(191)	11,711	11,099
			(7)	(9)	(9)	(632)	(615)

9.1	7.9	10.0	867	219	(387)	249,018	229,700

(4)	Represents elimination of intercompany transactions between Allianz Group companies in different geographic regions. In the life/health insurance segment, consolidation adjustments also include the elimination of intercompany transactions between Germany Life and Germany Health.
(5)	The statutory expense ratio represents net acquisition costs and administrative expenses as a percentage of net premiums earned (statutory).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Business Segment Information—Banking

for the years ended December 31, 2004, 2003 and 2002

Banking operations (Current Reporting Structure)(1)

Years Ended 12/31	2004		2003
	Operating revenues(2)	Earnings after taxes and before goodwill amortization(3)	Operating revenues(2)	Earnings after taxes and before goodwill amortization(3)
	€ mn	€ mn	€ mn	€ mn
Personal Banking	1,846	(6)	1,870	(121)
Private & Business Banking	1,145	188	1,108	151
Corporate Banking	1,014	282	1,065	206
Dresdner Kleinwort Wasserstein	2,045	154	2,174	246
IRU	361	5	632	(871)
Corporate Other	(185)	(155)	(604)	(378)

Dresdner Bank	6,226	468	6,245	(767)
Other Banks(4)	220	3	459	119

Subtotal	6,446	471	6,704	(648)
Amortization of goodwill	—	(244)	—	(263)
Minority interests	—	(101)	—	(104)

Total	6,446	126	6,704	(1,015)

Banking operations (2003 Reporting Structure)(1)

Years Ended 12/31	2003		2002
	Operating revenues(2)	Earnings after taxes and before goodwill amortization(3)	Operating revenues(2)	Earnings after taxes and before goodwill amortization(3)
	€ mn	€ mn	€ mn	€ mn
Private and Business Clients	3,229	(173)	3,198	(304)
Corporates & Markets	3,727	(273)	3,877	(1,642)
Other	(252)	(202)	480	458

Subtotal	6,704	(648)	7,555	(1,488)
Amortization of goodwill	—	(263)	—	(241)
Minority interests	—	(104)	—	25

Total	6,704	(1,015)	7,555	(1,704)

(1)	The Current Reporting Structure reflects (a) the splitting of the former Private and Business Clients division into two new divisions, Personal Banking and Private & Business Banking, effective in 2004, (b) the reorganization of the banking divisions in 2003, including the splitting of the former Corporates & Markets division into two new divisions, Corporate Banking and Dresdner Kleinwort Wasserstein, as well as the formation of IRU, and (c) the reclassification of the banking operations, other than Dresdner Bank, that were included within the former Private and Business Clients division and the former Corporates & Markets division to the former Other division. Furthermore, for the purpose of presenting the results of operations of Dresdner Bank separately from others within the banking segment, the former Other division has been split into Corporate Other division and Other Banks. The 2003 Reporting Structure, however, does not reflect any of these reorganizations.
(2)	Consists of net interest income, net fee and commission income, and net trading income. Operating revenue is a measure used by management to calculate and monitor the activities and operating performance of its banking operations. This measure is used by other banks, but other banks may calculate operating income on a different basis and accordingly may not be comparable to operating income as used herein. With effect from January 1, 2004, current income(loss) from investments in associated enterprises and joint ventures is included within operating revenues. This change resulted in a decrease of €12 mn and an increase of €70 mn to operating revenues in 2003 and 2002, respectively. Furthermore, operating revenues excludes income from service activities, which resulted in a decrease of €22 mn to operating revenues in 2002.
(3)	Represents earnings after taxes before minority interests and excludes amortization of goodwill.
(4)	Consists of non-Dresdner Bank banking operations within our banking segment.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Banking operations

	Operating revenues(1)			Earnings after taxes and before goodwill amortization(2)
	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Germany	4,238	3,377	4,560	724	(32)	1,555
Rest of Europe	1,698	2,394	1,700	(138)	39	(1,042)
NAFTA	359	385	854	143	(351)	(1,527)
Rest of world	151	548	441	90	197	(474)
Subtotal	6,446	6,704	7,555	819	(147)	(1,488)
Consolidation adjustments(3)	—	—	—	(347)	(502)	—

Total	6,446	6,704	7,555	472	(649)	(1,488)

(1)	Consists of net interest income, net fee and commission income, and net trading income. Operating revenue is a measure used by management to calculate and monitor the activities and operating performance of its banking operations. This measure is used by other banks, but other banks may calculate operating income on a different basis and accordingly may not be comparable to operating income as used herein. With effect from January 1, 2004, current income(loss) from investments in associated enterprises and joint ventures is included within operating revenues. This change resulted in a decrease of €12 mn and an increase of €70 mn to operating revenues in 2003 and 2002, respectively. Furthermore, operating revenues excludes income from service activities, which resulted in a decrease of €22 mn to operating revenues in 2002.
(2)	Represents earnings after taxes before minority interests and excludes amortization of goodwill.
(3)	Represents elimination of intercompany transactions between Allianz Group companies in different geographical regions.

Business Segment Information—Operating Profit for the years ended December 31, 2004 and 2003

The Allianz Group evaluates the results of its property-casualty, life/health insurance, banking and asset management segments using a financial performance measure referred to herein as “operating profit”. The Allianz Group defines segment operating profit as earnings from ordinary activities before taxation, excluding, as applicable for each respective segment, either all or some of the following items: net capital gains and impairments on investments, net trading income, intra-Allianz Group dividends and profit transfer, interest expense on external debt, restructuring charges, other non-operating income/(expense), acquisition-related expenses and amortization of goodwill.

While these excluded items are significant components in understanding and assessing the Allianz Group’s consolidated financial performance, the Allianz Group believes that the presentation of operating results enhances the understanding and comparability of the performance of its operating segments by highlighting net income attributable to ongoing segment operations and the underlying profitability of its businesses. For example, the Allianz Group believes that trends in the underlying profitability of its segments can be more clearly identified without the fluctuating effects of the realized capital gains and losses or impairments on investment securities, as these are largely dependent on market cycles or issuer specific events over which the Allianz Group has little or no control, and can and do vary, sometimes materially, across periods. Further, the timing of sales that would result in such gains or losses is largely at the Allianz Group’s discretion. Operating profit is not a substitute for earnings from ordinary activities before taxation or net income as determined in accordance with IFRS. The Allianz Group’s definition of operating profit may differ from similar measures used by other companies, and may change over time.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

The following table sets forth the total revenues, operating profit and IFRS net income for each of our business segments for the years 2004 and 2003, as well as IFRS consolidated net income of the Allianz Group.

	Property- Casualty	Life/ Health	Banking	Asset Management	Consolidation adjustments	Group
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Year ended 12/31/2004
Total revenues(1)	43,780	45,177	6,446	2,308	(836)	96,875

Operating profit	3,979	1,418	586	856	—	6,839

Earnings from ordinary activities before taxes	6,137	1,704	(67)	(275)	(2,403)	5,096
Taxes	(1,520)	(469)	294	52	(19)	(1,662)
Minority interests in earnings	(1,151)	(368)	(101)	(52)	504	(1,168)

Net income (loss)	3,466	867	126	(275)	(1,918)	2,266

Year ended 12/31/2003
Total revenues(1)	43,420	42,319	6,704	2,226	(929)	93,740

Operating profit/(loss)	2,397	1,265	(396)	716	—	3,982

Earnings from ordinary activities before taxes	6,418	1,244	(1,936)	(385)	(1,475)	3,866
Taxes	(756)	(639)	1,025	80	41	(249)
Minority interests in earnings	(451)	(386)	(104)	(92)	107	(926)

Net income (loss)	5,211	219	(1,015)	(397)	(1,327)	2,691

(1)	Total revenues comprise property-casualty segment’s gross premiums written, life/health segment’s statutory premiums, banking segment’s operating revenues, as well as asset management segment’s operating revenues.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Property-Casualty Insurance Segment

Years ended 12/31	2004	2003
	€ mn	€ mn
Gross premiums written	43,780	43,420
Premiums earned (net)(1)	38,193	37,277
Current income from investments (net)(2)	3,101	2,559
Insurance benefits (net)(3)	(26,650)	(27,261)
Net acquisition costs and administrative expenses(4)	(10,360)	(9,814)
Other operating income/(expenses) (net)	(305)	(364)

Operating profit	3,979	2,397

Net capital gains and impairments on investments(5)	1,488	6,049 (6)
Net trading income/(expense)(7)	(49)	(1,490)
Intra-group dividends and profit transfer	1,963	676
Interest expense on external debt	(863)	(831)
Amortization of goodwill	(381)	(383)

Earnings from ordinary activities before taxes	6,137	6,418
Taxes	(1,520)	(756)
Minority interests in earnings	(1,151)	(451)

Net income	3,466	5,211

Loss ratio(8) in %	67.7	71.5
Expense ratio(9) in %	25.2	25.5

Combined ratio in %	92.9	97.0

(1)	Net of earned premiums ceded to reinsurers of €5,298 mn (2003: €5,539 mn).
(2)	Net of investment management expenses of €352 mn (2003: €412 mn) and interest expenses of €482 mn (2003: €883 mn).
(3)	Comprises net claims incurred of €25,867 mn (2003: €26,659 mn), changes in other net underwriting provisions of €458 mn (2003: €269 mn) and net expenses for premium refunds of €325 mn (2003: €333 mn). Net expenses for premium refunds were adjusted for income of €210 mn (2003: expense of €138 mn) related to policyholders’ participation of net capital gains and impairments on investments as well as net trading income/(expense) that were excluded from the determination of operating profit.
(4)	Comprises net acquisition costs of €5,781 mn (2003: €5,509 mn), administrative expenses of €3,849 mn (2003: €4,002 mn) and expenses for service agreements of €730 mn (2003: €303 mn). Net acquisition costs and administrative expenses do not include expenses for the management of investments and, accordingly, do not reconcile to the acquisition costs and administrative expenses as presented in the Consolidated Financial Statements.
(5)	Comprises net realized gains on investments of €2,041 mn (2003: €7,517 mn) and net impairments on investments of €553 mn (2003: €1,468 mn). These amounts are net of policyholders’ participation.
(6)	Includes significant net realized gains from sales of certain shareholdings.
(7)	Net trading income/(expense) are net of policyholders’ participation.
(8)	Represents ratio of net claims incurred to net premiums earned.
(9)	Represents ratio of net acquisition costs and administrative expenses to net premiums earned.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Life/Health Insurance Segment

Years ended 12/31	2004	2003
	€ mn	€ mn
Statutory premiums(1)	45,177	42,319
Gross premiums written	20,716	20,689

Premiums earned (net)(2)	18,596	18,701
Current income from investments (net)(3)	10,852	10,744
Insurance benefits (net)(4)	(23,845)	(24,189)
Net acquisition costs and administrative expenses(5)	(4,039)	(3,416)
Net trading income	117	218
Other operating income/(expenses) (net)	(263)	(793)

Operating profit	1,418	1,265

Net capital gains and impairments on investments(6)	282	274 (7)
Intra-group dividends and profit transfer	163	103
Amortization of goodwill	(159)	(398)

Earnings from ordinary activities before taxes	1,704	1,244
Taxes	(469)	(639)
Minority interests in earnings	(368)	(386)

Net income	867	219

Statutory expense ratio(8) in %	9.1	7.9

(1)	Under the Allianz Group’s accounting policies for life insurance contracts, for which we have adopted U.S. GAAP accounting standards, gross written premiums include only the cost- and risk-related components of premiums generated from unit-linked and other investment-oriented products, but do not include the full amount of statutory premiums written on these products. Statutory premiums are gross premiums written from sales of life insurance policies as well as gross receipts from sales of unit-linked and other investment-oriented products, in accordance with the statutory accounting practices applicable in the insurer’s home jurisdiction.
(2)	Net of earned premiums ceded to reinsurers of €2,048 mn (2003: €1,953 mn).
(3)	Net of investment management expenses of €450 mn (2003: €493 mn) and interest expenses of €33 mn (2003: €23 mn).
(4)	Net insurance benefits were adjusted for an income of €1,548 mn (2003: €1,015 mn) relating to the policyholders’ participation of net capital gains and impairments on investments that were excluded from the determination of operating profit.
(5)	Comprises net acquisition costs of €2,635 mn (2003: €1,885 mn), administrative expenses of €1,270 mn (2003: €1,307 mn) and expenses for service agreements of €134 mn (2003: €224 mn). Net acquisition costs and administrative expenses do not include expenses for the management of investments and, accordingly, do not reconcile to the acquisition costs and administrative expenses as presented in the Consolidated Financial Statements.
(6)	Comprises net realized gains on investments of €331 mn (2003: €602 mn), and net impairments on investments of €49 mn (2003: €328 mn). These amounts are net of policyholders’ participation.
(7)	Includes realized gains of €743 mn from sales of Credit Lyonnais shares in 2003.
(8)	Represents ratio of net acquisition costs and administrative expenses to net premiums earned (statutory).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Banking Segment

Years Ended 12/31	2004		2003
	Banking Segment	Dresdner Bank	Banking Segment	Dresdner Bank
	€ mn	€ mn	€ mn	€ mn
Net interest income	2,359	2,267	2,728	2,325
Net fee and commission income	2,593	2,460	2,452	2,387
Net trading income	1,494	1,499	1,524	1,533

Operating revenues	6,446	6,226	6,704	6,245
Administrative expenses	(5,516)	(5,307)	(6,086)	(5,739)
Net loan loss provisions	(344)	(337)	(1,014)	(1,015)

Operating profit (loss)	586	582	(396)	(509)
Net capital gains and impairments on investments	172 (1)	166	166 (1)	120
Restructuring charges	(292)	(290)	(892)	(840)
Other non-operating income/(expenses) (net)	(289)	(278)	(551)	(613)
Amortization of goodwill	(244)	(244)	(263)	(270)

Earnings from ordinary activities before taxes	(67)	(64)	(1,936)	(2,112)
Taxes	294	288	1,025	1,075
Minority interests in earnings	(101)	(60)	(104)	(5)

Net income (loss)	126	164	(1,015)	(1,042)

Cost-income ratio(2) in %	85.6	85.2	90.8	91.9

(1)	Comprises primarily net realized gains on investments of €604 mn (2003: €709 mn), and net impairments on investments of €467 mn (2003: €591 mn).
(2)	Represents ratio of administrative expenses to operating revenues.

After the divestment of our French mortgage banking subsidiary, Entenial, in January 2004, the Allianz Group’s banking segment’s results of operations are almost exclusively represented by Dresdner Bank, accounting for 96.6% of the total banking segment’s operating revenues in 2004.

Asset Management Segment

Years Ended 12/31	2004		2003
	Asset Management Segment	Allianz Global Investors	Asset Management Segment	Allianz Global Investors
	€ mn	€ mn	€ mn	€ mn
Operating revenues	2,308	2,301	2,226	2,226
Operating expenses	(1,452)	(1,450)	(1,510)	(1,510)

Operating profit	856	851	716	716
Acquisition-related expenses(1)	(751)	(751)	(732)	(732)
Amortization of goodwill	(380)	(380)	(369)	(369)

Earnings from ordinary activities before taxes	(275)	(280)	(385)	(385)
Taxes	52	53	80	80
Minority interests in earnings	(52)	(52)	(92)	(92)

Net income (loss)	(275)	(279)	(397)	(397)

Cost-income ratio(2) in %	63.0	62.9	67.8	67.8

(1)	Comprises amortization charges of €125 mn (2003: €137 mn) relating to capitalized loyalty bonuses for PIMCO management, and charges of €125 mn (2003: €147 mn) relating to retention payments for the management and employees of PIMCO and Nicholas Applegate, as well as charges of €501 mn (2003: €448 mn) in connection with the deferred purchases of interests in PIMCO.
(2)	Represents ratio of operating expenses to operating revenues.

The Allianz Group’s asset management segment’s results of operations are almost exclusively represented by Allianz Global Investors, which accounted for 99.6% of the Allianz Group’s total asset management segment’s operating revenues in 2004.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

6    Intangible assets

	12/31/2004	12/31/2003
	€ mn	€ mn
Goodwill	11,677	12,370
PVFP	1,522	1,658
Software	972	1,064
Brand names	740	782
Loyalty bonuses	33	158
Other	203	230

Total	15,147	16,262

Amortization expense of intangible assets is estimated to be €479 mn in 2005, €430 mn in 2006, €411 mn in 2007, €389 mn in 2008 and €371 mn in 2009.

Goodwill

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Gross amount capitalized as of 12/31 previous year	17,259	17,262	14,963
Accumulated amortization as of 12/31 previous year	(4,889)	(3,476)	(2,314)

Value stated as of 12/31 previous year	12,370	13,786	12,649
Translation differences	(270)	(560)	(532)

Value stated as of 1/1	12,100	13,226	12,117
Reclassification	—	—	(228)
Additions	803	782	3,059
Disposals	(62)	(225)	—
Impairment	—	(224)	—
Amortization	(1,164)	(1,189)	(1,162)

Value stated as of 12/31	11,677	12,370	13,786
Accumulated amortization as of 12/31	6,030	4,889	3,476

Gross amount capitalized as of 12/31	17,707	17,259	17,262

The impairment charge of €224 mn in 2003 concerns Allianz Life Insurance Company Ltd., Seoul. In the course of the annual goodwill impairment review the amount of the impairment was determined on the basis of an evaluation of future cash flows from the existing contract portfolio and new business. This amount reflects the effects of persistently lower interest rates in the capital markets and the overall unsatisfactory earnings performance of the company.

The reclassification in 2002 represents the goodwill in associated companies, which beginning in 2002, is recognized as part of the investments in associated enterprises and joint ventures within the Allianz Group’s consolidated balance sheet.

This reclassification is comprised of:

•	€181 mn related to Münchener Rückversicherungs-AG, Munich, and

•	€47 mn related to AV Packaging GmbH and Schmalbach-Lubeca AG, Munich.

PVFP

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Gross amount capitalized as of 12/31 previous year	2,699	2,619	1,999
Accumulated amortization as of 12/31 previous year	(1,041)	(851)	(625)

Value stated as of 12/31 previous year	1,658	1,768	1,374
Translation differences	(5)	(33)	(25)

Value stated as of 1/1	1,653	1,735	1,349
Additions	47	—	608
Changes in the group of consolidated companies	(4)	(5)	(48)
Change in assumptions	—	118	—
Amortization	(174)	(190)	(141)

Value stated as of 12/31	1,522	1,658	1,768
Accumulated amortization as of 12/31	1,215	1,041	851

Gross amount capitalized as of 12/31	2,737	2,699	2,619

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

The additions in 2002 include primarily €525 mn related to an increase in ownership interest from 40.5% to 91.0% in Allianz Lebensversicherungs- AG, Stuttgart.

The amount of interest accrued on unamortized PVFP in 2004 was €94 mn (2003: €102 mn; 2002: €78 mn).

The percentage of PVFP as of December 31, 2004 that is expected to be amortized in 2005 is 13.97% (12.89 % in 2006, 11.61 % in 2007, 10.17 % in 2008 and 9.04 % in 2009).

Software

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Gross amount capitalized as of 12/31 previous year	3,083	2,692	2,439
Accumulated amortization as of 12/31 previous year	(2,019)	(1,411)	(1,003)

Value stated as of 12/31 previous year	1,064	1,281	1,436
Translation differences	(6)	(20)	(19)

Value stated as of 1/1	1,058	1,261	1,417
Additions	757	713	497
Changes in the group of consolidated companies	(70)	(69)	(68)
Disposals	(232)	(233)	(157)
Amortization	(541)	(608)	(408)

Value stated as of 12/31	972	1,064	1,281
Accumulated amortization as of 12/31	2,560	2,019	1,411

Gross amount capitalized as of 12/31	3,532	3,083	2,692

The Allianz Group’s consolidated balance sheet value of software amounting to €972 mn at December 31, 2004 (2003: €1,064 mn) includes €608 mn (2003: €598 mn) for software developed in-house and €364 mn (2003: €466 mn) for software purchased from third parties.

Brand names and loyalty bonuses

During the year ended December 31, 2002, assets of €224 mn (2001: €659 mn) were recognized for the value of the brand names “Dresdner Bank” and “dit” (Deutscher Investment-Trust) in connection with the acquisition of Dresdner Bank AG. The accumulated amortization of the brand names amounted to €143 mn at December 31, 2004 (2003: €101 mn).

The accumulated amortization of the capitalized loyalty bonuses for senior management of the PIMCO Group amounted to €680 mn at December 31, 2004 (2003: €555 mn).

7    Investments in associated enterprises and joint ventures

	12/31/2004	12/31/2003
	€ mn	€ mn
Total stated value	5,757	6,285

Total market value	6,372	7,135

The market value is primarily based on stock exchange quotations and internal valuations.

The amount of investments in associated enterprises and joint ventures that relates to banks was €2,310 mn (2003: €2,529 mn).

Loans to associated enterprises and joint ventures and fixed income securities available-for-sale issued by associated enterprises and joint ventures held by the Allianz Group amounted to €19,011 mn as of December 31, 2004.

As of December 31, 2004, EUROHYPO AG was the only equity method investment considered to be significant to the Allianz Group on an individual basis. EUROHYPO AG comprises approximately one-third of the investments in associated enterprises. Therefore, separate income statement and balance sheet data are shown for EUROHYPO AG. EUROHYPO AG’s IFRS consolidated income statement and consolidated balance sheet for the years ended as of December 31 are presented below.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

EUROHYPO AG:

Income statement:

	2004	2003
	€ mn	€ mn
Net interest income	1,300	1,289
Loan loss provisions	(262)	(210)
Net fee and commission income	79	34
Net trading income	(15)	(161)
Net income from investments	52	63
Administrative expenses	(490)	(508)
Other non-operating income (net)	(33)	(67)

Operating result	631	440

Amortization of goodwill	(7)	—
Restructuring charges	(13)	(122)
Taxes	(180)	(76)

Net income	431	242

Balance sheet:

	2004	2003
	€ mn	€ mn
Loans and advances to banks	24,161	20,507
Loans and advances to customers	156,738	168,185
Financial investments	42,899	42,800
Cash and cash equivalents	67	107
Other assets	3,063	2,983

Total assets	226,928	234,582

Liabilities to banks	36,154	29,469
Liabilities to customers	38,221	40,005
Certificated liabilities	127,971	143,053
Other liabilities	18,837	16,694
Equity	5,745	5,361

Total liabilities and equity	226,928	234,582

8    Investments

	12/31/2004	12/31/2003
	€ mn	€ mn
Securities held-to-maturity	5,179	4,683
Securities available-for-sale	230,919	214,201
Real estate used by third parties	10,628	10,501
Funds held by others under reinsurance contracts assumed	1,601	2,012

Total	248,327	231,397

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

Securities held-to-maturity

The following tables present amortized cost, fair value and unrealized gains and losses for securities held-to-maturity:

	As of December 31, 2004
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	€ mn	€ mn	€ mn	€ mn
Government and government agency bonds:
Switzerland	747	18	—	765
Italy	407	10	—	417
Austria	367	9	—	376
Germany	157	3	—	160
All other countries	508	9	(1)	516

	2,186	49	(1)	2,234
Corporate bonds	2,951	143	—	3,094
Other	42	17	—	59

Total	5,179	209	(1)	5,387

	As of December 31, 2003
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	€ mn	€ mn	€ mn	€ mn
Government and government agency bonds:
Austria	404	1	—	405
Italy	403	21	(2)	422
Germany	230	11	—	241
France	101	10	—	111
All other countries	609	34	(3)	640

	1,747	77	(5)	1,819
Corporate bonds	2,597	73	(1)	2,669
Other	339	6	(1)	344

Total	4,683	156	(7)	4,832

During 2003, €1,823 mn of held-to-maturity securities were reclassified as loans and advances to customers. In addition, held-to-maturity securities with a carrying amount of €11 mn were transferred to the financial assets held for trading category, resulting in an insignificant net realized gain. The decision to transfer the held-to-maturity securities to trading was taken in accordance with asset-liability management requirements.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

Securities available-for-sale

The following tables present amortized cost, fair value and unrealized gains and losses for securities available-for-sale:

	As of December 31, 2004
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	€ mn	€ mn	€ mn	€ mn
Fixed Maturities:
Government and agency mortgage-backed securities (residential and commercial)	9,376	38	(58)	9,356
Corporate mortgage-backed securities (residential and commercial)	909	42	(1)	950
Other asset-backed securities	2,926	84	(4)	3,006
Government and government agency bonds:
Germany	13,887	559	—	14,446
Italy	23,403	1,160	(7)	24,556
France	14,031	1,218	(2)	15,247
Spain	7,371	646	(1)	8,016
United States	4,430	127	(110)	4,447
Belgium	4,362	249	(19)	4,592
Austria	3,509	190	(3)	3,696
Netherlands	3,243	173	(2)	3,414
Greece	3,038	181	(1)	3,218
Switzerland	2,315	89	(1)	2,403
All other countries	17,020	733	(32)	17,721

Subtotal	96,609	5,325	(178)	101,756
Corporate bonds	65,417	3,510	(90)	68,837
Other	2,727	90	(4)	2,813

Total fixed maturities	177,964	9,089	(335)	186,718
Equity securities	32,106	12,488	(393)	44,201

Total	210,070	21,577	(728)	230,919

Government and Government Agency bonds include investments in Government Agency bonds with an aggregated market value of €4,995 mn (at amortized cost of €4,753 mn).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

	As of December 31, 2003
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	€ mn	€ mn	€ mn	€ mn
Fixed Maturities:
Government and agency mortgage-backed securities (residential and commercial)	6,526	32	(96)	6,462
Corporate mortgage-backed securities (residential and commercial)	530	23	(1)	552
Other asset-backed securities	929	30	(3)	956
Government and government agency bonds:
Germany	14,221	200	(45)	14,376
Italy	20,778	631	(42)	21,367
France	10,569	532	(46)	11,055
Spain	6,264	403	(18)	6,649
Belgium	4,062	136	(17)	4,181
Austria	3,610	95	(16)	3,689
Greece	2,845	84	(12)	2,917
All other countries	21,470	555	(168)	21,857

Subtotal	83,819	2,636	(364)	86,091
Corporate bonds	67,169	2,604	(249)	69,524
Other	3,844	69	(11)	3,902

Total fixed maturities	162,817	5,394	(724)	167,487
Equity securities	36,145	10,781	(212)	46,714

Total	198,962	16,175	(936)	214,201

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

The following tables present proceeds from sales, gross realized gains, and gross realized losses of securities available-for-sale:

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Proceeds from Sales
Government bonds	60,443	61,981	50,063
Corporate bonds	32,191	29,926	22,451
Equity securities	17,462	34,930	39,371
Other	8,605	7,661	3,289

Total	118,701	133,498	115,174

Gross Realized Gains
Government bonds	471	927	980
Corporate bonds	608	815	768
Equity securities	3,579	8,151	6,660
Other	30	21	40

Total	4,688	9,914	8,448

Gross Realized Losses
Government bonds	196	233	304
Corporate bonds	176	265	487
Equity securities	517	2,390	5,389
Other	1	10	13

Total	890	2,898	6,193

The following table sets forth gross unrealized losses on securities available-for-sale and securities held-to-maturity and the related fair value, segregated by investment category and length of time such investments have been in a continuous unrealized loss position as of December 31, 2004. For a general discussion of the Allianz Group’s impairment policy see Note 2.

	Less than 12 months		Greater than 12 months		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Government and agency mortgage-backed securities (residential and commercial)	6,029	(57)	11	(1)	6,040	(58)
Corporate mortgage-backed securities (residential and commercial)	100	(1)	9	—	109	(1)
Other asset-backed securities	499	(4)	35	—	534	(4)
Government and government agency bonds	5,491	(154)	1,138	(25)	6,629	(179)
Corporate bonds	6,323	(47)	829	(43)	7,152	(90)
Other	156	(3)	46	(1)	202	(4)

Total fixed maturities	18,598	(266)	2,068	(70)	20,666	(336)
Equity securities	1,309	(265)	495	(128)	1,804	(393)

Total	19,907	(531)	2,563	(198)	22,470	(729)

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

Government and agency mortgage-backed securities (residential and commercial): Total unrealized losses amounted to €58 mn at December 31, 2004. The unrealized loss positions concern mostly issues of US government agencies, which are primarily held by Allianz Group’s North American entities. These pay-through/pass-through securities are serviced by cash flows from pools of underlying loans to mostly private debtors. The unrealized losses of these mortgage-backed securities were partly caused by interest rate increases between purchase date of the individual securities and the balance sheet date. Also in various instances, price decreases were caused by increased prepayment risk for individual loan pools that were originated in a significantly higher interest rate environment. Because the decline in fair value is attributable to changes in interest rates and, to a lesser extent, instances of insignificant deterioration of credit quality and Allianz Group has the positive ability and intent to hold these investments until a fair value recovery, the Allianz Group does not consider these investments to be other-than-temporarily impaired at December 31, 2004.

Government and government agency bonds: Total unrealized losses amounted to €179 mn at December 31, 2004. The Allianz Group holds a large variety of government bonds, mostly of OECD countries (Organization of Economic Cooperation and Development). Given the fact that the issuers of these bonds are backed by the fiscal capacity of the issuers and the issuers typically hold an “investment grade” country- and/or issue-rating, credit risk is not a significant factor. Hence, the unrealized losses on Allianz Group’s investment in government bonds were mainly caused by interest rate increases between the purchase date of the individual securities compared to balance sheet date. Because the decline in fair value is attributable to changes in interest rates and, to a lesser extent, to instances of insignificant deterioration of credit quality and Allianz Group has the positive ability and intent to hold these investments until a fair value recovery, the Allianz Group does not consider these investments to be other-than-temporarily impaired at December 31, 2004.

Corporate bonds: Total unrealized losses amounted to €90 mn at December 31, 2004. The Allianz Group holds a large variety of bonds issued by corporations mostly domiciled in OECD countries. For the vast majority of the Allianz Group’s corporate bonds, issuers and/or issues are of “investment grade”. Therefore, the unrealized losses on Allianz Group’s investment in corporate debt securities were primarily caused by interest rate increases between the purchase date of the individual securities compared to balance sheet date. As the decline in fair value is primarily attributable to changes in interest rates and because Allianz Group has the positive ability and intent to hold these investments until a fair value recovery, the Allianz Group does not consider these investments to be other-than-temporarily impaired at December 31, 2004.

Equity securities: As of December 31, 2004, unrealized losses from equity securities amounted to €393 mn. These unrealized losses concern equity securities that did not meet the criteria of Allianz Group’s impairment policy for equity securities as described in Note 2. The unrealized loss position for equities in the “greater than 12 months” category primarily results from foreign currency translation adjustments related to equity securities denominated in U.S. dollars held by the Allianz Group subsidiaries whose functional currency is the Euro.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

Contractual maturities

The amortized cost and estimated fair value of securities available-for-sale and securities held-to-maturity with fixed maturities as of December 31, 2004, by contractual maturity, are as follows:

	Available-for-sale		Held-to-maturity
	Amortized cost	Fair values	Amortized cost	Fair values
	€ mn	€ mn	€ mn	€ mn
Contractual term to maturity:
Due in 1 year or less	20,970	21,560	523	528
Due after 1 year and in less than 5 years	68,191	71,080	1,446	1,530
Due after 5 years and in less than 10 years	54,290	57,229	1,903	1,991
Due after 10 years	34,513	36,849	1,307	1,338

Total	177,964	186,718	5,179	5,387

Actual maturities may deviate from the contractually defined maturities, because certain security issuers have the right to call or repay certain obligations ahead of schedule, with or without redemption or early repayment penalties. Investments that are not due at a single maturity date are, in general, not allocated over various maturity buckets, but are shown within their final contractual maturity dates.

Securities lending and borrowing and repurchase and reverse repurchase agreements

Certain entities within the Allianz Group participate in securities lending arrangements whereby specific securities are loaned to other institutions for short periods of time. The Allianz Group had €28,147 mn of loaned securities outstanding as of December 31, 2004 (2003: €34,941 mn). The fair value of collateral accepted that can be sold or repledged amounted to €40,474 mn at December 31, 2004 (2003: €43,503 mn), of which €14,275 mn was sold or repledged as of December 31, 2004. The Allianz Group has a variety of collateral policies in place. Collateral requirements vary depending on the type of facility and whether or not any existing contracts are in place with clients. The minimum level varies by collateral type, more risky collateral types demanding a higher degree of collateralization.

The Allianz Group has entered into reverse repurchase agreement transactions with related collateral fair value of €176,249 mn and €166,006 mn as of December 31, 2004 and 2003, respectively, which consists primarily of government and corporate debt securities. In addition, the fair value of collateral that has been sold or repledged on reverse repurchase agreements transactions was €131,838 mn and €56,947 mn as of December 31, 2004 and 2003, respectively.

Liabilities to banks and liabilities to customers also includes outstanding repurchase agreements. Securities owned and pledged as collateral under repurchase agreements had a carrying value of €117,468 mn and €47,118 mn as of December 31, 2004 and 2003, respectively, and primarily consisted of government and corporate debt securities.

Equity investments carried at cost

For equity investments with carrying values totaling €167 mn as of December 31, 2004, fair values could not be reliably measured. These investments mostly concern investments in privately held corporations and partnerships. During 2004 such investments with carrying values of €20 mn were sold leading to gains of €2 mn and losses of €6 mn.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

Real estate used by third-parties

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Gross capitalized values as of 12/31 previous year	13,672	13,621	14,545
Accumulated amortization as of 12/31 previous year	(3,171)	(2,874)	(2,541)

Value stated as of 12/31 previous year	10,501	10,747	12,004
Translation differences	(5)	(184)	(80)
Reclassifications	—	345	—

Value stated as of 1/1	10,496	10,908	11,924
Additions	1,669	712	1,117
Changes in the Group of consolidated companies	83	(228)	(712)
Disposals	(709)	(594)	(1,249)
Depreciation and impairments	(911)	(297)	(333)

Value stated as of 12/31	10,628	10,501	10,747
Accumulated amortization as of 12/31	4,082	3,171	2,874

Gross capitalized values as of 12/31	14,710	13,672	13,621

The fair value of real estate used by third parties as of December 31, 2004 was €14,181 mn (2003: €13,804 mn). Depreciation expense on real estate includes impairments of €653 mn for the year ended December 31, 2004 (2003: €30 mn; 2002: €104 mn). Real estate pledged as security, and other restrictions on title, amounted to €61 mn as of December 31, 2004 (2003: €60 mn). Commitments outstanding at December 31, 2004 to purchase real estate amounted to €52 mn (2003: €51 mn).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

9    Loans and advances to banks and customers

Loans and advances to banks, net of the loan loss allowance, are comprised of the following as of December 31:

	2004			2003
	Germany	Other countries	Total	Germany	Other countries	Total
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Loans	54,332	5,211	59,543	52,128	4,163	56,291
Reverse repurchase agreements and collateral paid for securities borrowing transactions	18,520	84,886	103,406	16,507	74,694	91,201
Short-term investments and certificates of deposit	1,578	6,151	7,729	5,075	4,918	9,993
Other	4,344	6,752	11,096	2,677	9,498	12,175

Loans and advances to banks	78,774	103,000	181,774	76,387	93,273	169,660
Less loan loss allowance	(2)	(229)	(231)	(1)	(299)	(300)

Loans and advances to banks after loan loss allowance	78,772	102,771	181,543	76,386	92,974	169,360

Receivables due within one year totaled €132,200 mn (2003: €124,119 mn), and those due after more than one year totaled €49,574 mn (2003: €45,541 mn).

Loans and advances to customers, net of the loan loss allowance, are comprised of the following as of December 31:

	2004			2003
	Germany	Other countries	Total	Germany	Other countries	Total
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Corporate customers	38,148	95,816	133,964	44,009	94,381	138,390
Public authorities	4,014	2,898	6,912	2,913	2,666	5,579
Private customers	52,203	6,505	58,708	62,997	7,394	70,391

Loans and advances to customers	94,365	105,219	199,584	109,919	104,441	214,360
Less loan loss allowance	(3,365)	(539)	(3,904)	(4,264)	(1,161)	(5,425)

Loans and advances to customers after loan loss allowance	91,000	104,680	195,680	105,655	103,280	208,935

Loans and advances to customers by type of loan

	12/31/2004	12/31/2003
	€ mn	€ mn
Loans	119,832	126,393
Reverse repurchase agreements and collateral paid for securities borrowing transactions	70,459	63,296
Other	9,293	24,671

Loans and advances to customers	199,584	214,360

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

The table shown below provides a breakdown of loans and advances to customers, by economic sector as of December 31:

	2004	2003
	€ mn	€ mn
Germany:
Manufacturing industry	6,459	8,539
Construction	812	1,135
Wholesale and retail trade	3,979	4,482
Financial institutions (excluding banks) and insurance companies	8,849	10,338
Service providers	12,060	13,839
Other	5,989	5,676

Corporate customers	38,148	44,009
Public authorities	4,014	2,913
Private customers	52,203	62,997

Subtotal	94,365	109,919

Other countries:
Industry, wholesale and retail trade and service providers	11,419	14,515
Financial institutions (excluding banks) and insurance companies	78,001	76,852
Other	6,396	3,014

Corporate customers	95,816	94,381
Public authorities	2,898	2,666
Private customers	6,505	7,394

Subtotal	105,219	104,441

Loans and advances to customers	199,584	214,360

Loans and advances due within one year totaled €98,922 mn (2003: €132,419 mn), and those due after more than one year totaled €100,662 mn (2003: €81,941 mn).

Unearned income related to discounts deducted from loan balances as of December 31, 2004 was €103 mn (2003: €340 mn).

Loans and advances to customers include amounts receivable under finance leases at their net investment value totaling €1,247 mn (2003: €933 mn). The corresponding gross investment value of these leases amounts to €1,517 mn (2003: €1,030 mn), and the associated unrealized finance income is €270 mn (2003: €97 mn). The residual values of the entire leasing portfolio were fully insured as of December 31, 2004 and 2003. Lease payments received during 2004 were recognized as income in the amount of €42 mn (2003: €80 mn; 2002: €141 mn). An allowance for uncollectable lease payments was not recorded at December 31, 2004 (2003: €42 mn). The total amounts receivable under leasing arrangements include €371mn (2003: €114 mn) due within one year, €388 mn (2003: €450 mn) due within one to five years, and €758 mn (2003: €466 mn) due after more than five years, as of December 31, 2004.

The Dresdner Bank Group, in order to seek a Tier-1 capital release, conducted a synthetic securitization to place credit risk from a designated loan portfolio on the open market. As of December 31, 2004, credit risks in the amount of €1,000 mn had been transferred to third-parties using a special purpose vehicle, which is not consolidated within the Allianz Group’s consolidated financial statements.

Loan loss allowance

The overall volume of risk provisions includes loan loss allowances deducted from loans and advances to banks and customers in the amount of €4,135 mn (2003: €5,725 mn; 2003: €6,967 mn) and provisions for contingent liabilities, such as guarantees, loan commitments and other obligations included in other accrued liabilities in the amount of €371 mn (2003: €549 mn; 2002: €633 mn).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

Changes in the loan loss allowance

	Counterparty risks			Country risks			General			Total
Years ended 12/31	2004	2003	2002	2004	2003	2002	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
As of 1/1	5,304	6,415	7,200	270	367	428	700	818	933	6,274	7,600	8,561
Changes in the Allianz Group of consolidated companies	(251)	(60)	(928)	—	—	—	(62)	(3)	(63)	(313)	(63)	(991)
Additions charged to the income statement	1,313	2,154	2,927	117	42	111	9	4	90	1,439	2,200	3,128
Charge-offs	(1,900)	(2,034)	(1,893)	—	(7)	—	—	—	—	(1,900)	(2,041)	(1,893)
Amounts released	(756)	(858)	(575)	(119)	(95)	(208)	(98)	(150)	(34)	(973)	(1,103)	(817)
Other additions/reductions	6	(67)	(97)	1	4	54	13	34	(102)	20	(29)	(145)
Changes due to currency translation	(31)	(246)	(219)	(8)	(41)	(18)	(2)	(3)	(6)	(41)	(290)	(243)

As of 12/31	3,685	5,304	6,415	261	270	367	560	700	818	4,506	6,274	7,600

The effects of the deconsolidation of Deutsche Hyp in 2002 are shown in the line “Changes in the Allianz Group of consolidated companies”.

At December 31, 2004 the Allianz Group had €6,732 mn (2003: €9,498 mn) of impaired loans of which €6,048 mn (2003: €8,722 mn) had a related valuation allowance. For the year ended December 31, 2004, the average balance in impaired loans was €8,479 mn (2003: €11,780 mn) and the interest income recognized on impaired loans was €104 mn (2003: €117 mn; 2002: €131 mn).

The loan portfolio contains non-accrual loans of €5,605 mn (2003: €8,374 mn). The total amount of loans with provisions against the principal include €2,092 mn (2003: €3,068 mn) of loans on which the Allianz Group continues accruing interest with a specific allowance against the total interest accrued. The interest income not recognized from loans on non-accrual status amounted to €244 mn (2003: €367 mn; 2002: €470 mn). The amount of interest collected and recorded on non-accrual loans in 2004 was approximately €49 mn (2003: €49 mn; 2002: €66 mn).

Restructured loans totaled €71 mn as of December 31, 2004 (2003: €207 mn).

At December 31, 2004, the Allianz Group had €48 mn (2003: €129 mn) of commitments to lend additional funds to borrowers whose loans are non-performing or whose terms have been previously restructured.

10    Financial assets carried at fair value through income

	12/31/2004	12/31/2003
	€ mn	€ mn
Financial assets held for trading	194,439	146,154
Financial assets for unit linked contracts	41,409	32,460
Financial assets designated at fair value through income	4,726	3,628

Total	240,574	182,242

Financial assets held for trading are comprised of the following as of December 31:

	12/31/2004	12/31/2003
	€ mn	€ mn
Equities	20,033	15,553
Fixed-income securities	153,858	111,529
Derivative financial instruments	20,548	18,947
Other trading assets	—	125

Total	194,439	146,154

Equities and fixed-income securities held in financial assets held for trading are primarily marketable and listed securities. The fixed-income securities include €87,509 mn (2003: €67,300 mn) from public-sector issuers and €66,349 mn (2003: €44,229 mn) from other issuers.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

The portion of trading gains and losses from financial assets held for trading held at December 31, 2004, amounted to €2,285 mn (2003: €2,213 mn) and to €2,555 mn (2003: €1,794 mn), respectively.

11    Cash and cash equivalents

	12/31/2004	12/31/2003
	€ mn	€ mn
Balances with banks payable on demand	12,621	19,021
Balances with central banks	1,384	4,053
Checks and cash on hand	963	1,520
Treasury bills, discounted treasury notes and similar treasury securities	465	799
Bills of exchange	195	135

Total	15,628	25,528

Compulsory deposits on accounts with national central banks under restrictions due to required reserves from the European Central Bank totaled €264 mn (2003: €3,357 mn), including balances held with the Deutsche Bundesbank of €221 mn (2003: €3,321 mn), for the credit institutions of the Allianz Group as of December 31, 2004.

12    Amounts ceded to reinsurers from reserves for insurance and investment contracts

	12/31/2004	12/31/2003
	€ mn	€ mn
Unearned premiums	1,238	1,242
Aggregate policy reserves	10,276	10,923
Reserves for loss and loss adjustment expenses	10,684	12,765
Other insurance reserves	112	131

Total	22,310	25,061

The Allianz Group reinsures a portion of the risks it underwrites in an effort to control its exposure to losses, and protect capital resources. The majority of the business ceded by the Allianz Group is placed on a quota-share basis. For its property-casualty business, the Allianz Group retained €50 mn in 2004, €50 mn in 2003 and €38 mn in 2002. The limits for catastrophe events were €125 mn in 2004, €75 mn for 2003 and €50 mn in 2002. For life business, the Allianz Group retains up to €4 mn on a per risk basis and up to €5 mn per event.

Reinsurance involves credit risk and is subject to aggregate loss limits. Reinsurance does not legally discharge the Allianz Group from primary liability under the reinsured policies. Although the reinsurer is liable to the Allianz Group to the extent of the reinsurance ceded, the Allianz Group remains primarily liable as the direct insurer on all risks it underwrites, including the portion that is reinsured. The Allianz Group monitors the financial condition of its reinsurers on an ongoing basis and reviews its reinsurance arrangements periodically in order to evaluate the reinsurer’s ability to fulfill its obligations to the Allianz Group under existing and planned reinsurance contracts. The Allianz Group’s evaluation criteria, which includes the claims-paying and debt ratings, capital and surplus levels, and marketplace reputation of its reinsurers, are such that the Allianz Group believes any risks of collectibility to which it is exposed are not significant, and historically the Allianz Group companies have not experienced difficulty in collecting from their reinsurers. Additionally, and as appropriate, the Allianz Group may also require letters of credit, deposits, or other financial measures to further minimize its exposure to credit risk. In certain cases, however, the Allianz Group does establish an allowance for doubtful amounts related to reinsurance as appropriate, although this amount was not significant as of December 31, 2004 and 2003.

Concentrations the Allianz Group has with individual reinsurers include Munich Re, Swiss Reinsurance Company, GE Global Insurance Holding Corporation and SCOR. As of December 31, 2004, €8,590 mn (2003: €8,990 mn) of the €22,310 mn (2003: €25,061 mn) ceded to reinsurers from insurance reserves was due from Munich Re.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Assets

13    Other assets

	12/31/2004	12/31/2003
	€ mn	€ mn
Real estate used for its own activities	6,042	5,020
Equipment	1,470	1,626
Accounts receivable on direct insurance business	7,579	8,096
Accounts receivable on reinsurance business	2,137	2,522
Other receivables	11,617	16,596
Other assets	4,325	3,684
Deferred policy acquisition costs	13,474	12,497
Prepaid expenses	4,569	3,363

Total	51,213	53,404

Real estate owned by the Allianz Group used for its own activities

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Gross capitalized values as of 12/31 previous year	6,543	6,854	6,175
Accumulated depreciation as of 12/31 previous year	(1,523)	(1,422)	(1,078)

Value stated as of 12/31 previous year	5,020	5,432	5,097
Translation differences	(19)	(77)	(56)
Reclassification	—	(345)	—

Value stated as of 1/1	5,001	5,010	5,041
Additions	1,373	877	883
Changes in the Allianz Group of consolidated companies	691	(1)	(17)
Disposals	(789)	(765)	(131)
Depreciation	(234)	(101)	(344)

Value stated as of 12/31	6,042	5,020	5,432
Accumulated depreciation as of 12/31	1,757	1,523	1,422

Gross capitalized values as of 12/31	7,799	6,543	6,854

The fair value of real estate owned by the Allianz Group used for its own activities as of December 31, 2004 amounted to €7,232 mn (2003: €5,741 mn). Assets pledged as security and other restrictions on title amounted to €34 mn (2003: €28 mn). At December 31, 2004, commitments outstanding to purchase real estate amounted to €47 mn (2003: €39 mn).

Equipment

The gross capitalized values totaled €7,186 mn as of December 31, 2004 (2003: €6,919 mn). Accumulated depreciation amounted to €5,716 mn as of December 31, 2004 (2003: €5,293) mn. At December 31, 2004, commitments outstanding to purchase items of equipment amounted to €100 mn (2003: €111 mn).

Accounts receivable on direct insurance business

Accounts receivable on direct insurance business amounted to €4,041 mn (2003: €4,349 mn) for policyholders and €3,671 mn (2003: €3,936 mn) for agents and other distributors. Allowance for doubtful amounts related to direct insurance business amounted to €133 mn (2003: €189 mn).

The accounts receivable on direct insurance business and accounts receivable on reinsurance business are due within one year.

Other receivables

Other receivables include tax refunds amounting to €2,227 mn (2003: €2,381 mn) and interest and rental receivables amounting to €5,286 mn (2003: €5,394 mn). Of the tax refunds, €1,671 mn (2003: €1,821 mn) are attributable to tax on income.

Other receivables due within one year amounted to €10,518 mn (2003: €7,299 mn), and those due after more than one year totaled €1,099 mn (2003: €9,297 mn).

Other assets

Included in other assets are derivative financial instruments used for hedging purposes that meet the criteria for hedge accounting totaling €969 mn (2003: €868 mn) and deferred sales inducements of €303 mn.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

Changes in the deferred sales inducements for the year ended December 31 were:

2004
€ mn
Value stated as of 1/1	—
Transfer from insurance reserves	89
Cumulative effect adjustment due to implementation of SOP 03-1	23
Additions	222
Amortization	(31)

Value stated as of 12/31	303

Deferred policy acquisition costs

Property-Casualty

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Value stated as of 12/31 previous year	3,380	3,158	3,156
Translation differences	(51)	(86)	(110)

Value stated as of 1/1	3,329	3,072	3,046
Additions	1,732	450	375
Changes in the Allianz Group of consolidated companies	(60)	2	(36)
Amortization	(1,569)	(120)	(227)
Impairments	—	(24)	—

Value stated as of 12/31	3,432	3,380	3,158

Life/Health
Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Value stated as of 12/31 previous year	9,117	7,370	8,036
Translation differences	(712)	(521)	(342)

Value stated as of 1/1	8,405	6,849	7,694
Additions	2,888	2,525	1,624
Changes in the Allianz Group of consolidated companies	(158)	153	(1,551)
Amortization	(1,093)	(410)	(397)

Value stated as of 12/31	10,042	9,117	7,370

Total	13,474	12,497	10,528

14    Shareholders’ equity

Shareholders’ equity is comprised of the following as of December 31:

	2004	2003
	€ mn	€ mn
Issued capital	988	985
Capital reserve	18,445	18,362
Revenue reserves	10,498	8,639
Treasury stock	(4,605)	(4,546)
Foreign currency translation adjustments	(2,634)	(1,893)
Unrealized gains and losses (net)	7,303	6,446

Shareholders’ equity before minority interests	29,995	27,993
Minority interests in shareholders’ equity	7,696	7,266

Total	37,691	35,259

Issued capital

In November 2004, 1,056,250 shares were issued at a price of €81.61 per share, enabling employees of Allianz Group enterprises in Germany and abroad to purchase 1,051,191 shares at prices ranging from €57.13 to €69.37 per share. The remaining 5,059 shares were sold on the Frankfurt stock exchange at an average price of €95.74 per share. The shares issued in 2004 are qualifying shares from the beginning of the year of issue.

In November 2003, 965,625 shares were issued at a price of €82.95 per share, enabling employees of Allianz Group enterprises in Germany and abroad to purchase 944,625 shares at prices ranging from €58.07 to €70.51 per share. The remaining 21,000 shares were sold on the Frankfurt stock exchange at an average price of €92.07 per share.

In April 2003, 117,187,500 shares with participation rights were issued in connection with a capital increase, which raised approximately €4.4 bn based on a subscription price of €38.00 per share. Expenses from the capital increase amounted to €116 mn after taxes, and diminished revenue reserves accordingly.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

All shares issued in 2003 are qualifying shares from the beginning of the year of issue.

In November 2002, 137,625 shares held by Allianz AG were issued at a price of €114.00 per share, enabling employees of Allianz Group enterprises in Germany and abroad to purchase 136,222 shares at prices between €79.80 and €96.90 per share. The remaining 1,403 shares were sold on the Frankfurt stock exchange at an average price of €90.60 per share. The shares issued in 2002 are qualifying shares from the beginning of the year of issue.

Issued capital at December 31, 2004 amounted to €987,584,000 divided into 385,775,000 registered shares. The shares have no par value but a mathematical per share value of €2.56 each as a proportion of the issued capital.

As of December 31, 2004, the Allianz Group had €450,000,000 (175,781,250 shares) of authorized unisssued capital (Authorized Capital 2004/I) which can be issued at any time up to May 4, 2009. The Management Board, with approval of the Supervisory Board, is authorized to exclude the pre-emptive rights of shareholders if the shares are issued against a contribution in kind and, in certain cases, if they are issued against a cash contribution.

As of December 31, 2004, the Allianz Group had €7,296,000 (2,850,000 shares) of authorized unissued capital (Authorized Capital 2004/II) which can be issued at any time up to May 4, 2009. The Management Board, with approval of the Supervisory Board, is authorized to exclude the preemptive rights of shareholders if the shares are issued to employees of the Allianz Group.

Further, as of December 31, 2004, Allianz AG had €250,000,000 (97,256,250 shares) of unissued conditional authorized capital which will be issued upon exercise of any subscription or conversion rights granted to holders of bonds issued by Allianz AG or any of its subsidiaries or upon satisfaction of conversion obligations resulting from such bonds.

Dividends

The Management Board will propose to shareholders at the Annual General Meeting the distribution of a dividend of €1.75 (2003: €1.50) per qualifying share for the fiscal year 2004.

Treasury stock

In connection with an exchange offer to the holders of Allianz AG participation certificates, a total of 6,148,110 of Allianz AG treasury shares were exchanged for participation certificates of Allianz AG as of January 16, 2003.

The Annual General Meeting on May 5, 2004 (2003: April 29, 2003), authorized Allianz AG to acquire its own shares for other purposes pursuant to clause 71 (1) no. 8 of the German Stock Corporation Law (Aktiengesetz). During 2004 and 2003, the authorization was used to acquire 0 and 293,686 shares of Allianz AG, respectively.

In order to enable Dresdner Bank AG to trade in shares of Allianz AG, the Annual General Meeting on May 5, 2004 authorized the Allianz Group’s domestic or foreign credit institutions in which Allianz AG has a majority holding to acquire treasury stock for trading purposes pursuant to clause 71 (1) no. 7 of the German Stock Corporation Law (Aktiengesetz). In accordance with this authorization, the credit institutions in the Allianz Group purchased 29,685,678 (2003: 32,891,597; 2002: 93,726,589) of Allianz AG’s shares or acquired them by way of securities borrowing during the course of 2004 at an average price of €88.84 per share (2003: €76.67; 2002: €179.86), which included previously held Allianz AG shares. 29,092,223 shares (2003: 32,339,227; 2002: 92,448,634) were disposed of or ceded from borrowed holdings during the course of 2004 at an average price of €88.82 per share (2003: €77.74; 2002: €181.11). The losses arising from treasury stock transactions during the year ended December 31, 2004, were €53 mn (2003: gain of €7 mn; 2002: losses of €23 mn), which were transferred to revenue reserves.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

Composition of the treasury stock

Years ended 12/31	2004			2003			2002
	Acquision costs	Number of shares	Issued capital	Acquision costs	Number of shares	Issued capital	Acquision costs	Number of shares	Issued capital
	€ mn		%	€ mn		%	€ mn		%
Allianz AG	50	424,035	0.11	50	424,035	0.11	1,510	6,286,100	2.36
Dresdner Bank Group	4,554	18,480,664	4.79	4,495	17,814,376	4.63	4,448	17,302,311	6.49
Other enterprises	1	10,502	—	1	7,641	—	—	—	—

Total	4,605	18,915,201	4.90	4,546	18,246,052	4.74	5,958	23,588,411	8.85

Changes to the number of issued shares outstanding

Years ended 12/31	2004	2003	2002
As of 1/1	366,472,698	242,977,214	241,189,535
Additions
Exchange against participation Certificates	—	6,148,110	—
Capital increase for cash	—	117,187,500	—
Transfer to the exchange company	—	—	1,797,357
Capital increase for employee shares	1,056,250	965,625	137,625

Subtotal	367,528,948	367,278,449	243,124,517
Reductions on account of acquisition of treasury stock
Acquisition for other purposes	(2,861)	(293,686)	—
Acquisition for trading purposes	(666,288)	(512,065)	(147,303)

As of 12/31	366,859,799	366,472,698	242,977,214

Insurance capital requirements and dividend restrictions

Certain of the Allianz Group’s insurance subsidiaries prepare individual financial statements based on local laws and regulations. These laws establish restrictions on the minimum level of capital and surplus an insurance entity must maintain and the amount of dividends that may be paid to shareholders. The minimum capital requirements and dividend restrictions vary by jurisdiction. The minimum capital requirements are based on various criteria including, but not limited to, volume of premiums written or claims paid, amount of insurance reserves, asset risk, mortality risk, credit risk, underwriting risk and off-balance sheet risk.

European insurance companies are required to maintain solvency margins, which must be supported by capital reserves and other resources, including unrealized gains and losses on investments. Life insurance companies are required to maintain a solvency margin generally equal to 4% of aggregate policy reserves and gross unearned premiums plus 0.3% of the amount at risk under insurance policies. The required minimum solvency margin for property and casualty insurance is the greater of two mathematical formulas, one based on premiums and the other based on gross claims. The Allianz Group’s insurance business in other countries, primarily the United States, are also subject to capital adequacy and solvency margin regulations which are based on factors for asset risk, insurance risk, interest rate risk, and business risk. As of December 31, 2004 the Allianz Group’s insurance subsidiaries were in compliance with all applicable solvency and capital adequacy requirements.

Certain insurance subsidiaries are subjected to regulatory restrictions on the amount of dividends, which can be remitted to Allianz AG without prior approval by the appropriate regulatory body. Such

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

restrictions provide that a company may only pay dividends up to an amount in excess of certain regulatory capital levels or based on the levels of undistributed earned surplus or current year income or a percentage thereof. By way of example only, the operations of our insurance subsidiaries located in the United States are subject to limitations on the payment of dividends to their parent company under applicable state insurance laws. Dividends paid in excess of these limitations generally require prior approval of the insurance commissioner of the state of domicile. The Allianz Group’s management believes that these restrictions will not affect the ability of the Allianz Group to pay dividends to its shareholders in the future. In addition, Allianz AG is not subject to legal restrictions on the amount of dividends it can pay to its shareholders.

Bank liable capital and risk-weighted assets requirements

Certain of the Allianz Group’s bank subsidiaries are subject to various capital adequacy and liquidity requirements. Such requirements vary by jurisdiction. Under the German Banking Act, all banking institutions operating in Germany must maintain certain ratios regarding liable capital.

Liable capital consists of the two categories of core capital (Tier I Capital) and supplementary capital (Tier II Capital). Core capital mainly consists of shareholders’ equity and minority interests, plus other adjustments. Supplementary capital comprises profit-participation certificates, subordinated liabilities, portions of reserves for general banking risks and revaluation reserves on securities. The German Banking Act contains provisions setting minimum ratios of core capital and total capital to risk-weighted assets. Non-compliance with these ratios may result in penalties imposed by the regulatory authority. The German Banking Act also contains liquidity requirements relating to funds available to pay obligations over various future time frames. As of December 31, 2004, the Allianz Group’s bank subsidiaries were in compliance with all applicable capital and liquidity requirements.

Comprehensive income

The components of comprehensive income, including the related income tax effects, were as follows for the years ended December 31:

	2004	2003	2002
	€(mn)	€(mn)	€(mn)
Foreign currency translation adjustments, net of deferred tax benefit of €339 mn in 2004 (2003: €754 mn and 2002: deferred tax expense of €290 mn)	(817)	(1,703)	(1,219)
Unrealized gains (losses) on investments:
Unrealized holding gain (loss) arising during the period, net of deferred tax benefit of €417 mn in 2004 (2003: deferred tax income of €139 mn and 2002: deferred tax income of €1,571 mn)	(1,005)	(314)	6,606
Less reclassification adjustment for gains (losses) included in net income, net of deferred tax expense of €896 mn in 2004 (2003: deferred tax expense of €904 mn and 2002: deferred tax expense of €2,782 mn)	2,161	2,041	(11,698)

Net unrealized investment gain (loss)	1,156	1,727	(5,092)
Unrealized net gains on derivatives hedging variability of cash flows, net of deferred tax expense of €— mn (2003: deferred tax income of €2 mn)	—	(4)	—

Other comprehensive income (loss)	339	20	(6,311)
Net income (loss)	2,266	2,691	(3,243)

Comprehensive income (loss)	2,605	2,711	(9,554)

Net unrealized investment gains and losses have been reduced to the extent the unrealized gains and losses would result in adjustments for minority interests and policyholder liabilities had the unrealized gains and losses actually been realized. Unrealized gains, net of unrealized losses, which have been allocated to policyholder liabilities, included in other insurance reserves, were €10,208 mn, €6,434 mn and €4,345 mn as of December 31, 2004, 2003 and 2002, respectively. Net amounts which have been allocated to minority interests are presented below.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

Ending balances in accumulated other comprehensive income for derivatives related to hedging net investments in foreign entities were €182 mn as of December 31, 2004 and 2003, and €103 mn as of December 31, 2002, respectively.

Minority interests in shareholders’ equity

	12/31/2004	12/31/2003
	€ mn	€ mn
Unrealized gains and losses	1,206	890
Share of earnings	1,168	926
Other equity components	5,322	5,450

Total	7,696	7,266

The primary subsidiaries of the Allianz Group included in minority interests in 2004 and 2003 are the AGF Group, Paris, the RAS Group, Milan, and the PIMCO Group, Delaware.

15    Participation certificates and subordinated liabilities

	2005	2006	2007	2008	2009	Thereafter	12/31/2004 Total	12/31/2003 Total
	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)
Allianz AG(2)
Subordinated bonds	—	—	—	—	—	4,775	4,775	3,377
Interest rate (range in%)	—	—	—	—	—	5.50 – 7.25
Participation certificates(3)	—	85	—	—	—	—	85	85
Interest rate (range in %)	—	—	—	—	—	—

Subtotal	—	85	—	—	—	4,775	4,860	3,462

Banking subsidiaries
Subordinated liabilities	1,105	380	811	404	633	1,446	4,779	5,183
Interest rate (range in%)	3.90 – 5.45	0.0 – 7.7	0.0 – 7.8	1.35 – 4.40	2.0 – 10.38	2.0 – 10.38
Hybrid equity	—	—	—	—	—	1,500	1,500	1,561
Interest rate (range in%)	—	—	—	—	—	3.50 – 8.15
Participation certificates(4)	10	5	644	845	—	22	1,526	1,511
Interest rate (range in%)	9.15	8.8	8.00 – 8.125	7.00 – 7.125	—	5.20 – 7.190

Subtotal	1,115	385	1,455	1,249	633	2,968	7,805	8,255

All other subsidiaries
Subordinated liabilities	—	—	—	57	—	463	520	468
Interest rate (range in%)	—	—	—	6.84	—	2.93 – 6.62
Hybrid equity	—	—	—	—	—	45	45	45
Interest rate (range in%)	—	—	—	—	—	3.62

Subtotal	—	—	—	57	—	508	565	513

Total	1,115	470	1,455	1,306	633	8,251	13,230	12,230

(1)	Except for rates.
(2)	Includes subordinated bonds issued by Allianz Finance B.V. and Allianz Finance II B.V. and guaranteed by Allianz AG.
(3)	The terms of the profit participation certificates provide for an annual cash distribution of 240% of the dividend paid by Allianz AG per one Allianz AG share. If certain conditions are met, the holders of profit participation certificates also have a subscription right to new profit participation certificates; to this extent, the subscription rights of Allianz AG shareholders is excluded. Holders of profit participation certificates do not have voting rights, or any rights to convert the certificates into Allianz AG shares, or rights to liquidation proceeds. Profit participation certificates are unsecured and rank pari passu with the claims of other unsecured creditors. Profit participation certificates can be redeemed by holders upon twelve months prior notice every fifth year. The next call date is December 31, 2006. Allianz AG has the right to call the profit participation certificates for redemption, upon six months’ prior notice every fifth year. The next call date is December 31, 2006. Upon redemption by Allianz AG, the cash redemption price per certificate would be equal to 122.9% of the then current price of one Allianz AG share during the last three months preceding the recall of the participation certificate. In lieu of redemption for cash, Allianz AG may offer 10 Allianz AG ordinary shares per 8 profit participation certificates.
(4)	Participation certificates issued by the Dresdner Bank Group which entitle holders to annual interest payments, which take priority over its shareholders’ dividend entitlements. They are subordinated to obligations for all other creditors of the issuer, except those similarly subordinated, and share in losses of the respective issuers in accordance with the conditions attached to the participation certificates. The profit participation certificates will be redeemed subject to the provisions regarding loss sharing.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

16    Reserves for insurance and investment contracts

	12/31/2004	12/31/2003
	€ mn	€ mn
Unearned premiums	12,050	12,198
Aggregate policy reserves	229,873	217,895
Reserves for loss and loss adjustment expenses	62,331	63,182
Reserves for premium refunds	21,237	15,327
Premium deficiency reserves	138	138
Other insurance reserves	751	720

Total	326,380	309,460

Unearned premiums

	12/31/2004	12/31/2003
	€ mn	€ mn
Property-Casualty	11,822	11,962
Life/Health	228	236

Total	12,050	12,198

Aggregate policy reserves

	12/31/2004	12/31/2003
	€ mn	€ mn
Traditional Participating Insurance Contracts (SFAS 120)
Property-Casualty	7,297	7,513
Life/Health	110,142	107,663

Subtotal	117,439	115,176

Universal-Life Type and Investment Contracts (SFAS 97)
Life/Health	73,992	67,317

Subtotal	73,992	67,317

Long-duration Insurance Contracts (SFAS 60)
Life/Health	38,442	35,402

Subtotal	38,442	35,402

Total	229,873	217,895

Participating life business represented approximately 70% and 71% of the Allianz Group’s gross insurance in-force at December 31, 2004 and 2003, respectively. Participating policies represented approximately 64% (2003: 60%) of the gross premiums written and 61% (2003: 56%) of the life premiums earned in 2004. Conventional participating reserves were approximately 55% (2003: 56%) of the Allianz Group’s consolidated aggregate policy reserves as of December 31, 2004.

Reserves for loss and loss adjustment expenses

	12/31/2004	12/31/2003
	€ mn	€ mn
Property-Casualty	55,536	56,644
Life/Health	6,795	6,538

Total	62,331	63,182

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

Changes in the reserves for loss and loss adjustment expenses for property-casualty insurance

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Reserves for loss and loss adjustment expenses as of 1/1
Gross	56,644	60,054	61,876
Amount ceded to reinsurers	(12,049)	(14,588)	(16,156)

Net	44,595	45,466	45,720

Claims (net)
Claims in the year under review	25,643	25,712	27,130
Previous years claims	(446)	279	646

Subtotal	25,197	25,991	27,776

Claims paid (net)
Claims in the year under review	(11,374)	(11,860)	(12,642)
Previous years claims	(11,818)	(13,155)	(12,143)

Subtotal	(23,192)	(25,015)	(24,785)

Currency translation adjustments	(469)	(1,822)	(3,367)
Change in the group of consolidated companies	(624)	(25)	122

Reserves for loss and loss adjustment expenses as of 12/31
Net	45,507	44,595	45,466
Amount ceded to reinsurers	10,029	12,049	14,588

Gross	55,536	56,644	60,054

Previous years claims (net) reflects the changes in estimation charged or credited to the consolidated income statement in each year with respect to the reserves for loss and loss adjustment expenses established as of the beginning of that year. The Allianz Group recorded additional income of €446 mn during the year ended December 31, 2004 (2003: losses of €279 mn and 2002: losses of €646 mn) with respect of losses occurring in prior years. These amounts as percentages of the net balance of the beginning of the year were 1.0% in 2004 (2003: 0.6 % and 2002: 1.4%).

As of December 31, 2004 and 2003, the Allianz Group consolidated property-casualty reserves reflected discounts of €1,220 mn and €1,261 mn, respectively.

Reserves are discounted to varying degrees in the United States, United Kingdom, Germany, Hungary, Switzerland, Portugal, France and Belgium. For the United States, the discount reflected in the reserves is related to annuities for certain long-tailed liabilities, primarily in workers’ compensation. For the other countries, the reserve discounts relate to annuity reserves for various classes of business. These classes include personal accident, general liability and motor liability in Germany and Hungary, workers’ compensation in Switzerland and Portugal, individual and group health disability and motor liability in France, health disability in Belgium and claims from employers’ liability in the United Kingdom. All of the reserves that have been discounted have payment amounts that are fixed and timing that is reasonably determinable.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

The following table shows, by country, the carrying amounts of reserves for claims and claim adjustment expenses that have been discounted, and the interest rates used for discounting for the years ended December 31:

	Discounted reserves in		Amount of the discount		Interest rate used for discounting
	2004	2003	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn
France	1,402	1,466	330	346	3.25%	3.00%
Germany	407	366	278	256	2.75% — 4.00%	3.25% — 4.00%
Switzerland	392	396	236	242	3.25%	3.25%
United States	190	207	216	257	6.00%	6.55%
United Kingdom	84	70	65	70	4.25%	4.25%
Belgium	83	85	26	20	4.75%	4.75%
Hungary	69	60	22	19	1.40%	1.40%
Portugal	57	58	47	51	4.25%	4.50%

Total	2,684	2,708	1,220	1,261

Asbestos and environmental claims exposure

The Allianz Group is affected by industry-wide increases in asbestos and environmental claims, primarily through its US subsidiary, Fireman’s Fund Insurance Company (Fireman’s Fund).

In 2002, Fireman’s Fund completed an analysis of its asbestos and environmental (A&E) liabilities, resulting in an increase to these reserves of USD750 mn (net and gross) in September 2002. Also during 2002, Fireman’s Fund ceded the majority of its A&E loss reserves to Allianz AG.

There are significant uncertainties in estimating the amount of A&E claims. Reserves for asbestos-related illnesses, toxic waste clean-up claims and latent drug and chemical exposures cannot be estimated using traditional loss reserving techniques. Case reserves are established when sufficient information has been obtained to indicate the involvement of a specific insurance policy. In addition, IBNR reserves are established to cover additional exposures on both known and unasserted claims. In establishing the liabilities for claims arising from asbestos-related illnesses, toxic waste clean-up and latent drug and chemical exposures, management considers facts currently known and the current state of the law and coverage litigation.

However, given the expansion of coverage and liability by the courts and the legislatures in the past and the possibilities of similar interpretation in the future, there is significant uncertainty regarding the extent of remediation and insurer liability, and given the inherent uncertainty in estimating A&E liabilities, significant adverse deviation from the current carried A&E reserve position is possible.

In response to the uncertainty associated with A&E claims, Fireman’s Fund created in 2002 an environmental claims unit focused on A&E claims evaluation and remediation for the Allianz Group’s U.S. property-casualty insurance subsidiaries. The staff of this unit, consisting of a total of approximately fifty employees, determines appropriate coverage issues according to the terms of the policies and contracts involved and, on the basis of its experience and expertise, makes judgments as to the ultimate loss potential related to each claim submitted for payment under the various policies and contracts. Judgments of potential losses are also made from precautionary reports submitted by insured companies for claims which have the possibility of involving policy coverage. Factors considered in determining the reserve are: whether the claim relates to asbestos or hazardous waste; whether the claim is for bodily injury or property damage; the limits of liability and attachment points; policy provisions for expenses (which are a significant portion of the estimated ultimate cost of these claims); type of insured; and any provision for reinsurance recoverables. In addition, Fireman’s Fund actively pursues commutations and reinsurance cessions to reduce its A&E exposures.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

The industry-wide loss trends for some of these exposures, especially for asbestos-related losses, have deteriorated over the past several years. Some of the reasons for this deterioration include: insureds who either produced or installed products containing asbestos have seen more and larger claims brought against them, some of these companies have declared bankruptcy, which has caused plaintiffs’ attorneys to seek larger amounts from solvent defendants and to also include new defendants; some defendants are also seeking relief under different coverage provisions when the product liability portion of their coverage has been exhausted. These developments led the Allianz Group to engage outside actuarial consulting firms to update a previous study conducted in 1995 to analyze the adequacy of Allianz Group’s reserves for these types of losses. In 1995, Fireman’s Fund had increased its net and gross reserves for A&E by USD800 mn and in 2000 an additional USD250 mn was reallocated to A&E.

These A&E reserve analyses were completed during 2002, ultimately resulting in an additional USD750 mn of reserves attributed entirely to asbestos-related exposures. The analyses included a review of the ultimate gross asbestos loss and allocated loss expense reserves for accident years 1987 and prior. The methodology involved exposure-based modeling of policies with the greatest asbestos exposure, supplemented by aggregate methods for the remaining insureds. As previously stated, Fireman’s Fund is planning a regular update of its 2002 A&E reserve study during the course of 2005.

The total net reserve for asbestos and environmental claims exposure related liabilities for the Allianz Group’s US based subsidiaries at December 31, 2004 was €739 mn (2003: €906 mn), excluding intercompany reinsurance agreements. The total gross reserve for asbestos and environmental claims exposure related liabilities at December 31, 2004 was €1,097 mn (2003: €1,263 mn).

Asbestos and environmental exposures also exist outside of the United States and have led to insurance claims in several other countries. The level of claims activity to date, and the potential for future claims, varies significantly from country to country due to many factors, including differing social and legal systems, policy terms and conditions and mix of insured business. Allianz Group expects to conduct a review of its non-U.S. A&E exposures during 2005.

Reserves for premium refunds

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Amounts already allocated under local statutory or contractual regulations
As of 1/1	7,326	7,131	10,088
Translation differences	6	(35)	(14)
Changes in Allianz Group consolidated companies	27	(7)	81
Change	1,435	237	(3,024)

As of 12/31	8,794	7,326	7,131

Latent reserves for premiums refunds
As of 1/1	8,001	6,554	10,327
Translation differences	6	(25)	4
Change due to fluctuations in market value	3,771	1,924	(2,420)
Changes in Allianz Group consolidated companies	71	1,028	233
Changes due to valuation differences charged (credited) to income	594	(1,480)	(1,590)

As of 12/31	12,443	8,001	6,554

Total	21,237	15,327	13,685

In addition to the amounts allocated to policyholders of the Allianz Group, amounts totaling €3,277 mn (2003: €3,514 mn; 2002: €3,680 mn) were directly credited from surplus.

17    Liabilities to banks

	12/31/2004	12/31/2003
	€ mn	€ mn
Payable on demand	14,003	13,427
Repurchase agreements and collateral received from securities lending transactions	78,675	52,460
Term deposits and certificates of deposit(1)	96,736	102,080
Other	1,933	10,342

Liabilities to banks	191,347	178,309

(1)	Including registered bonds totaling €2,724 mn for the year ended December 31, 2004 (2003: €3,045 mn).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

Liabilities to banks due within one year totaled €180,716 mn (2003: €165,118 mn) and those due after more than one year totaled €10,631 mn (2003: €13,191 mn) as of December 31, 2004.

Liabilities to domestic banks amounted to €80,326 mn (2003: €81,632 mn) and liabilities to foreign banks amounted to €111,021 mn (2003: €96,677 mn) as of December 31, 2004.

The weighted average interest rates for liabilities to banks were 2.8% and 2.8% as of December 31, 2004 and December 31, 2003, respectively.

18    Liabilities to customers

	12/31/2004	12/31/2003
	€ mn	€ mn
Savings deposits	2,410	2,667
Home loan savings deposits	3,214	3,116
Payable on demand	50,946	57,132
Repurchase agreements and collateral received from securities lending transactions	49,276	40,237
Term deposits and certificates of deposit(1)	49,124	49,584
Other	2,167	1,861

Liabilities to customers	157,137	154,597

(1)	Including registered bonds totaling €6,887 mn for the year ended December 31, 2004 (2003: €6,747 mn).

Liabilities to customers by type of customer

	Germany	Other countries	Total
	€ mn	€ mn	€ mn
12/31/2004
Corporate customers	40,954	75,100	116,054
Public authorities	1,529	6,471	8,000
Private customers	27,807	5,276	33,083

Liabilities to customers	70,290	86,847	157,137

12/31/2003
Corporate customers	41,572	70,784	112,356
Public authorities	1,122	3,365	4,487
Private customers	29,448	8,306	37,754

Liabilities to customers	72,142	82,455	154,597

Liabilities to customers include €24,989 mn (2003: €27,834 mn) of noninterest bearing deposits as of December 31, 2004. Liabilities to customers due within one year totaled €148,320 mn (2003: €139,580 mn) and those due after more than one year totaled €8,817 mn (2003: €15,017 mn) as of December 31, 2004.

The weighted average interest rates for liabilities to customers were 2.9% and 2.8% as of December 31, 2004 and December 31, 2003, respectively.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

19    Certificated liabilities

The Allianz Group issues fixed and floating rate debt denominated in various currencies, predominantly in Euros. The interest rates for the floating rate debt issues are generally based on the London Inter-Bank Offered Rate (LIBOR), although in certain instances they are subject to minimum interest rates as specified in the agreements governing the respective issues.

The following table summarizes the contractual maturity dates of the Allianz Group’s certificated liabilities as December 31, 2004:

	2005	2006	2007	2008	2009	Thereafter	12/31/2004 Total	12/31/2003 Total
	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)	€ mn(1)
Allianz AG(2)
Senior bonds	1,053	—	2,194	1,623	—	871	5,741	5,514
Interest rate (range in %)	0.00 -3.00	—	4.63-5.75	5.00	—	5.63
Exchangeable bonds	1,711	1,031	—	—	—	—	2,742	3,645
Interest rate (range in %)	2.00	1.25	—	—	—	—
Money market securities	1,428	—	—	—	—	—	1,428	2,638
Interest rate (range in %)	0.00-2.13	—	—	—	—	—

Subtotal	4,192	1,031	2,194	1,623	—	871	9,911	11,797

Banking subsidiaries
Certificated liabilities	5,104	4,266	4,980	4,093	3,739	2,958	25,140	35,013
Interest rate (range in %)	2.48-12.75	2.45-9.90	2.40 -13.84	2.30-9.85	2.30-10.20	2.30-11.80
Money market securities	21,693	—	—	—	—	—	21,693	16,256
Interest rate (range in %)	2.10-2.27	—	—	—	—	—

Subtotal	26,797	4,266	4,980	4,093	3,739	2,958	46,833	51,269

All other subsidiaries
Certificated liabilities	—	—	—	7	2	449	458	254
Interest rate (range in %)	—	—	—	3.50-7.22	3.00	5.62-7.50
Money market securities	550	—	—	—	—	—	550	—
Interest rate (range in %)	2.08	—	—	—	—	—

Subtotal	550	—	—	7	2	449	1,008	254

Total	31,539	5,297	7,174	5,723	3,741	4,278	57,752	63,320

(1)	Except for rates.
(2)	Includes senior bonds, exchangeable bonds and money market securities issued by issued by Allianz Finance B.V. and Allianz Finance II B.V. guaranteed by Allianz AG and money market securities issued by Allianz Finance Corporation, a wholly-owned subsidiary of Allianz AG, which are fully and unconditionally guaranteed by Allianz AG.

20    Financial liabilities carried at fair value through income

	12/31/2004	12/31/2003
	€ mn	€ mn
Financial liabilities held for trading	102,141	84,835
Financial liabilities for unit linked contracts	41,409	32,460
Financial liabilities for puttable equity instruments	1,386	770
Financial liabilities designated at fair value through income	201	173

Total	145,137	118,238

Financial liabilities held for trading are comprised of the following as of December 31, 2004:

	12/31/2004	12/31/2003
	€ mn	€ mn
Obligations to deliver securities	72,804	61,476
Derivative financial instruments	23,018	20,391
Other trading liabilities	6,319	2,968

Total	102,141	84,835

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

21    Other accrued liabilities

	12/31/2004	12/31/2003
	€ mn	€ mn
Reserves for pensions and similar obligations	5,738	5,669
Accrued taxes	1,408	2,066
Miscellaneous accrued liabilities	6,838	6,684

Total	13,984	14,419

Reserves for pensions and similar obligations

	12/31/2004	12/31/2003
	€ mn	€ mn
Reserves for pensions	5,738	5,303
Reserves for postretirement benefits other than pensions	—	366

Total	5,738	5,669

As of January 1, 2004, reserves for postretirement benefits other than pensions are included in reserves for pensions. Retirement benefits in the Allianz Group are either in the form of defined benefit or defined contribution plans. Employees, including agents in Germany, are granted such retirement benefits by the various legal entities of the Allianz Group. In Germany, these are primarily defined benefit in nature, while pension plans in other countries are either defined benefit or defined contribution in nature.

For defined benefit plans, the participant is granted a defined benefit by the employer or via an external entity. In contrast to defined contribution arrangements, the future cost to the employer of a defined benefit plan is not known with certainty in advance.

Changes in the reserve for defined benefit plans

Years ended 12/31	2004	2003
	€ mn	€ mn
Value stated as of 12/31 previous year	5,303	5,312
Reclassification	377	—
Translation differences	(6)	(8)

Value stated as of 1/1	5,674	5,304
Changes in Allianz Group consolidated companies	(27)	(22)
Expenses	672	601
Payments	(581)	(580)

Value stated as of 12/31	5,738	5,303

The following table sets forth the change in the projected benefit obligation and the change in fair value of plan assets used for the various Allianz Group pension plans as of December 31:

	2004	2003
	€(mn)	€(mn)
Change in projected benefit obligation:
Projected benefit obligation as of December 31 previous year	11,957	11,275
Reclassification	484	—

Projected benefit obligation as of January 1	12,441	11,275
Service cost	313	331
Interest cost	676	640
Plan participants’ contribution	55	54
Amendments	7	(17)
Actuarial loss	646	340
Translation differences	(52)	(108)
Benefits paid	(595)	(520)
Changes in the Allianz Group of consolidated companies	(81)	(22)
Other	—	(16)

Projected benefit obligation as of December 31	13,410	11,957

Thereof—direct commitments of Allianz Group enterprises	6,649	5,930
—commitments through plan assets	6,761	6,027

Change in fair value of plan assets:
Fair value of plan assets as of December 31 previous year	5,790	5,322
Reclassification	73	—

Fair value of plan assets as of January 1	5,863	5,322
Actual return on plan assets	431	419
Employer contributions	236	230
Plan participants’ contributions	55	54
Translation differences	(36)	(72)
Benefits paid	(264)	(221)
Changes in the Allianz Group of consolidated companies	3	(3)
Other	(1)	61

Fair value of plan assets as of December 31	6,287	5,790

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

The bulk of the plan assets is held by the Allianz Versorgungskasse VVaG, München. This entity ensures effectively all employees of the German insurance operations and is not additionally consolidated.

The reconciliation of funded status to the amount recognized in the balance sheet consist of the following as of December 31:

	2004	2003
	€(mn)	€(mn)
Funded status	7,123	6,167
Unrecognized net actuarial loss	(1,389)	(853)
Unrecognized prior service cost	4	(11)

Net amount recognized	5,738	5,303

Amounts recognized in the Allianz Group’s consolidated balance sheet as of December 31:

	2004	2003
	€ mn	€ mn
Prepaid benefit cost	(131)	—
Accrued benefit cost	5,869	5,303

Net amount recognized	5,738	5,303

As of December 31, 2004, postretirement health benefits included in the projected benefit obligation and net amount recognized amounted to €97 mn (2003: €96 mn) and €107 mn, respectively.

The accumulated benefit obligation for all defined benefit plans was €12,499 mn and €11,054 mn at December 31, 2004 and 2003, respectively.

Information for defined benefit plans with an accumulated benefit obligation in excess of plan assets as of December 31:

	2004	2003
	€ mn	€ mn
Projected benefit obligation	12,273	11,546
Accumulated benefit obligation	11,465	10,685
Fair value of plan assets	5,188	5,367

The net periodic benefit cost recognized in the Allianz Group’s consolidated income statements consist of the following components:

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Components of net periodic benefit cost:
Service cost	313	331	274
Interest cost	676	640	591
Expected return on plan assets	(366)	(339)	(329)
Amortization of:
Prior service cost recognized	5	26	123
Net loss recognized	8	(38)	5
(Income)/expenses of plan curtailments or settlements	36	(19)	2

Net periodic benefit cost	672	601	666

Included in the net periodic benefit cost for the year ended December 31, 2004, is €7 mn related to postretirement health benefits.

Most of the amounts expensed are charged in the Allianz Group’s consolidated income statement as acquisition and administrative expenses, and loss and loss adjustment expenses (claims settlement expenses).

The actual return on plan assets amounted to €431 mn, €419 mn and losses of €256 mn during the years ended December 31, 2004, 2003 and 2002.

Assumptions

The assumptions for the actuarial computation of the projected benefit obligation, accumulated benefit obligation and the net periodic benefit cost depend on the circumstances in the particular country where the plan has been established.

The calculations are based on current actuarially calculated mortality estimates. Projected depending

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

on age and length of service have also been used, as well as internal Allianz Group retirement projections.

The weighted-average assumptions, for the Allianz Group’s pension plans, used to determine projected and accumulated benefit obligation:

Years ended 12/31	2004	2003
	%	%
Discount rate	4.9	5.5
Rate of compensation increase	2.7	2.8
Rate of pension increase	1.6	1.9

The weighted-average assumptions used to determine net periodic benefit cost:

Years ended 12/31	2004	2003
	%	%
Discount rate	5.5	5.7
Expected long-term return on plan assets	6.4	6.6
Rate of compensation increase	2.8	2.9
Rate of pension increase	1.9	1.8

The weighted expected long-term return on plan assets for the year 2004 was derived from the following target allocation and expected long-term rate of return for each asset category:

Asset category	Target allocation	Weighted expected long-term rate of return
	%	%
Equity securities	29.5	8.6
Debt securities	66.1	5.4
Real estate	4.2	6.5
Other	0.2	0.5

Total	100.0	6.4

The determination of the expected long-term rate of return for the individual asset categories is based on capital market surveys.

Plan assets

The pension plan’s weighted-average asset allocations by asset category are as follows for the years ended December 31:

Asset category	2004	2003
	%	%
Equity securities	26.2	23.8
Debt securities	69.7	70.9
Real estate	2.6	2.9
Other	1.5	2.4

Total	100.0	100.0

Plan assets do not include equity securities issued by the Allianz Group or real estate used by the Allianz Group.

The Allianz Group plans to gradually increase its actual equity securities allocation to be more in line with its target equity securities allocation by decreasing its holdings in debt securities.

Contributions

The Allianz Group expects to contribute €140 mn to its pension plans during the year ended December 31, 2005.

Estimated future benefit payments

The following estimated future benefit payments are based on the same assumptions used to measure the Allianz Group’s projected and accumulated benefit obligations at December 31, 2004, and reflect expected future service, as appropriate.

€ mn
2005	570
2006	587
2007	619
2008	651
2009	702
Years 2010–2014	3,708

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

Defined contribution plans

Defined contribution pension plans are funded through independent pension funds or similar organizations. Contributions fixed in advance (e.g., based on salary) are paid to these institutions and the beneficiary’s right to benefits exists against the pension fund. The employer has no obligation beyond payment of the contributions (premiums). The main pension fund is the Versicherungsverein des Bankgewerbes a.G., Berlin, which covers most of the banking employees in Germany.

Amounts expensed by the Allianz Group for defined contribution pension plans were €110 mn for the year ended December 31, 2004 (2003: €105 mn; 2002: €123 mn).

Miscellaneous accrued liabilities

Miscellaneous accrued liabilities primarily include provisions for restructuring of €739 mn (2003: €845 mn), reserves for the lending business of €371 mn (2003: €549 mn), reserves for employee expenses amounting to €3,451 mn (2003: €2,735 mn), loss reserves from the non-insurance business amounting to €243 mn (2003: €319 mn), reserves for litigation amounting to €155 mn (2003: €142 mn), and commission reserves for agents amounting to €333 mn (2003: €198 mn).

Reserves for restructuring

As of December 31, 2004, the Allianz Group has provisions for restructuring for a number of restructuring programs in various segments. With the exception of those provisions for restructuring related to Dresdner Bank AG, none of the individual restructuring programs is significant. These provisions for restructuring primarily include personnel costs, which result from severance payments for employee terminations, and contract termination costs, include those relating to the termination of lease contracts, that will arise in connection with the implementation of the respective initiatives. Restructuring charges are shown separately in the Allianz Group’s consolidated income statement in other expenses.

Changes in the provisions for restructuring for the years ended December 31, were:

	2004	2003	2002
	€ mn	€ mn	€ mn
Provisions as of 1/1	845	404	478
New provisions	189	398	199
Additions to existing provisions	144	330	89
Release of provisions recognized in previous years	(73)	(54)	(87)
Release of provisions via payments	(282)	(212)	(234)
Changes in consolidation	(55)	(7)	(18)
Translation differences	(6)	(14)	(23)
Other	(23)	—	—

Provisions as of 12/31	739	845	404

Changes in the provisions for restructuring for Dresdner Bank AG for the year ended December 31, 2004:

	2004	2003	2002
	€ mn	€ mn	€ mn
Provisions as of 1/1	815	365	419
New provisions	132	389	127
Additions to existing provisions	143	324	89
Release of provisions recognized in previous years	(62)	(47)	(87)
Release of provisions via payments	(274)	(196)	(142)
Changes in consolidation	(55)	(7)	(18)
Translation differences	(6)	(13)	(23)
Other	(23)	—	—

Provisions as of 12/31	670	815	365

Dresdner Bank AG supplemented its existing restructuring programs introduced since 2000 with new initiatives affecting major parts of its banking operations. For these combined initiatives, Dresdner

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

Bank AG has announced plans to eliminate an aggregate of approximately 16,800 positions. As of December 31, 2004, an aggregate of approximately 13,710 positions had been eliminated under these initiatives.

During the year ended December 31, 2004, Dresdner Bank AG recorded restructuring charges for all restructuring programs of €290 mn. This amount includes new provisions, additions to existing provisions, releases of provisions recognized in previous years, and restructuring charges as reflected in the consolidated income statement. A summary of the restructuring charges related to Dresdner Bank AG that are reflected in the Allianz Group’s consolidated income statement for the year ended December 31, 2004, by restructuring program is as follows:

	2004 Measures	New Dresdner		Turnaround 2003	Other Programs	Total
	€ mn	€ mn		€ mn	€ mn	€ mn
Provisions:
New provisions	132	—		—	—	132
Additions to existing provisions	—	97		22	24	143
Release of provisions recognized in previous years	—	(44)		(11)	(7)	(62)
Restructuring charges directly reflected in the income statement	7	58		8	4	77

Total restructuring charges during the year ended December 31, 2004	139	111	(1)	19	21	290

Total restructuring charges incurred to date	139	582	(2)	561	699	1,981

Total restructuring charges expected to be incurred	4	13		—	4	21

(1)	Includes €15 mn primarily related to outsourcing domestic retail securities processing (and custody) and payment processing activities, as well as impairment charges related to information technology systems necessitated by the revised business model.
(2)	Includes €106 mn primarily related to outsourcing domestic retail securities processing (and custody) and payment processing activities, as well as impairment charges related to information technology systems necessitated by the revised business model.

A summary of the existing provisions for restructuring related to Dresdner Bank AG is as follows:

2004 Measures

During the year ended December 31, 2004, Dresdner Bank AG recorded restructuring charges of €139 mn for further restructuring initiatives that were announced in addition to the ‘New Dresdner’ program. Through these 2004 Measures, Dresdner Bank AG plans to eliminate 1,100 positions mainly within the Personal Banking and Dresdner Kleinwort Wasserstein divisions, as well as within Dresdner Bank Lateinamerika, which is part of the IRU division. Approximately 40 employees had been terminated pursuant to the 2004 Measures as of December 31, 2004.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

A summary of the changes in the provision for restructuring for the Measures 2004 during the year ended December 31, 2004 is:

	Personnel Costs	Contract Termination Costs	Other	Total
	€ mn	€ mn	€ mn	€ mn
Provisions as of January 1	—	—	—	—
Provisions:
New provisions	123	4	5	132
Additions to existing provisions	—	—	—	—
Release of provisions recognized in previous years	—	—	—	—
Release of provisions via payments	—	—	—	—
Changes in consolidation	—	—	—	—
Translation differences	—	—	—	—
Other	—	—	—	—

Provisions as of December 31	123	4	5	132

Total restructuring charges incurred to date				139

Total restructuring charges expected to be incurred				4

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

New Dresdner

In August 2003, Dresdner Bank AG announced the “New Dresdner” program as part of its cost-cutting initiatives to eliminate approximately 4,700 positions in the banking operations by the end of 2005. This initiative focuses on the back-office areas and the support functions, which will primarily affect Dresdner Bank’s head office within Dresdner Bank AG and its subsidiaries. Approximately 2,740 employees (2003: 290 employees) had been terminated and approximately 900 additional employees had contractually agreed to leave Dresdner Bank pursuant to the New Dresdner program as of December 31, 2004.

In February 2003, as part of our efforts to focus on the Allianz and Dresdner Bank brands, we announced a plan to integrate the activities of Dresdner Bank’s direct banking subsidiary Advance Bank into the Allianz Group in 2003. This initiative involves the elimination by mid 2004 of approximately 400 positions, which were also included within the 4,700 positions of the New Dresdner program. All 400 positions had been eliminated as of December 31, 2004.

A summary of the changes in the provision for restructuring for the “New Dresdner” program during the year ended December 31, 2004 is:

	Personnel Costs	Contract Termination Costs	Other	Total
	€ mn	€ mn	€ mn	€ mn
Provisions as of January 1	347	39	3	389
Provisions:
New provisions	—	—	—	—
Additions to existing provisions	93	3	1	97
Release of provisions recognized in previous years	(29)	(14)	(1)	(44)
Release of provisions via payments	(70)	(11)	(2)	(83)
Changes in consolidation	(33)	—	—	(33)
Translation differences	(1)	—	—	(1)
Other	(12)	—	—	(12)

Provisions as of December 31	295	17	1	313

Total restructuring costs incurred to date				582

Total restructuring costs expected to be incurred				13

Turnaround 2003

In September 2002, Dresdner Bank established the Turnaround 2003 program relating to cost-cutting efforts and strategic restructuring. The initiatives involve the elimination of approximately 3,000 positions at Dresdner Bank, including approximately 2,100 positions in the former Corporates & Markets division, 300 positions in the former Private and Business Clients division and 600 positions in the Corporate Other division. The implementation of Turnaround 2003 will be completed in 2005. Approximately 2,950 employees (2003: 2,100 employees) had been terminated pursuant to Turnaround 2003 as of December 31, 2004.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

A summary of the changes in the provision for restructuring for the Turnaround 2003 program during the year ended December 31, 2004 is as follows:

	Personnel Costs	Contract Termination Costs	Other	Total
	€ mn	€ mn	€ mn	€ mn
Provisions as of January 1	203	3	93	299
Provisions:
New provisions	—	—	—	—
Additions to existing provisions	12	—	10	22
Release of provisions recognized in previous years	(6)	—	(5)	(11)
Release of provisions via payments	(92)	(2)	(21)	(115)
Changes in consolidation	(20)	—	—	(20)
Translation differences	—	—	(5)	(5)
Other	(8)	—	—	(8)

Provisions as of December 31	89	1	72	162

Total restructuring charges incurred to date				561

Total restructuring charges expected to be incurred				—

Other Programs

In February 2003, as part of the continued reorganization of its business structure to focus on core operating divisions, Dresdner Bank publicly announced the closure of its wholly owned subsidiary Lombardkasse AG (or “Lombardkasse”), a broker-dealer specializing in securities custody and clearing transactions. The closure involved the termination of approximately 80 employees. All 80 positions had been eliminated as of December 31, 2003.

In April 2002, as part of our ongoing cost-cutting measures, Dresdner Bank announced the elimination of an additional approximately 200 positions in our former Corporates & Markets division. All 200 of these positions had been eliminated as of December 31, 2002.

In September 2001, Allianz Group announced further restructuring plans relating primarily to subsidiaries of Dresdner Bank AG. The plans involved an aggregate reduction of approximately 1,300 positions throughout the banking operations. Of the 1,300 positions to be eliminated under these plans, approximately 1,280 positions (2003: 1,120 positions) had been eliminated as of December 31, 2004. Also in 2001, Dresdner Bank announced the reorganization of the investment banking division, which was combined with its European corporate banking activities into a single new division. The program led to the elimination of approximately 1,500 positions, primarily in front and back office support functions and was completed at December 31, 2002.

In connection with the acquisition of Dresdner Bank, several restructuring plans established by Dresdner Bank prior to its acquisition by Allianz AG had also been included in the consolidated financial statements of the Allianz Group. These include restructuring plans established by Dresdner Bank in May 2000 related to the reorganization of the German branch network and to other back-office activities in Germany, as well as a restructuring initiative related to its non-European business, primarily concerning the reduction of commercial lending activities outside of Europe. These plans involved an aggregated reduction of approximately 5,000 positions and were completed by December 31, 2004.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Shareholders’ Equity and Liabilities

A summary of the changes in the provision for restructuring for the Other Programs during the year ended December 31, 2004 is:

	Personnel Costs	Contract Termination Costs	Other	Total
	€ mn	€ mn	€ mn	€ mn
Provisions as of January 1	81	37	9	127
Provisions:
New provisions	—	—	—	—
Additions to existing provisions	21	3	—	24
Release of provisions recognized in previous years	(5)	(1)	(1)	(7)
Release of provisions via payments	(61)	(12)	(3)	(76)
Changes in consolidation	(2)	—	—	(2)
Translation differences	—	—	—	—
Other	(3)	—	—	(3)

Provisions as of December 31	31	27	5	63

Total restructuring charges incurred to date				699

Total restructuring charges expected to be incurred				4

22    Other liabilities

	12/31/2004	12/31/2003
	€ mn	€ mn
Funds held under reinsurance business ceded	8,706	8,608
Accounts payable on direct insurance business	8,199	7,813
Accounts payable on reinsurance business	1,694	1,878
Other liabilities	12,672	13,022

Total	31,271	31,321

Accounts payable on direct insurance business and accounts payable on reinsurance are due within one year. Of the remaining other liabilities, €10,389 mn (2003: €8,334 mn) are due within one year, and €2,283 mn (2003: €4,688 mn) are due after more than one year.

Other liabilities primarily include liabilities arising from tax charges on income totaling €1,163 mn (2003: €1,601 mn), interest and rental liabilities amounting to €471 mn (2003: €472 mn), social security liabilities of €241 mn (2003: €197 mn), derivative financial instruments used for hedging purposes that meet the criteria for hedge accounting of €1,254 mn (2003: €933 mn), and unprocessed sales totaling €473 mn (2003: €577 mn). Of the tax liabilities €619 mn (2003: €979 mn) are attributable to taxes on income.

23    Deferred income

This item includes miscellaneous deferred income positions amounting to €2,039 mn (2003: €2,433 mn), which is primarily comprised of accrued interest of €1,737 mn (2003: €1,681 mn).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

24    Premiums earned (net)

	Property-Casualty			Life/Health			Total
Years ended 12/31	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)	Group(1)
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
2004
Premiums written
Direct	40,460	—	40,460	20,246	—	20,246	60,706
Assumed	3,320	(794)	2,526	470	(11)	459	2,985

Subtotal	43,780	(794)	42,986	20,716	(11)	20,705	63,691
Ceded	(5,331)	11	(5,320)	(2,045)	794	(1,251)	(6,571)

Net	38,449	(783)	37,666	18,671	783	19,454	57,120

Premiums earned
Direct	40,156	—	40,156	20,174	—	20,174	60,330
Assumed	3,335	(799)	2,536	470	(13)	457	2,993

Subtotal	43,491	(799)	42,692	20,644	(13)	20,631	63,323
Ceded	(5,298)	13	(5,285)	(2,048)	799	(1,249)	(6,534)

Net	38,193	(786)	37,407	18,596	786	19,382	56,789

2003
Premiums written
Direct	40,675	—	40,675	20,002	—	20,002	60,677
Assumed	2,745	(711)	2,034	687	(11)	676	2,710

Subtotal	43,420	(711)	42,709	20,689	(11)	20,678	63,387
Ceded	(5,415)	11	(5,404)	(1,951)	711	(1,240)	(6,644)

Net	38,005	(700)	37,305	18,738	700	19,438	56,743

Premiums earned
Direct	40,111	—	40,111	19,967	1	19,968	60,079
Assumed	2,705	(712)	1,993	687	(11)	676	2,669

Subtotal	42,816	(712)	42,104	20,654	(10)	20,644	62,748
Ceded	(5,539)	11	(5,528)	(1,953)	711	(1,242)	(6,770)

Net	37,277	(701)	36,576	18,701	701	19,402	55,978

(1)	After eliminating intra-Allianz Group transactions between segments.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

	Property-Casualty			Life/Health			Total
Years ended 12/31	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)	Group(1)
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
2002
Premiums written
Direct	40,410	37	40,447	19,998	(37)	19,961	60,408
Assumed	2,883	(788)	2,095	666	(16)	650	2,745

Subtotal	43,293	(751)	42,542	20,664	(53)	20,611	63,153
Ceded	(6,165)	15	(6,150)	(1,996)	789	(1,207)	(7,357)

Net	37,128	(736)	36,392	18,668	736	19,404	55,796

Premiums earned
Direct	39,786	37	39,823	19,998	(37)	19,961	59,784
Assumed	2,907	(788)	2,119	666	(16)	650	2,769

Subtotal	42,693	(751)	41,942	20,664	(53)	20,611	62,553
Ceded	(6,235)	16	(6,219)	(1,989)	788	(1,201)	(7,420)

Net	36,458	(735)	35,723	18,675	735	19,410	55,133

(1)	After eliminating intra-Allianz Group transactions between segments.

25    Interest and similar income

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Securities held-to-maturity	269	329	384
Securities available-for-sale	9,010	9,288	10,988
Real estate used by third parties	974	986	1,141
Lending, money market transactions and loans	9,954	11,064	13,817
Leasing agreements	42	80	141
Other interest-bearing instruments	707	763	1,739

Total	20,956	22,510	28,210

Interest and similar income includes dividend income of €1,310 mn (2003: €1,336 mn; 2002: €1,639 mn).

Net interest margin from the banking business(1)

Years ended 12/31	2004			2003			2002
	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Interest and similar income	6,471	(30)	6,441	8,047	(46)	8,001	13,336	(37)	13,299
Interest expense	(4,179)	60	(4,119)	(5,284)	59	(5,225)	(9,509)	217	(9,292)

Net interest margin	2,292	30	2,322	2,763	13	2,776	3,827	180	4,007
Less loan loss provisions	(344)	—	(344)	(1,014)	—	(1,014)	(2,222)	—	(2,222)

Net interest margin after loan loss provisions	1,948	30	1,978	1,749	13	1,762	1,605	180	1,785

(1)	After eliminating intra-Allianz Group transactions between segments.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

26    Income from investments in associated enterprises and joint ventures (net)

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Income
Current income	251	(28)	559
Reversal of impairments	9	5	3
Realized gains from investments in associated enterprises and joint ventures	856	4,013	4,419

Subtotal	1,116	3,990	4,981

Expenses
Impairments	(59)	(237)	—
Realized losses on investments in associated enterprises and joint ventures	(271)	(727)	(708)
Miscellaneous expenses	(9)	(12)	(14)

Subtotal	(339)	(976)	(722)

Total	777	3,014	4,259

In 2004, €749 mn (2003: €3,007 mn; 2002: €4,252 mn) of the income (net) from investments in associated enterprises and joint ventures is attributable to associated enterprises. During 2002, €1,317 mn relates to a series of transactions relating to ordinary shares of Munich Re.

In April 2001, the Allianz Group, Dresdner Bank (an Allianz Group subsidiary as of July 2001), a Dresdner Bank subsidiary and others entered into a series of transactions whereby Allianz Group provided Munich Re shares to be delivered to ERGO Versicherungsgruppe AG (Ergo) shareholders in connection with Munich Re’s acquisition of the minority interest of Ergo pursuant to the public cash and share offers described below. The purpose of this transaction, including all individual agreement components, was to allow Munich Re to acquire Ergo in July 2001 and at the same time achieve the previously agreed reduction in cross-shareholdings between the Allianz Group and Munich Re. Additionally, the transaction structure was designed to come within recently enacted changes in German tax law which took effect as of January 1, 2002, and under which capital gains on the disposal of equity interests were treated as tax-free.

The framework agreement for this transaction (the “Ergo Framework Agreement”) was executed by the Allianz Group and all other parties on April 19, 2001, establishing the basic terms of: (i) a public cash tender offer for shares of Ergo; (ii) parallel share offer by Munich Re for shares of Ergo; (iii) a series of share lending agreements between DME Umtauschgesellschaft (DME) and Dresdner Bank, a Dresdner Bank subsidiary and a third-party entity (the “Lending Agreement”); and (iv) a forward sale agreement between DME and the Allianz Group, pursuant to which DME acquired Munich Re shares to use, in part, in repayment of the shares under the Lending Agreement (the “Forward Sale Agreement”).

In accordance with the Ergo Framework Agreement, the Allianz Group delivered 7,065,563 Munich Re shares (an approximate 4% interest of Munich Re) to DME in July 2001, which were then delivered to Ergo shareholders. In January 2002, DME acquired 11,213,035 Munich Re shares (an approximate 6.3% interest in Munich Re) from the Allianz Group via the Forward Sale Agreement. Of the 11,213,035 shares delivered by the Allianz Group under the Forward Sale Agreement in January 2002, 7,065,563 shares were immediately used by DME, as required by the Ergo Framework Agreement, to satisfy its return obligation to the Allianz Group under the Lending Agreement.

As a result of this transaction, the Allianz Group transferred all risks, rewards and control of the 7,065,563 Munich Re shares delivered under the Lending Agreement in July 2001, in exchange for an amount due from DME based on the fixed price of the Forward Sale Agreement. All risks, rewards and control of the additional 4,147,472 Munich Re shares, included in the delivery of 11,213,035 Munich Re shares, were transferred by the Allianz Group in January of 2002, also in exchange for an amount based on the fixed price of the Forward Sale Agreement.

Based on the specific facts and circumstances of this transaction, under both IFRS and US GAAP, the

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

Allianz Group recorded a sale of the 7,065,563 shares delivered under the Lending Agreement in July 2001 resulting in: (i) derecognition of the 7,065,563 shares of Munich Re; and (ii) recording a 2001 capital gain of €866 mn, before tax and minority interest. The delivery of the 11,213,135 Munich Re shares under the Forward Sale Agreement in January 2002 was recorded as an inter-Allianz Group transfer of 7,065,563 Munich Re shares and a sale of the remaining 4,147,472 Munich Re shares resulting in: (i) derecognition of the 4,147,472 shares of Munich Re; and (ii) recording a 2002 capital gain of €1,317 mn.

27    Other income from investments

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Realized gains on investments
Securities held-to-maturity	—	—	2
Securities available-for-sale	4,688	9,914	8,448
Real estate used by third parties	361	494	670
Other investments	—	12	10

Subtotal	5,049	10,420	9,130
Reversals of impairments on investments
Securities held-to-maturity	—	3	2
Securities available-for-sale	73	65	261
Real estate used by third parties	57	2	14
Other investments	—	—	6

Subtotal	130	70	283

Total	5,179	10,490	9,413

28    Income from financial assets and liabilities carried at fair value through income (net)

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Income from financial assets and liabilities held for trading:
Banking segment(1)	1,502	1,485	1,081
Property-Casualty and Life/Health segments(1)	63	(1,273)	424
Asset management segment(1)	15	30	2

Subtotal	1,580	242	1,507
Income from other financial assets and liabilities carried at fair value through income	78	277	—

Total	1,658	519	1,507

(1)	After eliminating intra-Allianz Group transactions between segments.

Income from financial assets and liabilities held for trading of the banking segment

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Trading in interest products	771	664	738
Trading in equity products	219	146	(49)
Foreign exchange/precious metals trading	149	358	301
Other trading activities(2)	363	317	91

Total	1,502	1,485	1,081

(1)	After eliminating intra-Allianz Group transactions between segments.
(2)	Other trading activities of the banking segment includes expenses from the application of IAS 39 for the year ending December 31, 2004 totaling €340 mn (2003: €161 mn).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

Income from financial assets and liabilities held for trading of the property-casualty and life/health insurance segments is comprised of expenses amounting to €286 mn (2003: expense of €1,374 mn; 2002: income of €612 mn) from derivative financial instruments used by Allianz Group insurance companies for which hedge accounting is not applied under IAS 39 and other trading income of €349 mn (2003: €101 mn; 2002: expenses of €188 mn).

During the year ended December 31, 2003, equity exposure was substantially reduced through the use of derivatives and direct sales. Futures and put options on indexes were used for hedging purposes that did not meet the criteria for hedge accounting. The change in the fair value of the derivatives of this macro hedge are recognized as income from financial assets and liabilities held for trading in the Allianz Group’s consolidated income statement, while the corresponding changes in the fair value of the underlying equities were directly recognized in the Allianz Group’s consolidated shareholders’ equity. The changes in the fair value of the respective underlying equities were recognized in the Allianz Group’s consolidated income statement only at the time of their realization in the capital market. The use of derivatives for macro hedges that did not meet the criteria for hedge accounting resulted in a loss of €1,351 mn for year ending December 31, 2003.

During the years ended December 31, 2004, 2003 and 2002, gains on derivative financial instruments embedded in exchangeable bonds issued amounted to €6 mn, €2 mn and €387 mn. Also included in income from financial assets and liabilities held for trading are losses totaling €292 mn (2003: €25 mn loss; 2002: €225 mn gain) arising from the use of other derivative financial instruments by Allianz Group insurance companies.

29    Fee and commission income, and income from service activities

Of total fee and commission income, and income from service activities of €6,823 mn for the year ending December 31, 2004 (2003: €6,060 mn; 2002: €6,102 mn), €2,804 mn (2003: €2,705 mn; 2002: €2,784 mn) is attributable to the Allianz Group’s banking operations and €3,015 mn in 2004 (2003: €2,815 mn; 2002: €2,816 mn) is attributable to the Allianz Group’s asset management operations.(1)

Net fee and commission income from the Allianz Group’s banking operations(1)

Years ended 12/31	2004			2003			2002
	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Fee and commission income	3,085	(281)	2,804	2,956	(251)	2,705	2,925	(141)	2,784
Fee and commission expenses	(492)	27	(465)	(506)	43	(463)	(267)	22	(245)

Net fee and commission income	2,593	(254)	2,339	2,450	(208)	2,242	2,658	(119)	2,539

Net fee and commission income from the Allianz Group’s banking operations, by type of business, is comprised of the following(1):

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Securities business	951	1,027	812
Payment transactions	375	372	368
Mergers and acquisitions advisory	155	110	237
Underwriting business (new issues)	95	104	103
Foreign commercial business	63	64	66
Other	700	565	953

Net fee and commission income	2,339	2,242	2,539

Net fee and commission income from the Allianz Group’s asset management operations(1)

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Fee and commission income	3,015	2,815	2,816
Fee and commission expenses	(614)	(520)	(465)

Net fee and commission income	2,401	2,295	2,351

(1)	After eliminating intra-Allianz Group transactions between segments.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

Net fee and commission income from the Allianz Group’s asset management(1) operations, by type of business, is comprised of the following:

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Management fees	1,256	1,128	1,264
Advisory fees	1,139	1,073	1,091
Other	6	94	(4)

Net fee and commission income	2,401	2,295	2,351

(1)	After eliminating intra-Allianz Group transactions between segments.

30    Other income

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Foreign currency transaction gains	481	1,010	664
Fees	540	729	647
Release of miscellaneous accrued liabilities	202	433	414
Income from reinsurance business	214	254	190
Gains from the disposal of real estate used for own activities and equipment	199	29	115
Income from other assets	199	73	86
Other	698	1,275	915

Total	2,533	3,803	3,031

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

31    Insurance and investment contract benefits (net)

PROPERTY-CASUALTY(1)

Years ended 12/31	2004			2003			2002
	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
GROSS
Claims
Claims paid	27,321	(668)	26,653	29,718	(670)	29,048	30,730	(675)	30,055
Change in loss reserves	722	(6)	716	(423)	(6)	(429)	2,722	(63)	2,659

Subtotal	28,043	(674)	27,369	29,295	(676)	28,619	33,452	(738)	32,714
Change in other reserves
Aggregate policy reserves	436	(169)	267	292	(53)	239	404	(130)	274
Other	52	(3)	49	76	(1)	75	(84)	—	(84)

Subtotal	488	(172)	316	368	(54)	314	320	(130)	190
Expenses for premium refunds	576	(1)	575	198	(1)	197	37	(3)	34

Total	29,107	(847)	28,260	29,861	(731)	29,130	33,809	(871)	32,938

CEDED REINSURANCE
Claims
Claims paid	(3,467)	6	(3,461)	(4,038)	5	(4,033)	(5,277)	7	(5,270)
Change in loss reserves	1,291	(2)	1,289	1,402	3	1,405	327	5	332

Subtotal	(2,176)	4	(2,172)	(2,636)	8	(2,628)	(4,950)	12	(4,938)
Change in other reserves
Aggregate policy reserves	(17)	—	(17)	(38)	—	(38)	(1)	—	(1)
Other	(1)	—	(1)	(4)	—	(4)	9	—	9

Subtotal	(18)	—	(18)	(42)	—	(42)	8	—	8
Expenses for premium refunds	(42)	—	(42)	(3)	—	(3)	(27)	—	(27)

Total	(2,236)	4	(2,232)	(2,681)	8	(2,673)	(4,969)	12	(4,957)

NET
Claims
Claims paid	23,854	(662)	23,192	25,680	(665)	25,015	25,453	(668)	24,785
Change in loss reserves	2,013	(8)	2,005	979	(3)	976	3,049	(58)	2,991

Subtotal	25,867	(670)	25,197	26,659	(668)	25,991	28,502	(726)	27,776
Change in other reserves
Aggregate policy reserves	419	(169)	250	254	(53)	201	403	(130)	273
Other	51	(3)	48	72	(1)	71	(75)	—	(75)

Subtotal	470	(172)	298	326	(54)	272	328	(130)	198
Expenses for premium refunds	534	(1)	533	195	(1)	194	10	(3)	7

Total	26,871	(843)	26,028	27,180	(723)	26,457	28,840	(859)	27,981

(1)	After eliminating intra-Allianz Group transactions between segments.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

LIFE/HEALTH(1)

Years ended 12/31	2004			2003			2002
	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)	Segment	Consolidation adjustments	Group(1)
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
GROSS
Benefits paid	18,424	(6)	18,418	18,358	(5)	18,353	16,723	(34)	16,689
Change in reserves
Aggregate policy reserves	4,224	—	4,224	5,219	—	5,219	5,805	—	5,805
Other	144	2	146	379	(3)	376	459	(6)	453

Subtotal	22,792	(4)	22,788	23,956	(8)	23,948	22,987	(40)	22,947
Expenses for premium refunds	4,524	(6)	4,518	3,170	(146)	3,024	(991)	(28)	(1,019)

Total	27,316	(10)	27,306	27,126	(154)	26,972	21,996	(68)	21,928

CEDED REINSURANCE
Benefits paid	(1,701)	668	(1,033)	(1,938)	670	(1,268)	(1,850)	702	(1,148)
Change in reserves
Aggregate policy reserves	(219)	169	(50)	86	54	140	15	130	145
Other	8	9	17	(51)	6	(45)	(268)	63	(205)

Subtotal	(1,912)	846	(1,066)	(1,903)	730	(1,173)	(2,103)	895	(1,208)
Expenses for premium refunds	(14)	1	(13)	(17)	1	(16)	(21)	3	(18)

Total	(1,926)	847	(1,079)	(1,920)	731	(1,189)	(2,124)	898	(1,226)

NET
Benefits paid	16,723	662	17,385	16,420	665	17,085	14,873	668	15,541
Change in reserves
Aggregate policy reserves	4,005	169	4,174	5,305	54	5,359	5,820	130	5,950
Other	152	11	163	328	3	331	191	57	248

Subtotal	20,880	842	21,722	22,053	722	22,775	20,884	855	21,739
Expenses for premium refunds	4,510	(5)	4,505	3,153	(145)	3,008	(1,012)	(25)	(1,037)

Total	25,390	837	26,227	25,206	577	25,783	19,872	830	20,702

(1)	After eliminating intra-Allianz Group transactions between segments.

32    Interest and similar expenses

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Deposits	2,085	2,859	3,533
Certificated liabilities	1,385	1,764	4,480

Subtotal	3,470	4,623	8,013
Other interest expenses	2,233	2,248	2,928

Total	5,703	6,871	10,941

The interest expense for certificated liabilities includes €269 mn (2003: €288 mn; 2002: €363 mn) and €155 mn (2003: €171 mn; 2002: €80 mn) for Allianz Finance B.V. and Allianz Finance II B.V., respectively.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

33    Other expenses from investments

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Realized losses from investments
Securities held-to-maturity	1	3	4
Securities available-for-sale	890	2,898	6,193
Real estate used by third parties	52	102	131
Other investment securities	—	2	6

Subtotal	943	3,005	6,334

Impairments from investments
Securities held-to-maturity	4	10	31
Securities available-for-sale	814	4,136	11,432
Real estate used by third parties	653	30	104
Other investment securities	—	4	11

Subtotal	1,471	4,180	11,578
Depreciation on real estate used by third parties	258	267	229

Total	2,672	7,452	18,141

34    Loan loss provisions

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Additions to allowances including direct impairments	1,439	2,200	3,128
Amounts released	(973)	(1,103)	(817)
Recoveries on loans previously impaired	(112)	(70)	(70)

Loan loss provisions	354	1,027	2,241

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

35    Acquisition costs and administrative expenses

Acquisition costs and administrative expenses are comprised of the following:

Years ended 12/31	2004			2003			2002
	Segment	Consolidation adjustments	Group1)	Segment	Consolidation adjustments	Group1)	Segment	Consolidation adjustments	Group1)
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
PROPERTY–CASUALTY1)
Acquisition costs
Payments	6,813	—	6,813	6,676	—	6,676	6,974	4	6,978
Less commissions and profit received on reinsurance business ceded	(864)	3	(861)	(920)	2	(918)	(1,004)	3	(1,001)
Change in deferred acquisition costs	(168)	(31)	(199)	(247)	42	(205)	(197)	3	(194)

Total acquisition costs	5,781	(28)	5,753	5,509	44	5,553	5,773	10	5,783
Administrative expenses	3,849	(42)	3,807	4,002	(95)	3,907	4,218	(117)	4,101

Underwriting costs (net)	9,630	(70)	9,560	9,511	(51)	9,460	9,991	(107)	9,884
Expenses for management of investments	374	(27)	347	461	(28)	433	530	(20)	510
Expenses from service agreements	730	(6)	724	304	(6)	298	—	—	—

Total acquisition costs and administrative expenses	10,734	(103)	10,631	10,276	(85)	10,191	10,521	(127)	10,394

LIFE/HEALTH1)
Acquisition costs
Payments	4,413	—	4,413	3,900	—	3,900	3,978	(3)	3,975
Less commissions and profit received on reinsurance business ceded	(241)	73	(168)	(247)	52	(195)	(295)	116	(179)
Change in deferred acquisition costs	(1,537)	—	(1,537)	(1,768)	—	(1,768)	(1,437)	(1)	(1,438)

Total acquisition costs	2,635	73	2,708	1,885	52	1,937	2,246	112	2,358
Administrative expenses	1,270	(3)	1,267	1,307	(2)	1,305	1,364	(6)	1,358

Underwriting costs (net)	3,905	70	3,975	3,192	50	3,242	3,610	106	3,716
Expenses for management of investments	494	(125)	369	521	(107)	414	653	(100)	553
Expenses from service agreements	134	(63)	71	225	(49)	176	—	—	—

Total acquisition costs and administrative expenses	4,533	(118)	4,415	3,938	(106)	3,832	4,263	6	4,269

BANKING1)
Personnel expenses	3,325	—	3,325	3,637	(1)	3,636	4,335	—	4,335
Operating expenses	2,191	(57)	2,134	2,449	(33)	2,416	2,979	3	2,982
Fee and commission expenses	492	(27)	465	506	(43)	463	267	(22)	245

Total acquisition costs and administrative expenses	6,008	(84)	5,924	6,592	(77)	6,515	7,581	(19)	7,562

ASSET MANAGEMENT1)
Personnel expenses	1,459	—	1,459	1,495	—	1,495	1,455	—	1,445
Operating expenses	353	(16)	337	381	(17)	364	491	(16)	475
Fee and commission expenses	918	(304)	614	756	(236)	520	645	(180)	465

Total acquisition costs and administrative expenses	2,730	(320)	2,410	2,632	(253)	2,379	2,591	(196)	2,395

1)	After eliminating intra–Allianz Group transactions between segments.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

Acquisition costs and administrative expenses in insurance business include the personnel and operating expenses of the insurance business allocated to the functional areas acquisition of insurance policies, administration of insurance policies and management of investments. Other personnel and operating expenses are reported under insurance benefits (claims settlement expenses) and other expenses.

All personnel and operating expenses in banking business are reported under acquisition costs and administrative expenses.

36    Other expenses

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Overhead expenses	1,027	1,129	1,279
Restructuring charges	347	942	261
Foreign currency transaction losses	336	676	624
Expense of transferring or increasing miscellaneous or accrued liabilities	390	671	648
Expenses for service activities	—	53	525
Fees	219	388	286
Expenses resulting from reinsurance business	33	38	251
Amortization and impairments of intangible assets	141	261	308
Direct charge to policy reserve	95	171	256
Amortization of capitalized loyalty bonuses to senior management of PIMCO Group	125	137	155
Fire protection tax	113	118	104
Interest on accumulated policyholder dividends	103	108	110
Expenses for assistance to victims under joint and several liability and road casualties	101	97	117
Other	1,061	1,799	934

Total	4,091	6,588	5,858

37    Taxes

The Allianz Group’s earnings from ordinary activites before income taxes and minority interests is composed of the following:

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Germany	1,157	1,433	(3,048)
Other countries	3,886	2,378	(1,017)

Total	5,043	3,811	(4,065)

Taxes are comprised of the following for the years ended December 31:

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Current taxes
Germany	373	660	160
Other countries	930	850	684

Subtotal	1,303	1,510	844
Deferred taxes
Germany	32	(1,260)	(511)
Other countries	274	(56)	(1,480)

Subtotal	306	(1,316)	(1,991)

Total income taxes	1,609	194	(1,147)
Other taxes	53	55	74

Total	1,662	249	(1,073)

The 2004 current income tax expense included a charge of €17 mn (2003: charge of €531 mn) related to prior periods.

Of the deferred tax charge for the reporting year, income of €2 mn (2003: income of €141 mn) are attributable to the recognition of deferred taxes on temporary differences. The change of applicable tax rates due to changes in tax law produced deferred tax income of €34 mn (2003: €28 mn).

The tax rates used in the calculation of the Allianz Group deferred taxes are the applicable national rates, which in 2004 and 2003 ranged from 12.5% to 46.1%. Changes to tax rates already adopted on December 31, 2004, are taken into

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

account. For reasons of commensurability and because of the Allianz Group’s current tax loss situation in Germany, the Allianz Group refrained from applying the increased corporate tax rate of 26.5%, which was adopted as part of the Flood Victim Solidarity Act and concerns the year 2003 only.

Tax deferrals are recognized if a future reversal of the difference is expected. Deferred taxes on losses carried forward are recognized as an asset to the extent sufficient future taxable profits are available for realization. In 2004 a deferred tax charge of €129 mn (2003: €0 mn) was recognized due to a devaluation of deferred tax assets on tax losses carried forward. Due to the use of tax losses carried forward for which no deferred tax asset was recognized, the current income tax charge diminished by €193 mn (2003: €33 mn). The recognition of deferred tax assets on losses carried forward from earlier periods, for which no deferred taxes had yet been recognized or which had been devalued resulted in a deferred tax income of €87 mn (2003: income of €443 mn).

The non-recognition of deferred taxes on tax losses for the current fiscal year increased tax charges by €83 mn (2003: €254 mn). The above mentioned effects are shown in the reconciliation statement as “effects of tax losses”.

Unused tax losses carried forward at December 31, 2004 of €16,566 mn (2003: €17,633 mn) result in recognition of deferred tax assets to the extent there is sufficient certainty that the unused tax losses will be utilized. €11,097 mn (2003: €11,301 mn) of the tax losses carried forward can be utilized without time limitation.

Losses carried forward are scheduled according to their expiry periods as follows:

Years ending	€ mn
2005	135
2006	278
2007	222
2008	629
2009	308
2010	19
2011	47
2012	11
2013	6
2014	4
>10 years	3,810
Unrestricted	11,097

Total	16,566

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

The recognized income tax charge for 2004 is €131 mn (2003: lower than expected by €975 mn; 2002: expected income tax benefit is lower than expected by €122 mn) higher than the expected income tax charge. The following table shows the reconciliation of the expected income tax charge of the Allianz Group with the effectively recognized tax charge. The Allianz Group’s reconciliation is a summary of the individual company-related reconciliations, which are based on the respective country-specific tax rates after consolidation effects are taken into account.

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Expected income tax rate	29.3%	30.7%	(31.2)%

Expected income tax charge/(credit)	1,478	1,170	(1,268)
Municipal trade tax and similar taxes	227	(226)	(143)
Net tax exempt income	(426)	(1,746)	(918)
Amortization of goodwill	296	437	285
Effects of tax losses	(68)	(222)	801
Effects of German tax law changes	—	758	—
Other tax settlements	102	23	96

Effective income tax charge/(credit)	1,609	194	(1,147)

Effective tax rate (benefit)	31.9%	5.1%	(28.2)%

The tax rate for domestic Allianz Group companies applied in the reconciliation includes corporate tax and the solidarity surcharge and amounts to 26.38% (2003: 27.96%).

The effective tax rate is determined on the basis of the effective income tax charge, on earnings from ordinary activities (before income tax and before minority interests), net of other taxes.

The changes in German tax law passed in December 2003 have abolished the tax-exempt status of dividends and gains from the sale of interests in corporations for life and health insurance companies. In addition, the taxation regarding investment funds has been changed, partly with retroactive effect.

Due to the “moratorium” introduced by the “bill on the reduction of tax privileges”, the dividend distribution proposed for fiscal 2004 and 2003 does not lead to a reduction of corporate taxes for 2004 and 2003 (2002: reduction of €62 mn).

Deferred tax assets and liabilities are comprised of the following balance sheet headings:

	12/31/2004	12/31/2003
	€ mn	€ mn
Deferred tax assets
Intangible assets	308	127
Investments	1,673	1,911
Trading assets	186	415
Deferred acquisition costs	254	254
Tax losses carried forward	6,172	6,761
Other assets	1,637	1,542
Insurance reserves	3,128	2,866
Pensions and similar reserves	291	373
Other liabilities	1,325	1,498

Total deferred tax assets	14,974	15,747

Valuation allowance for deferred tax assets on tax losses carried forward	(835)	(1,008)

Net deferred tax assets	14,139	14,739

Deferred tax liabilities
Intangible assets	630	638
Investments	4,389	3,709
Trading assets	990	1,210
Deferred acquisition costs	2,622	2,375
Other assets	933	824
Insurance reserves	2,539	2,547
Pensions and similar reserves	72	28
Other liabilities	2,175	2,296

Total deferred tax liabilities	14,350	13,627

Net deferred tax (liability)/asset	(211)	1,112

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary Information on the Allianz Group’s Consolidated Income Statement

Deferred tax charge included in shareholders’ equity in 2004 amounted to €578 mn (2003: charge of €169 mn).

Management of the Allianz Group believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize its deferred tax assets.

Allianz Life of North America Company (ALONA) has been under audit by the Internal Revenue Service (IRS) for the years ended December 31, 1991 through 1997. During the fourth quarter of 2004, ALONA and the IRS agreed on a proposed settlement of all open issues for those years. The agreement must be approved by the Joint Committee on Taxation and would result in a tax refund. The approval and resulting refund are anticipated to be final in 2005 and is expected to be material to the Allianz Group’s consolidated financial statements.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

38    Supplementary information on insurance business

Investments(1)

	Property-Casualty		Life/Health		Total
	2004	2003	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Real estate
Used by third parties	3,535	3,388	5,613	6,016	9,148	9,404
Used by Allianz Group	2,593	1,868	1,140	1,042	3,733	2,910

Total real estate	6,128	5,256	6,753	7,058	12,881	12,314
Investments in associated enterprises and joint ventures	1,061	1,487	1,747	1,734	2,808	3,221
Loans	6,632	5,622	74,811	71,943	81,443	77,565
Other securities
Held-to-maturity	619	389	4,437	4,174	5,056	4,563
Available-for-sale	70,018	66,409	147,681	130,265	217,699	196,674
Trading assets	629	1,363	2,235	1,460	2,864	2,823

Total other securities	71,266	68,161	154,353	135,899	225,619	204,060
Other investments	7,513	10,578	2,572	2,078	10,085	12,656

Total	92,600	91,104	240,236	218,712	332,836	309,816

(1)	Presentation of investments is made in conformity with the European Union (EU) insurance accounting guideline and after eliminating intra-Allianz Group transactions between segments.

Investment income(1)

	Property-Casualty			Life/Health			Total
Years ended 12/31	2004	2003	2002	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Income from investments
Current income	3,850	3,669	4,035	10,715	10,755	10,884	14,565	14,424	14,919
Income from revaluations	322	265	885	671	999	470	993	1,264	1,355
Realized investment gains	3,033	8,626	6,863	3,128	6,109	5,791	6,161	14,735	12,654

Subtotal	7,205	12,560	11,783	14,514	17,862	17,145	21,719	30,423	28,928
Investment expenses
Amortization and impairments on investments	(1,154)	(2,143)	(4,229)	(835)	(2,816)	(6,503)	(1,989)	(4,959)	(10,732)
Realized investment losses	(809)	(2,835)	(1,620)	(886)	(3,449)	(5,092)	(1,695)	(6,284)	(6,712)
Investment management, interest charges and other investment expenses	(690)	(582)	(715)	(344)	(359)	(516)	(1,034)	(941)	(1,232)

Subtotal	(2,653)	(5,561)	(6,564)	(2,066)	(6,624)	(12,111)	(4,719)	(12,185)	(18,675)

Total	4,552	6,999	5,218	12,448	11,238	5,035	17,000	18,238	10,253

(1)	Presentation of investment income is made in conformity with the European Union (EU) insurance accounting guideline and after eliminating intra-Allianz Group transactions between segments.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

39    Supplementary information on banking business(1)

Subordinated assets

Assets are recorded as subordinated assets if, in the event of liquidation or bankruptcy, the related claim cannot be realized before the claims of other creditors are realized.

	2004	2003
	€ mn	€ mn
Loans and advances to banks	2	10
Loans and advances to customers	142	77
Trading assets
Other debt issuers	21	92
Equities and other non-fixed-income securities	4	6
Investment securities
Equities and other non-fixed-income securities	30	22
Other debt issuers	17	75

Subordinated Assets	216	282

(1)	After eliminating intra-Allianz Group transactions between segments.

Volume of foreign currency exposure from banking operations

The amounts reported constitute aggregate Euro equivalents of a wide variety of currencies outside the European Monetary Union (EMU). Any differences between assets and liabilities are a result of differing valuation principles. Loans and advances to banks, loans and advances to customers, liabilities to banks and liabilities to customers are reported at amortized cost, while all derivative transactions are accounted for at fair value.

Collateral pledged for own liabilities of banking operations

For the following liabilities and contingencies, assets having the values indicated below were pledged as collateral:

	12/31/2004	12/31/2003
	€ mn	€ mn
Liabilities to banks	102,843	108,925
Liabilities to customers	43,303	55,578
Contingent liabilities	—	7
Other commitments	1,719	431

Total collateralized liabilities	147,865	164,941

The following table presents the assets pledged as collateral for the above liabilities and contingencies:

	12/31/2004	12/31/2003
	€ mn	€ mn
Loans and advances to banks	6,599	37,943
Loans and advances to customers	6,380	22,681
Trading assets	134,340	104,123
Investment securities	546	187
Property and equipment	—	7

Total value of collateral pledged	147,865	164,941

	USD	GBP	Other	Total 2004	Total 2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Balance sheet items
Assets	113,447	38,247	30,210	181,904	158,496
Liabilities	113,120	39,686	33,722	186,528	168,103

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

Structure of residual terms for banking operations

The following presents loans and advances and liabilities in the Allianz Group’s banking operations according to their final maturity or call dates.

	Maturity at 12/31/2004
	Total	Up to 3 months	> 3 months to 1 year	> 1 year to 5 years	More than 5 years
	€ mn	€ mn	€ mn	€ mn	€ mn
Assets
Loans and advances to banks	117,449	83,178	30,462	3,576	233
Loans and advances to customers(1)	170,474	74,999	19,688	38,385	37,402

Total assets	287,923	158,177	50,150	41,961	37,635

Liabilities
Participation certificates and subordinated liabilities	7,815	56	513	3,847	3,399
Term liabilities to banks(2)	174,987	154,860	10,004	5,665	4,458
Liabilities to customers(2)
Savings deposits and home-loan savings deposits	5,345	1,370	3,793	147	35
Other terms liabilities to customers	101,833	88,461	5,707	1,809	5,856
Certificated liabilities	47,060	18,650	8,390	17,048	2,972

Total liabilities	337,040	263,397	28,407	28,516	16,720

(1)	Loans and advances to customers with a residual term of up to 3 months include €9,837 mn of undated claims. These claims include credit lines available until further notice, overdraft facilities, called or overdue loans, unauthorized overdrafts, call money and internal account balances.
(2)	Excluding balances payable on demand.

Trustee business in banking operations

The following presents trustee business within the Allianz Group’s banking operations not recorded in the balance sheet as of December 31:

	2004	2003
	€ mn	€ mn
Loans and advances to banks	3,920	3,426
Loans and advances to customers	1,889	2,319
Investment securities	950	828

Total assets(1)	6,759	6,573

Liabilities to banks	1,044	997
Liabilities to customers	5,715	5,576

Total liabilities	6,759	6,573

(1) Including €5,016 mn (2003: €5,101 mn) of trustee loans.

Other banking information

The Allianz Group had deposits that have been reclassified as loan balances of €8,555 mn (2003: €5,829 mn) and deposits with related parties of €2,441 mn (2003: €2,223 mn) at December 31, 2004. The Allianz Group received no deposits on terms other than those available in the normal course of banking operations. An amount of €196 mn (2003: €134 mn) eligible for refinancing with the central bank is held in cash funds.

The aggregate amount of certificates of deposit and other time deposits in the amount of €100,000 or more issued by the Allianz Group’s German offices at December 31, 2004 was €77,498 mn, including banks and customers (2003: €92,876 mn).

The aggregate amount of time deposits in the amount of €100,000 or more issued by the Allianz Group’s non-German offices at December 31, 2004 was €26,505 mn, including banks and customers (2003: €57,904 mn).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

40    Derivative financial instruments

Use, treatment and reporting of derivative financial instruments

Derivatives derive their fair values from one or more underlying assets or specified reference values.

Examples of derivatives include contracts for future delivery in the form of futures or forwards, options on shares or indices, interest rate options such as caps and floors, and swaps relating to both interest rates and non-interest rate markets. The latter include agreements to exchange previously defined assets or payment series.

Derivatives used by individual enterprises in the Allianz Group comply with the relevant supervisory regulations and the Allianz Group’s own internal guidelines. The Allianz Group’s investment and monitoring rules exceed regulations imposed by supervisory authorities. In addition to local management supervision, comprehensive financial and risk management systems are in force across the Allianz Group. Risk management is an integral part of the Allianz Group’s controlling process that includes identifying, measuring, aggregating and managing risks. Risk management objectives are implemented at both the Allianz Group level and by the local operational units. The use of derivatives is one key strategy used by the Allianz Group to manage its market and investment risks.

Insurance companies in the Allianz Group use derivatives to manage the risk exposures in their investment portfolios based on general thresholds and targets. The most important purpose of these instruments is hedging against adverse market movements for selected securities or for parts of a portfolio. Specifically, the Allianz Group selectively uses derivative financial instruments such as swaps, options and forwards to hedge against changes in prices or interest rates in their investment portfolio.

Within the Allianz Group’s banking business, derivatives are used both for trading purposes and to hedge against movements in interest rates, currency rates and other price risks of the Allianz Group’s investments, loans, deposit liabilities and other interest-sensitive assets and liabilities.

Market and counterparty risks arising from the use of derivative financial instruments are subject to control procedures. Credit risks related to counterparties are assessed by calculating gross replacement values. Market risks are monitored by means of up-to-date value-at-risk calculations and stress tests and limited by specific stop-loss limits.

The counterparty settlement risk is virtually excluded in the case of exchange-traded products, as these are standardized products. By contrast, over-the-counter (OTC) products, which are individually traded contracts, carry a theoretical credit risk amounting to the replacement value. The Allianz Group therefore closely monitors the credit rating of counterparties for OTC derivatives. In the derivatives portfolios of the Allianz Group’s banking operations 96 % of the positive replacement values, which are essential for assessing counterparty risk, involve counterparties with “investment grade” ratings. To reduce the counterparty risk from trading activities, so-called cross-product netting master agreements with the business partners are established. In the case of a defaulting counterparty, netting makes it possible to offset claims and liabilities not yet due.

The following tables show the distribution of derivative positions on the Allianz Group’s consolidated balance sheet date between its insurance segments and banking and asset management segments.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

Property-Casualty and Life/Health Insurance Segments

Derivative financial instruments in the Property-Casualty and Life/Health insurance segments:

	Maturity by notional amount			12/31/2004			12/31/2003
	Up to 1 year	1–5 years	Over 5 years	Notional principal amounts	Positive market values	Negative market values	Notional principal amounts	Positive market values	Negative market values
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Interest rate contracts, consisting of:
OTC
Swaps	238	2,226	3,003	5,467	143	(113)	4,319	96	(84)
Swaptions	50	56	400	506	18	(2)	3,636	14	—
Caps	—	7,262	6,746	14,008	1	(87)	10,155	3	(50)
Futures	50	—	—	50	—	—	—	—	—
Options	—	—	247	247	4	—	325	—	(4)
Exchange traded
Futures	16	—	—	16	1	—	—	—	—
Options	—	—	20	20	—	—	20	—	(1)

Total interest rate contracts	354	9,544	10,416	20,314	167	(202)	18,455	113	(139)

Equity index contracts, consisting of:
OTC
Forwards	630	19	—	649	30	(18)	75	14	(2)
Swaps	796	116	—	912	—	(1)	1,347	—	(25)
Options	23,174	4,621	275	28,070	525	(2,092)	20,384	650	(1,366)
Warrants	—	—	—	—	—	—	60	5	(1)
Exchange traded
Futures	475	—	—	475	5	(2)	299	3	(7)
Options	3,379	1,090	—	4,469	5	(33)	4,103	9	(31)
Forwards	—	—	—	—	—	—	989	375	—
Warrants	2	18	—	20	48	—	3	3	—

Total equity index contracts	28,456	5,864	275	34,595	613	(2,146)	27,260	1,059	(1,432)

Foreign exchange contracts, consisting of:
OTC
Forwards	1,565	—	—	1,565	22	(15)	1,712	22	(52)
Swaps	964	58	88	1,110	175	—	1,388	157	(8)
Options	22	—	—	22	1	—	—	—	—

Total foreign exchange contracts	2,551	58	88	2,697	198	(15)	3,100	179	(60)

Credit contracts, consisting of:
OTC
Options	5	—	—	5	—	—	—	—	—
Swaps	92	90	183	365	5	(1)	48	10	(7)

Total credit contracts	97	90	183	370	5	(1)	48	10	(7)

Total	31,458	15,556	10,962	57,976	983	(2,364)	48,863	1,361	(1,638)

Included under equity index option contracts are equity indexed annuities with negative fair values of €2,039 mn and guaranteed minimum income benefits/guaranteed minimum death benefits with a positive fair value of €37 mn.

The major exposures in equity contracts are in the form of options used for hedging the Allianz Group’s insurance portfolio against market fluctuations. In managing interest rate risk, long-term interest income is primarily controlled by the use of interest rate caps. In addition, exchange rate fluctuations are hedged by synthetically transforming financial assets and liabilities in foreign currencies into Euro-denominated financial instruments through foreign exchange deals and currency swaps.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

Banking and Asset Management Segments

Derivative financial instruments in the Banking and Asset Management segments:

	Maturity by notional amount			12/31/2004			12/31/2003
	Up to 1 year	1–5 years	Over 5 years	Notional principal amounts	Positive market values	Negative market values	Notional principal amounts	Positive market values	Negative market values
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Interest rate contracts, consisting of:
OTC
Forwards	96,462	9,326	—	105,788	25	(31)	99,794	35	(30)
Swaps	978,486	793,110	735,933	2,507,529	47,217	(45,823)	2,582,517	37,403	(35,519)
Swaptions	31,435	25,891	25,912	83,238	720	(1,708)	63,584	597	(1,472)
Caps	14,493	27,544	8,420	50,457	84	(73)	56,695	267	(120)
Floors	28,410	19,377	5,354	53,141	469	(313)	34,048	479	(376)
Options	650	236	112	998	21	(10)	1,765	17	(2)
Other	12,771	162	793	13,726	2	(89)	466	6	(28)
Exchange traded
Futures	108,002	12,576	—	120,578	64	(25)	109,557	8	(7)
Options	28,846	—	—	28,846	2	(9)	39,723	14	(9)
Swaps	—	—	—	—	—	—	10	—	—

Total interest rate contracts	1,299,555	888,222	776,524	2,964,301	48,604	(48,081)	2,988,159	38,826	(37,563)

Equity index contracts, consisting of:
OTC
Swaps	8,022	2,436	523	10,981	543	(686)	10,172	617	(564)
Options	77,448	187,624	8,800	273,872	3,647	(4,220)	128,033	3,731	(4,421)
Forwards	—	55	—	55	—	(1)	—	—	—
Warrants	—	—	20	20	1	—	20	2	—
Other	13	53	—	66	5	(8)	107	5	(11)
Exchange traded
Futures	8,953	—	17	8,970	8	(33)	9,526	1	(38)
Options	39,554	20,857	2,322	62,733	1,734	(1,749)	50,869	1,517	(1,677)

Total equity index contracts	133,990	211,025	11,682	356,697	5,938	(6,697)	198,727	5,873	(6,711)

Foreign exchange contracts, consisting of:
OTC
Forwards	398,677	7,044	137	405,858	7,312	(8,047)	291,518	6,237	(8,393)
Swaps	13,981	44,082	16,095	74,158	5,020	(4,501)	257,978	5,578	(4,025)
Options	139,565	20,048	5,505	165,118	3,837	(4,345)	100,166	1,351	(2,032)
Exchange traded
Futures	1,518	106	—	1,624	17	(10)	1,215	13	(9)
Forwards	—	—	—	—	—	—	—	6	—

Total foreign exchange contracts	553,741	71,280	21,737	646,758	16,186	(16,903)	650,877	13,185	(14,459)

Credit contracts, consisting of:
OTC
Credit default swaps	20,674	190,370	49,019	260,063	1,690	(1,523)	80,406	979	(981)
Total return swaps	2,157	2,631	2,898	7,686	747	(1,318)	4,092	343	(813)

Total credit contracts	22,831	193,001	51,917	267,749	2,437	(2,841)	84,498	1,322	(1,794)

Other contracts, consisting of:
OTC
Precious metals	2,692	2,093	809	5,594	234	(196)	6,352	417	(344)
Other	3,051	756	77	3,884	26	(24)	1,132	131	(122)
Exchange traded
Futures	530	109	—	639	—	—	6	—	—
Options	75	—	—	75	1	—	65	—	(4)

Total other	6,348	2,958	886	10,192	261	(220)	7,555	548	(470)

Total	2,016,465	1,366,486	862,746	4,245,697	73,426	(74,742)	3,929,816	59,754	(60,997)

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

The primary derivative financial instruments used include interest rate derivatives, in particular interest rate swaps which are primarily entered into during the course of trading activities by our banking companies.

The Allianz Group principally uses fair value hedging. Important hedging instruments used by banking entities are interest rate swaps and forwards and currency swaps and forwards. Hedging instruments may be implemented for individual transactions (micro hedge) or for a portfolio of similar assets or liabilities (portfolio hedge).

The interest rate swaps used by banking entities in fair value hedges of the interest rate risk of certificated and subordinated liabilities had a total net fair value as of December 31, 2004 of €707 mn (2003: €453 mn). Thereof, interest rate swaps with a positive fair value of €744 mn (2003: €499 mn) are recorded in the Allianz Group’s consolidated balance sheet in other assets, and interest rate swaps with a negative fair value of €37 mn (2003: €46 mn) are recorded in other liabilities. During 2004, the fair value of the interest rate swaps decreased by €5 mn (2003: €140 mn), whereas the certificated and subordinated liabilities hedged increased in fair value by €13 mn (2003: €159 mn), resulting in a net ineffectiveness of the hedge of €8 mn (2003: €19 mn) that is recognized in the Allianz Group’s consolidated income statement as interest and similar income. For detailed information about certificated and subordinated liabilities, see Note 15 and Note 19, respectively.

The derivative financial instruments used for all fair value hedges of the Allianz Group had a total negative fair value at December 31, 2004 of €282 mn (2003: €55 mn). Ineffectiveness in fair value hedge transactions led to a net realized loss of €10 mn (2003: net realized gain of €1 mn) and was classified consistently with the respective hedged item; €1 mn (2003: €2 mn) was excluded from the assessment of hedge effectiveness.

In 2004, cash flow hedges were used to hedge variable cash flows exposed to interest rate fluctuations. As of December, 31, 2004 the interest rate swaps utilized had a negative fair value of €4 mn (2003: €5 mn) other reserves in shareholders’ equity increased by €0.3 mn (2003: decrease €41 mn). Ineffectiveness of the cash flow hedges led to net realized losses of €0.5 mn (2003: €4 mn) in 2004.

As of December 31, 2002, foreign exchange hedging transactions in the form of foreign currency forwards with a total fair value of €107 mn were outstanding with respect to hedges of currency risks related to a net investment in a foreign entity. This hedging strategy was terminated in the second quarter of 2003. Total unrealized gains of €182 mn related to this hedging strategy remain in other reserves.

Derivative Financial Instruments Indexed to Allianz AG’s stock

The Allianz Group enters into various types of option contracts indexed to Allianz AG shares with third-parties, both as a hedge of Allianz Group’s future obligations under its Stock Appreciation Right incentive plans (SARs) and in connection with various banking products offered by the Dresdner Bank Group.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

The following table summarizes these option positions:

		Maturity at 12/31/2004			Settlement at 12/31/2004		Fair value	Weighted- average strike price
	Total Allianz AG shares	Up to 1 year	1–5 years	More than 5 years	of which cash settled	of which share settled
							€ mn	€ mn
SARs
Long calls options/warrants	3,163,416	—	1,413,416	1,750,000	3,163,416	—	68	171
Forward purchase contracts	1,890,160	1,890,160	—	—	1,890,160	—	29	83
Banking activities
Long calls options/warrants	9,814,214	6,381,726	3,432,488	—	9,553,724	260,490	62	150
Long puts options/warrants	5,079,025	2,752,537	2,326,488	—	4,713,500	365,525	31	82
Short calls options/warrants	10,008,252	7,582,051	2,426,201	—	9,920,752	87,500	(58)	142
Short puts options/warrants	5,158,943	2,608,033	2,550,910	—	4,621,443	537,500	(23)	78

The above contracts are all accounted for as financial assets and liabilities held for trading, respectively, and are thus carried at fair value with changes in fair value recorded in earnings.

41    Fair value

The fair value of a financial instrument is defined as the amount for which a financial instrument could be exchanged between two willing parties in the ordinary course of business. If market prices are not available, the fair value is based on estimates using the present value of future cash flows method or another appropriate valuation method. These methods are significantly influenced by the assumptions made, including the discount rate applied and the estimates of future cash flows. Specific financial instruments are discussed below.

The Allianz Group uses the following methods and assumptions to determine fair values:

Cash and cash equivalents The carrying amount corresponds to the fair value due to its short-term nature.

Investments (including financial assets and liabilities held for trading and financial assets and liabilities designated at fair value through income) The fair value of fixed-term securities is based on market prices, provided these are available. If fixed-term securities are not actively traded, their fair value is determined on the basis of valuations by independent data suppliers. The fair value of equities is based on their stock-market prices. The carrying amount and the fair value for fixed-term securities and equities do not include the fair value of derivative contracts used to hedge the related fixed-term securities and equities.

The fair value of derivatives is derived from the value of the underlying assets and other market parameters. Exchange-traded derivative financial instruments are valued using the fair-value method and based on publicly quoted market prices. Valuation models established in financial markets (such as present value models or option pricing models) are used to value OTC-traded derivatives. In addition to interest rate curves and volatilities, these models also take into account market and counterparty risks. Fair value represents the capital required to settle in full all the future rights and obligations arising from the financial contract.

Loans and advances to banks and customers The fair value of loans is calculated using the

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

discounted cash flow method. This method uses the effective yield of similar debt instruments. Where there is doubt regarding the repayment of the loan, the anticipated cash flows are discounted using a reasonable discount rate and include a charge for an element of uncertainty in cash flows.

Financial assets and liabilities for unit linked contracts The fair values of financial assets for unit linked contracts were determined using the market value of the underlying investments. Fair values of financial liabilities for unit linked contracts are equal to the fair value of the financial assets for unit linked contracts.

Investment contracts with policyholders Fair values for investment and annuity contracts were determined using the cash surrender values of the policyholders’ and contract holders’ accounts.

Participation certificates, subordinated liabilities, and certificated liabilities The fair value of bonds and loans payable is estimated using discounted cash flow analyses, using interest rates currently offered for similar loans and other borrowings.

The following table presents the carrying amount and estimated fair value of the Allianz Group’s financial instruments:

	12/31/2004		12/31/2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	€ mn	€ mn	€ mn	€ mn
Financial assets
Securities held-to-maturity	5,179	5,387	4,683	4,832
Securities available-for-sale	230,919	230,919	214,201	214,201
Cash and cash equivalents	15,628	15,628	25,528	25,528
Loans and advances to banks and customers	377,223	383,244	378,295	381,257
Financial assets held for trading	194,439	194,439	146,154	146,154
Financial assets for unit linked contracts	41,409	41,409	32,460	32,460
Financial assets designated at fair value through income	4,726	4,726	3,628	3,628
Derivative financial instruments included in other assets	969	969	868	868

Financial liabilities
Investment contracts with policyholders	59,625	57,327	55,148	54,384
Liabilities to banks and customers	348,484	348,411	332,906	332,801
Certificated liabilities, participation certificates and subordinated liabilities	70,982	72,885	75,550	76,991
Financial liabilities held for trading	102,141	102,141	84,835	84,835
Financial liabilities for unit linked contracts	41,409	41,409	32,460	32,460
Financial liabilities for puttable equity instruments	1,386	1,386	770	770
Financial liabilities designated at fair value through income	201	201	173	173
Derivative financial instruments included in other liabilities	1,254	1,254	933	933

42    Related party transactions

Allianz Group companies maintain various types of ordinary course business relations (particularly in the area of insurance, banking and asset management) with related enterprises. In particular, the business relations with associated companies, which are active in the insurance business, take on various forms and may also include

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

special service, computing, reinsurance, cost-sharing and asset management agreements, whose terms are deemed appropriate by management. Similar relationships may exist with pension funds, foundations, joint ventures and companies, which provide services to Allianz Group companies.

The following relates to material business relationships with associated enterprises and enterprises in which the Allianz Group held an ownership interest of between 10% and 20% during the last fiscal year and to enterprises which held such an ownership interest in Allianz AG as well as to transactions with associated individuals.

Münchener Rückversicherungs-Gesellschaft Aktiengesellschaft in München (Munich Re)

In prior years, Allianz AG described Munich Re as a related party, primarily as a result of significant mutual cross-shareholdings, mutual board interlocks and important contractual relationships. Each of these factors has changed significantly in recent years, as described below.

Allianz Group reduced its ownership interest in Munich Re’s share capital during the first quarter 2003 to below 20%. Consequently, Munich Re was as of that time no longer accounted for as an associated company of the Allianz Group. During the fiscal year 2003, the Allianz Group further reduced its ownership interest in Munich Re and as of December 31, 2003 held only approximately 12.4% of Munich Re’s share capital. On March 2, 2004 the Allianz Group reduced its ownership interest in Munich Re’s share capital to approximately 9.4%. Consequently, Allianz’s interest in Munich Re was no longer considered as a participation pursuant to German insurance group solvency rules. As of December 31, 2004 Allianz Group’s ownership interest in Munich Re was approximately 9.8% (the strategic holdings remained at approximately 9.4%).

Munich Re also reduced its ownership interest in Allianz AG during 2003, and held as of December 31, 2003 approximately 12.2% of Allianz AG’s share capital, or approximately 12.8% of the outstanding shares as of this date. Further reductions occurred during the fiscal year 2004. On August 6, 2004, Munich Re reduced its shareholding in Allianz AG to below 10%. Afterwards, further reductions occurred and Munich Re held as of December 31, 2004 approximately 9.0% of the share capital of Allianz AG or approximately 9.4% of the outstanding shares of Allianz AG as of this date.

In the past, the relationship between Allianz AG and Munich Re was set forth in an agreement called “Principles of Cooperation” of May 2000. After several transactions during the previous fiscal years, in particular the reduction of mutual participations in other insurance companies and the reduction of the mutual cross-shareholdings, this agreement became irrelevant and was formally canceled with effect from December 31, 2003. Certain provisions regarding ordinary course quota share reinsurance remain in effect, as noted below.

In light of the above described material changes in the relationship between Allianz Group and Munich Re, in particular the significant reduction of the mutual shareholdings to below 10%, the cancellation of the “Principles of Cooperation” agreement and the termination of mutual board interlocks, we no longer consider Munich Re as a related party.

As Munich Re is one of the biggest reinsurers in the world, the reinsurance relationship between companies of the Allianz Group and Munich Re will continue. All reinsurance and retrocession agreements are a result of the ordinary course business within which Allianz Group companies purchase reinsurance coverage from, among other reinsurers, Munich Re. These reinsurance contracts cover world-wide business within all areas (life and health, as well as property and casualty) and are subject to arms-length conditions. A major part of the reinsurance premiums relates to a quota share agreement for 10.5% of the gross self-retention of the insurance business of the companies of the Allianz German Property Casualty Group via Allianz AG.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

The Allianz Group written premiums that were ceded to or assumed from companies of the Munich Re Group in 2002 and 2003 are shown in the following table:

Years ended 12/31	2003	2002
	€ mn	€ mn
Ceded premiums	2,250	2,300

Assumed premiums	650	600

Of the Allianz Group’s total third-party reinsurance premiums ceded, approximately 33.9% and 31.3% were ceded to the Munich Re Group for the years ending December 31, 2003 and 2002, respectively. These amounts represented approximately 3.7% and 3.8% of the Allianz Group’s gross premiums written for the years ending December 31, 2003 and 2002, respectively.

Eurohypo AG (Eurohypo)

Following the acquisition of Dresdner Bank AG by the Allianz Group, Dresdner Bank’s mortgage bank Deutsche Hyp, Rheinische Hypothekenbank AG, the mortgage banking subsidiary of Commerzbank, and Eurohypo, the mortgage banking subsidiary of Deutsche Bank, were merged into a single entity, Eurohypo, on August 1, 2002. The Allianz Group held an ownership interest of 28.5% in Eurohypo as of December 31, 2004 and accounted for it using the equity method; see Note 7.

One member of the supervisory board of Eurohypo is a member of the Management Board of Dresdner Bank AG. At December 31, 2004, the Allianz Group had loans to and held fixed income securities available-for-sale issued by Eurohypo of €16.9 bn in the aggregate. All of such loans were made in the ordinary course of business and are subject to arm’s length conditions. At December 31, 2004, the Allianz Group’s carrying value in Eurohypo was €1,930 mn.

In addition, under an agreement in principle with Eurohypo, Dresdner Bank AG, Deutsche Bank AG, Commerzbank AG have agreed to certain transfer restrictions regarding their shares in Eurohypo which are in force until December 31, 2008, including preemptive rights.

EXTREMUS Versicherungs-AG (EXTREMUS)

Allianz Versicherungs-AG holds a 16% interest in EXTREMUS, a terror risk insurance company which was founded in Germany in the aftermath of the terrorist attack of September 11, 2001. Until March 31, 2004, and on the basis of a €10 bn state guarantee granted by the Federal Republic of Germany, EXTREMUS was able to provide excess coverage of up to €13 bn for terror risks encountered in Germany. This coverage was reduced to €10 bn on the basis of a reduced state guarantee of €8 bn as of April 1, 2004. EXTREMUS provides terror risk insurance coverage to German Allianz Group companies and Allianz Versicherungs-AG is one of the reinsurers of EXTREMUS. All business relationships between Allianz Group companies and EXTREMUS are subject to market terms.

Loans to Members of the Board of Management and the Supervisory Board

In the normal course of business, and subject to applicable legal restrictions, members of the Board of Management and the Supervisory Board may be granted loans by Dresdner Bank AG and other Allianz Group companies. Other than such normal course loans, no loans have been granted since 2002 and at December 31, 2004, no loans to board members were outstanding.

Publication and notification of securities’ transactions as required by clause 15a WpHG—Securities Trading Law (indications according to section 6.6 of the German Corporate Governance Code)

A transaction in Allianz securities for which publication is required by clause 15a WpHG was notified during fiscal 2004 by a member of the Supervisory Board of Allianz AG. The member

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

concerned was Mr. Sultan Salam who sold 100 shares of the company for a price of €95.92 per share on December 7, 2004.

43    Contingent liabilities, commitments and guarantees

Litigation

Allianz Group companies are involved in legal, regulatory and arbitration proceedings in Germany and a number of foreign jurisdictions, including the United States, involving claims by and against them, which arise in the ordinary course of their businesses, including in connection with their activities as insurance, banking and asset management companies, employers, investors and taxpayers. It is not feasible to predict or determine the ultimate outcome of the pending or threatened proceedings. Management does not believe that the outcome of these proceedings, including those discussed below, will have a material adverse effect on the financial position or results of operations of Allianz Group, after consideration of any applicable reserves.

In May 2001, a consolidated class action complaint seeking class action status, in re Deutsche Telekom Securities Litigation, was filed in the United States District Court for the Southern District of New York by purported purchasers of Deutsche Telekom American Depositary Shares (ADSs). The securities were issued pursuant to a registration statement filed with the SEC on May 22, 2000 and pursuant to a prospectus dated June 17, 2000. Dresdner Bank AG, which was one of the underwriting syndicate’s joint global coordinators, was one of the named defendants. The complaint alleges that the offering prospectus contained material misrepresentations and/or omissions relating to Deutsche Telekom. On January 28, 2005, Deutsche Telekom announced that, without conceding any wrongdoing, it had entered into a stipulation to settle all claims against a payment by it of USD 120 mn. The settlement, which requires U.S. court approval, would also resolve all claims involving the underwriters, including Dresdner Bank. As a result we do currently not expect any adverse effects resulting from this litigation for Dresdner Bank AG.

In July 2002, the German Federal Cartel Office (Bundeskartellamt) commenced an investigation against several property-casualty insurance companies in Germany, in connection with alleged coordinated behavior to achieve premium increases for the commercial and industrial property and liability insurance business and imposed administrative fines against ten German insurance companies, among them Allianz Versicherungs-AG, on March 22, 2005. Allianz Versicherungs-AG has appealed this decision.

In December 2001 the European Commission commenced an investigation involving several insurance companies operating in London, including a subsidiary of Allianz AG, in connection with alleged anticompetitive behavior related to aviation war risk insurance in the London market. The investigation was closed on March 18, 2005 without any finding of infrigement by any insurer.

On November 5, 2001, a lawsuit, Silverstein v. Swiss Re International Business Insurance Company Ltd., was filed in the United States District Court for the Southern District of New York against certain insurers and reinsurers, including Allianz Global Risks U.S. Insurance Company. The complaint sought a determination that the terrorist attack of September 11, 2001 on the World Trade Center constituted two separate occurrences under the alleged terms of various coverages. In connection with the terrorist attack of September 11, 2001 we recorded net claims expense of approximately €1.5 bn in 2001 for the Allianz Group on the basis of one occurrence. On December 6, 2004, a New York jury rendered a verdict that the World Trade Center attack constituted two occurrences under the alleged terms of various coverages. At December 31, 2004, this decision had no adverse impact on the Allianz Group’s operating results. The final implications of this decision for the Allianz Group will not be determined until the completion of further proceedings.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

On December 19, 2002, the insolvency administrator of KirchMedia GmbH & Co. KGaA (KirchMedia) made a formal demand on Dresdner Bank AG to compensate the insolvency assets (Insolvenzmasse) of KirchMedia for the loss of a 25% shareholding in the Spanish television group Telecinco. This shareholding had been pledged by subsidiaries of KirchMedia to Dresdner Bank AG as collateral for a loan of €500 mn from Dresdner Bank to KirchMedia’s holding company, TaurusHolding GmbH & Co. KG (or TaurusHolding). Following TaurusHolding’s default on the loan in April 2002 and insolvency in June 2002, Dresdner Bank AG enforced its security interest and acquired through a subsidiary the Telecinco shareholding in a forced auction sale. The insolvency administrator contends that the pledge was created under circumstances that cause it to be invalid or void and may initiate legal action against Dresdner Bank AG. The management of Dresdner Bank AG believes that there is no valid basis for the insolvency administrator’s demand. At the end of June 2004, the 25% shareholding in Telecinco was placed within Telecinco’s initial public offering.

The insolvency administrator and the major limited partner of Heye KG have filed a complaint claiming damages of approximately €200 mn from Dresdner Bank, alleging a failure to execute transfer orders despite a purported line of credit. On April 7, 2005, Dresdner Bank was served with the complaint. Based on a preliminary review, management of Dresdner Bank AG believes that such claim is without merit.

On May 24, 2002, pursuant to a statutory squeeze-out procedure, the general meeting of Dresdner Bank AG resolved to transfer shares from its minority shareholders to Allianz AG as principal shareholder in return for payment of a cash settlement amounting to €51.50 per share. The amount of the cash settlement was established by Allianz AG on the basis of an expert opinion, and its adequacy was confirmed by a court-appointed auditor. Some of the former minority shareholders applied for a court review of the appropriate amount of the cash settlement in a mediation procedure (Spruchverfahren), which is pending with the district court (Landgericht) of Frankfurt. Management believes, that a claim to increase the cash settlement does not exist. In the event that the court were to determine a higher amount as an appropriate cash settlement, this would affect all approximately 16 mn shares which were transferred to Allianz AG.

In September 2004, PEA Capital LLC, PA Fund Management LLC and PA Distributors LLC, all subsidiaries of Allianz Global Investors of America L.P. (formerly Allianz Dresdner Asset Management of America L.P.) entered into settlements with the U.S. Securities and Exchange Commission (SEC) and various state regulators related to matters involving market timing and revenue sharing. On April 11, 2005 the Attorney General of the State of West Virginia filed a complaint against these same subsidiaries of Allianz Global Investors of America L.P., based on generally the same facts. Since February 2004, Allianz Global Investors of America L.P. and some of its subsidiaries have also been named as defendants in multiple civil U.S. lawsuits commenced as puntative class actions. These lawsuits relate generally to the same facts that were the subject of the regulatory proceedings settled in 2004 as described above. The outcome of these proceedings cannot be predicted at this stage.

Furthermore, the SEC is investigating practices in the mutual fund industry relating to mutual fund purchases of other mutual funds. Allianz Global Investors is cooperating with the SEC with respect to this review.

Other contingencies

Liquiditäts-Konsortialbank GmbH (LIKO) is a bank founded in 1974 in order to provide funding for German banks which experience liquidity problems. 30% of LIKO shares are held by Deutsche Bundesbank, while the remaining shares are being held by other German banks and banking associations. The shareholders have provided capital of €200 mn to fund LIKO; Dresdner Bank AG’s

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

participation is €12.1 mn. Dresdner Bank AG is contingently liable to pay future assessments to LIKO up to €60.5 mn. In addition, under clause 5(4) of the Articles of Association of LIKO, Dresdner Bank AG is committed to a secondary liability, which arises if other shareholders do not fulfill their commitments to pay their respective future assessments. In all cases of secondary liability, the financial status of the other shareholders involved is sound.

Dresdner Bank AG is a member of the German banks’ Joint Fund for Securing Customer Deposits (Joint Fund), which covers liabilities to each respective creditor up to specified amounts. As a member of the Joint Fund, which is itself a shareholder in LIKO, Dresdner Bank AG is liable with the other members of the Joint Fund for additional capital contributions, with the maximum being the amount of Dresdner Bank AG’s annual contribution. In 2004, the Joint Fund did not levy a contribution (2003 and 2002: no contribution). Under section 5(10) of the Statutes of the Joint Fund for Securing Customer Deposits, the Allianz Group has undertaken to indemnify the Federal Association of German Banks (Bundesverband deutscher Banken e.V.) for any losses it may incur by reason of measures taken on behalf of any bank in which the Allianz Group owns a majority interest.

Dresdner Bank AG has unlimited liability with respect to its interest in Bankhaus Reuschel & Co. due to the legal form in which this enterprise is organized. The financial status of the other partners involved is sound.

During the course of the purchase of Nicholas Applegate, San Diego, an agreement was reached whereby part of the purchase price would become due in 2005 and would depend on the income growth of Nicholas Applegate:

•	if average income growth during this period is at least 25%, this purchase price component will be USD 1.09 bn, with bonus payments of USD 150 mn;

•	if average income growth is between 10% and 25%, payments will be scaled down;

•	if average income growth is below 10%, no payments will be made.

Commitments

The Allianz Group engages in various lending and underwriting related commitments to meet the financing needs of its customers.

The following table represents the amounts at risk should customers draw fully on all facilities and then default, excluding the effect of any collateral. Since the majority of these commitments may expire without being drawn upon, the amounts shown may not be representative of actual liquidity requirements for such commitments:

	12/31/2004	12/31/2003
	€ mn	€ mn
Underwriting commitments	126	—
Irrevocable loan commitments
Advances	31,001	25,595
Stand-by facilities	8,238	7,909
Guarantee credits	1,229	2,817
Discount credits	65	40
Mortgage loans/public-sector loans	282	229

Total	40,941	36,590

Other principal commitments of the Allianz Group include the following:

For Allianz of America Inc., Wilmington, Allianz AG posted a surety declaration for obligations in connection with the acquisition of PIMCO Advisers L.P. (“PIMCO”). The Allianz Group had originally acquired a 69.5% interest in PIMCO, whereby minority interestholders had the option of putting their share to Allianz of America, Inc. On December 31, 2004, the remaining interest of Pacific Life (the minority interest holder) in PIMCO was 5.35%, resulting in a commitment to Pacific Life amounting to USD 603 mn on December 31, 2004.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

In December 2002, Protektor Lebensversicherungs-AG (Protektor) was founded. Protektor is a life insurance company whose role is to protect policyholders of all German life insurers. Protektor intervenes in cases where other attempts to prevent insolvency of a German life insurer have failed. In such cases, Protektor takes over the contract portfolios of the respective company, managing and consolidating them with the goal of subsequently selling these portfolios. All life insurance companies in Germany are obliged to be shareholders of Protektor and thus to finance its capital. This obligation is limited to 1% of the shareholders’ own capital investments as of December 31, 2001. In addition, no shareholder of Protektor may hold more than 10% of the capital of Protektor. Therefore, the obligation to finance Protektor is limited for each shareholder to a maximum of 10% of €5,230 mn. The latter amount will be subject to review in 2007. Therefore, Allianz Lebensversicherungs-AG’s maximum obligation to Protektor is €523 mn in the aggregate. During the year ended December 31, 2003, Protektor intervened in one case in which Allianz Lebensversicherungs-AG was required to contribute €24 mn. No intervention was necessary during the year ended December 31, 2004. Consequently, Allianz Lebensversicherungs-AG’s outstanding commitment to Protektor was €499 mn at December 31, 2004. Pursuant to a reform of the German Insurance Supervision Act (Versicherungsaufsichtsgesetz, VAG), which became effective in December 2004, a mandatory insurance guarantee scheme (Sicherungsfonds) was implemented and exists independent of Protektor. Each member of the scheme is obliged to make a certain annual contribution to the scheme. The exact amount of costs for each member will be calculated according to the provisions of a Federal Regulation which has not been enacted yet. The annual contribution of all members together equals 0.02% of the sum of their technical provisions (net). The scheme is administered by a public bank, unless its functions and competences will be conferred on a legal entity under Private Law as a private trustee. It is likely that Protektor will become this trustee. The final impact of this new legislation on Protektor is currently unclear and subject to ongoing discussions.

Various Allianz Group companies have made commitments to invest in private equity funds totaling €1,378 mn (2003: €750 mn) as of December 31, 2004.

The Allianz Group occupies leased space in many locations under various long-term operating leases and has entered into various operating leases covering the long-term use of data processing equipment and other office equipment. Rental expense for the year ending December 31, 2004, was €280 mn (2003: €296 mn; 2002: €185 mn).

As of December 31, 2004, the future minimum lease payments under non-cancelable operating leases were as follows:

€ mn
2005	419
2006	308
2007	287
2008	259
2009	230
Thereafter	1,086

Subtotal	2,589
Subleases	(81)

Total (net)	2,508

In the context of the “Silver Tower” asset-backed program of the Dresdner Bank Group, in which third-party receivables and receivables of the Dresdner Bank Group are securitized, and which is refinanced by commercial paper, Dresdner Bank Group has granted short-term credit lines in the amount of €10.5 bn in the event that a refinancing through commercial paper is not possible. As of December 31, 2004, €0.01 bn of such credit lines had been used for refinancing instead of the placement of commercial paper. The risk exists that the Dresdner Bank Group would be required to fund such credit lines to an extent depending on the amount of commercial paper outstanding from time to time which would accordingly raise its regulatory risk- weighted assets.

In the context of the Beethoven Funding Corporation, LLC („Beethoven”), an asset-backed

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

commercial paper program administered by the Dresdner Bank Group in which third-party receivables are securitized and refinanced by commercial paper, Dresdner Bank Group has granted short-term liquidity lines in the amount of USD 4.42 bn. These liquidity lines provide Beethoven with an alternative source of funding apart from the placement of commercial paper notes. As of December 31, 2004, no liquidity lines have been drawn. Furthermore, Dresdner Bank Group has granted a letter of credit to Beethoven providing credit support to the underlying assets. As of December 31, 2004, the letter of credit limit was USD 224 mn, but the letter was undrawn. The risk exists that the Dresdner Bank Group would be required to fully fund either the liquidity facilities or the letter of credit for a maximum of USD 4.42 bn, which would accordingly raise its regulatory risk-weighted assets.

In addition the Allianz Group has made other commitments of €1,068 mn referring to maintenance, real estate development, sponsoring and purchase obligations.

Guarantees

The following table represents the maximum contractual monetary amounts of the guarantee contracts of the Allianz Group as of December 31:

Guarantee instruments(1)	2004	2003
	€ mn	€ mn
Credit guarantees	876	1,476
Other guarantees and warranties(2)	13,291	16,223
Letters of credit(3)	1,757	1,583
Liability on collateral pledged for third-party liabilities	8	8
Other	—	63

Total	15,932	19,353

(1)	The table above does not include market value guarantees, indemnification contracts, and credit derivatives of €2,238 mn (2003: €2,971), €801 mn (2003: €478 mn), and €147,495 mn (2003: €42,680 mn), respectively, as of December 31, 2004, which are discussed separately below.
(2)	Other guarantees and warranties are presented exclusive of provisions for contingent liabilities of €199 mn (2003: €269 mn) which is included in other accrued liabilities.
(3)	Of which, letters of credit opened totaled €894 mn (2003: €919 mn) and letters of credit confirmed totaled €863 mn (2003: €664 mn).

The majority of the Allianz Group’s credit guarantees, other guarantees and warranties, and letters of credit are issued to customers through the normal course of the Allianz Group’s banking operations in return for fee and commission income, which is generally determined based on rates subject to the nominal amount of the guarantees and inherent credit risks. Once a guarantee has been drawn upon, any amount paid by the Allianz Group to third-parties is treated as a loan to the customer, and is, therefore, principally subject to collateral pledged by the customer as specified in the agreement.

Other principal guarantees that the Allianz Group has entered into as of December 31, 2004 include:

Market value guarantees

Market value guarantees represent assurances given to customers of certain mutual funds and fund management agreements, under which initial investment values and/or minimum market performance of such investments are guaranteed at levels as defined under the relevant agreements. The obligation to perform under a market value guarantee is triggered when the market value of such investments does not meet the guaranteed targets at pre-defined dates.

The Allianz Group’s asset management operations, in their ordinary course of business, issue market value guarantees in connection with investment trust accounts and mutual funds they manage. The levels of market value guarantees, as well as the maturity dates, differ based on the separate governing agreements of the respective investment trust accounts and mutual funds. At December 31, 2004, the maximum potential amount of future payments of the market value guarantees was €1,735 mn, which represents the total value

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

guaranteed under the respective agreements including the obligation that would have been due had the investments matured on that date. The current value of the investment trust accounts and mutual funds related to these guarantees as of December 31, 2004, was €1,814 mn.

The Allianz Group’s banking operations in France, in their ordinary course of business, issue market value and performance-at-maturity guarantees in connection with mutual funds offered by the Allianz Group’s asset management operations in France. The levels of market value and performance-at-maturity guarantees, as well as the maturity dates, differ based on the underlying agreements. In most cases, the same mutual fund offers both a market value guarantee and a performance-at-maturity guarantee. Additionally, the performance-at-maturity guarantees are generally linked to the performance of an equity index or group of equity indexes. At December 31, 2004, the maximum potential amount of future payments of the market value and performance-at-maturity guarantees was €503 mn, which represents the total value guaranteed under the respective agreements. The current value of the mutual funds related to the market guarantees as of December 31, 2004, was approximately €495 mn. Such funds generally have a duration of five to eight years.

Indemnification contracts

Indemnification contracts are executed by the Allianz Group with various counterparties under existing service, lease or acquisition transactions. Such contracts may also be used to indemnify counterparties under various contingencies, such as changes in laws and regulations or litigation claims.

In connection with the sale of various of the Allianz Group’s former private equity investments, certain Allianz Group companies provided indemnities of up to approximately €472 mn to the respective buyers in the event certain contractual warranties arise. The terms of the indemnity contracts cover ordinary contractual warranties, environmental costs and any potential tax liabilities the entity incurred while maintained as an investment by the Allianz Group.

Additionally, there also exist indemnity contracts issued by the Allianz Group in relation to the sale of certain other businesses in favor of the buyers with an aggregate total maximum amount of approximately €329 mn for all such disposed businesses.

The following table shows the terms for the indemnification contracts:

	Expiration within
Total indemnities	1 year	1 to 5 years	more than 5 years	undetermined
€ mn	€ mn	€ mn	€ mn	€ mn
801	30	305	3	463

Credit derivatives

Credit derivatives consist of written credit default swaps, which require payment by the Allianz Group in the event of default of debt obligations, as well as written total return swaps, under which the Allianz Group guarantees the performance of the underlying assets. The notional principal amounts and market values of the Allianz Group’s credit derivative positions as of December 31, 2004 are provided in Note 40.

44    Other information

Employee information

At the end of 2004, the Allianz Group employed a total of 162,180 people (2003: 173,750; 2002: 181,651). Of those people, 75,667 (2003: 82,245; 2002: 86,768) were employed in Germany and 86,513 (2003: 91,505; 2002: 94,883) abroad. The number of employees undergoing training decreased by 1,157 in 2004 to 4,906.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

Personnel expenses

Years ended 12/31	2004	2003	2002
	€ mn	€ mn	€ mn
Salaries and wages	9,277	9,108	9,782
Social security contributions and employee assistance	1,466	1,548	1,532
Expenses for pensions and other post-retirement benefits	625	634	811

Total	11,368	11,290	12,125

Earnings per share

Basic earnings per share is computed by dividing the Allianz Group’s consolidated net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the effect of potentially dilutive securities. As of December 2004, 1,175,554 (2003: 1,175,554) participation certificates issued by Allianz AG were outstanding which can potentially be converted to 1,469,443 (2003: 1,469,443) Allianz shares (on a weighted basis: 1,469,443 (2003: 1,271,446) Allianz shares) and therefore have a dilutive effect.

The Allianz Group’s share compensation plans with potentially dilutive securities of 729,596 are included in the calculation of diluted earnings per share for 2004.

The reconciliation of basic and dilutive earnings per share is as follows:

Reconciliation of basic and dilutive earnings per share

Years ended 12/31		2004	2003	2002
Numerator for basic earnings per share (net income)	€ mn	2,266	2,691	(3,243)
Effect of dilutive securities	€ mn	3	3	—

Numerator for diluted earnings per share (net income after assumed conversion)	€ mn	2,269	2,694	(3,243)

Denominator for basic earnings per share (weighted-average shares)—not including treasury shares held by the Allianz Group		365,930,584	338,201,031	276,854,381
Potential dilutive securities		2,199,039	1,585,044	—

Denominator for diluted earnings per share (adjusted weighted-average after assumed conversion)		368,129,623	339,786,075	276,854,381

Basic earnings per share		6.19	7.96	(11.71)

Diluted earnings per share		6.16	7.93	(11.71)

The weighted average number of shares does not include 18,915,201 (2003: 18,766,949; 2002: 23,658,308) treasury shares held by the Allianz Group.

45    Share Based Compensation Plans in the Allianz Group and Management Compensation

Share Based Compensation Plans

Share purchase plans for employees

Shares in Allianz AG are offered to qualified employees in Germany and abroad within pre- defined timeframes at favorable conditions. In order to be qualified, employees must have been employed in continuous service, or had a position as an apprentice, for a period of six months prior to the share offer and notice of termination of employment must not have been served. Share purchase plans also include restrictions relating to the amount that the employee can invest in shares. All participating enterprises in Germany and abroad impose

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

restrictions on the disposal of shares, however, the length of time varies from a minimum of one year to a maximum of five years, depending on the country involved. The shares are freely disposable after the expiration of the minimum holding period. The number of shares sold to employees under these plans was 1,051,191 during the year ended December 31, 2004 (2003: 944,625; 2002: 136,222). The difference between the exercise price and market price of Allianz shares of €18 mn during the year ended December 31, 2004 (2003: €16 mn; 2002: €5 mn) was reported as part of compensation expense.

Since 2002 the AGF Group offered on a yearly basis AGF shares to qualified employees in France at favorable conditions. During the year ended December 31, 2004, 787,675 (2003: 1,214,304; 2002: 1,494,934) AGF shares were sold to employees. The plan imposes restrictions on the disposal of shares for a period of five years. The expense recorded during the year ended December 31, 2004 was €8 mn (2003: €11 mn; 2002: €15 mn).

Allianz Group Equity Incentives Plans

Allianz Group Equity Incentives (GEI) plans support the orientation of senior management, in particular the Board of Management, toward the long-term increase of the value of the Allianz Group. Allianz Group senior management worldwide is entitled to participate in these GEI plans. During the year ended December 31, 2004, more than 600 senior managers in 35 countries and 81 companies participated.

During the year ended December 31, 1999, Allianz AG introduced Stock Appreciation Rights (SARs) through which part of total remuneration is directly tied to the development of the Allianz AG share price. During the year ended December 31, 2003, Restricted Stock Units (RSUs) with a 5-year vesting period were introduced.

Awards were granted by the respective companies in accordance with uniform Allianz Group-wide conditions. The grant price for SARs and RSUs applicable for the award is calculated on the basis of the average daily closing Allianz AG share price in Xetra trading on the ten trading days following the Annual General Meeting of Allianz AG. The grant price for the year ended December 31, 2004 was €83.47 (2003: €65.91) per share.

The number of SARs and RSUs offered is set individually for each participant and is determined on the basis of the grant price, the economic development of the value of Allianz AG and the respective responsible company in accordance with the Economic Value Added (EVA®)(1) concept, a capital-cost based target performance of the Allianz AG share and individual elements such as fixed remuneration and performance.

The volume of the rights granted, and thus the potential gain for the participant depends essentially on economic performance.

Of the GEI plans, half of the value determined at the grant date is allocated to SAR and RSU, respectively. Depending on the different values calculated per SARs and RSUs at the grant date, participants in the plan receive a different number of SARs and RSUs.

SARs plan

Following a two-year vesting period, the SARs may be exercised at any time between the 2nd and the 7th anniversary of the effective date of the relevant plan, provided that

•	during their contractual term, the price of Allianz AG shares has outperformed the Dow Jones Europe STOXX Price Index (600) at least once for a period of five consecutive stock exchange days; and

•	the Allianz AG share price outperforms the reference price by at least 20% at the time when the rights are exercised. The reference price for the 1,788,458 SARs awarded during the year ended December 31, 2004, €83.47 is the average closing price of Allianz AG shares for the first ten trading days after May 5, 2004, the date of the Annual General Meeting 2004.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

Under the conditions of the SAR plans, Allianz Group companies are obligated to pay, in cash, the difference between the stock market price of Allianz AG shares on the day the rights are exercised and the reference price, as specified in the respective plan. The maximum difference is capped at 150% of the reference price. Upon exercise of the SARs, payment is made in the relevant local currency by the Allianz Group company granting the SARs. SARs not exercised by the last day of a plan will be exercised automatically where the necessary conditions have been met. Where these conditions have not been met or a plan participant ceases to be employed, the plan participant’s SARs are forfeited.

SARs may be exercised before the end of the vesting period when an Allianz Group Company is sold to a third party. As Allianz of Canada was sold in 2004 certain plan participants exercised their rights (SAR 2003: 3,075).

SAR plan awards granted and forfeited

Grant Date	Vesting period years	Reference price €	SARs granted	SARs forfeited	SARs exercised
April 1999	2	264.23	294,341	16,731	—
April 2000	2	332.10	303,169	53,135	—
April 2001	2	322.14	445,462	65,185	—
April 2002	2	239.80	681,778	95,890	—
May 2003	2	65.91	1,508,209	86,176	3,075
May 2004	2	83.47	1,788,458	34,405	—

The fair value as of the grant date of the SARs granted during the year ended December 31, 2004 was €55 mn (2003: €41 mn; 2002: €69 mn) based on standard option valuation methods (Black-Scholes or Binomial Method).

As of December 31, 2004, none of the awards currently exercisable have met the second condition defined above (20% increase of the share price). As of December 31, 2004, a total of 4,666,820 (2003: 3,061,673; 2002: 1,507,414) SARs were outstanding under SAR award grants.

The total compensation expense related to the SAR plan is calculated as the amount by which the quoted Allianz AG share price exceeds the SAR reference price. The total compensation expense is remeasured at each reporting period based on changes in the Allianz AG share price and is accrued over the two-year vesting period. As of December 31, 2004, the total compensation expense related to the 4,666,820 (2003: 3,061,673) outstanding SARs was €66 mn (2003: €54 mn). Taking into account the expired portion of the vesting period, a reserve of €41 mn (2003: €18 mn) was established on December 31, 2004, and reported in other accrued liabilities, with a corresponding €23 mn (2003: €18 mn) of compensation expense recognized in 2004. No liability or compensation expense was recorded in 2002, as the Allianz AG share price did not exceed the reference price of outstanding SARs at that time.

The Allianz Group has entered into call options on Allianz AG stock to hedge its future obligations under the SAR plans. See Note 40 for further information.

Restricted Stock Units Plan (RSUs plan)

Under this plan, 749,030 (2003: 542,141) RSUs have been granted to senior management as of May 19, 2004, 732,477 of which remain outstanding as of December 31, 2004. The Allianz Group will exercise these rights uniformly for all plan participants on the first stock exchange day that succeeds the five-year

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

vesting period. At the date of exercise, the Allianz Group can choose to settle the plan by:

•	cash payment to the grantees in the amount of the average closing price of Allianz AG’s share in the ten trading days preceding the end of the vesting period, or by

•	issuing one Allianz AG share, or other equivalent equity instruments, per RSU to the beneficiaries.

RSUs may be exercised before the end of the vesting period when an Allianz Group Company is sold to a third party. As Allianz of Canada was sold in 2004 certain plan participants exercised their rights (RSU 2004 and 2003: 4,123).

The fair value as of the grant date of the 749,030 RSUs granted in 2004 was €58 mn (2003: €36 mn) based on the Allianz AG share price.

RSU plan awards and forfeited as of December 31, 2004

Grant date	Vesting period years	RSUs granted	RSUs forfeited	RSUs exercised
May 2003	5	542,141	28,914	1,292
May 2004	5	749,030	13,722	2,831

The total compensation expense related to the RSU plan is calculated as the amount of the quoted Allianz AG share price and is remeasured at each reporting period based on changes in the Allianz AG share price and is accrued over the five-year vesting period. As of December 31, 2004, the total compensation expense related to the 1,244,412 (2003: 541,394) outstanding RSUs was €120 mn (2003: €55 mn). Taking into account the expired portion of the vesting period, a reserve of €24 mn (2003: €6 mn) was established on December 31, 2004, and reported in other accrued liabilities, with a corresponding €18 mn (2003: €6 mn) of compensation expense recognized in 2004.

Share option plans of Allianz Group subsidiaries

PIMCO LLC Class B Unit Purchase Plan

When acquiring PIMCO Advisors L.P. (subsequently renamed Allianz Global Investors LP) during the year ended December 31, 2000, Allianz AG caused Allianz Global Investors LP to enter into a Class B Purchase Plan (the “Class B Plan”) for the benefit of members of the management of Pacific Investment Management Company LLC (PIMCO LLC). Under the Plan, participants acquired Class B equity units annually through 2004 for a total of 150,000 units. The holders of the Class B units have rights to a 15% priority claim on the adjusted operating profits of PIMCO LLC.

The Class B equity units issued under the Class B Plan vest over three to five years and are subject to repurchase by Allianz Global Investors LP upon death, disability or termination of the participant. In addition, beginning in 2005, Allianz Global Investors LP will have the right to repurchase, and the participants will have the right to cause Allianz Global Investors LP to repurchase, a portion of the vested Class B equity units each year. At the repurchase date, the repurchase price will be based upon the determined value of the Class B equity units being repurchased. As the Class B equity units are puttable by the participants, the Class B Plan is accounted for as a cash settled plan.

During the year ending December 31, 2004, plan participants acquired 30,000 (2003: 35,375; 2002: 30,000) Class B equity units. The fair value, as of grant date, of the Class B equity units issued during the year ending December 31, 2004, was determined by the Allianz Group to be €253 mn (2003: €235 mn; 2002: €178 mn). The total number of Class B equity units held by plan participants as of December 31, 2004, was 145,305 (2003: 120,000). Compensation expense of €399 mn was recognized during the year ended December 31, 2004 (2003: €357 mn; 2002: €153 mn) related to the Class B Plan.

AGF Group Stock Option Plan

The AGF Group has awarded stock purchase options on AGF shares to eligible AGF Group

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

executives and managers of subsidiaries, as well as to certain employees, whose performance justified grants. The primary objective of the stock option plan is to encourage the retention of key personnel of AGF Group and to link their compensation to the performance of AGF Group. These options are independent of the remuneration plans of the Allianz Group.

The AGF Group’s stock options granted, exercised and expired/forfeited as of December 31, 2004:

Date Granted	Vesting period years	Options granted	Options exercised	Options expired/ forfeited
December 1994 and February 1996	2	1,218,855	1,084,107	134,748
December 1996	2	798,993	679,049	119,944
September 1997, October 1998 and October 1999	5	2,748,213	1,118,388	178,973
October 2000	2	1,020,240	3,000	83,132
October 2001	2	1,043,317	—	64,288
September 2002	2	850,000	10,130	—
September 2003	1	1,118,250	—	—
October 2004	1	1,116,600	—	—

All of the options granted have an exercise price of at least 85% of the market price on the day of grant. The maximum term for these options is eight years. The following table provides the weighted-average fair value of options granted as of the grant date and the assumptions used in calculating their fair value by application of the Black-Scholes option pricing model.

		2004	2003	2002
Weighted-average fair value of options granted		€14.38	12.04	4.93
Weighted-average assumptions
Risk free interest rate	%	3.5	4.0	4.4
Expected volatility	%	30.0	30.0	30.0
Dividend yield	%	3.5	2.5	4.0

The AGF Group’s stock option activity during the periods indicated was as follows:

	Number of AGF Options	Weighted Average Exercise Price
		€
Balance as of 12/31/2002	4,889,654	45.15
Granted	1,118,250	42.64
Exercised	(81,028)	23.34
Forfeited	(8,687)	23.39

Balance as of 12/31/2003	5,918,189	44.31
Granted	1,116,600	51.49
Exercised	(584,128)	37.32
Forfeited/expired	(11,952)	23.05

Balance as of 12/31/2004	6,438,709	46.23

The following table summarizes information about the AGF Group’s stock options outstanding and exercisable as of December 31, 2004:

	Options Outstanding			Options Exercisable
Range of exercise price	AGF options outstanding as of 12/31/2004	Weighted-average remaining contractual life	Weighted-average exercise price	AGF options exercisable as of 12/31/2004	Weighted-average exercise price
€		years	€		€
30.00 – 39.99	865,931	5.6	33.61	865,931	33.61
40.00 – 49.99	3,522,070	2.6	45.13	3,522,070	45.13
50.00 – 59.99	2,050,708	6.0	53.45	934,108	55.80

Total	6,438,709	5.1	46.23	5,322,109	44.98

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

The AGF Group recorded compensation expense of €16 mn during the year ended December 31, 2004 (2003: €15 mn) related to these stock option awards.

RAS Group Stock Option Plan

The RAS Group has awarded eligible members of senior management with stock purchase options on RAS ordinary shares. Under these plans, options have been granted annually on January 31. Each of these award grants is subject to a vesting period of 18 months to 2 years and the options expire after a period of 6.5 to 7 years after the grant date.

Options may be exercised at any time after the vesting period and before expiration, provided that

•	at the time of exercise, the RAS share price is at least 20% higher than the average share price in January of the grant year (for the 2001 award grant the hurdle is 10%), and

•	the performance of the RAS share in the year of grant exceeds the Milan Insurance Index (MIBINSH Index) in the same year.

The RAS Group’s stock options granted, exercised and expired/forfeited as of December 31, 2004:

Date Granted	Vesting period years	Options granted	Options exercised	Options expired/ forfeited
January 2001	1.5	711,000	123,000	53,000
January 2002	1.5	793,000	723,000	45,000
January 2003	2	850,000	—	49,000
January 2004	2	900,000	—	—

The following table provides the weighted-average fair value of options granted as of the grant date and the assumptions used in calculating their fair value by application of the Black-Scholes option pricing model.

		2004	2003	2002
Weighted-average fair value of options granted		€1.51	4.68	5.47
Weighted-average assumptions
Risk free interest rate	%	3.3	3.1	2.9
Expected volatility	%	17.0	13.5	13.5
Dividend yield	%	6.8	6.3	6.6

RAS Group stock option activity during the periods indicated was as follows:

	Number of RAS Options	Weighted Average Exercise Price
		€
Balance as of 12/31/2002	1,481,000	14.06
Granted	850,000	11.51
Exercised	—	—
Forfeited	(124,000)	13.33

Balance as of 12/31/2003	2,207,000	13.14
Granted	900,000	14.32
Exercised	(846,000)	13.28
Forfeited	—	—

Balance as of 12/31/2004	2,261,000	13.55

The average remaining period until expiration of the 2,261,000 (2003: 2,207,000) options still outstanding as of December 31, 2004, was 4.9 (2003: 4.8) years. As of December 31, 2004, 560,000 (2003: 1,425,000) options were exercisable which had a weighted average exercise price of €15.24 (2003: €14.08).

The RAS Group recorded compensation expense of €3 mn (2003: €3 mn) during the year ended December 31, 2004, related to these stock option awards.

Dresdner Kleinwort Wasserstein

Dresdner Kleinwort Wasserstein (DrKW) has awarded eligible employees a promise to deliver Allianz AG shares (share awards) on the vesting dates. In jurisdictions in which regulatory restrictions do not allow for delivery of shares, the awards are settled in cash (cash awards). Under the plan, 1,086,963 share awards and 74,651 cash awards were granted on February 10, 2004 with an fair value of €113 mn. The awards vest in three installments in each of the 3 years following the initial award. Each year, immediately prior to vesting, the number of unvested shares (or notional shares for the cash awards) is adjusted up or down according to the performance adjustment.

The stock awards are treated as equity-settled awards. They are measured at fair value as of the award date and expensed over the three-year vesting

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

period. As of December 31, 2004, the total number of forfeited share awards is 75,583. As of December 31, 2004, the total number of unvested share awards was 1,011,380, for which €60 mn was expensed in 2004.

The cash awards are treated as cash-settled awards. The total compensation expense of the cash awards is remeasured at each reporting period based on changes in the Allianz AG share price and is expensed over the three-year vesting period. As of December 31, 2004 the total number of forfeited cash awards was 6,678. As of December 31, 2004, the total number of unvested cash awards was 67,973, for which €4 mn was expensed in 2004.

Other stock option and shareholding plans

The Allianz Group has other local share-based compensation plans, including stock option and employee stock purchase plans, none of which, individually or in the aggregate, are material to the consolidated financial statements. The total expense, in the aggregate, recorded for these plans during the year ending December 31, 2004 was €3 mn (2003: €5 mn).

Compensation of the Management Board

As of December 31, 2004, the Management Board had 10 (2003: 11) members.

Compensation of the Management Board includes the basic salary as a fixed component as well as an annual bonus and a medium-term 3-year bonus as variable components. Other components are stock appreciation rights (SAR) and restricted stock units (RSU) which are awarded.

Compensation for the Board of Management

	2004		2003
	€ thou	% of total	€ thou	% of total
Fixed compensation(1)	6,480	25.3	7,336	32.1
Variable compensation	19,129	74.7	15,525	67.9

Total fixed and variable compensation	25,609	100.0	22,861	100.0

Group equity incentives (at grant date)	12,393		9,474

(1)	2003 information contains income-equivalent ancillary benefits. As of 2004, income-equivalent ancillary benefits are listed separately under Miscellaneous.

Fixed compensation

In the reporting year, fixed compensation of the Management Board amounted to €6.5 mn. For 2004, fixed compensation represented 25% (2003: 32%) of the total fixed and variable compensation.

Variable compensation

Out of the total variable compensation, €16 mn relate to services rendered during 2004. Of this amount, €3.7 mn are allocations to the reserves for the three-year bonus (2003: €3.9 mn). Whether the amounts set aside are actually paid to the Members of the Management Board upon expiration of the 3-year period, depends on whether the objectives for the entire underlying three-year period have been reached.

Allianz Group equity incentives

Group equity incentives are granted by the Allianz Group in the form of stock appreciation rights (SAR) and in the form of restricted stock units (RSU).

The granting price of the Group equity incentive programs for 2004 was €83.47 (average of the daily closing rate of the Allianz share in Xetra trading on the 10 trading days following the Annual General Meeting on May 5, 2004).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Other information

The mathematical value of the rights granted to the Management Board in the reporting year was €12.4 mn at the date of grant. Of this total, €5.0 mn correspond to the mathematical value of the stock appreciation rights (SAR) granted and €7.4 mn to the value of the restricted stock units (RSU) granted. The intrinsic value of the rights granted in the reporting year stood at €11.4 mn at year-end. Of this total, €2.1 mn correspond to the intrinsic value of stock appreciation rights (SAR) granted and €9.3 mn to the intrinsic value of restricted stock units (RSU) granted.

No payouts were made on SARs or RSUs granted in previous years.

Outstanding Group Equity Incentives are valued on a quarterly basis and posted on the Allianz Group website. In 2004, relating to equity-based compensation granted in 2004 and prior years, an amount of €5.4 mn (2003: €2.9 mn) was expensed.

Miscellaneous

Income-equivalent ancillary benefits vary with the function and position of the recipient and are subject to personal income tax. They essentially include insurance coverage generally granted in the industry and the use of a company car. In the reporting year, €0.3 mn (2003: €0.2 mn) were granted in income-equivalent benefits in kind.

The members of the Management Board are either not receiving remuneration from mandates at Group companies or the remuneration paid to members of the Board of Management from such mandates is turned over to the company in full.

Pensions and similar benefits

The Allianz Group paid €2.3 mn (2003: €1.1 mn) to increase pension reserves and reserves for similar benefits for active members of the Management Board. On December 31, 2004, the pension and similar reserves for members of the Management Board who were active on this date amounted to €25.8 mn (2003: €21.4 mn).

Former members of the Board of Management

In 2004, pensions and other benefits payments for retired members of the Management Board and their beneficiaries amounted to €4.2 mn (2003: €8.2 mn). In 2004 no amount (2003: €4.2 mn) was set aside for compensating the claims of former members of the Management Board. At December 31, 2004, the reserve for current pensions and future pensions for former members of the Management Board and their surviving dependents was €36.5 mn (2003: €39.8 mn).

Remuneration for the Supervisory Board

In fiscal 2004, remuneration for the Supervisory Board amounted to €2.2 mn. This body has 20 members, 10 of which are elected by the shareholders and ten by the employees.

Breakdown of remuneration

	2004
	€	%
Fixed remuneration	86,334	4
Variable remuneration	1,726,668	78
Committee remuneration	407,021	18

Total	2,220,023	100

Out of the total remuneration, €2,158,002 relate to services rendered during 2004.

In connection with the exercise of Supervisory Board mandates or comparable mandates in other companies of the Allianz Group, Claudia Eggert-Lehmann was paid €45,000, Peter Haimerl was paid €61,875, Sultan Salam was paid €45,000, Margit Schoffer was paid €33,750 and Dr. Diethart Breipohl was paid €42,456.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

46    Events after the balance sheet date

On January 12, 2005, Regina Verwaltungsgesellschaft, comprising the Allianz Group, Munich Re and Commerzbank, sold its 24.2 % shareholdings of MAN at €29 per share, totaling approximately €1 bn, to institutional investors primarily within Germany and the United Kingdom.

On January 27, 2005, AGF issued €400 mn of perpetual deeply subordinated notes targeted at French and Belgian investors. The notes pay an annual coupon of 4.625%, corresponding to a spread of 107.2 basis points vs Bund.

On January 28, 2005, the Allianz Group successfully completed its “All-in-one” capital market transactions. The All-in-one capital market transactions 1) reduced the Allianz Group’s equity gearing; 2) helped to deleverage the Allianz Group; and 3) helped Dresdner Bank to further reduce its non-strategic asset portfolio.

•	Reduction of equity gearing: In order to further reduce its exposure to equities, the Allianz Group issued a three-year index linked exchangeable bond of €1.2 bn. The redemption value of this security, BITES (or “Basket Index Tracking Equity-linked Securities”), is linked to the performance of the DAX Index and was issued at a DAX-reference level of 4,205.115. During the three-year term of this instrument, the Allianz Group may choose to redeem the bond with shares of BMW AG, Munich Re or Siemens AG. Investors will receive an annual outperformance premium of 0.75% on the prevailing future DAX level and a repayment premium of 1.75%, based on the DAX level at redemption. The BITES were placed with international institutional investors through JPMorgan.

•	Deleveraging from rating perspective: The Allianz Group refinanced part of its 2005 €2.7 bn maturing bonds through the issuance of a subordinated bond in the amount of €1.4 bn. The subordinated bond, which bears a coupon of 4.375% for the first twelve years, was issued at a price of 98.923%, yielding 4.493% p.a. While this is a perpetual bond, it is callable by Allianz AG for the first time in 2017. Attached to the bond is 11.2 mn warrants on Allianz AG shares with a maturity of three years. The bond ex-warrants were placed with institutional investors through Dresdner Kleinwort Wasserstein.

•	Reduction of non-strategic assets by Dresdner Bank: Dresdner Bank accomplished a further step in its strategy of reducing its non-strategic equity holdings. Dresdner Bank sold 17,155,008 Allianz AG shares at €88.75 per share to investment bank JPMorgan. JPMorgan placed these shares in the market in the form of a Mandatory Exchangeable. This structure enabled the Allianz Group to benefit from a portion of Allianz AG’s future share price appreciation.

On March 15, 2005, AGF sold its 22.3% stake in Gecina to the Spanish property company Metrovacesa for €89.75 per share, amounting to €1,240 mn payable on December 30, 2005.

On March 24, 2005, Dresdner Bank signed an agreement to sell 155 private equity investments from its IRU division to American International Group Inc. (or “AIG”) for €460 mn. The investments will be transferred to AIG in several tranches over an estimated closing period of up to six months.

47    Summary of significant differences between the accounting principles used in the preparation of the consolidated financial statements and accounting principles generally accepted in the United States of America

The consolidated financial statements of the Allianz Group are presented in accordance with IFRS. IFRS differs in certain respects from US GAAP.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

The following table represents the reconciliation of the Allianz Group’s net income (loss) and shareholders’ equity between IFRS and US GAAP for the years ended December 31:

	Net Income (Loss)				Shareholders’ Equity
	2004	2003	2002		2004	2003
	€ mn	€ mn	€ mn		€ mn	€ mn
Amounts determined in accordance with IFRS(2), as previously reported	2,199	1,890	(1,496)		30,828	28,592
Effect of implementation of new accounting standards(2) (see Note 3)	67	801	(1,747)		(833)	(599)

Amounts determined in accordance with IFRS, as adjusted(2)	2,266	2,691	(3,243)		29,995	27,993
Adjustments in respect to:
(a) Goodwill and intangible assets	815	906	844		3,519	2,761
(b) Employee benefit plans	(22)	(22)	99		(509)	(25)
(c) Investments	(694)	(1,984)	1,834		626	613
(d) Equity method investees	—	85	(621)		—	179
(e) Restructuring charges	41	(18)	—		33	(8)
(f) Deferred compensation	(16)	(42)	45		28	44
(g) Guarantees	(22)	—	—		(22)	—
(h) Financial assets and liabilities designated at fair value through income	58	(162)	—		38	(1)
(i) Insurance liabilities	37	(10)	—		35	(2)
(j) Share based compensation	210	185	58		403	229

Total US GAAP adjustments	407	(1,062)	2,259		4,151	3,790
(k) Income taxes	168	357	(70)		(730)	(935)
(l) Minority interests in earnings	40	259	(206)		(36)	(23)

Effect of US GAAP adjustments	615	(446)	1,983		3,385	2,832

Amount determined in accordance with US GAAP	2,881	2,245	(1,260)		33,380	30,825

Net income (loss) per share in accordance with US GAAP:
Basic	7.87	6.71	(4.79	)(1)

Diluted	7.83	6.70	(4.79	)(1)

(1)	Adjusted for the capital increase in April 2003.
(2)	Shareholders’ equity before minority interests. See reconciliation of minority interests in shareholders’ equity following.

Valuation and recognition differences

The following describes the valuation and recognition differences presented in the reconciliation of the Allianz Group’s net income (loss) and shareholders’ equity between IFRS and US GAAP.

(a) Goodwill and intangible assets

A summary of the reconciliation adjustments relating to goodwill and intangible assets for the years ended December 31 is as follows:

	Net Income (Loss)			Shareholders’ Equity
	2004	2003	2002	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Goodwill	1,137	1,123	1,176	2,143	1,063
Brand names	(58)	47	43	43	101
Core deposits	(59)	(59)	(89)	347	406
Customer base intangibles	(205)	(205)	(286)	986	1,191

Total	815	906	844	3,519	2,761

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Goodwill In accordance with US GAAP, goodwill is not subject to amortization; however, it is tested for impairment annually at a reporting unit level, or more frequently based upon facts and circumstances. For years through December 31, 2004, goodwill was amortized over its estimated useful life in accordance with IFRS. Therefore, the reconciliation adjustment to net income represents the reversal of goodwill amortization recorded in accordance with IFRS and the effects of a different cost basis for disposals. The reconciliation adjustment to shareholders’ equity represents the effects of the reversal of accumulated amortization related to goodwill net of a lower cost basis for goodwill in accordance with US GAAP as a result of the allocation of a portion of the purchase price of Dresdner Bank AG to core deposits and customer base intangibles. Further, the Allianz Group’s impairment of goodwill for Allianz Life Insurance Company Ltd., Seoul during 2003, as discussed in Note 6, resulted in a higher impairment of €66 mn in accordance with US GAAP due to the difference in the carrying amount of goodwill as a result of amortization recorded in accordance with IFRS. As of January 1, 2005, goodwill is not subject to amortization in accordance with IFRS.

Brand names In accordance with US GAAP, intangible assets with an indefinite life are not subject to amortization; however, they are tested for impairment annually, or more frequently based upon facts and circumstances. In connection with the Allianz Group’s acquisition of Dresdner Bank AG, a portion of the purchase price was allocated to the brand names “Dresdner Bank” and “dit”, which in accordance with US GAAP are considered to have an indefinite life. For years through December 31, 2004, these brand names are being amortized over a period of 20 years in accordance with IFRS. Further, in connection with the Allianz Group’s annual impairment test in accordance with US GAAP during 2004, the Allianz Group recorded an impairment charge of €100 mn for brand names. Therefore, the reconciliation adjustment to net income and shareholders’ equity represents the effects of reversal of amortization expense and accumulated amortization, respectively, and recognition of the impairment charge. As of January 1, 2005, in accordance with IFRS, brand names are considered to have an indefinite life and therefore are no longer subject to amortization.

Core deposits In connection with the Allianz Group’s acquisition of Dresdner Bank AG, a portion of the purchase price was allocated to core deposits in accordance with US GAAP. In accordance with IFRS, a similar intangible asset was not recorded, resulting in a higher amount of the purchase price being allocated to goodwill. Core deposits are amortized over their expected useful lives, which range from 7.3 to 11.5 years. The weighted average original useful lives for the core deposits are 9.5 years. Amortization of core deposits is estimated to be €59 mn for each of the years 2005 through 2009. Therefore, the reconciliation adjustments to net income and shareholders’ equity represents recognition of amortization expense and accumulated amortization, respectively, of core deposits.

Customer base intangibles In connection with the Allianz Group’s acquisition of Dresdner Bank AG, a portion of the purchase price was allocated to customer base intangibles in accordance with US GAAP. In accordance with IFRS, a similar intangible asset was not recorded, resulting in a higher amount of the purchase price being allocated to goodwill. Customer base intangibles are amortized over their expected useful lives, which range from 7.5 to 16.6 years. The weighted average original useful lives for the customer base intangibles are 8.9 years. Amortization of customer base intangibles is estimated to be €205 mn for each of the years 2005 through 2009. Therefore, the reconciliation adjustment to net income and shareholders’ equity represents the recognition of amortization expense and accumulated amortization, respectively, of customer base intangibles.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

The Allianz Group’s goodwill has been allocated to its reporting segments. The changes in goodwill by reporting segment, in accordance with US GAAP, for the years ended December 31, 2004, 2003 and 2002 are as follows:

	Property/ Casualty	Life/ Health	Banking	Asset Management	Total
	€ mn	€ mn	€ mn	€ mn	€ mn
Balance as of January 1, 2002	2,305	2,397	1,301	5,792	11,795
Additions	541	619	330	1,186	2,676
Write-off unamortized negative goodwill	15	—	—	—	15
Reclassification	(228)	—	—	—	(228)
Effects from exchange rate fluctuations	(5)	(5)	—	(522)	(532)

Balance as of December 31, 2002	2,628	3,011	1,631	6,456	13,726
Additions	104	54	—	624	782
Disposals	(75)	(8)	(17)	(125)	(225)
Impairment	—	(290)	—	—	(290)
Effects from exchange rate fluctuations	(18)	(39)	(112)	(391)	(560)

Balance as of December 31, 2003	2,639	2,728	1,502	6,564	13,433
Additions	142	22	52	587	803
Disposals	(72)	(17)	—	—	(89)
Effects from exchange rate fluctuations	(1)	(5)	—	(321)	(327)

Balance as of December 31, 2004	2,708	2,728	1,554	6,830	13,820

(b) Employee benefit plans

A summary of the reconciliation adjustments relating to employee benefit plans for the years ended December 31 is as follows:

	Net Income (Loss)			Shareholders’ Equity
	2004	2003	2002	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Transition obligation	(16)	(16)	(16)	15	31
Prior service cost	(6)	(6)	115	105	111
Additional minimum pension liability (net of intangible asset of €126 mn and €144 mn)	—	—	—	(629)	(167)

Total	(22)	(22)	99	(509)	(25)

Transition obligation In accordance with IFRS, the Allianz Group did not record a transition adjustment upon the adoption of IAS 19, Employee Benefits, as the accrual at the time of adoption was equal to the difference between the projected benefit obligation and the plan assets at the time of adoption.

In accordance with US GAAP, a transition obligation was calculated as the difference between the projected benefit obligation less the plan assets and the benefit accrual under domestic rules. The transition obligation must be amortized on a straight-line basis over the average remaining service period of plan participants or over 15 years if the average remaining service period is less than 15 years. For US GAAP purposes, the Allianz Group is amortizing the unrecognized transition obligation over 19 years, ending in 2005. The Allianz Group adopted SFAS No. 87, Employers’ Accounting for Pensions (SFAS 87), effective January 1, 1998. The Allianz Group was unable to adopt SFAS 87 as of its effective date, January 1, 1987, due to the unavailability of actuarial data. The 19 year amortization period was applied retroactively to January 1, 1987 to effectively extinguish the transition obligation at the same date as if SFAS 87 were adopted on the effective date.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Therefore, the reconciliation adjustment to net income and shareholders’ equity represents recognition of amortization expense and unrecognized transition obligation, respectively.

Prior service cost In accordance with IFRS, the vested portion of past service cost, which is the increase in the present value of the obligation due to changes in the benefit entitlement that is allocated to prior periods’ service, is recognized immediately in full. The unvested portion of past service cost is amortized on a straight-line basis from the point in time when the past service cost arises until the obligation is anticipated to become vested. In accordance with US GAAP, both the vested and unvested portions are amortized on a straight-line basis over the average future service lives of the active participants. Therefore, the reconciliation adjustment to net income and shareholders’ equity represents recognition of amortization expense and unrecognized prior service cost, respectively.

Additional minimum pension liability In accordance with US GAAP, if the accumulated benefit obligation exceeds the fair value of plan assets, an additional minimum pension liability (including unfunded accrued pension cost) that is at least equal to the unfunded accumulated benefit obligation is recorded. Recognition of an additional minimum liability is required if an unfunded accumulated benefit obligation exists and (a) an asset has been recognized as prepaid pension cost, (b) the liability already recognized as unfunded accrued pension cost is less than the unfunded accumulated benefit obligation, or (c) no accrued or prepaid pension cost has been recognized. Also, in accordance with US GAAP, an equal amount is capitalized as an intangible asset up to the amount of any unrecognized net transition obligation plus the unrecognized prior service costs, with the remainder charged to shareholders’ equity as a component of other comprehensive income. In accordance with IFRS, there are no such requirements for the recognition of an additional minimum pension liability. Therefore, the reconciliation adjustment to shareholders’ equity represents recognition of an additional minimum pension liability net of the related intangible asset.

(c) Investments

A summary of the reconciliation adjustments relating to investments for the years ended December 31 is as follows:

	Net Income (Loss)			Shareholders’ Equity
	2004	2003	2002	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Impairments of equity securities	(351)	(1,657)	2,210	—	—
Reversal of impairments on debt securities	(4)	(168)	(354)	—	(2)
Realized gains from equity securities	(141)	(157)	—	—	(38)
Loans and receivables	—	—	—	852	655
Reversal of impairments of real estate	(41)	(2)	(22)	(41)	(2)
Realized gains from real estate	(157)	—	—	(185)	—

Total	(694)	(1,984)	1,834	626	613

Impairments of equity securities As described in Note 3, the adoption of IAS 39 revised required a change to the Allianz Group’s impairment criteria for available-for-sale equity securities. In addition, IAS 39 revised required that the Allianz Group no longer establish an adjusted cost basis upon the recognition of an impairment of equity security. IAS 39 revised required retrospective application of these changes. As of January 1, 2005, the Allianz Group adopted these changes to its accounting policies for US GAAP. However, under US GAAP, retrospective application of these policies is not allowed; therefore, the Allianz Group will be required to apply these changes only prospectively under US GAAP.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Therefore, the reconciliation adjustment to net income represents the elimination of impairments of equity securities that result from the retrospective application of these changes to the Allianz Group’s accounting policies under IFRS.

Reversals of impairments of debt securities In accordance with IFRS, if the amount of the impairment previously recorded on a fixed income security decreases and the decrease can be objectively related to an event occurring after the impairment, such as an improvement in the debtor’s credit rating, the impairment is reversed through net income. Such reversals can not result in a carrying amount of a security in excess of the carrying amount prior to the impairment. In accordance with US GAAP, reversals of impairments recorded on debt securities are not permitted. Therefore, the reconciliation adjustment to net income represents the elimination of the reversal of impairments on debt securities, net of policyholder participation.

As described in Note 3, the adoption of IAS 39 revised required a change to the Allianz Group’s accounting policy for reversals of impairments of equity securities. IAS 39 revised required retrospective application of this change which results in the Allianz Group’s accounting policy with regards to reversals of impairments of equity securities under IFRS to be consistent with US GAAP. As a result, a reconciliation adjustment to net income is no longer required to be included with regards to reversals of equity securities.

Realized gains from equity securities On the date the Allianz Group no longer exercises significant influence over an investee accounted for under the equity method, the investment is transferred to securities available for sale and it is recorded at fair value with its previous carrying amount becoming its cost basis. The carrying amount prior to transfer, as determined in accordance with IFRS and US GAAP may be different. Subsequent to the transfer, these differences in cost basis are realized upon disposal of the equity securities. As a result of the sale of certain equity securities, which previously were accounted for as associated companies, a difference in the cost basis resulted in a lower amount of realized gains in accordance with US GAAP than in accordance with IFRS.

Loans and receivables As described in Note 3, as a result of the adoption of IAS 39 revised, the Allianz Group reclassified certain available-for-sale debt securities to loans and advances to banks and loans and advances to customers. IAS 39 revised required retrospective application of this change to the Allianz Group’s accounting policies. In accordance with US GAAP, these securities continue to be classified as available-for-sale debt securities. Therefore, the reconciliation adjustment to shareholders’ equity represents the unrealized gains and losses related to the available-for-sale debt securities, net of policyholder participation, under US GAAP.

Reversals of impairments of real estate In accordance with IFRS, if the amount of a previously recognized impairment decreases, the impairment is reversed through net income. However, such reversals do not result in a carrying amount that exceeds what would have been the carrying amount had the impairment not been recorded. In accordance with US GAAP, reversals of impairments recorded on real estate are not permitted. Therefore, the reconciliation adjustments to net income and shareholder’s equity represents the elimination of reversals of impairments of real estate less the related accumulated depreciation.

Realized gains from real estate The Allianz Group entered into certain sales leaseback transactions that resulted in the Allianz Group recognizing realized gains from the sale of the real estate and treating the leases as operating leases in accordance with IFRS. In accordance with US GAAP, the Allianz Group is required to defer and amortize over the related lease term these realized gains. Therefore, the reconciliation adjustment to net income and shareholder’s equity represents the reversals of realized gains net of accumulated amortization.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

(d) Equity method investees

During the first quarter of the year ended December 31, 2003, the Allianz Group reduced its shareholdings in Munich Re from 22.4% to slightly less than 20%. As a result, as of March 31, 2003, Munich Re was no longer accounted for as an associated company. Additionally, on October 23, 2003, the Allianz Group sold a significant part of its 43.6% ownership in Beiersdorf AG to Tchibo Holding AG, Hamburg, HGV Hamburger Gesellschaft für Vermögens und Beteiligungsverwaltung, Hamburg und Troma Alters-und Hinterbliebenenstiftung, Hamburg. The disposal was effective in December 2003 and resulted in Allianz Group’s ownership in Beiersdorf AG being less than 20%. As a result, Beiersdorf AG was no longer accounted for as an associated company at December 31, 2003. The carrying amounts of these two investments were transferred to securities available for sale upon the discontinuation of equity method accounting.

The following describes reconciliation differences between IFRS and US GAAP that resulted prior to these investments being transferred to securities available for sale. In accordance with IFRS, associated companies are accounted for under the equity method, in which the Allianz Group records its share of the net income or loss of the associate as reported on an IFRS basis. For US GAAP, adjustments have been made to calculate net income and equity of significant associates on the basis of US GAAP.

Historically, the most significant associated companies of the Allianz Group have included financial services companies, and thus the nature of significant IFRS to US GAAP differences for these investees is similar to the adjustments recorded by the Allianz Group. Such adjustments included differences in treatment of changes in tax rates, elimination of goodwill amortization, and differences in accounting for investments.

The most significant net income and stockholders’ equity reconciliation adjustments for the year ended December 31, 2003, include the elimination of goodwill amortization, and corresponding accumulated amortization, recognized at the associate level and goodwill amortization recorded by the Allianz Group related to its investments in associates.

During the year ended December 31, 2002, the Allianz Group reduced the time lag in accounting for all material investments in associates to a period of no more than three months for both IFRS and US GAAP. The Allianz Group accounted for this change in time lag by recording the income and equity changes which occurred during the catch-up period (i.e. June 30, 2001 to September 30, 2001), less any amounts that were already reflected in the previous reporting period due to their significance, directly in the Allianz Group’s shareholders’ equity during the year ended December 31, 2002 for both IFRS and US GAAP. The amount of additional income directly recorded in US GAAP shareholders’ equity, resulting from the IFRS and US GAAP differences within this catch-up amount, was €4 mn.

The other significant reconciliation adjustments for the year ended December 31, 2002, include an adjustment to net income to eliminate a gain on the sale of Allianz AG shares recorded by one associated company which was recognized by the Allianz Group through its equity method accounting for IFRS purposes but is recorded directly to shareholders’ equity, similar to a treasury stock transaction, for US GAAP purposes. Adjustments to net income were also recognized for the elimination of goodwill amortization expense recognized at the associate level and expense recorded by the Allianz Group related to goodwill included within its overall investments in associates balance. Additionally, adjustments were recognized for the reduction of deferred taxes on German investment securities held by one associated company as of December 31, 2001, at which time that associated company made a final determination of the ability to realize the related tax benefit. This adjustment was recorded during the year ended December 31, 2002, due to the reporting lag used in recording the Allianz Group’s investment in this associate.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

(e) Restructuring charges

Under IFRS, restructuring provisions include certain early retirement provisions that are recognized in their entirety upon the employee accepting the early retirement offer. Under US GAAP, these early retirement provisions are recognized over the service period. Therefore, the reconciliation adjustment to net income and shareholder’s equity represents the reversal of compensation expense.

(f) Deferred compensation

In accordance with terms of employment contracts, the Allianz Group has deferred the payment of certain amounts of incentive compensation awards to employees. Employees vest in the deferred amounts over three years. In accordance with IFRS, these deferred amounts are recognized as expense in the year of the award, which is when the Allianz Group is constructively obligated to pay the award. In accordance with US GAAP, the deferred amounts are recognized as expense over the period in which the employee provides services to the Allianz Group, which is considered to be the three-year vesting period. Therefore, the reconciliation adjustment to net income and shareholder’s equity represents the reversal of compensation expense.

(g) Guarantees

Under IFRS, guarantees related to indemnifications are not recorded unless it is probable a loss will occur. In accordance with US GAAP, guarantees related to indemnification contracts are required to be recorded at fair value. Related to the sale of certain investments during 2004, the Allianz Group recorded a liability related to guarantees for US GAAP.

(h) Financial assets and liabilities designated at fair value through income

As a result of the adoption of IAS 39 revised, the Allianz Group reclassified certain available-for sale securities to financial assets designated at fair value through income as a result of the change as described in the following paragraph regarding adoption of IAS 32 revised. In addition, the Allianz Group reclassified certain loans to banks and loans to customers to financial assets designated at fair value and certain financial liabilities to financial liabilities designated at fair value through income in the Banking Segment to reduce accounting mismatches. Under US GAAP, these financial assets and liabilities will continue to be accounted for according to their previous accounting basis.

In addition, as described in Note 3, as a result of the adoption of IAS 32 revised, the Allianz Group was required to reclassify the minority interests in shareholders’ equity of certain consolidated investment funds to liabilities. These liabilities are required to be recorded at redemption amount with changes recognized in net income. As the redemption amount of these liabilities is their fair value, these liabilities are included in financial liabilities carried at fair value through income as liabilities for puttable equity instruments. IAS 39 revised required retrospective application of this change. Under US GAAP, these puttable equity instruments will continue to be classified as minority interests.

IAS 32 and IAS 39 requires retrospective application of these changes. Therefore, the reclassification adjustments to net income and shareholders’ equity represent the elimination of these changes under US GAAP.

(i) Insurance liabilities

As described in Note 3, the adoption of IFRS 4 resulted in the Allianz Group recognizing a liability for certain discretionary participating features. IFRS 4 requires retrospective application of these changes. Under US GAAP, these discretionary participating feature are recognized in equity. Therefore, the reconciliation adjustment to net income and shareholders’ equity represents the elimination of these liabilities under US GAAP.

(j) Share based compensation

As described in Note 3, the adoption of IFRS 2 resulted in a change to the Allianz Group’s accounting policy for the Class B Plan of PIMCO

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

LLC. As a result of the shares issued under the Class B plan being puttable by the holder, the shares issued are required to be classified a cash settled plan under IFRS. Therefore, the shares issued under the plan are recognized as liabilities and measured at fair value with changes recognized in net income. IFRS 2 requires retrospective application of this change. Under US GAAP, the Class B Plan continues to be classified an equity settled plan. Therefore, the reconciliation adjustment to net income and shareholders’ equity represents the elimination of the additional compensation expense recognized under IFRS for these shares.

(k) Income taxes

In accordance with IFRS, the effect on deferred taxes resulting from a change in tax laws or rates is recognized in the income statement except to the extent the change relates to transactions recognized directly in shareholders’ equity. The effect on deferred taxes for transactions originally recognized directly in shareholders’ equity are allocated directly to shareholders’ equity.

In accordance with US GAAP, the effect on deferred taxes of a change in tax laws or rates is recognized in the income statement including the effect for transactions originally recognized directly in shareholders’ equity.

The following table indicates the amounts recognized in US GAAP net income (loss) for changes in tax laws and rates related to transactions recognized directly to shareholders’ equity under IFRS:

	2004	2003	2002
	€ mn	€ mn	€ mn
Before elimination of minority interests	—	25	—
After elimination of minority interests	—	(80)	—

The adjustment concerning the change in tax laws and tax rates during the year ended December 31, 2003, primarily relates to a change in tax law in Germany in December 2003 affecting life/health insurance companies through the taxation of capital gains and dividends effective beginning January 1, 2004. Additionally, the net income adjustment for the year ended December 31, 2003 also includes a reduction in the federal tax rates within Italy (effective January 1, 2004), as well as a change in tax law whereby all unrealized gains/losses and impairments/reversals of impairments on participations in strategic investments have become exempt from taxation (effective January 1, 2004).

The tax effect of all other US GAAP adjustments, primarily investments and intangibles, during the years ended December 31, 2004, 2003 and 2002, amounted to tax benefits (expense) of €168 mn, €332 mn and €(70) mn, respectively.

The Allianz Group has elected to utilize the portfolio method in its US GAAP accounting treatment for the accumulated deferred tax amounts recorded within stockholders’ equity which relate to the net unrealized gains of available-for-sale securities that are no longer taxable. Under the portfolio method, the accumulated deferred tax amounts recorded within stockholders’ equity will not be recognized in the income statement as income tax expense in future periods as long as the Allianz Group maintains an available-for-sale investment portfolio.

(l) Minority interest in earnings

The reconciliation adjustment to net income represents the effect of the US GAAP adjustments on minority interests in earnings. The reconciliation adjustment to shareholders’ equity represents effect of the US GAAP adjustments on minority interests in shareholders’ equity and the reclassification of minority interests in shareholders’ from equity under IFRS to liability under US GAAP and the reclassification of certain puttable instruments to liabilities.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

The following table represents the reconciliation of the Allianz Group’s minority interests in shareholders’ equity between IFRS and US GAAP for the years ended December 31:

	Shareholders’ Equity
	2004	2003
	€ mn	€ mn
Amounts determined in accordance with IFRS	7,696	7,266
Valuation and recognition differences as noted above	36	23
Reclassification of puttable instruments related to consolidated investment funds from liabilities	1,389	792
Reclassification of puttable instruments related to share based compensation to liabilities	410	283

Total	9,531	8,364

Presentation Differences

In addition to the valuation and recognition differences, other differences, essentially related to presentation, exist between IFRS and US GAAP. Although there is no impact on IFRS and US GAAP reported net income (loss) or shareholders’ equity due to these differences, it may be useful to understand them to interpret the condensed consolidated financial statements presented in accordance with US GAAP in this note. The following is a summary of presentation differences that relate to the Allianz Group’s consolidated financial statements presented in accordance with IFRS and the condensed consolidated financial statement presented in accordance with US GAAP:

Balance sheet:

a. Investments in associated enterprises and joint ventures are presented in investments excluding funds held by others under reinsurance contracts assumed.

b. When the Allianz Group is the lender in a lending agreement and receives securities as collateral that can be pledged or sold, it recognizes the securities received and corresponding obligations to return them. These securities are reflected as assets in the US GAAP condensed balance sheet in the line “Securities received as collateral”. The offsetting liability is presented in the line “Obligation to return securities received as collateral”.

c. During 2004, Dresdner Bank AG initiated a transaction to sell a portfolio of loans. This transaction was not completed by December 31, 2004, therefore the portfolio of loans is reclassified to loans held for sale for US GAAP reporting purposes. Further, during 2004 Dresdner Bank AG completed a sale of a portfolio loans. For IFRS reporting purposes, the loans were derecognized. For US GAAP reporting purposes, the transaction did not meet the criteria to be derecognized. Therefore, the loans are included in loans held for sale with a corresponding amount included in other liabilities.

d. Other assets are allocated among interest and fees receivable, premium and insurance balances receivables (net), reinsurance recoverables, deferred policy acquisition costs, and other assets.

e. Deferred tax assets and liabilities are presented net.

f. Unearned premiums included in insurance reserves are disclosed separately.

g. Liabilities to banks and liabilities to customers, less amounts for repurchase agreements and registered bonds, are presented separately as deposits.

h. Certificated liabilities, participation certificates and subordinated liabilities, registered bonds and amounts for repurchase agreements are presented as short-term borrowings and long-term debt.

i. Other accrued liabilities, other liabilities, and deferred income are presented within other liabilities.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Income statement:

a. Interest and similar income is primarily allocated between interest and fees on loans, interest and dividends on investment securities, and other income.

b. Other income from investments is presented within realized investment gains and losses.

c. Interest and similar expenses are primarily allocated among interest on deposits, interest on short-term borrowings, and interest on long-term debt, as appropriate.

d. Other expenses for investments are presented primarily within net realized investment gains and losses.

e. Acquisition costs and administrative expenses are allocated among commission and fees, insurance underwriting, acquisition and insurance expenses, salaries and other expenses.

f. Income from investments in associated enterprises and joint ventures is presented outside of revenues.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Condensed consolidated balance sheet information

The following is condensed consolidated balance sheet information of the Allianz Group as of December 31, reformatted to reflect the impacts of the valuation, recording and presentation differences between IFRS and US GAAP:

	US GAAP		IFRS Reformatted
	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn
Assets
Cash and cash equivalents	15,628	25,528	15,628	25,528
Trading account assets	220,001	146,154	240,574	182,242
Investments	323,742	299,634	252,483	235,670
Securities received as collateral	26,199	—	—	—
Separate account assets	15,851	32,460	—	—
Loans (net)	313,839	320,770	377,223	378,295
Loans held for sale	1,591	—	—	—
Interest and fees receivable	5,286	5,394	5,286	5,394
Premium and insurance balances receivables (net)	7,579	8,096	7,579	8,096
Reinsurance recoverables	24,447	27,583	24,447	27,583
Deferred policy acquisition costs	13,474	12,497	13,474	12,497
Goodwill and other intangible assets	18,786	19,023	15,147	16,262
Net deferred tax assets	—	176	—	1,112
Other assets	24,907	27,307	24,338	26,907

Total assets	1,011,330	924,622	976,179	919,586

Liabilities and Shareholders’ Equity
Insurance policy and claims reserves	343,145	299,273	314,330	297,262
Deposits	211,066	222,754	210,922	222,616
Liabilities held for separate accounts	15,848	32,460	—	—
Unearned premiums	12,050	12,198	12,050	12,198
Short-term borrowings	151,622	111,770	151,622	111,770
Long-term debt	56,941	58,612	56,922	58,594
Trading account liabilities	102,141	84,835	145,137	118,238
Obligations to return securities	26,199	—	—	—
Net deferred tax liabilities	948	—	211	—
Other liabilities	48,459	63,531	47,294	63,649

Total liabilities	968,419	885,433	938,488	884,327
Minority interests in consolidated subsidiaries	9,531	8,364	7,696	7,266
Total shareholders’ equity	33,380	30,825	29,995	27,993

Total liabilities and shareholders’ equity	1,011,330	924,622	976,179	919,586

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Condensed consolidated income statement information

The following is condensed consolidated income statement information of the Allianz Group for the years ended December 31, reformatted to reflect the impacts of the valuation, recording and presentation differences between IFRS and US GAAP:

	US GAAP			IFRS Reformatted
	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	56,789	55,978	55,133	56,789	55,978	55,133
Interest and fees on loans	6,725	8,079	11,058	9,954	11,064	13,817
Interest and dividends on investment securities	12,605	12,684	14,131	9,279	9,617	11,372
Trading income	2,813	243	1,507	1,658	519	1,507
Realized investment gains and losses (net)	1,714	(721)	(6,178)	2,507	3,038	(8,728)
Commissions and fees	5,702	5,420	5,753	5,702	5,420	5,753
Other income	3,739	4,850	5,482	3,716	4,903	5,405

Total income	90,087	86,533	86,886	89,605	90,539	84,259

Interest on deposits	1,993	2,297	2,926	1,950	2,297	2,926
Interest on short-term borrowings	1,380	1,972	2,530	1,379	2,096	2,530
Interest on long-term debt	2,374	2,478	5,485	2,374	2,478	5,485

Total interest expense	5,747	6,747	10,941	5,703	6,871	10,941

Total income, net of interest expense	84,340	79,786	75,945	83,902	83,668	73,318

Benefits, claims, and loss expenses incurred	53,326	50,432	49,528	52,255	52,240	48,683
Provision for loan losses	354	1,027	2,241	354	1,027	2,241

Total provisions for losses, loss expenses, and loan losses	53,680	51,459	51,769	52,609	53,267	50,924

Insurance underwriting, acquisition and insurance expenses	14,616	13,919	15,129	15,431	14,435	15,204
Goodwill and other intangibles amortization	349	507	318	1,164	1,413	1,162
Other expenses	10,881	14,176	14,252	10,432	13,756	14,352

Total operating expenses	25,846	28,602	29,699	27,027	29,604	30,718

Income before income (net) from investments in associated enterprises and joint ventures, income tax expense, and minority interests	4,814	(275)	(5,523)	4,266	797	(8,324)
Income (net) from investments in associated enterprises and joint ventures	755	3,115	3,777	777	3,014	4,259
Income tax expense	(1,441)	163	1,077	(1,609)	(194)	1,147

Income before minority interests	4,128	3,003	(669)	3,434	3,617	(2,918)
Minority interests in income of consolidated subsidiaries	(1,247)	(758)	(591)	(1,168)	(926)	(325)

Net income (loss)	2,881	2,245	(1,260)	2,266	2,691	(3,243)

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Cash flows

The cash flow statement has been prepared under the provisions of IAS 7, Cash Flow Statements (IAS 7). The presentation requirements of IAS 7 vary in some respects from the presentation requirements of US GAAP. These presentation differences are summarized as follows:

Cash flows from operating activities include the following item that would be included in cash flows from investing activities under US GAAP:

	Amount for the years ended December 31,
Item	2004	2003	2002
	€ mn	€ mn	€ mn
Change in loans and advances to banks and customers	(10,862)	(50,354)	31,348

Cash flows from operating activities include the following items that would be included in cash flows from financing activities under US GAAP:

	Amount for the years ended December 31,
Item	2004	2003	2002
	€ mn	€ mn	€ mn
Change in liabilities to banks and customers	18,329	48,666	(8,215)
Change in certificated liabilities	5,786	(14,393)	(1,727)

Net income per share

Net income per share is calculated excluding the effect of Allianz AG shares held by associated companies. During the year ending December 31, 2004, associated companies did not hold any Allianz AG shares (2003: weighted-average of 3,728,666 and 2002: weighted-average of 13,675,568).

Recently issued US accounting pronouncements

In March 2003, the Emerging Issues Task Force (“EITF”) reached further consensus on Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF 03-1”). EITF 03-1 provides accounting guidance regarding the determination of when an impairment of debt and marketable equity securities and investments accounted for under the cost method should be considered other-than-temporary and recognized in income. An EITF 03-1 consensus reached in November 2003 also requires certain quantitative and qualitative disclosures for debt and marketable equity securities classified as available-for-sale or held-to-maturity under SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. The Allianz Group complied with the disclosure requirements of EITF 03-1 which were effective as of December 31, 2003. The accounting guidance of EITF 03-1 relating to the recognition of other-than temporary impairments which was to be effective in the third quarter of 2004 has been delayed pending the development of additional guidance. The Company is actively monitoring the deliberations relating to this issue at the Financial Accounting Standards Board (“FASB”) and currently is unable to determine the impact of EITF 03-1 on its consolidated financial statements.

In March 2004, the EITF reached consensus on Issue No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128 (“EITF 03-6”). EITF 03-6 provides guidance in determining whether a security should be considered a participating security for purposes of computing earnings per share and how earnings should be allocated to the participating security. EITF 03-6 will be effective for the year ending December 31, 2005.

In March 2004, the EITF reached consensus on Issue No. 03-16, Accounting for Investments in Limited Liability Companies (“EITF 03-16”). EITF 03-16 provides guidance regarding whether a limited liability company should be viewed as similar to a corporation or similar to a partnership for purposes of determining whether a noncontrolling investment should be accounted for using the cost method or the

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

equity method of accounting. EITF 03-16 will be effective for the year ending December 31, 2005.

In June 2004, the EITF reached a consensus on Issue 02-14, Whether the Equity Method of Accounting Applies When an Investor Does Not Have an Investment in Voting Stock of an Investee but Exercises Significant Influence through Other Means (“EITF 02-14”). The consensus reached indicates that in situations where an investor has the ability to exercise significant influence over the investee, an investor should apply the equity method of accounting only when it has either common stock or “in-substance” common stock of a corporation. EITF 02-14 prohibits the application of the equity method in instances where an investment is neither common stock nor “in-substance” common stock. EITF 02-14 will be effective for the year ending December 31, 2005.

In December 2003, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 03-3 (“SOP 03-3”), Accounting for Certain Loans or Debt Securities Acquired in a Transfer, which addresses the accounting for certain loans acquired in a transfer when it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable. SOP 03-3 requires acquired loans with evidence of credit deterioration to be recorded at fair value and prohibits recording any valuation allowance related to such loans at the time of purchase. This SOP limits the yield that may be accreted on such loans to the excess of the investor’s estimated cash flows over its initial investment in the loan. The excess of contractual cash flows over cash flows expected to be collected is not to be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected are recognized as impairment. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of SOP 03-3. SOP 03-3 is effective for loans acquired after January 1, 2005.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which replaces SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The Allianz Group will early adopt SFAS 123R during the year ending December 31, 2005.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“SFAS 153”). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the year ending December 31, 2006.

The Allianz Group is currently assessing the impact of the new standards on its condensed consolidated financial statements presented in accordance with US GAAP contained in this footnote.

Recently adopted US accounting pronouncements

Effective January 1, 2004, the Allianz Group adopted FASB Staff Position (“FSP”) 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which supersedes FSP 106-1 of the same title issued in January 2004. FSP 106-2 provides guidance on accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Act”) that was signed into law on December 8, 2003. The Act allows for a tax-free government subsidy to employers providing “actuarially equivalent” prescription drug benefits to its Medicare eligible

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

retirees. The adoption of FSP 106-2 did not have a material effect on the Allianz Group’s consolidated financial statements.

Effective January 1, 2004, the Allianz Group adopted Statement 133 Implementation Issue No. B36, Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments (“Issue B36”). Issue B36 concluded that (i) a company’s funds withheld payable and/or receivable under certain reinsurance arrangements, and (ii) a debt instrument that incorporates credit risk exposures that are unrelated or only partially related to the creditworthiness of the obligor include an embedded derivative feature that is not clearly and closely related to the host contract. Therefore, the embedded derivative feature is measured at fair value on the balance sheet and changes in fair value are reported in income. The adoption of Issue B36 did not have a material effect on the Allianz Group’s consolidated financial statements.

In September 2004, the EITF affirmed its previous consensus regarding Issue 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share (“EITF 04-8”). The guidance in EITF 04-8 requires that contingently convertible instruments be included in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger has been met. EITF 04-8 was effective for the year ending December 31, 2004. The adoption of EITF 04-8 did not have an effect on the Allianz Group’s consolidated financial statements.

Variable Interest Entities

In December 2003, the FASB issued FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), which revised the original FIN 46 guidance issued in January 2003. FIN 46R introduces a new concept of a variable interest entity (VIE) and determining when an entity should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements. A VIE is an entity (1) that has a total equity investment at risk that is not sufficient to finance its activities without additional subordinated financial support from other parties, or (2) where the group of equity owners does not have the ability to make significant decisions about the entity’s activities through voting or similar rights, or the obligation to absorb the entity’s expected losses, or the right to receive the entity’s expected residual returns.

FIN 46R requires that a VIE be consolidated if a party with an ownership, contractual or other financial interest in the VIE is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. The holder of a variable interest that consolidates the VIE is the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest.

The Allianz Group is involved with a variety of VIEs including asset securitization entities, investment funds and investment conduits. The Allianz Group is involved in asset securitization entities through arranging, facilitating, and in certain cases, managing investment conduits for banking customers in connection with asset-backed security transactions where the VIEs receive the underlying assets, such as trade or finance receivables (including credit cards, auto finance loans, sale, rent and lease receivables) from the Allianz Group’s banking customers and securitizes such assets to provide customers with cost-efficient financing.

In providing these services, the Allianz Group may in some instances have a financial interest in such financing structures. However, the risk of financial loss may be mitigated through participations in such losses by other third- party investors.

The Allianz Group also engages in establishing and managing investment fund VIEs with a goal of

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

developing, marketing and managing these funds. During the establishment phase of these funds, the Allianz Group may provide initial capital for the VIEs to acquire securities until sufficient third-party investors purchase participations in the funds or the VIEs are terminated. Certain of these VIE’s funds may include capital maintenance and/or performance guarantees given to the investors. These guarantees differ both in terms of amount and duration according to the relevant arrangements. The Allianz Group receives fee and commission income from investors for the management of these VIEs.

The Allianz Group adopted the provisions of FIN 46R on the date the relationship began for all VIEs that the Allianz Group became involved with after January 31, 2003. For all relationships with VIEs that began before February 1, 2003, the Allianz Group adopted the provisions of FIN 46R on January 1, 2004.

On January 1, 2004, the Allianz Group consolidated certain special purpose entities, established prior to February 1, 2003, which are used to conduct asset securitizations of finance receivables that are sold to third-parties. The Allianz Group considers itself to be the primary beneficiary for these special purpose entities through its involvement in the capacity of program administrator, liquidity provider and credit enhancer. As of January 1, 2004, total assets held by these VIEs which had to be consolidated in the Allianz Group’s consolidated financial statements were €6,327 mn.

The following table reflects all VIEs for which the Allianz Group is the primary beneficiary, however does not hold a majority voting interest. These VIEs are consolidated in the Allianz Group’s consolidated financial statements for the year ended December 31, 2004.

	Year ended December 31, 2004
Type of VIE	Total assets	Consolidated assets which are collateral for VIE’s obligations	Amount of consolidated assets which are collateral for VIE’s obligations	Creditor’s recourse to Allianz Group assets
	€ mn		€ mn	€ mn
Asset-backed securities transaction	16,407	Corporate notes	16,407	—
Equity derivatives transaction	1,095	Derivatives, equity and cash balances	1,095	—
Group funding vehicle	1,524	Corporate notes	1,524	—
Investment funds	59		59	—

Total	19,085		19,085	—

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

The following table reflects the VIEs for which the Allianz Group has a significant variable interest but which are not consolidated as the Allianz Group is not the primary beneficiary as of December 31, 2004.

Type of VIE	Nature of Allianz Group’s involvement with VIEs	Total assets	Allianz Group’s maximum exposure to loss
		€ mn	€ mn
Investment funds	Guarantee obligations	1,814	1,735

Vehicles primarily used for asset-backed security transactions	Arranger, establisher, servicer, liquidity provider and/or investment counterparty	21,451	2,698

Vehicles used for CBO and CDO transactions	Investment manager and/or equity holder	8,290	3

Total		31,555	4,436

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

48    Selected subsidiaries and other holdings

OPERATING SUBSIDIARIES	Equity	% owned(1)
	€ mn
AGIS Allianz Dresdner Informationssysteme GmbH, Munich	208	99.9
Allianz Capital Managers GmbH, Munich	7	100.0
Allianz Capital Partners GmbH, Munich	542	100.0
Allianz Dresdner Bauspar AG, Bad Vilbel	92	100.0
Allianz Global Investors Advisory GmbH, Frankfurt am Main	3	100.0
Allianz Global Investors AG, Munich	2,955	100.0
Allianz Global Risks Rückversicherungs-AG, Munich	602	100.0
Allianz Immobilien GmbH, Stuttgart	5	100.0
Allianz Lebensversicherungs-AG, Stuttgart	1,307	91.0
Allianz Marine & Aviation Versicherungs-AG, Hamburg	115	100.0
Allianz Pensionskasse AG, Stuttgart	112	100.0
Allianz Private Equity Partners GmbH, Munich	0.04	100.0
Allianz Private Krankenversicherungs-AG, Munich	320	100.0
Allianz ProzessFinanz GmbH, Munich	0.4	100.0
Allianz Versicherungs-AG, Munich	2,386	100.0
Allianz Zentrum für Technik GmbH, Munich	0.2	100.0
Bayerische Versicherungsbank AG, Munich	834	90.0
DEGI Deutsche Gesellschaft für Immobilienfonds mbH, Frankfurt am Main	23	94.0
Deutsche Lebensversicherungs-AG, Berlin	35	100.0
DEUTSCHER INVESTMENT-TRUST Gesellschaft für Wertpapieranlagen mbH, Frankfurt am Main	101	100.0
Dresdner Bank AG, Frankfurt am Main	10,547	100.0
dresdner bank investment management Kapitalanlagegesellschaft mbH, Frankfurt am Main	24	100.0
Euler Hermes Kreditversicherungs-AG, Hamburg	134	100.0
Frankfurter Versicherungs-AG, Frankfurt am Main	484	100.0
Lombardkasse AG, Berlin	24	100.0
Münchner und Magdeburger Agrarversicherung AG, Munich	5	58.5
Oldenburgische Landesbank AG, Oldenburg	435	89.3
Reuschel & Co. Kommanditgesellschaft, Munich	138	97.5
Vereinte Spezial Krankenversicherung AG, Munich	9	100.0
Vereinte Spezial Versicherung AG, Munich	45	100.0

OPERATING SUBSIDIARIES	Equity	% owned(1)
	€ mn
Adriática de Seguros C.A., Caracas	19	97.0
AGF Asset Management S. A., Paris	53	99.9
AGF Belgium Insurance, Brussels	412	100.0
AGF Brasil Seguros S. A., Sao Paulo	92	69.4
AGF La Lilloise, Paris	35	99.9

(1)	Percentage includes equity participations held by dependent enterprises in full, even if the Allianz Group’s share in the dependent enterprise is under 100%.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

OPERATING SUBSIDIARIES	Equity	% owned(1)
	€ mn
Alba Allgemeine Versicherungs-Gesellschaft, Basel	19	100.0
Allianz Australia Limited, Sydney	477	100.0
Allianz Bulgaria Insurance and Reinsurance Company Ltd., Sofia	22	77.9
Allianz Bulgaria Life Insurance Company Ltd., Sofia	7	99.0
Allianz Compañía de Seguros y Reaseguros S.A., Barcelona	504	99.9
Allianz Cornhill Insurance plc., London	1,052	98.0	(2)
Allianz EFU Health Insurance Ltd., Karachi	1	76.0
Allianz Egypt Insurance Company S.A.E., Cairo	6	85.0
Allianz Egypt Life Company S.A.E., Cairo	6	96.0
Allianz Elementar Lebensversicherungs-Aktiengesellschaft, Vienna	96	100.0
Allianz Elementar Versicherungs-Aktiengesellschaft, Vienna	335	99.9
Allianz Europe Ltd., Amsterdam	745	100.0
Allianz Fire and Marine Insurance Japan Ltd., Tokyo	7	100.0
Allianz General Insurance Company S.A., Athens	27	100.0
Allianz General Insurance Malaysia Berhad p.l.c., Kuala Lumpur	62	98.6
Allianz Global Investors Luxembourg S. A., Luxembourg	50	100.0
Allianz Global Investors of America L. P., Delaware	806	93.6
Allianz Global Risks US Insurance Company, Burbank	4,935	100.0
Allianz Hungária Biztosító Rt., Budapest	128	100.0
Allianz Insurance Company of Singapore Pte. Ltd., Singapore	16	100.0
Allianz Insurance (Hong Kong) Limited, Hong Kong	8	100.0
Allianz Irish Life Holdings p.l.c., Dublin	299	66.4
Allianz Life Insurance Co. Ltd., Seoul	437	100.0
Allianz Life Insurance Company of North America, Minneapolis	2,370	100.0
Allianz Life Insurance Company S.A., Athens	21	100.0
Allianz Life Insurance Malaysia Berhad p.l.c., Kuala Lumpur	20	100.0
Allianz Marine & Aviation France, Paris	115	99.9
Allianz México S.A. Compañía de Seguros, Mexico-City	59	100.0
Allianz Nederland Levensverzekering N.V., Utrecht	255	100.0
Allianz Nederland Schadeverzekering N.V., Rotterdam	254	100.0
Allianz of America Inc., Wilmington	7,989	100.0
Allianz poistóvna a.s., Prague	73	100.0
Allianz President Life Insurance, Taipeh	44	50.0	(3)
Allianz Re Dublin Ltd., Dublin	15	100.0
Allianz Risk Transfer AG, Zurich	390	100.0
Allianz Slovenská poist’ovna a. s., Bratislava	213	84.6
Allianz Subalpina Società di Assicurazioni e Riassicurazioni S. p. A., Turin	252	97.9
Allianz Suisse Lebensversicherungs-Gesellschaft, Zurich	319	99.9
Allianz Suisse Versicherungs-Gesellschaft, Zurich	597	100.0
Allianz Tiriac Insurance S.A., Bucharest	30	51.6
Allianz Underwriters Insurance Company, Burbank	41	100.0
Allianz (UK) Limited, Guildford	660	100.0
Allianz Worldwide Care Ltd., Dublin	18	100.0
Allianz Zagreb d.d., Zagreb	10	80.1

(1)	Percentage includes equity participations held by dependent enterprises in full, even if the Allianz Group’s share in the dependent enterprise is under 100%.

(2)	99.91% of the voting share capital.
(3)	Controlled by Allianz.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

OPERATING SUBSIDIARIES	Equity	% owned(1)
	€ mn
Assurances Générales de France, Paris	5,903	62.0
Assurances Générales de France IART, Paris	2,286	99.9
Assurances Générales de France Vie, Paris	2,426	99.9
Banque AGF, Paris	448	99.9
Cadence Capital Management LLC, Boston	5	75.9
Colseguros Generales S. A., Bogota	23	99.9
Commercial Bank Allianz Bulgaria Ltd., Sofia	15	99.4
Compagnie d’Assurance de Protection Juridique S.A., Zug	9	100.0
Companhia de Seguros Allianz Portugal S.A., Lisbon	131	64.8
Dresdner Bank Luxemburg S.A., Luxembourg	907	100.0
Dresdner Bank (Schweiz) AG, Zurich	105	99.8
Dresdner International Management Services Ltd., Dublin	4	100.0
Dresdner Kleinwort Wasserstein (Japan) Ltd., Hong Kong	225	100.0
Dresdner Kleinwort Wasserstein (South East Asia) Ltd., Singapore	27	100.0
ELVIA Reiseversicherungs-Gesellschaft AG, Zurich	128	100.0
Euler Credito y Caution, Madrid	7	100.0
EULER HERMES SFAC. S.A., Paris	366	100.0
Eurovida, S.A. Compañía de Seguros y Reaseguros, Madrid	42	51.0
Fireman’s Fund Insurance Company, Novato	3,138	100.0
Four Seasons Health Care Ltd., Wilmslow	177	100.0
GENIALLOYD S.p.A., Milan	44	99.9
Insurance Joint Stock Company „Allianz”, Moscow	6	100.0
International Reinsurance Company S.A., Luxembourg	22	100.0
Lloyd Adriatico S.p.A., Triest	828	99.7
Mondial Assistance S.A., Paris Cedex	48	100.0
NFJ Investment Group LP, Dallas	2	100.0
Nicholas Applegate, San Diego	33	100.0
Oppenheimer Capital LLC, Delaware	4	100.0
Pacific Investment Management Company LLC, Delaware	145	91.0
PA Distributors LLC, Delaware	32	100.0
Privatinvest Bank AG, Salzburg	15	74.0
P.T. Asuransi Allianz Utama Indonesia Ltd., Jakarta	14	75.4
RAS Tutela Giudiziaria S.p.A., Milan	9	100.0
RB Vita S.p.A., Milan	215	100.0
RCM Capital Management LLC, San Francisco	25	100.0
RCM (UK) Ltd., London	26	100.0
Riunione Adriatica di Sicurtà S.p.A., Milan	4,767	55.5
T.U. Allianz Polska S.A., Warsaw	41	100.0
T.U. Allianz Polska Zycie S.A., Warsaw	7	100.0
Veer Palthe Voûte N.V., Gouda	17	100.0
Wm. H McGee & Co. Inc., New York	40	100.0

(1)	Percentage includes equity participations held by dependent enterprises in full, even if the Allianz Group’s share in the dependent enterprise is under 100%.
(2)	99.99% of the voting share capital.
(3)	Controlled by Allianz.

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

ASSOCIATED ENTERPRISES(1)	Equity	% owned(2)
	€ mn
Eurohypo AG, Frankfurt am Main	6,177	28.5
GECINA, Paris La Défense	3,733	22.4
Bilfinger Berger AG, Mannheim	1,081	25.0
AGF ACTIONS ZONE EURO, Paris	700	35.3
Deutsche Schiffsbank AG, Bremen und Hamburg	493	40.0
MGL Münchner Gesellschaft für Luftfahrtwerte GmbH, Munich	427	50.0
Regina Verwaltungsgesellschaft mbH, Munich	348	50.0
Kommanditgesellschaft Allgemeine Leasing GmbH & Co., Grünwald	220	40.5
Oddo, Paris	195	27.0
AGF Emprunts d’Etat, Paris	179	35.3
AGF VALEUR DURABLES, Paris	173	30.2
AGF Japon, Paris	144	16.9	(4)
BNP-AK-DRESDNER BANK AS, Istanbul	111	33.3
AGF Europe Convertible, Paris	106	38.8
Edile Oblig, Paris	99	23.8
Rendite Partner Gesellschaft für Vermögensverwaltung-mbH, Frankfurt am Main	82	33.3
Koç Allianz Sigorta T.A.S., Istanbul	74	37.1
AGF UK, Paris	45	56.5	(4)
AV Packaging GmbH, Munich	40	50.9	(3)
Russian People’s Insurance Society „Rosno”, Moskow	55	45.7

(1)	Associated enterprises are all those enterprises other than affiliated enterprises or joint ventures, in which the Group has an interest of between 20% and 50% regardless of whether a significant influence is exercised or not. The presented associated enterprises represent 90% of total carrying amount of investments in associated enterprises.
(2)	Including shares held by dependent subsidiaries.
(3)	Voting rights below 50.0%
(4)	(Only) significant influence

OTHER SELECTED HOLDINGS IN LISTED COMPANIES(1)	Market Value	owned(2)	Group equity	Net Profit	Balance sheet date
	€ mn	%	€ mn	€ mn
Banco Popular Espanol S.A., Madrid	1,043	9.5	4,946	888	12/31/2004
Banco Portuguès de Investimento (BPI—SGPS) S.A., Porto	191	8.7	1,490	174	12/31/2003
BASF AG, Ludwigshafen	749	2.6	15,878	977	12/31/2003
Bayer AG, Leverkusen	939	5.2	12,336	(1,349)	12/31/2003
Bayerische Motorenwerke AG, Munich	907	4.1	16,150	1,974	12/31/2003
Beiersdorf AG, Hamburg	530	7.3	1,831	301	12/31/2003
Crédit Agricole S.A., Paris	752	2.3	42,659	3,059	12/31/2003
E.ON AG, Düsseldorf	1,606	3.5	34,399	5,111	12/31/2003
Eni S.p.A., Rome	617	0.8	28,318	6,154	12/31/2003
Hana Bank, Seoul	181	5.0	2,295	366	12/31/2003
Heidelberger Druckmaschinen AG, Heidelberg	286	13.4	1,261	(695)	3/31/2004
KarstadtQuelle AG, Essen	170	10.6	1,709	113	12/31/2003

(1)	Market value Greater-Equal to €100 mn and percentage of shares owned Greater-Equal to 5%, or market value Greater-Equal to €500 mn, without trading portfolio of banking business.
(2)	Percentage includes equity participations held by dependent enterprises in full, even if the Group’s share in this dependent enterprise is under 100% (including consolidated investment funds).

Allianz Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

OTHER SELECTED HOLDINGS IN LISTED COMPANIES(1)	Equity	owned(2)	Group equity	Net Profit	Balance sheet date
	€ mn	%	€ mn	€ mn
Linde AG, Wiesbaden	629	11.5	3,886	109	12/31/2003
mg technologies ag, Frankfurt am Main	171	10.1	1,705	(198)	12/31/2003
Münchener Rückversicherungs-Gesellschaft Aktiengesellschaft in München, Munich	2,028	9.8	19,382	(468)	12/31/2003
RWE AG, Essen	1,094	4.8	9,065	936	12/31/2003
Schering AG, Berlin	1,259	11.8	2,918	446	12/31/2003
Siemens AG, Munich	729	1.3	27,384	3,571	9/30/2004
Total S.A., Paris	822	1.2	31,070	7,219	12/31/2003
Unicredito Italiano S.p.A., Milan	1,300	4.9	13,986	2,090	12/31/2003
Worms et Cie, Paris	367	14.8	2,012	112	12/31/2003
Zagrebacka Banka d.d., Zagreb	170	13.0	677	112	12/31/2003

(1)	Market value Greater-Equal to €100 mn and percentage of shares owned Greater-Equal to 5%, and market value Greater-Equal to €500 mn, without trading portfolio of banking business.
(2)	Percentage includes equity participations held by dependent enterprises in full, even if the Group’s share in this dependent enterprise is under 100% (including consolidated investment funds).

Other interests

Associated or other non-consolidated asset management companies hold the following shareholdings in the listed companies shown below.

	Equity investments held by asset management companies					Interest of the Allianz Group in the Asset Management companies
	Market value	owned	Group equity	Net Profit	Balance sheet date	owned
	€ mn	%	€ mn	€ mn		%
Deutsche Lufthansa AG, Cologne	414	8.6	2,653	(984)	12/31/2003	50
MAN AG, Munich	1,004	24.2	2,784	235	12/31/2003	50

Disclosure of equity investments

Information is filed separately with the Commercial Register in Munich (HRB 7158) and published on our website together with the documentation for the Annual General Meeting.

Schedules

SCHEDULE I

ALLIANZ GROUP

SUMMARY OF INVESTMENTS(1)

DECEMBER 31, 2004

	Amortized cost	Fair Value	Amount shown in balance sheet
	€ mn	€ mn	€ mn
Fixed maturities:
Government and agency mortgage-backed securities (residential and commercial)	9,376	9,356	9,356
Corporate mortgage-backed securities (residential and commercial)	909	950	950
Other asset-backed securities	2,926	3,006	3,006
Government Bonds:
Germany	14,044	14,606	14,603
Italy	23,810	24,973	24,963
France	14,031	15,247	15,247
Spain	7,371	8,016	8,016
United States	4,430	4,447	4,447
Belgium	4,362	4,592	4,592
Austria	3,876	4,072	4,063
Netherlands	3,243	3,414	3,414
Switzerland	3,062	3,168	3,150
Greece	3,038	3,218	3,218
All other countries	17,528	18,237	18,229
Corporate Bonds:
Public utilities	2,428	2,554	2,552
All other corporate bonds	65,940	69,377	69,236
Other	2,769	2,872	2,855

Total fixed maturities	183,143	192,105	191,897
Equity securities:
Common stocks:
Public utilities	3,960	6,426	6,426
Banks, insurance companies, funds	9,853	13,466	13,466
Industrial, miscellaneous and all other	18,235	24,228	24,228
Non-redeemable preferred stocks	58	81	81

Total equity securities	32,106	44,201	44,201
Mortgage loans on real estate	26,033	26,033	26,033
Real Estate	10,628	14,181	10,628
Policy loans	1,721	1,721	1,721
Certificates of Deposit	5,315	5,315	5,315
Short-term investments	678	678	678

Total investments	259,624	284,234	280,473

(1)	Includes all Allianz Group investments except trading portfolios.

Schedules

SCHEDULE II

ALLIANZ AKTIENGESELLSCHAFT

PARENT ONLY CONDENSED BALANCE SHEETS (IFRS BASIS)(1)

At December 31, 2004 and 2003

	2004	2003
	€ mn	€ mn
Assets:
Investment in subsidiaries and affiliates	50,895	55,730
Other invested assets	19,887	24,550
Insurance reserves ceded	3,479	3,978
Cash funds and cash equivalents	40	13
Other assets	6,174	8,424

	80,475	92,695

Liabilities and Shareholders’ Equity:
Insurance reserves	16,039	17,169
Participation certificates and subordinated liabilities	5,126	3,606
Certificated liabilities	2,191	2,636
Other liabilities	27,124	41,291

	50,480	64,702
Shareholders’ equity	29,995	27,993

	80,475	92,695

(1)	For reasons of comparability with the current reporting year, prior year figures were adjusted through reclassifications that do not affect net income or shareholders’ equity.

Schedules

SCHEDULE II

ALLIANZ AKTIENGESELLSCHAFT

PARENT ONLY CONDENSED STATEMENTS OF INCOME (IFRS BASIS)

Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
	€ mn	€ mn	€ mn
Revenues:
Net premiums earned	3,627	3,608	3,783
Investment income	1,165	686	3,161
Other income	114	433	470

	4,906	4,727	7,414
Expenses:
Insurance benefits	2,601	2,855	3,102
Acquisition costs and administrative expenses	1,081	1,160	1,367
Investment expense	1,998	1,707	1,683
Other expense	478	704	578

	6,158	6,426	6,730

Income before tax	(1,252)	(1,699)	684
Income tax benefit	110	797	868

Income before equity in undistributed net income of subsidiaries	(1,142)	(902)	1,552
Equity in undistributed net income of subsidiaries	3,408	3,593	(4,796)

Net Income	2,266	2,691	(3,244)

Schedules

SCHEDULE II

ALLIANZ AKTIENGESELLSCHAFT

PARENT ONLY CONDENSED STATEMENT OF CASH FLOWS (IFRS BASIS)

Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
	€ mn	€ mn	€ mn
Cash flows from operating activities:
Net income	2,266	2,691	(3,244)
Adjustments to reconcile net income to cash provided by operating activities:
Equity in undistributed net income of consolidated subsidiaries	(3,408)	(3,593)	4,796
Change in insurance reserves—net	(631)	(769)	968
Change in other assets	2,250	(1,992)	(2,544)
Change in other liabilities	(14,167)	2,530	3,824

Net cash (used) provided by operating activities	(13,690)	(1,133)	3,800

Cash flows from investing activities:
Change in investments in subsidiaries	4,835	(2,706)	(3,782)
Change in other invested assets	4,663	(3,821)	1,984

Net cash provided (used) in investing activities	9,498	(6,527)	(1,798)

Cash flows from financing activities:
Change in certificated liabilities, participation certificates and subordinated liabilities	1,075	(218)	9,274
Net proceeds from issuance of common stocks and additional paid in capital	86	4,562	16
Dividends paid	(551)	(374)	(362)
Other changes in shareholders’ capital	3,609	3,662	(10,973)

Net cash provided (used) by financing activities	4,219	7,632	(2,045)

Net increase (decrease) in cash	27	(28)	(43)
Cash at January 1	13	41	84

Cash at December 31	40	13	41

Schedules

SCHEDULE III

ALLIANZ GROUP

SUPPLEMENTARY INSURANCE INFORMATION(1)

December 31, 2004, 2003 and 2002

	Deferred policy acquisition Costs GROSS	Future policy benefits, losses, claims and loss expense GROSS	Unearned premiums GROSS	Other policy claims and benefits payable GROSS	Premium revenue (earned) NET
	€ mn	€ mn	€ mn	€ mn	€ mn
At and for the year ended December 31, 2004:
Life/Health	10,378	229,206	228	20,264	19,382
Property-Casualty	3,998	62,998	11,822	1,858	37,407

Total	14,376	292,204	12,050	22,122	56,789

At and for the year ended December 31, 2003:
Life/Health	9,417	216,790	236	14,677	19,402
Property-Casualty	3,416	63,874	11,962	1,873	36,576

Total	12,833	280,664	12,198	16,550	55,978

At and for the year ended December 31, 2002:
Life/Health	7,676	209,165	209	12,736	19,447
Property-Casualty	3,174	66,905	12,039	2,204	35,686

Total	10,850	276,070	12,248	14,940	55,133

(1)	After eliminating intra-Allianz Group transactions between segments.

Schedules

SCHEDULE III

ALLIANZ GROUP

SUPPLEMENTARY INSURANCE INFORMATION(1)

December 31, 2004, 2003 and 2002

	Investment income NET	Benefits claims, losses and settlement expenses NET	Amortization of deferred policy acquisition costs NET	Other operating expenses NET	Premiums written NET
	€ mn	€ mn	€ mn	€ mn	€ mn
At and for the year ended December 31, 2004:
Life/Health	12,448	27,464	1,093	2,305	19,454
Property-Casualty	4,552	26,028	1,569	6,127	37,666

Total	17,000	53,492	2,662	8,432	57,120

At and for the year ended December 31, 2003:
Life/Health	11,238	25,808	120	3,472	19,438
Property-Casualty	6,999	26,431	410	6,766	37,305

Total	18,238	52,239	530	10,238	56,743

At and for the year ended December 31, 2002:
Life/Health	5,035	20,691	227	3,001	19,440
Property-Casualty	5,218	27,976	397	7,359	36,355

Total	10,253	48,667	624	10,360	55,795

(1)	After eliminating intra-Allianz Group transactions between segments.

Schedules

SCHEDULE IV

ALLIANZ GROUP

SUPPLEMENTARY REINSURANCE INFORMATION(3)

For the years ended December 31, 2004, 2003 and 2002

	Direct gross amount	Ceded to other companies	Assumed from other companies	Net amount	Amount assumed to net
	€ mn	€ mn	€ mn	€ mn
2004:
Life insurance in force	681,816	(65,730)	43,949	660,035	6.66%

Premiums earned:
Life/Health insurance(1)	20,174	(1,249)	457	19,382	2.36%
Property-Casualty insurance, including title insurance(2)	40,156	(5,285)	2,536	37,407	6.78%

Total premiums	60,330	(6,534)	2,993	56,789	5.27%

2003:
Life insurance in force	624,901	(62,231)	44,096	606,766	7.27%

Premiums earned:
Life/Health insurance(1)	19,968	(1,242)	676	19,402	3.48%
Property-Casualty insurance, including title insurance(2)	40,111	(5,528)	1,993	36,576	5.45%

Total premiums	60,079	(6,770)	2,669	55,978	4.77%

2002:
Life insurance in force	616,019	(74,308)	48,051	589,762	8.15%

Premiums earned:
Life/Health insurance(1)	19,967	(1,207)	650	19,410	3.35%
Property-Casualty insurance, including title insurance(2)	39,796	(6,150)	2,077	35,723	5.81%

Total premiums	59,763	(7,357)	2,727	55,133	4.95%

(1)	Life/Health have been combined for this schedule.
(2)	Title insurance has been combined with Property-Casualty insurance.
(3)	After eliminating intra-Allianz Group transactions between segments.

RAS GROUP

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

as of December 31, 2004 and 2003 and the years ended December 31, 2004, 2003 and 2002

INDEX

Page
Report of Independent Registered Public Accounting Firm	F-156
Consolidated Balance Sheets as of December 31, 2004 and 2003	F-157
Consolidated Income Statements for the years ended December 31, 2004, 2003 and 2002	F-158
Consolidated Statements of Changes in Shareholders’ Equity for years ended December 31, 2004, 2003 and 2002	F-159
Consolidated Cash Flow Statements for each of the years ended December 31, 2004, 2003 and 2002	F-160
Notes to the Consolidated Financial Statements	F-161
Nature of Operations and Basis of Presentation	F-161
Summary of Significant Accounting Policies	F-161
Recently Adopted Accounting Pronouncements	F-170
Consolidation	F-178
Segment Reporting	F-179
Supplementary Information on RAS Group Assets	F-180
Supplementary Information on RAS Group Liabilities and Equity	F-180
Supplementary Information on the RAS Group Consolidated Income Statement	F-182
Other Information	F-184

Summary of significant differences between the accounting principles used in the preparation of the consolidated financial statements and accounting principles generally accepted in the United States of America

F-208
Subsequent Events	F-210
Selected Subsidiaries	F-211
Schedules:
Schedule I Summary of Investments	F-212

Report of Independent Registered Public Accounting Firm

The Management Board and Supervisory Board of Allianz Aktiengesellschaft:

We have audited the accompanying consolidated balance sheets of Riunione Adriatica di Sicurtà S.P.A. Group (RAS Group) and subsidiaries as of December 31, 2004 and 2003, and the related consolidated income statements, consolidated statements of changes in shareholders’ equity and consolidated cash flow statements for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RAS Group and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with International Financial Reporting Standards.

International Financial Reporting Standards vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in revised Note 38 to the consolidated financial statements.

As described in Note 3 to the financial statements, in connection with adoption of the new and revised International Financial Reporting Standards which became effective January 1, 2005, the RAS Group has revised the 2004 and 2003 financial statements to reflect retrospective application of select accounting principles.

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Munich, Germany

September 28, 2005, except for Note 3 and 38,

as to which the date is December 12, 2005

RAS Group

Consolidated Balance Sheets

as of December 31, 2004 and 2003

		2004	2003
	Note	€ mn	€ mn
ASSETS
Intangible assets	6	489	415
Investments in associated enterprises	7	587	510
Investments	8	36,197	33,970
Loans and advances to banks	9	1,858	1,280
Loans and advances to customers	9	4,100	3,733
Financial assets carried at fair value through income	10	17,396	13,130
Cash and cash equivalents	11	1,035	1,228
Amounts ceded to reinsurers from reserves for insurance and investment contracts	12	1,695	1,710
Deferred tax assets	32	445	542
Other assets	13	7,274	6,522

Total assets		71,076	63,040

		2004	2003
	Note	€ mn	€ mn
SHAREHOLDERS’ EQUITY AND LIABILITIES
Shareholders’ equity	14	7,581	7,030
Hybrid equity	15	45	45
Reserves for insurance and investment contracts	16	38,297	35,578
Liabilities to banks	17	157	43
Liabilities to customers	18	1,832	1,308
Certificated liabilities	19	558	472
Financial liabilities carried at fair value through income	20	16,635	12,999
Other accrued liabilities	21	867	867
Other liabilities	22	4,001	3,570
Deferred tax liabilities	32	1,060	1,071
Deferred income		43	57

Total equity and liabilities		71,076	63,040

RAS Group

Consolidated Income Statements

for the years ended December 31, 2004, 2003 and 2002

		2004	2003	2002
	Note	€ mn	€ mn	€ mn
Premiums earned (net)	23	7,483	7,406	7,308
Interest and similar income	24	1,674	1,712	1,742
Income from investments in associated enterprises (net)	7	161	108	908
Other income from investments	25	478	684	408
Income from financial assets and liabilities carried at fair value through income (net)	26	37	(141)	105
Fee and commission income, and income from service activities	27	391	323	254
Other income		372	458	449

Total income		10,596	10,550	11,174

Insurance and investment contract benefits (net)	28	(6,555)	(6,551)	(6,259)
Interest and similar expenses	29	(58)	(69)	(43)
Other expenses from investments	30	(193)	(420)	(1,258)
Loan loss provisions		(6)	(6)	(1)
Acquisition costs and administrative expenses	31	(2,178)	(2,089)	(2,180)
Amortization of goodwill	6	(49)	(46)	(49)
Other expenses		(444)	(452)	(451)

Total expenses		(9,483)	(9,633)	(10,241)

Earnings from ordinary activities before taxes		1,113	917	933
Taxes	32	(293)	(339)	(132)
Minority interests in earnings		(144)	(84)	36

Net income		676	494	837

Basic earnings per ordinary share	33	€1.01	€.73	€1.16
Diluted earnings per ordinary share	33	€1.01	€.73	€1.16
Basic earnings per savings share	33	€1.03	€.75	€1.20
Diluted earnings per savings share	33	€1.03	€.75	€1.20

RAS Group

Consolidated Statements of Changes in Shareholders’ Equity

for the years ended December 31, 2004, 2003 and 2002

	Paid-in capital	Revenue reserves	Foreign currency translation adjustments	Unrealized gains and losses (net)	Shareholders’ equity before minority interests	Minority interests in shareholders’ equity	Shareholders’ equity
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Balance as of December 31, 2001	2,692	2,578	114	624	6,008	490	6,498
Foreign currency translation adjustments	—	—	(15)	—	(15)	10	(5)
Capital paid in	357	(357)	—	—	—	—	—
Treasury shares	—	(88)	—	—	(88)	—	(88)
Unrealized gains and losses (net)	—	—	—	(227)	(227)	13	(214)
Net income	—	837	—	—	837	(36)	801
Dividends paid	—	(268)	—	—	(268)	(6)	(274)
Miscellaneous	—	83	—	—	83	420	503

Balance as of December 31, 2002	3,049	2,785	99	397	6,330	891	7,221
Foreign currency translation adjustments	—	—	(51)	(2)	(53)	(24)	(77)
Treasury shares	—	(709)	—	—	(709)	—	(709)
Cancellation of treasury shares	(800)	800	—	—	—	—	—
Unrealized gains and losses (net)	—	—	—	503	503	26	529
Net income	—	494	—	—	494	84	578
Dividends paid	—	(295)	—	—	(295)	(11)	(306)
Miscellaneous	—	(151)	—		(151)	(55)	(206)

Balance as of December 31, 2003	2,249	2,924	48	898	6,119	911	7,030
Foreign currency translation adjustments	—	—	10	1	11	5	16
Treasury shares	—	5	—	—	5	—	5
Unrealized gains and losses (net)	—	—	—	256	256	8	264
Net income	—	676	—	—	676	144	820
Dividends paid	—	(403)	—	—	(403)	(41)	(444)
Miscellaneous	—	(139)	—	—	(139)	29	(110)

Balance as of December 31, 2004	2,249	3,063	58	1,155	6,525	1,056	7,581

RAS Group

Consolidated Cash Flow Statements

for the years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
	€ mn	€ mn	€ mn
Operating activities
Net income	676	494	837
Minority interests in earnings	144	84	(36)
Equity in earnings of associates	(137)	(83)	(39)
Amortization and depreciation	71	168	91
Deferred income tax expense	55	110	(352)
Realized gains and losses and reversals of impairments and impairments, net	(339)	(315)	(45)
Financial assets and liabilities carried at fair value through income	(630)	58	(142)
Change in loans and advances to banks and customers	(945)	246	(2,799)
Change in other assets	(465)	(10)	(519)
Change in insurance reserves	1,265	(38)	2,968
Change in deferred acquisition costs	(207)	(271)	(181)
Change in liabilities to banks and customers	638	(304)	75
Change in other liabilities	417	375	451

Net cash flow provided by operating activities	543	514	309

Investing activities
Change in securities available-for-sale	(837)	990	(5,411)
Change in investments held-to-maturity	(271)	(454)	633
Change in real estate	(152)	(100)	245
Other	(15)	83	939

Net cash flow (used in) provided by investing activities	(1,275)	519	(3,594)

Financing activities
Change in SFAS 97 aggregate policy reserves	1,035	90	3,178
Change in hybrid equity and certificated liabilities	86	366	75
Treasury shares	5	(709)	(88)
Dividends	(444)	(306)	(274)
Other	(141)	(133)	488

Net cash flow provided by (used in) financing activities	541	(692)	3,379

Effect of exchange rate changes on cash and cash equivalents	(2)	26	(7)

Change in cash and cash equivalents	(193)	367	87
Cash and cash equivalents at beginning of period	1,228	861	774

Cash and cash equivalents at end of period	1,035	1,228	861

RAS Group

Notes to the Consolidated Financial Statements

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

1    Natu re of operations and basis of presentation

Nature of Operations

Riunione Adriatica di Sicurta S.p.A. (“RAS”) and its subsidiaries (“RAS Group”) are one of the leading financial services providers in Italy, offering insurance, banking and asset management products and services. RAS Group is the fourth-largest property-casualty insurer and second-largest life/health insurer in Italy based on gross premiums written and statutory premiums, respectively, in 2004. RAS also has insurance operations in Austria, Portugal, and Switzerland. With RAS Group’s acquisition of Banca Bnl Investmenti in 2004 and subsequent merger of these operations into RAS’s subsidiary, RASBank, RAS has an increasing presence in Italy’s financial services sector. RAS S.p.A., Milan. RAS is a Soceita per Azioni (“S.p.A.”) incorporated in Italy. It is recorded in the Milan Company Register under its registered address at Corso Italia 23, 20122 Milan, Italy.

The parent company of RAS is Allianz Company Italiana Finanziamenti S.p.A., which owns approximately 55.5% of RAS’s ordinary shares. The ultimate parent company of RAS is Allianz Aktiengesellschaft AG (“Allianz AG”). Allianz AG and its subsidiaries (“the Allianz Group”) have global property-casualty insurance, life/health insurance, banking and asset management operations in more than 70 countries, with the largest of its operations in Europe.

On September 11, 2005, the RAS S.p.A. and Allianz AG announced their intention to merge. All outstanding ordinary and savings shares of RAS S.p.A. will be exchanged for shares of Allianz AG or cash if the merger is approved by the shareholders of RAS S.p.A. and the shareholders of Allianz AG. If approved, the merger is expected to occur in 2006.

Basis of Presentation

The consolidated financial statements of the RAS Group included in Allianz AG’s registration statement on Form F-4 filed with the United States Securities and Exchange Commission (SEC) on September 30, 2005, were prepared in conformity with International Financial Reporting Standards (IFRS) effective as of December 31, 2004 as adopted under European Union (EU) regulations in accordance with clause 292 a of the German Commercial Code (HGB). Since 2002, the designation IFRS applies to the overall framework of all standards approved by the International Accounting Standards Board (IASB). Already approved standards continue to be cited as International Accounting Standards (IAS).

Effective January 1, 2005, a number of new and revised IFRS were introduced some of which required retrospective application to all years presented within a company’s financial statements. As a result, and pursuant to specific requirements and guidance of the SEC in connection with the filing of the registration statement on Form F-4, the RAS Group is revising its previously issued consolidated financial statements for the years ended December 31, 2004 and 2003 filed with the SEC on September 30, 2005. The revision is necessary to retrospectively apply the new and revised IFRS. Retrospective application has the effect of applying the new and revised IFRS to prior periods as if those accounting principles had always been used.

For years through 2004, IFRS did not provide specific guidance concerning the reporting of insurance and reinsurance contracts. Therefore, as envisioned in the IFRS Framework, the provisions embodied under accounting principles generally accepted in the United States of America (US GAAP) have been applied. See Note 3 regarding changes to IFRS effective January 1, 2005. The consolidated financial statements are presented in Euros (€).

Significant differences between IFRS and US GAAP affecting the RAS Group’s consolidated net income and shareholders’ equity have been summarized in Note 38. Condensed consolidated balance sheet and income statement information reflecting the impact of differences between IFRS and US GAAP are also presented in Note 38.

2    Su mmary of significant accounting policies

The accounting policies as follows are consistent with those applied by the Allianz Group.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Principles of Consolidation

The consolidated financial statements of the RAS Group include those of RAS S.p.A., its subsidiaries and certain investment funds and special purpose entities. Subsidiaries, investment funds and special purpose entities that are directly or indirectly controlled by the RAS Group are consolidated (hereafter “subsidiaries”). Subsidiaries are consolidated from the date control is obtained by the RAS Group. Subsidiaries that are disposed are consolidated until the date of disposal. The RAS Group has used interim financial statements for certain subsidiaries whose fiscal year is other than December 31, but not exceeding a lag of three months. The effects of intercompany transactions have been eliminated.

Business combinations are accounted for by applying the purchase method. The purchase method requires that the RAS Group allocate the cost of a business combination by recognizing the acquiree’s identifiable assets, liabilities and certain contingent liabilities at their fair values on the date of acquisition. The cost of a business combination represents the fair value of the consideration given and any costs directly attributable to the business combination. If the acquisition cost of the business combination exceeds the RAS Group’s proportionate share of the fair value of the net assets of the acquiree, the difference is recorded as goodwill. Any minority interest is recorded at the minority’s proportion of the fair value of the net assets of the acquiree.

For business combinations with an agreement date before March 31, 2004, minority interests are recorded at the minority’s proportion of the pre-acquisition carrying amounts of the identifiable assets and liabilities.

Foreign Currency Translation

Foreign currency is translated in accordance with IAS 21, The Effects of Changes in Foreign Exchange Rates, by the method of functional currency. The functional currencies for the RAS Group’s subsidiaries are usually the local currency of the relevant company, e.g., the prevailing currency in the environment where the subsidiary carries out its ordinary activities. In accordance with the functional currency method, assets and liabilities are translated at the closing rate on the balance sheet date and income and expenses are translated at the annual average rate in all financial statements of subsidiaries not reporting in Euro. Any foreign currency translation differences, including those arising in the process of equity consolidation, are recorded in shareholders’ equity as foreign currency translation adjustments.

Currency gains and losses arising from foreign currency transactions (transactions in a currency other than the functional currency of the entity) are reported in other income and other expenses, respectively.

Use of Estimates and Assumptions

The preparation of consolidated financial statements that requires the RAS Group to make estimates and assumptions that affect items reported in the consolidated balance sheet and consolidated income statement, as well as under contingent liabilities. The actual values may differ from those reported. The most important of such items are the reserve for loss and loss adjustment expenses, the aggregate policy reserves, fair value and impairments of investments, goodwill, deferred policy acquisition costs, deferred taxes and reserves for pensions and similar obligations.

Supplementary information on assets

Intangible Assets

Goodwill resulting from business combinations represents the difference between the acquisition cost of the business combination and the RAS Group’s proportionate share of the net fair value of identifiable assets, liabilities and contingent liabilities. Goodwill resulting from business combinations with an agreement date on or after March 31, 2004, is not subject to amortization and is carried at cost less accumulated impairments.

Goodwill resulting from business combinations before March 31, 2004, was amortized on a straight-

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

line basis over its estimated useful life, which is generally ten years for the property-casualty segment, twenty years for the life/health segment, and twenty years for the banking segment. Goodwill resulting from business combinations before March 31, 2004, is carried at cost less accumulated amortization and impairments. As of January 1, 2005, goodwill resulting from business combinations before March 31, 2004, is not subject to amortization.

An annual impairment test of goodwill is conducted on October 1, in addition to whenever there is an indication that goodwill is not recoverable. The impairment review includes comparing the present value of each cash generating unit to its respective carrying value including goodwill. If the present value is greater, an impairment is not recorded. If the carrying value of the cash generating unit in the consolidated balance sheet exceeds the present value of the cash generating unit, the implicit present value of the related goodwill is determined with a corresponding impairment charge recorded reducing the respective goodwill to its present value. Impairments of goodwill are not reversed. Gains or losses realized on the disposal of subsidiaries include any related goodwill.

Intangible assets acquired in business combinations with an agreement date after March 31, 2004, are recorded at fair value on the acquisition date if the intangible asset is separable or arises from contractual or other legal rights. Intangible assets with an indefinite useful life are not subject to amortization. Intangible assets with a definite useful life are amortized over their useful lives. Intangible assets acquired in business combinations with an agreement date before March 31, 2004, were recorded at fair value on the acquisition date and are amortized over their useful lives.

Present value of future profits (“PVFP”) is the present value of net cash flows anticipated in the future from insurance policies in force at the date of acquisition and is amortized over the life of the related contracts. PVFP was determined using discount rates ranging from 12% to 15%. Interest accrues on the unamortized PVFP balance based upon the policy liability or contract rates which range from 3.5% to 8.5%.

Software includes software purchased from third parties or developed internally, which are amortized on a straight-line basis over their useful service lives or contractual terms, generally over 3 to 5 years. Costs for repairs and maintenance are expensed, while improvements if they extend the useful life of the asset are capitalized. For the RAS Group’s Property-Casualty and Life/Health segments amortization of software is allocated amongst several line items according to cost allocation. Amortization of software related to the RAS Group’s Banking and Asset Management segments is included in administrative expenses within the RAS Group’s consolidated income statement.

Similar to goodwill, intangible assets are subject to an annual impairment test, in addition to whenever there is an indication that it is not recoverable. If there are indications that intangible assets are impaired, their respective recoverable amounts are determined. If the recoverable amounts of intangible assets are less than their carrying amounts, an impairment is recorded reducing the respective intangible asset to its current recoverable amount.

Investments in associated enterprises

Associated enterprises are enterprises over which an enterprise included in the consolidated financial statements can exercise a significant influence. A significant influence is presumed if the RAS Group has at least 20% but no more than 50% of the voting rights.

Investments in associated enterprises are generally accounted for using the equity method, such that the carrying amount of the investment represents the RAS Group’s proportionate share of the associates’ net assets. The RAS Group accounts for all material investments in associates on a time lag of no more than three months.

Income from investments in associated enterprises is included as a separate component of

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

total income as the RAS Group considers income earned from such investments to be consistent with revenues such as realized gains, interest, and dividends earned from other investments.

Investments

Investments include securities held-to-maturity, securities available-for-sale, real estate used by third parties and funds held by others under reinsurance contracts assumed.

Securities held-to-maturity are comprised of fixed maturity securities, which the RAS Group has the positive intent and ability to hold to maturity. These securities are carried at amortized cost and the related premium or discount is amortized using the effective interest method over the life of the security. Amortization of premium or discount is included in interest and similar income.

Securities available-for-sale are securities that are not classified as held-to-maturity, loans and advances to banks or customers, financial assets held for trading, of financial assets designated at fair value through income. Securities available-for-sale are carried at fair value. Unrealized gains and losses, which are the difference between fair value and cost, or amortized cost in the case of fixed maturity securities, are included as a separate component of shareholders’ equity, net of deferred taxes, or, taken to the latent reserve for premium refunds to the extent that policyholders will participate in such gains and losses on the basis of statutory or contractual regulations when they are realized. Realized gains and losses on securities are generally determined by applying the average cost method.

Recognition of an impairment loss on held-to-maturity and available-for-sale fixed maturity securities is recorded if there is objective evidence that the cost may not be recovered. If all amounts due according to the contractual terms of the security are not considered collectible, typically due to deterioration in the creditworthiness of the issuer, the security is considered to be other-than-temporarily impaired. Other-than-temporary impairments are not recorded as a result of declines in fair value resulting from general market interest or exchange rate movements unless the RAS Group intends to dispose of the security.

If there is objective evidence that the cost may not be recovered, an available-for sale equity security is considered to be impaired. Objective evidence that the cost may not be recovered, in addition to qualitative impairment criteria, includes a significant or prolonged decline in the fair value below cost. The RAS Group established a policy that an available-for-sale equity security is considered impaired if the fair value is below the weighted-average cost by more than 20% or if the fair value is below the weighted-average cost for greater than nine months, to define the significant criteria and the prolonged criteria, respectively. This policy is applied at the subsidiary level.

If an available-for-sale equity security is impaired based upon the RAS Group’s qualitative or quantitative impairment criteria, any further declines in fair values at subsequent reporting dates are recognized as impairments. Therefore, at each reporting period, equity securities that are determined to be impaired based upon the RAS Group’s impairment criteria, an impairment is recognized for the difference between the fair value and the original cost basis, less any previously recognized impairments.

For fixed income securities, if, in a subsequent period, the amount of the impairment previously recorded on a security decreases and the decrease can be objectively related to an event occurring after the impairment, such as an improvement in the debtor’s credit rating, the impairment is reversed. For fixed maturity securities, such reversals do not result in a carrying amount of a security that exceeds what would have been, had the impairment not been recorded, at the date of the impairment is reversed. Reversals of impairments of available-for-sale equity securities are not recorded.

Real estate used by third-parties (i.e., real property and equivalent rights and buildings,

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

including buildings on leased land) is carried at cost less accumulated depreciation and impairments. Real estate used by third parties is depreciated on a straight-line basis over its estimated life, with a maximum of 50 years. When testing for impairment, the fair value of real estate used by third parties is determined by the discounted cash flow method. Improvement costs are capitalized if they extend the useful life of the asset, otherwise they are recognized as an expense.

Funds held by others under reinsurance contracts assumed relate to cash deposits to which the RAS Group is entitled, but which the ceding insurer retains as collateral for future obligations of the RAS Group. The cash deposits are recorded on the balance sheet at face value, less any impairments for balances that are deemed to not be fully recoverable.

Loans and advances to banks and customers

Loans and advances to banks and customers originated by the RAS Group that are not intended to be sold in the near term are generally carried at their outstanding unpaid principal balance, net of the loan loss allowance, deferred fees and costs on origination, and unamortized premiums or discounts. Interest revenues are accrued on the unpaid principal balance, net of charge-offs. Using the effective interest method, net deferred fees and premiums or discounts are recorded as an adjustment of the interest revenue yield over the lives of the related loans.

Loan impairments and provisions

Impaired loans represent loans for which, based upon current information and events, it is probable that the RAS Group will not be able to collect all interest and principal amounts due in accordance with the contractual terms of the loan agreements.

The loan loss allowance represents management’s estimate of probable losses that have occurred in the loan portfolio and other lending-related commitments.

Loans are charged-off when all economically sensible means of recovery have been exhausted. At the point of charge-off, the loan as well as any specific allowance associated with the loan must be removed from the consolidated balance sheet or a charge may be recorded to directly charge-off the loan. A charge-off may be full or partial. Subsequent to a charge-off, recoveries, if any, are recognized in the consolidated income statement as a credit to the loan loss provisions.

The loan loss provision is the amount necessary to adjust the loan loss allowance to a level determined through the process described above.

Financial assets carried at fair value through income

Financial assets carried at fair value through income include financial assets held for trading and financial assets for unit linked contracts.

Financial assets held for trading consist of debt and equity securities, which have been acquired principally for the purpose of generating a profit from short-term fluctuations in price and derivative financial instruments that do not meet the criteria for hedge accounting with positive market values. Financial assets held for trading are reported at fair value. Changes in fair value are recorded as income from financial assets and liabilities carried at fair value through income (net).

Financial assets for unit linked contracts are measured at fair value with changes recorded in net income.

Derivative financial instruments

The RAS Group uses derivative financial instruments such as swaps and forwards to hedge against changes in interest rates and foreign exchange rates in its investment portfolios.

Substantially all of the RAS Group’s derivative financial instruments do not meet the criteria for

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

hedge accounting and are reported at fair value as financial asset held for trading or financial liabilities held for trading. Gains or losses on these derivative financial instruments arising from valuation at fair value are included in income from financial assets and liabilities carried at fair value through income (net).

Cash and cash equivalents

Cash and cash equivalents include balances with banks payable on demand, balances with central banks, and checks and cash on hand, subject to a maximum term of six months from the date of acquisition.

Reinsurance

Premiums ceded for reinsurance and reinsurance recoveries on benefits and claims incurred are deducted from premiums earned and insurance benefits. Assets and liabilities related to reinsurance are reported on a gross basis. Amounts ceded to reinsurers from reserves for insurance and investment contracts are estimated in a manner consistent with the claim liability associated with the reinsured risks. Accordingly, revenues and expenses related to reinsurance agreements are recognized consistent with the underlying risk of the business reinsured.

Income taxes

The tax shown in the RAS Group’s consolidated income statement consists of the taxes actually charged to individual RAS Group enterprises and changes in deferred tax assets and liabilities.

The calculation of deferred tax is based on temporary differences between the RAS Group’s carrying amounts of assets or liabilities in its consolidated balance sheets and their tax bases. The tax rates used for the calculation of deferred taxes are the local rates applicable in the countries concerned; changes to tax rates already adopted prior to or as of the consolidated balance sheet date are taken into account. Deferred tax assets are recognized if sufficient future taxable income is available for realization.

Other assets

Other assets, amongst others, consist of real estate owned by the RAS Group and used for its own activities, equipment, accounts receivable, deferred policy acquisition costs, prepaid expenses and miscellaneous assets.

Real estate owned by the RAS Group used for its own activities (e.g., real property and buildings, including buildings on leased land) is carried at cost less accumulated depreciation and impairments. The capitalized cost of buildings is calculated on the basis of acquisition cost and depreciated on a straight-line basis over a maximum of 50 years in accordance with their useful lives. Costs for repairs and maintenance are expensed, while improvements if they extend the useful life of the asset are capitalized. An impairment is recognized when the recoverable amount of these assets is less than their carrying amount.

Equipment is carried at cost less accumulated depreciation and impairments. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of equipment ranges from 2 to 10 years, except for purchased information technology equipment, which is 2 to 8 years.

Receivables are recorded at face value less any payments received, net of appropriate valuation allowances.

Deferred policy acquisition costs generally consist of commissions, underwriting expenses and policy issuance costs, which vary with and are directly related to the acquisition and renewal of insurance contracts. Such acquisition costs are deferred, to the extent they are recoverable, and amortized over the life of the related contracts.

Supplementary information on equity and liabilities

Shareholders’ equity

Paid-in capital includes issued capital and capital reserves. Issued capital represents the

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

mathematical per par value received from the issuance of shares. Capital reserves represent the premium (additional paid in capital) received from the issuance of shares.

Revenue reserves include the retained earnings of the RAS Group and treasury shares. Treasury shares held by the RAS Group are deducted from shareholders’ equity at cost.

Any translation differences, including those arising in the process of equity consolidation, are recorded as foreign currency translation adjustments directly in shareholders’ equity without affecting earnings.

Certificated liabilities and hybrid equity

Certificated liabilities and hybrid equity are initially measured at cost, which is the fair value of the consideration received, net of transaction costs incurred. Subsequent measurement is at amortized cost, using the effective interest method to amortize the premium or discount to the redemption value over the life of the liability.

Reserves for insurance and investment contracts

Reserves for insurance and investment contracts include unearned premiums, aggregate policy reserves, reserves for loss and loss adjustment expenses, the reserve for premium refunds, premium deficiency reserves and other insurance reserves.

For short-duration insurance contracts, such as property-casualty contracts, in accordance with SFAS 60, premiums written to be earned in future years, are recorded as unearned premiums. These premiums are earned in subsequent years in relation to the exact risk coverage period. Deferred policy acquisition costs for short-duration insurance contracts are amortized over the periods in which the related premiums are earned.

The aggregate policy reserves for long-duration insurance contracts, such as traditional life and health products, are computed in accordance with SFAS 60 using the net level premium method, which represents the present value of estimated future policy benefits to be paid less the present value of estimated future net premiums to be collected from policyholders. The method uses best estimate assumptions for mortality, morbidity, expected investment yields, surrenders and expenses at the policy inception date, which remain locked-in thereafter. Deferred policy acquisition costs and PVFP for traditional life and health products are amortized over the premium paying period of the related policies in proportion to the earned premium using assumptions consistent with those used in computing the aggregate policy reserves. The aggregate policy reserves, deferred policy acquisition costs and PVFP are adjusted for a provision of adverse deviation, which is used to provide a margin for fluctuation and uncertainty inherent in the assumption setting process.

The aggregate policy reserves for traditional participating insurance contracts are computed in accordance with SFAS 120 using the net level premium method. The method uses best estimate assumptions for mortality, morbidity and interest rates that are guaranteed in the contract or are used in determining the dividends. Deferred policy acquisition costs and PVFP for traditional participating products are amortized over the expected life of the contracts in proportion to estimated gross margins (“EGMs”) based upon historical and anticipated future experience, which is determined on a best estimate basis and evaluated regularly. The present value of EGMs is computed using the expected investment yield. EGMs include premiums, investment income including realized gains and losses, insurance benefits, administration costs, changes in the aggregate reserves and policyholder dividends. The effect of changes in EGMs are recognized in the period revised.

The aggregate policy reserves for universal life-type and investment contracts in accordance with SFAS 97 is equal to the account balance, which represents premiums received and investment return credited to the policy less deductions for mortality

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

costs and expense charges. Deferred policy acquisition costs and PVFP for universal life-type and investment contracts are amortized over the expected life of the contracts in proportion to estimated gross profits (“EGPs”) based upon historical and anticipated future experience, which is determined on a best estimate basis and evaluated regularly. The present value of EGPs is computed using the interest rate that accrues to the policyholders, or the credited rate. EGPs include margins from mortality, administration, investment income including realized gains and losses and surrender charges. The effect of changes in EGPs are recognized in the period revised.

Current and historical client data, as well as industry data, are used to determine the assumptions. Assumptions for interest reflect expected earnings on assets, which back the future policyholder benefits. The information used by the RAS Group’s qualified actuaries in setting such assumptions includes, but is not limited to, pricing assumptions, available experience studies, and profitability analyses.

Reserves for loss and loss adjustment expenses are established for the payment of losses and loss adjustment expenses (“LAE”) on claims which have occurred but are not yet settled. Reserves for loss and loss adjustment expenses fall into two categories: case reserves for reported claims and reserves for incurred but not reported (“IBNR”) reserves.

Case reserves for reported claims are based on estimates of future payments that will be made in respect of claims, including LAE relating to such claims. Such estimates are made on a case-by-case basis, based on the facts and circumstances available at the time the reserves are established. The estimates reflect the informed judgment of claims personnel based on general insurance reserving practices and knowledge of the nature and value of a specific type of claim. These case reserves are regularly re-evaluated in the ordinary course of the settlement process and adjustments are made as new information becomes available.

IBNR reserves are established to recognize the estimated cost of losses that have occurred but where the RAS Group has not yet been notified. IBNR reserves, similar to case reserves for reported claims, are established to recognize the estimated costs, including LAE, necessary to bring claims to final settlement. Since nothing is known about the occurrence, the RAS Group relies on its past experience, adjusted for current trends and any other relevant factors. IBNR reserves are estimates based on actuarial and statistical projections of the expected cost of the ultimate settlement and administration of claims. The analyzes are based on facts and circumstances known at the time, predictions of future events, estimates of future inflation and other societal and economic factors. Late reported claim trends, claim severity, exposure growth and future inflation are examples of factors used in projecting the IBNR reserves. IBNR reserves are reviewed and revised periodically as additional information becomes available and actual claims are reported.

The process of estimating reserves for loss and loss adjustment expenses is by nature imprecise due to the large number of variables affecting the ultimate amount of claims. Some of these variables are internal, such as changes in claims handling procedures, introduction of new IT systems or company acquisitions and divestitures. Others are external, such as inflation, judicial trends, and legislative changes. The RAS Group attempts to reduce the uncertainty in reserve estimates through the use of multiple actuarial and reserving techniques and analysis of the assumptions underlying each technique.

The reserves for premium refunds includes the amounts allocated under the relevant local statutory or contractual regulations to the accounts of the policyholders and the amounts resulting from the differences between these IFRS based financial statements and the local financial statements (“latent reserve for premium refunds”), which will reverse and enter into future deferred profit participation calculations. These differences are recognized on a future accrual basis and reported in profit

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

participation accounts. Unrealized gains and losses recognized in connection with the valuation of securities available-for-sale are recognized in the latent reserve for premium refunds to the extent that policyholders will participate in such gains and losses on the basis of statutory or contractual regulations when they are realized. The profit participation allocated to participating policyholders or disbursed to them reduces the reserve. Any dividends allocated or disbursed over and above the reserve are recorded in other expenses.

Methods and corresponding percentages for participation in profits by the policyholders are set out below for the most significant countries for latent reserves:

Country	Base	Percentage
Italy
Life	Investments	85%
Switzerland
Group Life	all sources of profit	90%
Austria
Life	all sources of profit	85%

Premium deficiency reserves are calculated individually for each insurance portfolio on the basis of estimates of future claims, costs, premiums earned and proportionate investment income. For short duration contracts, a premium deficiency is recognized if the sum of expected claim costs and claim adjustment expenses, expected dividends to policyholders, unamortized acquisition costs, and maintenance expenses exceeds related unearned premiums while considering anticipated investment income. For long duration contracts, if actual experience regarding investment yields, mortality, morbidity, terminations or expense indicate that existing contract liabilities, along with the present value of future gross premiums, will not be sufficient to cover the present value of future benefits and to recover unamortized acquisition costs, then a premium deficiency is recognized.

Other insurance reserves include experience-rated and other premium refunds in favor of policyholders.

Financial liabilities carried at fair value through income

Financial liabilities carried at fair value through income include financial liabilities held for trading and financial liabilities for unit linked contracts.

Financial liabilities carried at fair value through income are measured at fair value with changes recorded in net income.

Other accrued liabilities

The RAS Group uses the projected unit credit actuarial method to determine the present value of its defined benefit plans and the related service cost and, where applicable, past service cost. The census date for the primary pension plans is October or November, with any significant changes through December 31, taken into account.

For each individual defined benefit pension plan, the RAS Group recognizes a portion of its actuarial gains and losses in income or expense if the unrecognized actuarial net gain or loss at the end of the previous reporting period exceeds the greater of: a) 10% of the projected benefit obligation at that date; or b) 10% of the fair value of any plan assets at that date. Any unrecognized actuarial net gain or loss exceeding the greater of these two values is generally recognized as expense over the expected average remaining working lives of the employees participating in the plans.

Accrued taxes are calculated in accordance with relevant local tax regulations.

Miscellaneous accrued liabilities primarily include anticipated losses arising from non-insurance business, litigation, employees (e.g., early retirement, phased retirement, employee awards for long service, and vacation) and agents (e.g., unpaid commissions).

Other liabilities

Other liabilities include funds held under reinsurance business ceded, accounts payable on direct insurance business, accounts payable on reinsurance business, and miscellaneous liabilities. These liabilities are reported at redemption value.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Supplementary information on net income

Premiums

Property-casualty insurance premiums are recognized as revenues over the period of the contract in proportion to the amount of insurance protection provided. Unearned premiums are calculated separately for each individual policy to cover the unexpired portion of written premiums.

Life insurance premiums on traditional life insurance policies are recognized as earned when due. Premiums on short duration life insurance policies are recognized as revenues over the period of the contract in proportion to the amount of insurance protection provided. Unearned premiums are calculated separately for each individual policy to cover the unexpired portion of written premiums. Benefits are recognized when incurred.

Revenues for universal life-type and investment contracts, such as universal life and variable annuity contracts, represent charges assessed against the policyholders’ account balances for the cost of insurance, surrenders and policy administration and are included within premiums earned on the RAS Group’s consolidated income statement. Benefits charged to expense include benefit claims incurred during the period in excess of policy account balances and interest credited to policy account balances.

Interest and similar income/expense

Interest income and interest expense are recognized using the effective interest method. Interest and similar income includes dividends from available-for-sale equity securities. Dividends are recognized in income when received.

Income from financial assets carried at fair value through income and liabilities (net)

Income from financial assets carried at fair value through income and liabilities comprises all investment income and realized and unrealized gains and losses from financial assets and liabilities carried at fair value through income.

Income from investments in associated enterprises (net)

Income from investments in associated enterprises (net) includes dividends from associates and the share of net income using the equity method from associates. Dividends are recognized in income when received.

Fee and commission income, and income from service activities

Fee and commission income, and income from service activities is recognized as the services are performed.

Other supplementary information

Share based compensation plans

The share based compensation plans of the RAS Group are required to be classified as equity settled or cash settled plans. Equity settled plans are measured at fair value on the grant date and recognized as an expense in net income, with an increase in shareholders’ equity, over the vesting period. Further, equity settled plans include a best estimate of the number of equity instruments that are expected to vest in determining the amount of expense to be recognized. At each reporting date, cash settled plans are measured at fair value and recognized as liabilities with changes in the fair value are recognized in net income.

3    Recently adopted accounting pronouncements

Recently adopted accounting pronouncements with retrospective application (effective January 1, 2005)

IAS 1 revised

Effective January 1, 2005, the RAS Group adopted IAS 1 revised, Presentation of Financial Statements (“IAS 1 revised”). The adoption of IAS 1 required that the RAS Group reclassify minority interests in shareholders’ equity as equity. Therefore, minority interests in shareholders’ equity were reclassified from liabilities into shareholders’ equity in the consolidated balance sheet and consolidated statement of changes in shareholders’ equity.

IAS 1 revised required retrospective application of this change to the RAS Group’s accounting policy;

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

therefore, the RAS Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effect of this change.

IAS 39 revised

Effective January 1, 2005, the RAS Group adopted IAS 39 revised, Financial Instruments: Recognition and Measurement (“IAS 39 revised”).

Impairments

The adoption of IAS 39 revised required several changes to the RAS Group’s accounting policies for the recognition of impairments of available-for-sale equity securities. In accordance with IAS 39 revised, if there is objective evidence that the cost may not be recovered, an available-for sale equity security is considered to be impaired. Objective evidence that the cost may not be recovered, in addition to qualitative impairment criteria, includes a significant or prolonged decline in the fair value below cost. Previously under IFRS, objective evidence that the cost may not be recovered included a significant and prolonged decline in the fair value below cost. As a result, the RAS Group established new quantitative impairment criteria to define a significant or prolonged decline. The RAS Group established a policy that an available-for-sale equity security is considered impaired if the fair value is below the weighted-average cost by more than 20% or if the fair value is below the weighted-average cost for greater than nine months, to define the significant criteria and the prolonged criteria, respectively. This policy is applied at the subsidiary level.

In addition, IAS 39 revised does not allow an adjusted cost basis to be established upon impairment of an available-for-sale equity security. Therefore, if an available-for-sale equity security is impaired based upon the RAS Group’s qualitative or quantitative impairment criteria, any further declines in fair values at subsequent reporting dates are recognized as impairments. Previously, IFRS allowed an adjusted cost basis to be established upon the recognition of an impairment of an available-for-sale equity. Therefore, at each reporting period, if the fair value was less than the adjusted cost basis, the available-for-sale equity security was analyzed for impairment based upon the RAS Group’s qualitative or quantitative impairment criteria.

Finally, IAS 39 revised does not allow reversals of an impairment of available-for-sale equity securities. Previously, IFRS required that if an impairment of an available-for-sale equity security decreases, the impairment was reversed.

IAS 39 revised required retrospective application of these changes to the RAS Group’s accounting policies; therefore, the RAS Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effects of these changes.

Financial assets and liabilities designated at fair value through income

IAS 39 revised created a new category, “designated at fair value through income”, for financial assets and liabilities. Financial assets and liabilities designated at fair value through income are measured at fair value with changes recognized in net income. In June 2005, the IASB issued an amendment to IAS 39 revised, which adjusted the qualifications for classification as “designated at fair value through income” as a result of concerns of the European Union (“EU”). The EU endorsed this amendment in November 2005. The RAS Group has adopted the amendment to IAS 39 revised related to financial assets and liabilities designated at fair value through income.

As a result of the adoption of IAS 39 revised, the RAS Group reclassified the financial assets and liabilities related to its unit-linked insurance and investment contracts to financial assets designated at fair value through income and financial liabilities designated at fair value through income, respectively.

IAS 39 revised required retrospective application of these changes to the RAS Group’s

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

accounting policies; therefore, the RAS Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effects of these changes.

IFRS 4

Effective January 1, 2005, the RAS Group adopted IFRS 4, Insurance Contracts (“IFRS 4”). IFRS 4 represents the completion of phase I and is a transitional standard until the IASB has more fully addressed the recognition and measurement of insurance contracts. IFRS 4 requires that all contracts issued by insurance companies be classified as either insurance contracts or investment contracts. Contracts with significant insurance risk are considered insurance contracts. IFRS 4 permits a company to continue with its previously adopted accounting policies with regard to recognition and measurement of insurance contracts. Only in the case of presentation of more reliable figures should a change in accounting policy be carried out. As a result, the RAS Group principally continues to apply the provisions of US GAAP for the recognition and measurement of insurance contracts. Contracts issued by insurance companies without significant insurance risk are considered investment contracts. Investment contracts are accounted for in accordance with IAS 39 revised. As a result of the adoption of IFRS 4, certain contracts were reclassified as investment contracts.

In addition, IFRS 4 contains specific guidance for contracts with discretionary participation features. As a result of this guidance, the RAS Group recorded additional liabilities for its individual life insurance business in Switzerland.

IFRS 4 revised required retrospective application of these changes to the RAS Group’s accounting policies; therefore, the RAS Group’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 were adjusted to include the effects of these changes.

Impact on the RAS Group’s consolidated financial statements

The impact of these recently adopted accounting principles on the RAS Group’s consolidated financial statements is presented on the following pages.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated balance sheets:

			IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported		Impairments		Financial assets and liabilities designated at fair value		IFRS 4		Balance as of December 31,
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
ASSETS
Intangible assets	489	415	—	—	—	—	—	—	489	415
Investments in associated enterprises	587	510	—	—	—	—	—	—	587	510
Investments	36,197	33,970	—	—	—	—	—	—	36,197	33,970
Separate account assets	351	12,968	—	—	(351)	(12,968)	—	—	—	—
Loans and advances to banks	1,858	1,280	—	—	—	—	—	—	1,858	1,280
Loans and advances to customers	4,100	3,733	—	—	—	—	—	—	4,100	3,733
Financial assets carried at fair value through income	17,045	162	—	—	351	12,968	—	—	17,396	13,130
Cash and cash equivalents	1,035	1,228	—	—	—	—	—	—	1,035	1,228
Amounts ceded to reinsurers from reserves for insurance and investment contracts	1,695	1,710	—	—	—	—	—	—	1,695	1,710
Deferred tax assets	426	513	19	29	—	—	—	—	445	542
Other assets	7,274	6,522	—	—	—	—	—	—	7,274	6,522

Total assets	71,057	63,011	19	29	—	—	—	—	71,076	63,040

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated balance sheets:

			IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported		Impairments		Financial assets and liabilities designated at fair value		IFRS 4		Balance as of December 31,
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Shareholders’ equity and liabilities
Paid-in capital	2,249	2,249	—	—	—	—	—	—	2,249	2,249
Revenue reserves	3,116	2,975	(54)	(68)	—	—	1	17	3,063	2,924
Foreign currency translation adjustments	58	49	—	—	—	—	—	(1)	58	48
Unrealized gains and losses (net)	1,105	834	54	68	—	—	(4)	(4)	1,155	898
Minority interests in shareholders’ equity	1,059	907	—	—	—	—	(3)	4	1,056	911
Participation certificates and subordinated liabilities	45	45	—	—	—	—	—	—	45	45
Reserves for insurance and investment contracts	54,412	35,581	—	—	(16,148)	—	33	(3)	38,297	35,578
Separate account liabilities	351	12,968	—	—	(351)	(12,968)	—	—	—	—
Liabilities to banks	157	43	—	—	—	—	—	—	157	43
Liabilities to customers	1,832	1,308	—	—	—	—	—	—	1,832	1,308
Certificated liabilities	558	472	—	—	—	—	—	—	558	472
Financial liabilities carried at fair value through income	136	31	—	—	16,499	12,968	—	—	16,635	12,999
Other accrued liabilities	867	867	—	—	—	—	—	—	867	867
Other liabilities	4,001	3,570	—	—	—	—	—	—	4,001	3,570
Deferred tax liabilities	1,068	1,055	19	29	—	—	(27)	(13)	1,060	1,071
Deferred income	43	57	—	—	—	—	—	—	43	57

Total shareholders’ equity and liabilities	71,057	63,011	19	29	—	—	—	—	71,076	63,040

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated income statement for the year ended December 31, 2004:

		IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported	Impairments	Financial assets and liabilities designated at fair value	IFRS 4	Balance as of December 31,
	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	7,483	—	—	—	7,483
Interest and similar income	1,674	—	—	—	1,674
Income from investments in associated enterprises (net)	158	3	—	—	161
Other income from investments	430	48	—	—	478
Income from financial assets and liabilities carried at fair value through income (net)	776	—	(739)	—	37
Fee and commission income, and income from service activities	391	—	—	—	391
Other income	372	—	—	—	372

Total income	11,284	51	(739)	—	10,596

Insurance and investment contract benefits (net)	(7,228)	(29)	739	(37)	(6,555)
Interest and similar expenses	(58)	—	—	—	(58)
Other expenses from investments	(211)	18	—	—	(193)
Loan loss provisions	(6)	—	—	—	(6)
Acquisition costs and administrative expenses	(2,178)	—	—	—	(2,178)
Amortization of goodwill	(49)	—	—	—	(49)
Other expenses	(444)	—	—	—	(444)

Total expenses	(10,174)	(11)	739	(37)	(9,483)

Earnings from ordinary activities before taxes	1,110	40	—	(37)	1,113
Taxes	(293)	(11)	—	11	(293)
Minority interests in earnings	(142)	(10)	—	8	(144)

Net income	675	19	—	(18)	676

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated income statement for the year ended December 31, 2003:

		IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported	Impairments	Financial assets and liabilities designated at fair value	IFRS 4	Balance as of December 31,
	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	7,406	—	—	—	7,406
Interest and similar income	1,712	—	—	—	1,712
Income from investments in associated enterprises (net)	105	3	—	—	108
Other income from investments	572	112	—	—	684
Income from financial assets and liabilities carried at fair value through income (net)	(173)	—	32	—	(141)
Fee and commission income, and income from service activities	323	—	—	—	323
Other income	458	—	—	—	458

Total income	10,403	115	32	—	10,550

Insurance and investment contract benefits (net)	(6,407)	(123)	(32)	11	(6,551)
Interest and similar expenses	(69)	—	—	—	(69)
Other expenses from investments	(551)	131	—	—	(420)
Loan loss provisions	(6)	—	—	—	(6)
Acquisition costs and administrative expenses	(2,089)	—	—	—	(2,089)
Amortization of goodwill	(46)	—	—	—	(46)
Other expenses	(452)	—	—	—	(452)

Total expenses	(9,620)	8	(32)	11	(9,633)

Earnings from ordinary activities before taxes	783	123	—	11	917
Taxes	(300)	(38)	—	(1)	(339)
Minority interests in earnings	(59)	(22)	—	(3)	(84)

Net income	424	63	—	7	494

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Impact of recently adopted accounting standards on the consolidated income statement for the year ended December 31, 2002:

		IAS 32 revised and IAS 39 revised
	Balance as of December 31, as previously reported	Impairments	Financial assets and liabilities designated at fair value	IFRS 4	Balance as of December 31,
	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	7,308	—	—	—	7,308
Interest and similar income	1,742	—	—	—	1,742
Income from investments in associated enterprises (net)	915	(7)	—	—	908
Other income from investments	408	—	—	—	408
Income from financial assets and liabilities carried at fair value through income (net)	105	—	—	—	105
Fee and commission income, and income from service activities	254	—	—	—	254
Other income	449	—	—	—	449

Total income	11,181	(7)	—	—	11,174

Insurance and investment contract benefits (net)	(6,326)	67	—	—	(6,259)
Interest and similar expenses	(43)	—	—	—	(43)
Other expenses from investments	(1,093)	(165)	—	—	(1,258)
Loan loss provisions	(1)	—	—	—	(1)
Acquisition costs and administrative expenses	(2,180)	—	—	—	(2,180)
Amortization of goodwill	(49)	—	—	—	(49)
Other expenses	(451)	—	—	—	(451)

Total expenses	(10,143)	(98)	—	—	(10,241)

Earnings from ordinary activities before taxes	1,038	(105)	—	—	933
Taxes	(160)	28	—	—	(132)
Minority interests in earnings	28	8	—	—	36

Net income	906	(69)	—	—	837

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Recently adopted accounting pronouncements with prospective application (effective January 1, 2005)

IFRS 3

Effective January 1, 2005, the RAS Group adopted IFRS 3, Business Combinations (“IFRS 3”). In accordance with IFRS 3, the RAS Group is no longer required to amortize of goodwill and intangible assets with an indefinite life. Instead, the RAS Group is required to perform impairment tests on an annual basis in addition to whenever there is an indication that the carrying value is not recoverable. As a result of the adoption of IFRS 3 on January 1, 2005, the RAS Group ceased amortization of goodwill.

Further, the RAS Group revised its accounting policy for accounting for the acquisition of a minority interest in shareholders’ equity for subsidiaries, companies under control, of the RAS Group. IFRS 3 does not specifically address these transactions, as the scope of IFRS is limited to accounting for acquisitions in which the RAS Group obtains control over a company. Therefore, as a result of the adoption of IAS 1 as noted above, the RAS Group has adopted an accounting policy to treat these acquisitions as transactions between equity holders. Therefore, the acquisition of a minority interest in shareholders’ equity does not result in an allocation of the acquisition cost to the respective fair value of the assets and liabilities acquired. Rather, the excess of the acquisition cost over the RAS Group’s carrying amount of the minority interest in shareholders’ equity is recognized as a reduction of revenue reserves. Similarly, the excess of the RAS Group’s carrying amount of the minority interest in shareholders’ equity over acquisition cost is recognized as an increase of revenue reserves. The RAS Group will apply this accounting policy to any acquisition of a minority interest in shareholders’ equity on or after January 1, 2005.

4    Consolidation

In addition to RAS S.p.A., 26 (2003: 27; 2002: 30) Italian and 38 (2003: 32; 2002: 29) foreign enterprises have been consolidated as of December 31, 2004.

CreditRas Vita S.p.A. (“CreditRas”) has been consolidated in all periods presented although RAS own less than a majority of the voting power. RAS S.p.A. controls CreditRas on the basis of a shareholder agreement between the RAS Group subsidiary owning 50% of CreditRas and the other shareholder. Pursuant to this shareholder agreement, the RAS Group has the power to govern the financial and operating policies of CreditRas and the right to appoint the general manager of CreditRas, who has been given unilateral authority over all aspects of the financial and operating policies, including the hiring and termination of staff and the purchase and sale of assets, of CreditRas. In addition, RAS Group employees perform all management functions of CreditRas and all operations are undertaken in RAS Group’s facilities. The RAS Group also develops all insurance products written through CreditRas. Although the RAS Group and the other shareholder each have the right to appoint half of the directors of CreditRas, the rights of the other shareholder are limited to matters specifically reserved to the board of directors and shareholders under Italian law, such as decisions concerning capital increases, amendments to articles and similar matters. The shareholder agreement for CreditRas is subject to automatic renewal and is not terminable prior to its stated terms.

Additionally, there were 14 (2003: 17; 2002: 17) associated enterprises accounted for using the equity method as of December 31, 2004.

Acquisitions

2004 Acquisitions

During March, the RAS Group acquired Banca BNL Investmenti for €102 mn, resulting in goodwill of €93 mn. Banca BNL Investmenti was subsequently merged into RasBank.

During June, the RAS Group acquired BPVi Suisse S.A. (subsequently renamed “RasBank Suisse”) for €11 mn.

2003 Acquisitions

During March, the RAS Group acquired Phenix Compagnie d’Assurances sur la Vie, Lausanne, for

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

€22 mn and Phenix Compagnie d’Assurances, Lausanne, for € 20 mn.

During September, the RAS Group acquired Commerzbank Asset Management Italia (“CAMI”) for €7 mn, resulting in negative goodwill of €3 mn which was immediately recognized in the consolidated income statement. CAMI was subsequently merged into RasBank and Ras Asset Management Sgr.

2002 Acquisitions

During March, Allianz Suisse Versicherungs-Gesellschaft, a subsidiary of the RAS Group, issued share capital representing a 31.32% ownership interest to Allianz AG in exchange for a 100% ownership interest in Berner Versicherungen and its subsidiaries, resulting in goodwill of €36 mn. In addition, the RAS Group acquired Top Versicherungsservice GmbH, resulting in goodwill of €6 mn.

5    Segment Reporting

The RAS Group is organized into four business segments: property-casualty insurance, life/health insurance and banking and asset management. A summary of the business segments is as follows:

Property-Casualty

RAS is the fourth-largest property-casualty insurer in the Italian market as measured by gross premiums written in 2004. The RAS Group operates in all personal and commercial property-casualty lines throughout Italy. RAS distributes property-casualty products and services primarily through an extensive network of general agents, brokers and through Internet and telephone-based direct sales channels. RAS also has property-casualty operations in Switzerland, Austria and Portugal.

Life/Health

RAS is the second-largest life insurer in the Italian market based on statutory premiums in 2004. RAS’s individual life policies are primarily endowment policies but also include annuities and other policies, including capitalization and other products. Consistent with trends in the Italian market generally, RAS’s products include an increasing amount of unit-linked policies, where policyholders participate directly in the performance of policy-related investments, and, after a year of a decreasing number of endowment products, RAS increased its sales of these products in 2004. Sales of unit-linked and equity-linked products sold through banks represented 64.9% of RAS’s total statutory life premiums in Italy, reflecting the importance of this distribution channel. The unit-linked policies include products linked to funds managed by RAS, as well as by third-party investment managers and index-linked products. RAS also has life/health operations in Switzerland, Austria and Portugal.

Banking

The RAS Group’s banking operations are primarily conducted through RASBank and Investitori Sgr.

RASBank is the multichannel bank of the RAS Group. Established in 1990, RASBank underwent a rapid expansion in 2002 through the acquisition of the Dival Ras, Ras Investimenti Sim, Commerzbank Asset Management Italia, BPVi Suisse and Bnl Investimenti network of financial promoters. RASBank offers its 500,000 clients a vast range of banking and financial services through call centers, the Internet and though a network of more than 3,000 financial promoters across the nation.

Investitori Sgr is the RAS Group company created to cater for private banking needs. Established in 2001 to meet the specific requirements of significant investments, Investitori Sgr operates through a network of private bankers, offering its clients an extensive choice of personalized portfolios of stocks and securities together with an exclusive range of investment funds.

Asset Management

The RAS Group’s asset management operations are conducted primarily by RAS Asset Management Sgr. RAS Asset Management Sgr operates in the sector of public funds, funds of funds (fund management) personal and institutional property management and private equity funds.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Business Segment Information—Consolidated Balance Sheets

as of December 31, 2004 and 2003

	Property-Casualty		Life/Health
	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn
ASSETS
Intangible assets	112	134	284	279
Investments in associated enterprises	1,097	969	726	690
Investments	10,527	10,045	25,385	23,548
Loans and advances to banks	246	171	259	354
Loans and advances to customers	926	898	2,674	2,499
Financial assets carried at fair value through income	33	34	17,114	13,002
Cash and cash equivalents	329	349	204	376
Amounts ceded to reinsurers from reserves for insurance and investment contracts	881	1,000	814	710
Deferred tax assets	226	330	168	168
Other assets	3,306	3,034	3,089	3,013

Total segment assets	17,683	16,964	50,717	44,639

	Property-Casualty		Life/Health
	2004	2003	2004	2003
	€ mn	€ mn	€ mn	€ mn
SHAREHOLDERS’ EQUITY AND LIABILITIES
Hybrid equity	—	—	65	65
Reserves for insurance and investment contracts	10,405	10,138	27,892	25,440
Liabilities to banks	2	5	97	113
Liabilities to customers	—	—	22	—
Certificated liabilities	5	6	—	1
Financial liabilities carried at fair value through income	—	—	16,500	12,967
Other accrued liabilities	578	603	176	153
Other liabilities	1,253	1,183	1,774	1,827
Deferred tax liabilities	505	503	551	562
Deferred income	33	39	10	17

Total segment liabilities	12,781	12,477	47,087	41,145

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Personal Financial Services
Banking		Asset Management		Consolidation Adjustments		Group
2004	2003	2004	2003	2004	2003	2004	2003
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn

93	2	—	—	—	—	489	415
—	12	1	1	(1,237)	(1,162)	587	510
249	315	37	64	(1)	(2)	36,197	33,970
1,350	763	5	48	(2)	(56)	1,858	1,280
630	484	1	3	(131)	(151)	4,100	3,733
249	94	—	—	—	—	17,396	13,130
697	691	7	10	(202)	(198)	1,035	1,228
—	—	—	—	—	—	1,695	1,710
49	41	2	3	—	—	445	542
961	528	47	51	(129)	(104)	7,274	6,522

4,278	2,930	100	180	(1,702)	(1,673)	71,076	63,040

Banking		Asset Management		Consolidation Adjustments		Group
2004	2003	2004	2003	2004	2003	2004	2003
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn

—	—	—	—	(20)	(20)	45	45
—	—	—	—	—	—	38,297	35,578
106	27	4	3	(52)	(105)	157	43
2,045	1,542	—	49	(235)	(283)	1,832	1,308
556	469	—	—	(3)	(4)	558	472
135	32	—	—	—	—	16,635	12,999
108	93	5	18	—	—	867	867
1,079	620	45	35	(150)	(95)	4,001	3,570
3	4	1	2	—	—	1,060	1,071
—	—	—	1	—	—	43	57

4,032	2,787	55	108	(460)	(507)	63,495	56,010

Shareholders’ equity and minority interests in shareholders’ equity						7,581	7,030

		Total equity and liabilities				71,076	63,040

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Business Segment Information—Consolidated Income Statements

for the years ended December 31, 2004, 2003 and 2002

	Property-Casualty			Life/Health
	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	5,709	5,539	5,367	1,774	1,867	1,941
Interest and similar income	492	534	567	1,134	1,132	1,126
Income from investments in associated enterprises (net)	175	111	734	102	42	204
Other income from investments	198	293	221	280	390	187
Income from financial assets and liabilities carried at fair value through income (net)	5	(44)	(13)	21	(85)	115
Fee and commission income, and income from service activities	62	61	24	17	4	8
Other income	103	128	186	249	324	226

Total income	6,744	6,622	7,086	3,577	3,674	3,807

Insurance and investment contract benefits (net)	(4,238)	(4,094)	(4,146)	(2,317)	(2,457)	(2,113)
Interest and similar expenses	(3)	(11)	(4)	(24)	(21)	(11)
Other expenses from investments	(90)	(168)	(462)	(102)	(252)	(793)
Loan loss provisions	(3)	(5)	—	—	—	—
Acquisition costs and administrative expenses	(1,311)	(1,373)	(1,334)	(557)	(475)	(569)
Amortization of goodwill	(38)	(40)	(38)	(11)	(9)	(11)
Other expenses	(261)	(294)	(297)	(168)	(147)	(169)

Total expenses	(5,944)	(5,985)	(6,281)	(3,179)	(3,361)	(3,666)

Earnings from ordinary activities before taxes	800	637	805	398	313	141
Taxes	(207)	(258)	(127)	(86)	(85)	22
Minority interests in earnings	(98)	(41)	19	(47)	(43)	17

Net income	495	338	697	265	185	180

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Personal Financial Services
Banking			Asset Management			Consolidation Adjustments			Group
2004	2003	2002	2004	2003	2002	2004	2003	2002	2004	2003	2002
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
—	—	—	—	—	—	—	—	—	7,483	7,406	7,308
55	57	67	1	4	5	(8)	(15)	(23)	1,674	1,712	1,742
—	—	—	—	—	—	(116)	(45)	(30)	161	108	908
—	1	—	—	—	—	—	—	—	478	684	408

11	(12)	3	—	—	—	—	—	—	37	(141)	105
284	224	209	189	186	229	(161)	(152)	(216)	391	323	254
34	24	25	6	—	5	(20)	(18)	7	372	458	449

384	294	304	196	190	239	(305)	(230)	(262)	10,596	10,550	11,174

—	—	—	—	—	—	—	—	—	(6,555)	(6,551)	(6,259)
(37)	(46)	(44)	—	(1)	(2)	6	10	18	(58)	(69)	(43)
(1)	—	—	—	—	(3)	—	—	—	(193)	(420)	(1,258)
(3)	(1)	(1)	—	—	—	—	—	—	(6)	(6)	(1)
(318)	(231)	(225)	(169)	(158)	(207)	177	148	155	(2,178)	(2,089)	(2,180)
—	2	—	—	1	—	—	—	—	(49)	(46)	(49)
(38)	(40)	(26)	(1)	(6)	(17)	24	35	58	(444)	(452)	(451)

(397)	(316)	(296)	(170)	(164)	(229)	207	193	231	(9,483)	(9,633)	(10,241)

(13)	(22)	8	26	26	10	(98)	(37)	(31)	1,113	917	933
10	14	(8)	(10)	(10)	(17)	—	—	(2)	(293)	(339)	(132)
—	—	—	—	—	—	1	—	—	(144)	(84)	36

(3)	(8)	—	16	16	(7)	(97)	(37)	(33)	676	494	837

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Segmental reporting by geographic location

The geographic analysis of the property-casualty insurance segment and the life/health insurance segment of total income and total assets is based on customer domicile. The asset management and banking segments do not have material total income or total assets for customers domiciled outside of Italy.

	Total income			Total assets
As of and for the years ended December 31,	2004	2003	2002	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Property-casualty
Italy	4,178	4,001	4,556	11,177	10,722
Rest of Europe:
Switzerland	1,336	1,411	1,386	4,212	4,134
Austria	912	906	829	2,205	2,045
Portugal	301	278	257	597	560
Other	137	90	58	998	949

Subtotal	6,864	6,686	7,086	19,189	18,410
Consolidation adjustments(1)	(120)	(64)	—	(1,506)	(1,446)

Total	6,744	6,622	7,086	17,683	16,964

	Total income			Total assets
As of and for the years ended December 31,	2004	2003	2002	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Life/health
Italy	2,117	2,052	2,166	37,671	31,944
Rest of Europe:
Switzerland	856	1,074	1,061	9,149	9,115
Austria	528	468	508	3,740	3,434
Portugal	80	80	72	433	420

Subtotal	3,581	3,674	3,807	50,993	44,913
Consolidation adjustments(1)	(4)	—	—	(276)	(274)

Total	3,577	3,674	3,807	50,717	44,639

(1)	Represents elimination of intercompany transactions between RAS Group companies in different geographic regions.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

6    Intangible assets

As of December 31,	2004	2003
	€ mn	€ mn
Goodwill	264	219
PVFP	147	142
Software(1)	74	49
Other	4	5

Total	489	415

(1)	Includes €53 mn (2003: €22 mn) for software developed in-house and €21 mn (2003: €27 mn) for software purchased from third parties.

Amortization expense of intangible assets is estimated to be €30 mn in 2005, €32 mn in 2006, €31 mn in 2007, €28 mn in 2008 and €23 mn in 2009. The percentage of PVFP as of December 31, 2004 that is expected to be amortized in 2005 is 9.53% (10.55% in 2006, 10.16% in 2007, 8.33% in 2008 and 6.29% in 2009).

Goodwill

For the years ended December 31,	2004	2003
	€ mn	€ mn
Cost as of December 31, previous year	589	592
Accumulated amortization as of December 31, previous year	(370)	(324)

Carrying amount as of December 31, previous year	219	268
Additions	94	(3)
Amortization	(49)	(46)

Carrying amount as of December 31,	264	219
Accumulated amortization as of December 31,	419	370

Cost as of December 31,	683	589

PVFP

For the years ended December 31,	2004	2003
	€ mn	€ mn
Cost as of December 31, previous year	207	219
Accumulated amortization as of December 31, previous year	(65)	(52)

Carrying amount as of December 31, previous year	142	167
Additions	29	—
Foreign currency translation adjustments	1	(9)
Amortization(1)	(25)	(16)

Carrying amount as of December 31,	147	142
Accumulated amortization as of December 31,	90	65

Cost as of December 31,	237	207

(1)	Includes interest accrued on unamortized PVFP of €14 mn (2003: €9 mn).

7    Investments in associated enterprises

As of December 31,	2004	2003
	€ mn	€ mn
Carrying amount	587	510

The carrying amount of investments in associated companies is primarily comprised of the RAS Group’s investments in Mondial Assistance Group and AGF RAS International N.V. RAS has a 50% voting interest in these companies. The AGF Group holds the remaining voting interest. The AGF Group is also a subsidiary of the Allianz Group.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Income from investments in associates (net)

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Income:
Current income	137	83	39
Realized gains from investments in associated enterprises	25	43	885

Subtotal	162	126	924

Expenses:
Impairments	(1)	(8)	—
Realized losses from investments in associated enterprises	—	(10)	(6)
Miscellaneous expenses	—	—	(10)

Subtotal	(1)	(18)	(16)

Total	161	108	908

8    Investments

As of December 31,	2004	2003
	€ mn	€ mn
Securities held-to-maturity	1,843	1,572
Securities available-for-sale	32,449	30,546
Real estate used by third parties	1,806	1,706
Funds held by others under reinsurance contracts assumed	99	146

Total	36,197	33,970

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Securities held-to-maturity

The following table presents amortized cost, fair value and unrealized gains and losses for securities held-to-maturity:

As of December 31,	2004				2003
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Government and government agency bonds:
Switzerland	747	18	—	765	78	—	—	78
Austria	368	9	—	377	386	1	—	387
All other countries	47	—	—	47	320	20	—	340

Subtotal	1,162	27	—	1,189	784	21	—	805
Corporate bonds	678	75	—	753	730	1	—	731
Other	3	—	—	3	58	—	(1)	57

Total	1,843	102	—	1,945	1,572	22	(1)	1,593

Securities available-for-sale

The following table presents amortized cost, fair value and unrealized gains and losses for securities available-for-sale:

As of December 31,	2004				2003
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	€ mn	€ mn	€ mn	€ mn	€mn	€ mn	€ mn	€ mn
Debt securities:
Government and government agency bonds:
Italy	11,901	641	(9)	12,533	11,298	379	(42)	11,635
Switzerland	2,319	88	(3)	2,404	2,005	71	(8)	2,068
Greece	964	57	(1)	1,020	812	25	(5)	832
Austria	892	45	(3)	934	918	41	(6)	953
All other countries	4,408	248	(5)	4,651	4,159	164	(18)	4,305

Subtotal	20,484	1,079	(21)	21,542	19,192	680	(79)	19,793
Corporate bonds	6,432	273	(14)	6,691	6,210	220	(17)	6,413
Other	165	2	—	167	517	14	—	531

Subtotal	27,081	1,354	(35)	28,400	25,919	914	(96)	26,737
Equity securities	2,860	1,198	(9)	4,049	2,844	1,012	(47)	3,809

Total	29,941	2,552	(44)	32,449	28,763	1,926	(143)	30,546

As of December 31, 2004, the fair value of the shares of Unicredito Italiano S.p.A. held by the RAS Group totaled €1,306 mn.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

The following table presents proceeds from sales, gross realized gains, and gross realized losses of securities available-for-sale:

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Proceeds from Sales
Government bonds	7,620	11,604	11,308
Corporate bonds	2,421	2,102	1,817
Equity securities	2,600	2,694	4,620
Other	94	132	78

Total	12,735	16,532	17,823

Gross Realized Gains
Government bonds	120	139	150
Corporate bonds	57	65	30
Equity securities	292	463	187
Other	—	5	1

Total	469	672	368

Gross Realized Losses
Government bonds	(31)	(8)	(25)
Corporate bonds	(13)	(21)	(41)
Equity securities	(84)	(137)	(311)
Other	—	(1)	(1)

Total	(128)	(167)	(378)

Contractual maturities

The amortized cost and estimated fair value of securities available-for-sale and securities held-to-maturity with fixed maturities, by contractual maturity, are as follows:

	Available-for-sale		Held-to-maturity
As of December 31, 2004	Amortized cost	Fair values	Amortized cost	Fair values
	€ mn	€ mn	€ mn	€ mn
Contractual term to maturity:
Due in 1 year or less	1,600	1,614	73	75
Due after 1 year and in less than 5 years	11,278	11,614	575	602
Due after 5 years and in less than 10 years	9,660	10,161	603	641
Due after 10 years	4,543	5,011	592	627

Total	27,081	28,400	1,843	1,945

Actual maturities may deviate from the contractually defined maturities, because certain security issuers have the right to call or repay certain obligations ahead of schedule, with or without redemption or early repayment penalties. Investments that are not due at a single maturity date are, in general, not allocated over various maturity buckets, but are shown within their final contractual maturity dates.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Real estate used by third-parties

For the years ended December 31,	2004	2003
	€ mn	€ mn
Cost as of December 31, previous year	2,075	2,085
Accumulated depreciation as of December 31, previous year	(369)	(363)

Carrying amount as of December 31, previous year	1,706	1,722
Additions	128	167
Foreign currency translation adjustments	14	(90)
Disposals	(9)	(69)
Depreciation	(33)	(24)

Carrying amount as of December 31,	1,806	1,706
Accumulated depreciation as of December 31,	403	369

Cost as of December 31,	2,209	2,075

As of December 31, 2004, the fair value of real estate used by third parties was €2,155 mn (2003: €1,933 mn).

9    Loans and advances to banks and customers

As of December 31,	2004		2003
	Loans to banks	Loans to customers	Loans to banks	Loans to customers
	€ mn	€ mn	€ mn	€ mn
Loans to unrelated parties	1,360	1,759	764	2,232
Loans to related parties	—	1,343	—	1,210
Short-term investments and certificates of deposit	498	—	516	—
Other	—	1,003	—	294

Subtotal	1,858	4,105	1,280	3,736
Loan loss allowance	—	(5)	—	(3)

Total	1,858	4,100	1,280	3,733

Loans to related parties

Loans to related parties and interest income from loans to related parties are comprised of the following:

As of or for the year ended December 31,	2004		2003		2002
	Loans to related parties	Interest income	Loans to related parties	Interest income	Interest income
	€ mn	€ mn	€ mn	€ mn	€ mn
Allianz AG	1,283	44	1,147	25	1
Dresdner Bank AG	52	3	59	3	3
Allianz Finance B.V.	4	—	—	—	—
Allianz Finance II, B.V.	4	—	4	—	—

Total	1,343	47	1,210	28	4

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

10	Financial assets carried at fair value through income

	12/31/2004	12/31/2003
	€ mn	€ mn
Financial assets held for trading	896	162
Financial assets for unit linked contracts	16,500	12,968

Total	17,396	13,130

Financial assets held for trading are comprised of the following as of December 31:

As of December 31,	2004	2003
	€ mn	€ mn
Equity securities	460	82
Debt securities	304	54
Derivative financial instruments	132	26

Total	896	162

11    Cash and cash equivalents

As of December 31,	2004	2003
	€ mn	€ mn
Balances with banks payable on demand	992	1,218
Balances with central banks(1)	37	3
Checks and cash on hand	6	7

Total	1,035	1,228

(1)	Compulsory deposits on accounts with national central banks under restrictions due to required reserves from the European Central Bank.

12	Amounts ceded to reinsurers from reserves for insurance and investment contracts

As of December 31,	2004	2003
	€ mn	€ mn
Unearned premiums	170	168
Aggregate policy reserves	712	588
Reserves for loss and loss adjustment expenses	813	954

Total	1,695	1,710

13    Other assets

As of December 31,	2004	2003
	€ mn	€ mn
Real estate owned by the RAS Group used for its own activities	613	586
Equipment	93	128
Accounts receivable on direct insurance business(1)	1,409	1,511
Accounts receivable on reinsurance business	312	329
Other receivables(2)	1,429	1,196
Other assets	1,418	960
Deferred policy acquisition costs	1,966	1,768
Prepaid expenses	34	44

Total	7,274	6,522

(1)	Includes accounts receivable from policyholders of €851 mn (2003: €882 mn) and from agents and other distributors of €576 mn (2003: €646 mn), net of allowance for doubtful amounts of €18 mn (2003: €17 mn).
(2)	Includes accrued investment income of €577 mn (2003: €561 mn), current income tax receivables of €196 mn (2003: €193 mn) and other tax receivables of €352 mn (2003: €261 mn).

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Real estate owned by the RAS Group used for its own activities

For the years ended December 31,	2004	2003
	€ mn	€ mn
Cost as of December 31, previous year	695	708
Accumulated depreciation as of December 31, previous year	(109)	(95)

Carrying amount as of December 31, previous year	586	613
Additions	38	5
Changes in the RAS Group of consolidated companies	—	5
Foreign currency translation adjustments	3	(17)
Disposals	—	(6)
Depreciation	(14)	(14)

Carrying amount as of December 31,	613	586
Accumulated depreciation as of December 31,	123	109

Cost as of December 31,	736	695

As of December 31, 2004, the fair value of real estate owned by the RAS Group used for its own activities was €702 mn (2003: €624 mn).

Deferred policy acquisition costs

For the years ended December 31,	2004	2003
	€ mn	€ mn
Property-casualty segment
Carrying amount as of December 31, previous year	435	404
Additions	462	342
Foreign currency translation adjustments	1	(2)
Amortization	(360)	(309)

Carrying amount as of December 31,	538	435

Life/health segment
Carrying amount as of December 31, previous year	1,333	1,092
Additions	272	414
Foreign currency translation adjustments	2	(14)
Amortization	(179)	(159)

Carrying amount as of December 31,	1,428	1,333

Total	1,966	1,768

14    Shareholders’ equity

As of December 31,	2004	2003
	€ mn	€ mn
Issued capital	403	403
Capital reserve	1,846	1,846
Revenue reserves	3,068	2,934
Treasury shares	(5)	(10)
Foreign currency translation adjustments	58	48
Unrealized gains and losses (net)	1,155	898

Shareholders’ equity before minority interests	6,525	6,119
Minority interests in shareholders’s equity	1,056	911

Total	7,581	7,030

Authorized capital

RAS S.p.A. has authorized capital of €516,456,000 or 860,760,000 total ordinary and savings shares. The ordinary and savings shares of RAS S.p.A. are each entitled to one vote. The savings

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

shares of RAS S.p.A. are entitled to a preferred dividend of €.03 per share. In any year the dividend paid on savings shares does not exceed the preferred dividend amount, the difference is carried forward for two years prior to any dividend payments on ordinary shares. Dividend payments to ordinary and savings shares in excess of the preferred dividend on savings shares are allocated between ordinary and savings shares, with savings shares receiving a total dividend in excess of ordinary shares from a minimum of €.012 per share to a maximum of €.06 per share.

Issued capital

Changes in number of shares outstanding were as follows:

	Shares Outstanding		Treasury Shares
	Ordinary	Savings	Ordinary	Savings
December 31, 2001	719,501,366	9,634,939	845,000	227,000
Employee shares	479,943	—	—	—
Shares repurchased	—	—	6,848,500	98,300
Shares sold	—	—	(93,500)	(4,300)

December 31, 2002	719,981,309	9,634,939	7,600,000	321,000
Employee shares	389,074	—	—	—
Shares repurchased	—	—	42,676,389	7,974,149
Cancellation of treasury shares	(49,483,389)	(8,294,929)	(49,483,389)	(8,294,929)

December 31, 2003	670,886,994	1,340,010	793,000	220
Employee shares	—	—	—	—
Shares repurchased	—	—	2,204,276	—
Shares sold	—	—	(2,497,276)	(220)

December 31, 2004	670,886,994	1,340,010	500,000	—

Dividends paid

During the year ended December 31, 2004, RAS S.p.A. paid a dividend of €.60 per ordinary share (2003: €.44; 2002: €.37) and €.62 per savings share (2003: €.46; 2002: €.41).

Minority interests in shareholders’ equity

As of December 31,	2004	2003
	€ mn	€ mn
Unrealized gains and losses (net)	69	61
Share of earnings and other equity components	987	850

Total	1,056	911

The primary subsidiaries of the RAS Group included in minority interests in 2004 and 2003 are Allianz Elementar Versicherungs-AG, Vienna, Allianz Elementar Lebensversicherungs-AG, Vienna, CreditRas Vita S.p.A., Milan, Allianz Suisse Versicherungsgesellschaft, Zurich and Allianz Suisse Lebensversicherungsgesellschaft, Zurich.

15    Hybrid equity

The perpetual liability was issued in 2003 by CreditRas Vita S.p.A. with a face value of €45 mn and a floating rate (6 months Euribor plus 140 basis points).

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

16    Reserves for insurance and investment contracts

As of December 31,	2004	2003
	€ mn	€ mn
Unearned premiums	2,163	2,135
Aggregate policy reserves	25,112	23,198
Reserves for loss and loss adjustment expenses	9,164	8,968
Reserves for premium refunds	1,647	1,077
Premium deficiency reserves	3	3
Other insurance reserves	208	197

Total	38,297	35,578

Aggregate policy reserves

As of December 31,	2004	2003
	€ mn	€ mn
Traditional Participating Insurance Contracts (SFAS 120)	6,438	6,252
Universal-Life Type and Investment Contracts (SFAS 97)(1)	10,939	9,584
Long-duration Insurance Contracts (SFAS 60)	7,735	7,362

Total	25,112	23,198

Participating life business represented approximately 56% and 60% of the RAS Group’s gross insurance in-force as of December 31, 2004 and 2003, respectively. Participating policies represented approximately 44% (2003: 46%) of the gross premiums written and 42% (2003: 45%) of the life premiums earned during the year ended December 31, 2004. Conventional participating reserves were approximately 27% (2003: 28%) of the RAS Group’s consolidated aggregate policy reserves as of December 31, 2004.

Reserves for loss and loss adjustment expenses

As of December 31,	2004	2003
	€ mn	€ mn
Property-Casualty segment	8,030	7,889
Life/Health segment	1,134	1,079

Total	9,164	8,968

Changes in the reserves for loss and loss adjustment expenses for property-casualty segment are as follows:

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Gross reserves for loss and loss adjustment expenses as of January 1,	7,889	8,024	6,875
Amount ceded to reinsurers	(844)	(935)	(841)

Net reserves for loss and loss adjustment expenses as of January 1,	7,045	7,089	6,034

Loss and loss adjustment expenses incurred (net)
Current year	4,276	4,128	4,048
Prior years(1)	(75)	(42)	89

Subtotal	4,201	4,086	4,137

Claims paid (net)
Current year	(1,728)	(1,663)	(1,648)
Prior years	(2,231)	(2,273)	(2,168)

Subtotal	(3,959)	(3,936)	(3,816)

Foreign currency translation adjustments	27	(195)	92
Change in the group of consolidated companies	—	1	642

Net reserves for loss and loss adjustment expenses as of December 31,	7,314	7,045	7,089
Amount ceded to reinsurers	716	844	935

Gross reserves for loss and loss adjustment expenses as of December 31,	8,030	7,889	8,024

(1)	Prior years’ loss and loss adjustment expenses incurred (net) reflects the changes in estimation charged or credited to the consolidated income statement in each year with respect to the net reserves for loss and loss adjustment expenses established as of the beginning of that year. The RAS Group recorded additional income of €75 mn during the year ended December 31, 2004 (2003: €42 mn and 2002: losses of €89 mn) with respect of losses occurring in prior years. These amounts as percentages of the net balance of the beginning of the year were 1% in 2004 (2003: .6% and 2002: 1.5%).

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Reserves for premium refunds

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Amounts already allocated under local statutory or contractual regulations
As of December 31, previous year	185	167	167
Foreign currency translation adjustments	1	(7)	2
Changes in RAS Group consolidated companies	—	2	6
Change	34	23	(8)

As of December 31,	220	185	167

Latent reserves for premiums refunds
As of December 31, previous year	892	859	469
Foreign currency translation adjustments	1	(5)	(14)
Change due to fluctuations in market value	392	40	583
Changes in RAS Group consolidated companies	10	8	(18)
Changes due to valuation differences charged (credited) to income	132	(10)	(161)

As of December 31,	1,427	892	859

Total	1,647	1,077	1,026

17    Liabilities to banks

As of December 31,	2004	2003
	€ mn	€ mn
Payable on demand	100	27
Term deposits and certificates of deposit	6	—
Other	51	16

Total	157	43

As of December 31, 2004, liabilities to banks due within one year totaled €106 mn (2003: €27 mn) and those due after more than one year totaled €51 mn (2003: €16 mn).

18    Liabilities to customers

As of December 31,	2004	2003
	€ mn	€ mn
Savings deposits	8	6
Repurchase agreements and collateral received from securities lending transactions	73	50
Other	1,751	1,252

Total	1,832	1,308

As of December 31, 2004, liabilities to customers due within one year totaled €1,729 mn (2003: €1,181 mn) and those due after more than one year totaled €103 mn (2003: €127 mn).

19    Certificated liabilities

The following table summarizes the contractual maturity dates of the RAS Group’s certificated liabilities as December 31, 2004:

							2004	2003
As of December 31,	2005	2006	2007	2008	2009	Thereafter	Total	Total
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
RAS S.p.A.
Senior bonds	42	276	67	161	12	—	558	472

20    Financial liabilities carried at fair value through income

As of December 31,	2004	2003
	€ mn	€ mn
Financial liabilities held for trading	135	31
Financial liabilities for unit linked contracts	16,500	12,968

Total	16,635	12,999

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

21    Other accrued liabilities

As of December 31,	2004	2003
	€mn	€ mn
Liability for defined benefit plans	315	319
Accrued taxes	270	314
Miscellaneous accrued liabilities	282	234

Total	867	867

22    Other liabilities

As of December 31,	2004	2003
	€ mn	€ mn
Funds held under reinsurance business ceded	839	760
Accounts payable for direct insurance business	948	1,063
Accounts payable for reinsurance business	302	290
Other liabilities	1,912	1,457

Total	4,001	3,570

Accounts payable for direct insurance business and accounts payable for reinsurance are due within one year. Of the remaining other liabilities, €1,861 mn (2003: €1,425 mn) are due within one year, and €51 mn (2003: €32 mn) are due after more than one year.

23    Premiums earned (net)

	2004			2003			2002
For the years ended December 31,	Property- Casualty(1)	Life/ Health(1)	Total	Property- Casualty(1)	Life/ Health(1)	Total	Property- Casualty(1)	Life/ Health(1)	Total
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums written
Direct	6,279	1,851	8,130	6,060	1,906	7,966	5,836	2,022	7,858
Assumed	133	18	151	182	69	251	134	46	180

Subtotal	6,412	1,869	8,281	6,242	1,975	8,217	5,970	2,068	8,038
Ceded	(624)	(87)	(711)	(571)	(106)	(677)	(516)	(131)	(647)

Net	5,788	1,782	7,570	5,671	1,869	7,540	5,454	1,937	7,391

Premiums earned
Direct	6,195	1,850	8,045	5,909	1,906	7,815	5,717	2,025	7,742
Assumed	127	18	145	187	70	257	135	46	181

Subtotal	6,322	1,868	8,190	6,096	1,976	8,072	5,852	2,071	7,923
Ceded	(613)	(94)	(707)	(557)	(109)	(666)	(485)	(130)	(615)

Net	5,709	1,774	7,483	5,539	1,867	7,406	5,367	1,941	7,308

(1)	After eliminating intra-RAS Group transactions between segments.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

24    Interest and similar income

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Securities held-to-maturity	61	54	26
Securities available-for-sale(1)	1,234	1,328	1,351
Real estate used by third parties	133	127	127
Loans to banks and customers	198	170	183
Other	48	33	55

Total	1,674	1,712	1,742

(1)	Includes dividend income of € 148 mn (2003: €208 mn, 2002: €205 mn).

25    Other income from investments

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Realized gains from investments:
Securities available-for-sale	469	672	368
Real estate used by third parties	5	8	31

Subtotal	474	680	399

Reversals of impairments from investments:
Securities held-to-maturity	—	1	3
Securities available-for-sale	4	2	6
Real estate used by third parties	—	1	—

Subtotal	4	4	9

Total	478	684	408

26    Income from financial assets and liabilities carried at fair value through income (net)

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Income from financial assets and liabilities held for trading	37	(141)	105

Total	37	(141)	105

27    Fee and commission income, and income from service activities

For the years ended December 31, 2005	2004	2003	2002
	€ mn	€ mn	€ mn
Banking fees and commissions	37	47	43
Asset management fees and commissions	325	236	199
Income from service activities	29	40	12

Total	391	323	254

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

28    Insurance and investment contract benefits (net)

	Gross			Ceded			Net
For the years ended December 31,	2004	2003	2002	2004	2003	2002	2004	2003	2002
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Property-casualty(1):
Claims:
Claims paid	(4,287)	(4,243)	(4,199)	328	307	383	(3,959)	(3,936)	(3,816)
Change in loss reserves	(190)	(61)	(305)	(52)	(89)	(16)	(242)	(150)	(321)

Subtotal	(4,477)	(4,304)	(4,504)	276	218	367	(4,201)	(4,086)	(4,137)
Change in other reserves:
Aggregate policy reserves	(2)	—	(3)	—	—	—	(2)	—	(3)
Other	(11)	36	24	—	(2)	(5)	(11)	34	19

Subtotal	(13)	36	21	—	(2)	(5)	(13)	34	16
Expenses for premium refunds	(24)	(44)	(28)	—	2	3	(24)	(42)	(25)

Subtotal	(4,514)	(4,312)	(4,511)	276	218	365	(4,238)	(4,094)	(4,146)

Life/health(1):
Benefits paid	(1,875)	(2,161)	(1,904)	117	194	171	(1,758)	(1,967)	(1,733)
Change in reserves:
Aggregate policy reserves	(291)	(233)	(382)	(23)	(130)	(155)	(314)	(363)	(537)
Other	(54)	23	(8)	(14)	(38)	85	(68)	(15)	77

Subtotal	(345)	(210)	(390)	(37)	(168)	(70)	(382)	(378)	(460)
Expenses for premium refunds	(179)	(114)	76	2	2	4	(177)	(112)	80

Subtotal	(2,399)	(2,485)	(2,218)	82	28	105	(2,317)	(2,457)	(2,113)

Total	(6,913)	(6,797)	(6,729)	358	246	470	(6,555)	(6,551)	(6,259)

(1)	After eliminating intra-RAS Group transactions between segments.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

29    Interest and similar expenses

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Deposits	(26)	(24)	(16)
Certificated liabilities	(6)	(11)	(2)
Other interest expense	(26)	(34)	(25)

Total	(58)	(69)	(43)

30    Other expenses from investments

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Realized losses from investments:
Securities available-for-sale	(128)	(167)	(378)
Real estate used by third parties	—	—	(3)

Subtotal	(128)	(167)	(381)

Impairments from investments:
Securities held-to-maturity	—	—	(4)
Securities available-for-sale	(32)	(220)	(836)
Real estate used by third parties	—	(9)	(9)
Other investment securities	—	—	(2)

Subtotal	(32)	(229)	(851)
Depreciation on real estate used by third parties	(33)	(24)	(26)

Total	(193)	(420)	(1,258)

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

31    Acquisition costs and administrative expenses

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Property-casualty(1)
Acquisition costs:
Payments	(1,245)	(1,190)	(1,136)
Less commissions and profit received on reinsurance business ceded	144	85	84
Change in deferred acquisition costs	103	29	24

Subtotal	(998)	(1,076)	(1,028)
Administrative expenses	(278)	(257)	(269)

Underwriting costs (net)	(1,276)	(1,333)	(1,297)
Expenses from service activities	(4)	(4)	—
Expenses for management of investments	(23)	(30)	(33)

Subtotal	(1,303)	(1,367)	(1,330)

Life/health(1)
Acquisition costs:
Payments	(455)	(538)	(487)
Less commissions and profit received on reinsurance business ceded	(13)	11	16
Change in deferred acquisition costs	92	225	70

Total acquisition costs	(376)	(302)	(401)
Administrative expenses	(119)	(126)	(129)

Underwriting costs (net)	(495)	(428)	(530)
Expenses for management of investments	(44)	(28)	(32)

Subtotal	(539)	(456)	(562)

Banking(1)
Personnel expenses	(49)	(36)	(32)
Operating expenses	(81)	(70)	(46)
Fee and commission expenses	(166)	(121)	(100)

Subtotal	(296)	(227)	(178)

Asset management(1)
Personnel expenses	(20)	(26)	(34)
Operating expenses	(9)	(10)	(39)
Fee and commission expenses	(11)	(3)	(37)

Subtotal	(40)	(39)	(110)

Total	(2,178)	(2,089)	(2,180)

(1)	After eliminating intra-RAS Group transactions between segments.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Acquisition costs and administrative expenses in property-casualty and life/health segments include the personnel and operating expenses of the insurance business allocated to the functional areas acquisition of insurance policies, administration of insurance policies and management of investments. Other personnel and operating expenses are reported under insurance benefits (net), i.e. claims settlement expenses, and other expenses.

All personnel and operating expenses in banking segment are reported under acquisition costs and administrative expenses.

32    Taxes

Taxes are comprised of the following for the years ended December 31:

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Current income taxes	(224)	(223)	(475)
Deferred income taxes	(55)	(110)	352

Income tax expense	(279)	(333)	(123)
Other taxes	(14)	(6)	(9)

Total	(293)	(339)	(132)

The following table shows the reconciliation of the RAS Group’s expected income tax charge with income tax expense. The RAS Group’s reconciliation is a summary of the individual company-related reconciliations, which are based on the respective country-specific tax rates after consolidation effects are taken into account. The effective tax rate is determined by dividing income tax expense by earnings from ordinary activities before income taxes.

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Earnings from ordinary activities before taxes	1,113	917	933
Other taxes	(14)	(6)	(9)

Earnings from activities before income taxes	1,099	911	924
Expected income tax rate	32.4%	33.3%	39.2%

Expected income tax charge	356	303	362
Municipal trade tax and similar taxes	37	30	39
Net tax exempt income	(79)	(29)	(206)
Amortization of goodwill	12	12	12
Effects of tax losses	5	(4)	(53)
Other tax settlements	(52)	21	(31)

Income tax expense	279	333	123

Effective tax rate	25.4%	36.6%	13.3%

During the year ended December 31, 2004, current income tax expense includes a benefit of €11 mn (2003: €6 mn; 2002: charge of €15 mn) related to prior periods.

During the year ended December 31, 2004, deferred income tax expense includes a charge of €28 mn (2003: €101 mn; 2002: benefit of €239 mn) attributable to the recognition of deferred taxes on temporary differences and income of €18 mn (2003: €29 mn; 2002: charge of €1 mn) related to the change of applicable tax rates due to changes in tax law.

During the year ended December 31, 2004, a deferred tax charge of €5 mn (2003: €- mn; 2002: €2 mn) was recognized due to a devaluation of deferred tax assets on tax losses carried forward and the recognition of deferred tax assets on losses carried forward from earlier periods, for which no deferred taxes had yet been recognized or which had been devalued resulted in income of €- mn (2003: €4 mn; 2002 €55 mn). The above mentioned effects are shown in the reconciliation statement as “effects of tax losses”.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Deferred income taxes

Deferred tax assets and liabilities are comprised of the following:

As of December 31,	2004	2003
	€ mn	€ mn
Deferred tax assets
Intangible assets	15	16
Investments	64	136
Trading assets	13	12
Deferred acquisition costs	—	1
Tax losses carried forward	118	186
Other assets	129	125
Insurance reserves	76	19
Pensions and similar reserves	17	22
Other liabilities	23	30

Total deferred tax assets	455	547

Valuation allowance for deferred tax assets on tax losses carried forward	(10)	(5)

Net deferred tax assets	445	542

Deferred tax liabilities
Intangible assets	38	33
Investments	234	312
Trading assets	4	4
Deferred acquisition costs	468	360
Other assets	44	54
Insurance reserves	187	232
Pensions and similar reserves	1	—
Other liabilities	84	76

Total deferred tax liabilities	1,060	1,071

Net deferred tax liability	(615)	(529)

As of December 31, 2004 and 2003, the tax rates used in the calculation of the RAS Group deferred taxes are the applicable national rates, which ranged from 12.5% to 38.25%.

During the year ended December 31, 2004, deferred tax charge included in shareholders’ equity amounted to €70 mn (2003: benefit of €63 mn; 2002: benefit of €105 mn).

Tax losses carried forward

Tax losses carried forward are scheduled according to their expiry periods as follows:

For the years ending December 31,	€ mn
2005	5
2006	3
2007	6
2008	186
2009	270
Unrestricted	67

Total	537

Management of the RAS Group believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize its deferred tax assets.

33    Earnings per share

As the savings shares issued by RAS S.p.A. are considered to be participating in the net income of the RAS Group, basic earnings per share is calculated assuming all net income is distributed according to the terms of the RAS Group’s Articles of Association (see Note 14 for additional information). Basic earnings per ordinary and savings share is the total of the following:

•	Dividends paid per ordinary or savings share; and

•	Undistributed net income per ordinary or savings share (the undistributed net income of the RAS Group allocated to the ordinary or savings shares divided by the weighted-average number of ordinary or savings shares outstanding for the period).

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

As of December 2004, 2003, and 2002, stock options issued by RAS S.p.A. are anti-dilutive; therefore, are not included in diluted earnings per share. The reconciliation of basic and diluted earnings per ordinary and savings share is as follows:

For the years ended December 31,	2004	2003	2002
	€ mn	€ mn	€ mn
Net income	676	494	837
Dividends paid:
Ordinary shares	(402)	(294)	(265)
Savings shares	(1)	(1)	(3)

Subtotal	(403)	(295)	(268)

Undistributed earnings	273	199	569

Allocation of undistributed earnings:
Ordinary shares	272	198	562
Savings shares	1	1	7

Total	273	199	569

Basic earnings per ordinary share:
Weighted-average ordinary shares outstanding	670,240,494	673,455,823	715,518,838

Undistributed earnings per ordinary share	€.41	€.29	€.79
Distributed earnings per ordinary share	€.60	€.44	€.37

Basic earnings per ordinary share	€1.01	€.73	€1.16

Diluted earnings per ordinary share	€1.01	€.73	€1.16

Basic earnings per savings share:
Weighted-average savings shares outstanding	1,339,900	2,004,284	9,360,829

Undistributed earnings per savings share	€.41	€.29	€.79
Distributed earnings per savings share	€.62	€.46	€.41

Basic earnings per savings share	€1.03	€.75	€1.20

Diluted earnings per savings share	€1.03	€.75	€1.20

34    Litigation

RAS Group companies are involved in legal, regulatory and arbitration proceedings in Italy and a number of foreign jurisdictions, involving claims by and against them, which arise in the ordinary course of their businesses, including in connection with their activities as insurance, banking and asset management companies, employers, investors and taxpayers. It is not feasible to predict or determine the ultimate outcome of the pending or threatened proceedings. RAS’s management does not believe that the outcome of these proceedings, including those discussed below, will have a material adverse effect on the financial position or results of operations of the RAS Group, after consideration of any applicable reserves.

Antitrust Investigation and Related Civil Suits

In August of 2000, the Italian Antitrust Authority (Autorita Garante della Concorrenza e del Mercato) commenced an investigation relating to price-fixing in the insurance industry. Specifically, several insurance companies were alleged to have coordinated their behavior in order to achieve premium increases in the automobile third-party liability business. As a result of this investigation, on

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

July 28, 2000, the Italian Antitrust Authority imposed administrative fines against thirty-eight Italian insurance companies. In February 2002, the Italian Council of State (Consiglio di Stato), Italy’s highest administrative court, upheld the fines imposed on sixteen insurance companies, including RAS and a RAS subsidiary, Allianz Subalpina. Following this ruling, an increasing number of policyholders initiated civil suits against RAS and Allianz Subalpina for reimbursement of a portion of premiums paid, claiming that such premiums were unduly inflated by up to 20% from 1995 to 2000. As of June 30, 2005, 1,558 suits had been brought against Allianz Subalpina, 790 of which had been lost and 203 of which had been won. As of the same date, 11,196 suits have been brought against RAS, of which 4,211 have been lost and 962 of which have been won. As of June 30, 2005, Allianz Subalpina had filed 71 appeals, none of which has been yet decided. As of the same date, RAS had filed 414 appeals, 74 of which it has won.

With the enactment of a new Italian law in 2004 providing emergency measures for equity-based rulings, the number of new suits had lessened as of June 30, 2005, particularly in central and northern Italy. This law requires these lawsuits to be decided on the basis of law rather than principles of equity, with the result that appeals are now heard by Italian civil courts, rather than by the Italian Supreme Court (Corte di Cassazione), Italy’s highest court. As a result of this new legislation, judges are required to ascertain the existence of tangible damages (e.g., a higher premium) as a specific result of the exchange of information alleged by the Italian Antitrust Authority. As of June 30, 2005, the application of this principle has led to pronouncements both in favor and against RAS and Allianz Subalpina, although the decisions against these companies outnumber the decisions in favor of such companies.

Furthermore, on February 4, 2005, the Italian Supreme Court rendered a judgment determining that, starting as of that date, the competent court to hear such suits is the Italian Court of Appeal (Corte di Appello) rather than Italian justices of the peace (Giudice di pace), who are judges performing traditional judicial functions regarding small claims matters and who may base their decisions on principles of equity. This decision saw the number of new suits initiated against RAS and Allianz Subalpina decline compared to prior years. As of June 30, 2005, 96 suits against RAS and six against Allianz Subalpina were pending before the Court of Appeal, where, in the opinion of RAS’s management, outcomes are expected to be based on the technical and legal aspects of each case.

RAS’s management believes that the new Italian law in 2004 and the Supreme Court’s decision in February 2005 should help reduce the RAS Group’s exposure to such legal proceedings.

Tax Inspections

Following receipt of a notice of assessment from the tax authorities of Trieste, Italy in early 2003 in respect of RAS’s 1996 income, a decision was issued in favor of RAS on November 18, 2003 and deposited on December 16, 2003. The tax authorities appealed this decision on February 16, 2005; the President of the Italian Tax Commission adjourned the hearing to April 13, 2005 and asked the Italian Tax Commission (CTU) to appoint an assessor. In addition, on December 15, 2003, RAS received a notice of assessment from the tax authorities of Trieste, Italy in respect of its 1997 and 1998 income. An initial favorable ruling was issued on December 14, 2004, in line with the previous finding with respect to RAS’s 1996 income, except on a minor point due to a clerical error, against which the company will appeal in due course. On June 29, 2004, RAS received an identical notice of assessment in respect of income for the years 1999-2001. The first hearing was held on January 10, 2005. At this hearing, the CTU proposed that an expert should be appointed for the CTU; the appointment was made at the hearing on February 22, 2005.

In all these instances, the disputed amounts are significant, but RAS believes that its conduct has been correct; consequently, it reserves the right to appeal. Nevertheless, it has prudently recorded accruals to the provisions for legal defense fees and any contingent liabilities.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Policies issued before and during World War II

The International Commission on Holocaust Era Insurance Claims (the “ICHEIC”) continues to process requests for compensation in respect of insurance policies issued before and during World War II. Since October 2002, the ICHEIC has been working in collaboration with the Foundation “Remembrance, Responsibility and Future” (the “German Foundation”) and the German Insurance Industry Association (the “GDV”). As of June 30, 2005, RAS had received 49,382 claims/inquiries relating to insurance policies in force between 1920 and 1945. It had examined 47,643 and made offers totaling $13,841,778.81 in respect of 1,155 policies. As of June 30, 2005, the claimants had accepted the offers in respect of 1,047 policies for a total amount of $12,942,555.07. Since May 2003, by virtue of the agreement between the German Foundation, the ICHEIC and the GDV, all payments to claimants are made by the GDV on behalf of the “German Companies”, including RAS (by virtue of its status as a majority-owned subsidiary of Allianz). The GDV makes such payments using funds provided by the German Foundation in accordance with the guidelines of the ICHEIC. Therefore, all claims made against RAS and the RAS Group companies are covered by the funds of the German Foundation. Allianz AG has made contributions to the German Foundation on behalf of the entire Allianz Group, including RAS Group. There is no obligation to make supplementary payments. But Allianz AG will charge RAS for its relevant portion of the contribution with respect to the claims on which RAS has made offers. The ICHEIC’s auditors (Price WaterhouseCoopers) have completed the so-called “Audit Stage II, Phase I” of this process, which confirmed that RAS processes the ICHEIC claims in full compliance with all the rules and guidelines established by the ICHEIC. The ICHEIC’s auditors have performed the last phase of the audit (Stage II, Phase 2) during summer 2005, by means of an examination of a sample of claims and RAS’s decisions. In any case, as a result of the audit compliance statement obtained at the beginning of 2003, RAS’s decisions on claims are now definitive and may be appealed through recourse to the independent bodies set up by the ICHEIC and the German Foundation. As of June 30, 2005, 349 appeals had been filed against RAS’s decisions, and rulings had been issued on 336 appeals. The rulings found for the company’s initial decision in 194 cases and for the claimants in the other 142 cases, involving formulation of an offer of payment based on mere allegations and purely circumstantial evidence. With regard to U.S. litigation, the legal peace ensured by the German Foundation’s agreement still stands and therefore RAS has no litigation pending at this time.

35    Related party transactions

In addition to the loans disclosed in Note 9, the RAS Group has entered into various types of ordinary course of business relations, including reinsurance, banking and asset management, with both its associates and with the Allianz Group. These transactions are made on terms equivalent to those that prevail in arm’s length transactions. A summary of the effects of these transactions on the RAS Group’s consolidated balance sheets is as follows:

As of December 31,	2004		2003
	Associates	Allianz Group	Associates	Allianz Group
	€ mn	€ mn	€ mn	€ mn
Investments	6	62	7	61
Loans to customers	3	35	—	80
Trading assets	—	32	—	18
Amounts ceded to reinsurers	10	435	7	435
Other assets	3	48	7	53
Insurance reserves	10	88	10	96
Liabilities to customers	—	46	9	75
Other liabilities	12	280	13	73

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

A summary of the effects of these transactions on the RAS Group’s consolidated income statements is as follows:

For the years ended December 31,	2004		2003		2002
	Associates	Allianz Group	Associates	Allianz Group	Associates	Allianz Group
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	(17)	(342)	(14)	(240)	(15)	(195)
Interest and similar income	—	2	—	2	—	3
Trading income	—	—	—	3	—	3
Fee and commission income, and income from service activities	—	6	—	1	—	2
Other income	—	6	—	1	—	1
Insurance benefits (net)	(2)	148	—	130	(3)	127
Interest and similar expenses	—	(1)	—	—	—	(2)
Acquisition costs and administrative expenses	3	98	1	39	3	32
Other expenses	—	—	—	(7)	—	(21)

36    Share Based Compensation

RAS Group Stock Option Plan

The RAS Group has awarded eligible members of senior management with stock purchase options on RAS S.p.A. ordinary shares. Under these plans, options have been granted annually on January 31. Each of these award grants is subject to a vesting period of 18 months to 2 years and the options expire after a period of 6.5 to 7 years after the grant date.

Options may be exercised at any time after the vesting period and before expiration, provided that:

•	at the time of exercise, the RAS S.p.A. share price is at least 20% higher than the average share price in January of the grant year (for the 2001 award grant the hurdle is 10%), and

•	the performance of the RAS S.p.A. share in the year of grant exceeds the Milan Insurance Index (MIBINSH Index) in the same year.

•	The RAS Group’s stock options granted, exercised and expired/forfeited as of December 31, 2004:

Date Granted	Vesting period years	Options granted	Options exercised	Options expired/ forfeited
January 2001	1.5	711,000	123,000	53,000
January 2002	1.5	793,000	723,000	45,000
January 2003	2	850,000	—	49,000
January 2004	2	900,000	—	—

The following table provides the weighted-average fair value of options granted as of the grant date and the assumptions used in calculating their fair value by application of the Black-Scholes option pricing model.

For the years ended December 31,	2004	2003	2002
Weighted-average fair value of options granted	€1.51	€4.68	€5.47
Weighted-average assumptions:
Risk free interest rate	3.3%	3.1%	2.9%
Expected volatility	17.0%	13.5%	13.5%
Dividend yield	6.8%	6.3%	6.6%

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

RAS Group stock option activity during the periods indicated was as follows:

	Number of RAS Options	Weighted Average Exercise Price €
Balance as of December 31, 2002	1,481,000	14.06
Granted	850,000	11.51
Exercised	—	—
Forfeited	(124,000)	13.33

Balance as of December 31, 2003	2,207,000	13.14
Granted	900,000	14.32
Exercised	(846,000)	13.28
Forfeited	—	—

Balance as of December 31, 2004	2,261,000	€13.55

The average remaining period until expiration of the 2,261,000 (2003: 2,207,000) options still outstanding as of December 31, 2004, was 4.9 years (2003: 4.8). As of December 31, 2004, 560,000 (2003: 1,425,000) options were exercisable which had a weighted average exercise price of €15.24 (2003: €14.08).

During the year ended December 31, 2004, the RAS Group recorded compensation expense of €3 mn (2003: €3 mn) related to these stock option awards.

Allianz Group Equity Incentives Plans

In addition to stock options granted under the RAS Group Stock Option Plan, senior management of the RAS Group participate in the Group Equity Incentives Plans (“GEI”) of Allianz AG. The GEI Plans of Allianz AG include Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). Awards of SARs and RSUs by the RAS Group are made consistent with the terms of the GEI Plans of Allianz AG.

SARs

Subsequent to a two-year vesting period, the SARs may be exercised at any time between the 2nd and the 7th anniversary of the effective date of the relevant plan, provided the following performance criteria are met:

•	the price of Allianz AG shares has outperformed the Dow Jones Europe STOXX Price Index (600) at least once for a period of five consecutive stock exchange days during the contractual term of the SAR; and

•	the Allianz AG share price outperforms the reference price by at least 20% at the time when the SAR is exercised.

Under the conditions of the SARs, the RAS Group is required to pay, in cash, the difference between the stock market price of Allianz AG shares on the day the rights are exercised and the reference price, as specified in the respective plan. The maximum difference is capped at 150% of the reference price. SARs not exercised by the last day of a plan will be exercised automatically where the necessary conditions have been met. If these conditions have not been met or a plan participant ceases to be employed, the plan participant’s SARs are forfeited.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

The following table presents the vesting period, reference price and number outstanding of the SARs outstanding by grant date:

Grant Date	Vesting period years	Reference price €	SARs outstanding
April 1999	2	264.23	40,254
April 2000	2	332.10	23,094
April 2001	2	322.14	30,299
April 2002	2	239.80	41,402
May 2003	2	65.91	164,108
May 2004	2	83.47	153,441

As of December 31, 2004, the SARs outstanding that have vested have not met the second performance criteria noted above (20% increase of the share price).

The total compensation expense related to the SAR plan is calculated as the amount by which the quoted Allianz AG share price exceeds the reference price. The total compensation expense is recognized over the two-year vesting period. As of December 31, 2004, a liability of €5 mn (2003: €2 mn) was recorded in other accrued liabilities related to the SARs. During the year ended December 31, 2004, the RAS Group recognized compensation expense of €3 mn (2003: €2 mn) related to SARs.

The RAS Group has entered into call options on Allianz AG stock to hedge its future obligations under the SARs.

RSUs

The RAS Group will exercise all RSUs on the first stock exchange day that succeeds the five-year vesting period. At the date of exercise, the RAS Group can choose to settle each RSU by one of following:

•	cash payment in the amount of the average closing price of Allianz AG’s share in the ten trading days preceding the exercise date, or

•	issuing one Allianz AG share, or other equivalent equity instruments.

The following table presents the vesting period, grant price and number outstanding of the RSUs outstanding by grant date:

Grant date	Vesting period years	Grant Price €	RSUs outstanding
May 2003	5	65.91	24,766
May 2004	5	83.47	28,817

The total compensation expense related to the RSU plan is calculated as the amount of the quoted Allianz AG share price and is remeasured at each reporting period based on changes in the Allianz AG share price and is accrued over the five-year vesting period. As of December 31, 2004, a liability of €1 mn (2003: €- mn) was recorded in other accrued liabilities related to the RSUs. During the year ended December 31, 2004, the RAS Group recognized compensation expense of €1 mn (2003: €- mn) related to RSUs.

37    Compensation of the Board of Directors

As of December 31, 2004, the Board of Directors of the RAS Group had 18 members (2003: 17). During the year ended December 31, 2004, total compensation paid by the RAS Group to the Board of Directors, including the Chief Executive Officer, was €3,663,847 (2003: €2,084,809; 2002: €1,752,250). In addition, 100,000 (2003: 90,000; 2002: 80,000) stock options to purchase shares of RAS S.p.A. at €14.32 (2003: €11.51; €12.93) were issued to the Chief Executive Officer. The stock options vest after three years (2003: two years; eighteen months). As of December 31, 2004, the RAS Group had 4 General Managers (2003: 5). During the year ended December 31, 2004, total compensation paid by the RAS Group to the General Managers, excluding the Chief Executive Officer, was €3,762,467 (2003: €2,408,618; 2002: €1,886,761). In addition, 150,000 (2003: 162,000; 2002: 145,000) stock options to purchase shares of RAS S.p.A. at €14.32 (2003: €11.51; 2002: €12.93) were issued the General Managers, excluding the Chief Executive Officer. The stock options vest after 3 years (2003: two years; 2002: eighteen months).

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

38	Su mmary of significant differences between the accounting principles used in the preparation of the consolidated financial statements and accounting principles generally accepted in the United States of America

The consolidated financial statements of the RAS Group are presented in accordance with IFRS. IFRS differs in certain respects from US GAAP. The following table represents the reconciliation of the RAS Group’s net income and shareholders’ equity between IFRS and US GAAP for the years ended December 31:

	Net Income			Shareholders’ Equity
	2004	2003	2002	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Amounts determined in accordance with IFRS(1), as previously reported	675	424	906	6,528	6,107
Effect of implementation of new accounting standards(1) (see Note 3)	1	70	(69)	(3)	12

Amounts determined in accordance with IFRS	676	494	837	6,525	6,119
Adjustments in respect to:
(a) Goodwill	49	46	49	144	95
(b) Investments	(43)	(142)	100	—	—
(c) Insurance liabilities	37	(11)	—	33	(3)

Effect of US GAAP adjustments before income taxes and minority interests in earnings	43	(107)	149	177	92
(d) Income taxes	(1)	273	(29)	(27)	(13)
(e) Minority interests in earnings	4	31	(6)	(3)	4

Effect of US GAAP adjustments	46	197	114	147	83

Amount determined in accordance with US GAAP	722	691	951	6,672	6,202

Earnings per ordinary share in accordance with US GAAP:
Basic	€1.08	€1.03	€1.31

Diluted	€1.08	€1.03	€1.31

Earnings per savings share in accordance with US GAAP:
Basic	€1.10	€1.05	€1.35

Diluted	€1.10	€1.05	€1.35

(1)	Shareholders’ equity before minority interests.

In preparation for filing Pre-effective Amendment No. 1 to the Form F-4, a mathematical error in the reconciliation of net income before IFRS and US GAAP for the year ended December 31, 2003 was discovered in the previously filed Form F-4. This error primarily affected minority interests and is corrected in the above reconciliation of net income before IFRS and US GAAP for the year ended December 31, 2003. This change had no impact on the IFRS net income or shareholders’ equity of the RAS Group for the year ended December 31, 2003.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

Valuation and recognition differences

The following describes the valuation and recognition differences presented in the reconciliation of the RAS Group’s net income and shareholders’ equity between IFRS and US GAAP.

(a) Goodwill

In accordance with US GAAP, goodwill is not subject to amortization; however, it is tested for impairment annually at a reporting unit level, or more frequently based upon facts and circumstances. For years through December 31, 2004, goodwill was amortized over its estimated useful life in accordance with IFRS. Therefore, the reconciliation adjustment to net income represents the reversal of goodwill amortization recorded in accordance with IFRS. The reconciliation adjustment to shareholders’ equity represents the effects of the reversal of accumulated amortization related to goodwill. As of January 1, 2005, goodwill is not subject to amortization in accordance with IFRS.

(b) Investments

A summary of the reconciliation adjustments relating to investments for the years ended December 31 is as follows:

	Net Income (Loss)			Shareholders’ Equity
	2004	2003	2002	2004	2003
	€ mn	€ mn	€ mn	€ mn	€ mn
Impairments of equity securities	(43)	(142)	105	—	—
Reversal of impairments on debt securities	—	—	(5)	—	—

Total	(43)	(142)	100	—	—

Impairments of equity securities As described in Note 3, the adoption of IAS 39 revised required a change to the RAS Group’s impairment criteria for available-for-sale equity securities. In addition, IAS 39 revised required that the RAS Group no longer establish an adjusted cost basis upon the recognition of an impairment of equity security. IAS 39 revised required retrospective application of these changes. As of January 1, 2005, the RAS Group adopted these changes to its accounting policies for US GAAP. However, under US GAAP, retrospective application of these policies is not allowed; therefore, the RAS Group will be required to apply these changes only prospectively under US GAAP.

Therefore, the reconciliation adjustment to net income represents the elimination of impairments of equity securities that result from the retrospective application of these changes to the RAS Group’s accounting policies under IFRS.

Reversals of impairments of debt securities In accordance with IFRS, if the amount of the impairment previously recorded on a fixed income security decreases and the decrease can be objectively related to an event occurring after the impairment, such as an improvement in the debtor’s credit rating, the impairment is reversed through net income. Such reversals can not result in a carrying amount of a security in excess of the carrying amount prior to the impairment. In accordance with US GAAP, reversals of impairments recorded on debt securities are not permitted. Therefore, the reconciliation adjustment to net income represents the elimination of the reversal of impairments on debt securities, net of policyholder participation.

As described in Note 3, the adoption of IAS 39 revised required a change to the RAS Group’s accounting policy for reversals of impairments of equity securities. IAS 39 revised required retrospective application of this change which results in the RAS Group’s accounting policy with regards to reversals of impairments of equity securities under IFRS to be consistent with US GAAP. As a result, a reconciliation adjustment to net income is no longer required to be included with regards to reversals of equity securities.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

(c) Insurance liabilities

As described in Note 3, the adoption of IFRS 4 resulted in the RAS Group recognizing a liability for certain discretionary participating features. IFRS 4 requires retrospective application of these changes. Under US GAAP, these discretionary participating feature are recognized in equity. Therefore, the reconciliation adjustment to net income and shareholders’ equity represents the elimination of these liabilities under US GAAP.

(d) Income taxes

In accordance with IFRS, the effect on deferred taxes resulting from a change in tax laws or rates is recognized in the income statement except to the extent the change relates to transactions recognized directly in shareholders’ equity. The effect on deferred taxes for transactions originally recognized directly in shareholders’ equity are allocated directly to shareholders’ equity.

In accordance with US GAAP, the effect on deferred taxes of a change in tax laws or rates is recognized in the income statement including the effect for transactions originally recognized directly in shareholders’ equity.

The following table indicates the amounts recognized in US GAAP net income for changes in tax laws and rates related to transactions recognized directly to shareholders’ equity under IFRS:

	2004	2003	2002
	€ mn	€ mn	€ mn
Before elimination of minority interests	—	232	—
After elimination of minority interests	—	232	—

The adjustment concerning the change in tax laws and tax rates during the year ended December 31, 2003, primarily relates a reduction in the federal tax rates within Italy (effective January 1, 2004), as well as a change in tax law whereby all unrealized gains/losses and impairments/reversals of impairments on participations in strategic investments have become exempt from taxation (effective January 1, 2004).

The tax effect of all other US GAAP adjustments, during the years ended December 31, 2004, 2003 and 2002, amounted to tax expense (benefit) of €1 mn, €(31) mn and €(29) mn, respectively.

(e) Minority interest in earnings

Represents the minority interest effect of the US GAAP adjustments.

39     Subsequent Events

On May 26, 2005, the RAS S.p.A. paid a dividend of €.80 per ordinary share and €.82 per savings share, totaling €538 mn.

On September 11, 2005, the RAS S.p.A. and Allianz AG announced their intention to merge. All outstanding ordinary and savings shares of RAS S.p.A. will be exchanged for shares of Allianz AG or cash if the merger is approved by the shareholders of RAS S.p.A. and the shareholders of Allianz AG. If approved, the merger is expected to occur in 2006.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of December 31, 2004 and 2003

and for the years ended December 31, 2004, 2003 and 2002

40    Selected subsidiaries

Legal name and location	% owned(1)
Agricola San Felice, S.p.A.	100.0
Allianz Subalpina S.p.A., Turin	97.94
Bernese Assicurazioni Financial S.p.A., Rome	100.0
Bernese Assicurazioni, S.p.A., Rome	99.59
Bernese Vita, S.p.A., Rome	100.0
Borgo San Felice S.r.l., Castednuovo Beradenga	100.0
CreditRas Assicurazioni S.p.A., Milan	50.0
CreditRas Vita S.p.A., Milan	50.0
GENIALLOYD S.p.A., Milan	99.99
Intermediass S.r.l., Milan	100.0
Investitori Holding S.p.A, Milan.	99.75
L’Assicuratrice Italiana Danni S.p.A., Milan	100.0
L’Assicuratrice Italiana Vita S.p.A., Milan	100.0
RAS Asset Management, Milan	100.0
RASBANK S.p.A., Milan	100.0
Rasfin SIM S.p.A., Milan	100.0
RAS Tutela Giudiziaria S.p.A., Milan	100.0
RB Vita S.p.A., Milan	100.0
Allianz Elementar Versicherungs-AG, Vienna	50.10
Allianz Elementar Lebensversicherungs-AG, Vienna	99.00
Allianz Invest, Kapitalanlagegesellschaft mbH, Vienna	100.00
Allianz Investmentbank AG, Vienna	100.00
BAWAG Allianz Mitarbeitervorsorgekasse AG, Vienna	50.00
Opernring-Hof Bau- und Betriebs-AG, Vienna	100.00
Darta Saving Life Assurance Limited, Dublin	100.00
RAS International NV Holding, Amsterdam	100.00
Companhia de Seguros Allianz Portugal SA, Lisbon	64.85
UNIPENSAO, Lisbon	81.40
Alba Allgemeine Versicherungs-Gesellschaft, Basel	100.00
CAP Compagnie d’ Assurance de Protection, Zug	100.00
Allianz Suisse Immobilien AG, Volketswil	100.00
Allianz Suisse Versicherungsgesellschaft, Zurich	69.80
Allianz Suisse Lebensversicherungsgesellschaft, Zurich	99.99

(1)	Percentage includes equity participations held by dependent enterprises in full, even if the RAS Group’s share in the dependent enterprise is under 100%.

SCHEDULE I

RAS GROUP

SUMMARY OF INVESTMENTS(1)

AS OF DECEMBER 31, 2004

	Amortized cost	Fair Value	Amount shown In balance sheet
	€ mn	€ mn	€ mn
Fixed maturities:
Government Bonds:
Italy	11,901	12,533	12,533
Switzerland	3,066	3,169	3,151
Austria	1,260	1,311	1,302
Greece	964	1,020	1,020
All other countries	4,455	4,698	4,698

Subtotal	21,646	22,731	22,704
Corporate Bonds:
Public utilities	190	199	199
All other corporate bonds	6,920	7,245	7,170

Subtotal	7,110	7,444	7,369
Other	168	170	170

Total fixed maturities	28,924	30,345	30,243
Equity securities:
Public utilities	284	380	380
Banks, insurance companies, funds	1,590	2,446	2,446
Industrial, miscellaneous and all other	986	1,223	1,223

Total equity securities	2,860	4,049	4,049
Loans and advances to banks and customers:
Loans	5,337	5,337	5,337
Short-term investments	442	442	442
Policy loans	124	124	124
Certificates of deposit	55	55	55

Total loans and advances to banks and customers	5,958	5,958	5,958
Financial assets carried at fair value through income	17,396	17,396	17,396
Real estate	1,806	2,155	1,806
Other	99	99	99

Total	57,043	60,002	59,551

(1)	Includes investments, loans and advances to banks, loans and advances to customers and trading assets.

RAS GROUP

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

as of September 30, 2005 and December 31, 2004

and for the nine months ended September 30, 2005 and 2004

INDEX

Page
Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004	F-214
Consolidated Income Statements for the nine months ended September 30, 2005 and 2004	F-215
Consolidated Statements of Changes in Shareholders’ Equity for the nine months ended September 30, 2005 and 2004	F-216
Consolidated Cash Flow Statements for each of the nine months ended September 30, 2005 and 2004	F-217
Notes to the Consolidated Financial Statements	F-218
Nature of Operations and Basis of Presentation	F-218
Segment Reporting	F-218
Supplementary Information on RAS Group Assets	F-220
Supplementary Information on RAS Group Liabilities and Equity	F-220
Supplementary Information on the RAS Group Consolidated Income Statement	F-222

Summary of significant differences between the accounting principles used in the preparation of the consolidated financial statements and accounting principles generally accepted in the United States of America

F-233
Subsequent Events	F-235

RAS Group

Consolidated Balance Sheets

As of September 30, 2005 and December 31, 2004

		09/30/2005	12/31/2004
	Note	€ mn	€ mn
		(unaudited)
ASSETS
Intangible assets	3	460	489
Investments in associated enterprises	4	613	587
Investments	5	38,444	36,197
Loans and advances to banks	6	1,821	1,858
Loans and advances to customers	6	4,048	4,100
Financial assets carried at fair value through income	7	20,587	17,396
Cash and cash equivalents		651	1,035
Amounts ceded to reinsurers from reserves for insurance and investment contracts	8	1,666	1,695
Deferred tax assets		415	445
Other assets		6,838	7,274

Total assets		75,543	71,076

		09/30/2005	12/31/2004
	Note	€ mn	€ mn
		(unaudited)
SHAREHOLDERS’ EQUITY AND LIABILITIES
Shareholders’ equity	9	7,895	7,581
Hybrid equity		45	45
Reserves for insurance and investment contracts	10	39,642	38,297
Liabilities to banks	11	61	157
Liabilities to customers	12	1,759	1,832
Certificated liabilities		623	558
Financial liabilities carried at fair value through income	13	19,799	16,635
Other accrued liabilities	14	851	867
Other liabilities	15	3,723	4,001
Deferred tax liabilities		1,102	1,060
Deferred income		43	43

Total equity and liabilities		75,543	71,076

RAS Group

Consolidated Income Statements (unaudited)

For the nine months ended September 30, 2005 and 2004

		2005	2004
	Note	€ mn	€ mn
Premiums earned (net)	16	5,581	5,496
Interest and similar income	17	1,338	1,277
Income from investments in associated enterprises (net)	4	109	111
Other income from investments	18	350	377
Income from financial assets and liabilities carried at fair value through income (net)	19	63	2
Fee and commission income, and income from service activities	20	366	274
Other income		248	287

Total income		8,055	7,824

Insurance and investment contract benefits (net)	21	(4,905)	(4,827)
Interest and similar expenses	22	(57)	(45)
Other expenses from investments	23	(65)	(140)
Loan loss provisions		(3)	(1)
Acquisition costs and administrative expenses	24	(1,706)	(1,641)
Amortization of goodwill		—	(37)
Other expenses		(285)	(293)

Total expenses		(7,021)	(6,984)

Earnings from ordinary activities before taxes		1,034	840
Taxes	25	(265)	(244)
Minority interests in earnings		(123)	(90)

Net income		646	506

Basic earnings per ordinary share	26	€0.96	€0.75
Diluted earnings per ordinary share	26	€0.96	€0.75
Basic earnings per savings share	26	€0.98	€0.77
Diluted earnings per savings share	26	€0.98	€0.77

RAS Group

Consolidated Statements of Changes in Shareholders’ Equity (unaudited)

For the nine months ended September 30, 2005 and 2004

	Paid-in capital	Revenue reserves	Foreign currency translation adjustments	Unrealized gains and losses (net)	Shareholders’ equity before minority interests	Minority interests in shareholders’ equity	Shareholders’ equity
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Balance as of December 31, 2003	2,249	2,924	48	898	6,119	911	7,030
Foreign currency translation adjustments	—	—	8	1	9	3	12
Treasury shares	—	(2)	—	—	(2)	—	(2)
Unrealized gains and losses (net)	—	—	—	58	58	(8)	50
Net income	—	506	—	—	506	90	596
Dividends paid	—	(403)	—	—	(403)	(40)	(443)
Miscellaneous	—	(124)	—	—	(124)	(25)	(149)

Balance as of September 30, 2004	2,249	2,901	56	957	6,163	931	7,094

Balance as of December 31, 2004	2,249	3,063	58	1,155	6,525	1,056	7,581
Foreign currency translation adjustments	—	—	(23)	—	(23)	(2)	(25)
Treasury shares	—	(31)	—	—	(31)	—	(31)
Unrealized gains and losses (net)	—	—	—	241	241	21	262
Capital paid in	(633)	633	—	—	—	—	—
Net income	—	646	—	—	646	123	769
Dividends paid	—	(537)	—	—	(537)	(59)	(596)
Miscellaneous	—	(2)	—	—	(2)	(63)	(65)

Balance as of September 30, 2005	1,616	3,772	35	1,396	6,819	1,076	7,895

RAS Group

Consolidated Cash Flow Statements (unaudited)

For the nine months ended September 30, 2005 and 2004

	2005	2004
	€ mn	€ mn
Operating activities
Net income	646	506
Minority interests in earnings	123	90
Income from investments in associated enterprises (net)	(106)	(105)
Amortization and depreciation	50	84
Deferred income tax expense	28	47
Realized gains and losses and reversals of impairments and impairments, net	(310)	(258)
Financial assets and liabilities carried at fair value through income	(27)	(22)
Change in loans and advances to banks and customers	89	(679)
Change in other assets	440	777
Change in insurance reserves	1,009	490
Change in deferred acquisition costs	36	(74)
Change in liabilities to banks and customers	(169)	195
Change in other liabilities	(294)	(814)

Net cash flow provided by operating activities	1,515	237

Investing activities
Change in securities available-for-sale	(1,375)	167
Change in investments held-to-maturity	84	(159)
Change in real estate	(69)	(166)
Other	(3)	(137)

Net cash flow (used in) provided by investing activities	(1,363)	(295)

Financing activities
Change in SFAS 97 aggregate policy reserves	(18)	585
Change in hybrid equity and certificated liabilities	65	96
Treasury shares	(31)	(3)
Dividends	(596)	(443)
Other	(41)	(177)

Net cash flow provided by (used in) financing activities	(539)	58

Effect of exchange rate changes on cash and cash equivalents	3	—

Change in cash and cash equivalents	(384)	—
Cash and cash equivalents at beginning of period	1,035	1,228

Cash and cash equivalents at end of period	651	1,228

RAS Group

Notes to the Consolidated Financial Statements (unaudited)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

1    Nature of operations and basis of presentation

Nature of Operations

Riunione Adriatica di Sicurta S.p.A. (“RAS”) and its subsidiaries (“RAS Group”) are one of the leading financial services providers in Italy, offering insurance, banking and asset management products and services. RAS Group is the fourth-largest property-casualty insurer and second-largest life/health insurer in Italy based on gross premiums written and statutory premiums, respectively, in 2004. RAS also has insurance operations in Austria, Portugal, and Switzerland. With RAS Group’s acquisition of Banca Bnl Investmenti in 2004 and subsequent merger of these operations into RAS’s subsidiary, RASBank, RAS has an increasing presence in Italy’s financial services sector. RAS S.p.A., Milan. RAS is a Soceita per Azioni (“S.p.A.”) incorporated in Italy. It is recorded in the Milan Company Register under its registered address at Corso Italia 23, 20122 Milan, Italy.

The parent company of RAS is Allianz Company Italiana Finanziamenti S.p.A., which owns approximately 55.5% of RAS’s ordinary shares. The ultimate parent company of RAS is Allianz Aktiengesellschaft AG (“Allianz AG”). Allianz AG and its subsidiaries (“the Allianz Group”) have global property-casualty insurance, life/health insurance, banking and asset management operations in more than 70 countries, with the largest of its operations in Europe.

On September 11, 2005, the RAS S.p.A. and Allianz AG announced their intention to merge. All outstanding ordinary and savings shares of RAS S.p.A. will be exchanged for shares of Allianz AG or cash if the merger is approved by the shareholders of RAS S.p.A. and the shareholders of Allianz AG. If approved, the merger is expected to occur in 2006.

Basis of Presentation

The consolidated financial statements of the RAS Group have been prepared in conformity with International Financial Reporting Standards (“IFRS”). Since 2002, the designation IFRS applies to the overall framework of all standards approved by the International Accounting Standards Board (“IASB”). Already approved standards continue to be cited as International Accounting Standards (“IAS”). All standards currently in force for the years under review have been adopted in the presentation of the consolidated financial statements. For years through 2004, IFRS does not provide specific guidance concerning the reporting of insurance and reinsurance transactions. Therefore, as envisioned in the IFRS Framework, the provisions embodied under accounting principles generally accepted in the United States of America (“US GAAP”) have been applied. The calculation of aggregate policy reserves and deferred policy acquisition costs is in accordance with various US GAAP Statements of Financial Accounting Standards (“SFAS”), including SFAS 60, SFAS 97, and SFAS 120. The consolidated financial statements of the RAS Group have been prepared in Euros (€).

Significant differences between IFRS and US GAAP affecting the RAS Group’s net income and shareholders’ equity have been summarized in Note 27.

2    Segment Reporting

The RAS Group is organized into four business segments: property-casualty insurance, life/health insurance and banking and asset management. A summary of the business segments is as follows:

Property-Casualty

RAS is the fourth-largest property-casualty insurer in the Italian market as measured by gross premiums written in 2004. The RAS Group operates in all personal and commercial property-casualty lines throughout Italy. RAS distributes property-casualty products and services primarily through an extensive network of general agents, brokers and through Internet and telephone-based direct sales channels. RAS also has property-casualty operations in Switzerland, Austria and Portugal.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Life/Health

RAS is the second-largest life insurer in the Italian market based on statutory premiums in 2004. RAS’s individual life policies are primarily endowment policies but also include annuities and other policies, including capitalization and other products. Consistent with trends in the Italian market generally, RAS’s products include an increasing amount of unit-linked policies, where policyholders participate directly in the performance of policy-related investments, and, after a year of a decreasing number of endowment products, RAS increased its sales of these products in 2004. Sales of unit-linked and equity-linked products sold through banks represented 64.9% of RAS’s total statutory life premiums in Italy, reflecting the importance of this distribution channel. The unit-linked policies include products linked to funds managed by RAS, as well as by third-party investment managers and index-linked products. RAS also has life/health operations in Switzerland, Austria and Portugal.

Banking

The RAS Group’s banking operations are primarily conducted through RASBank and Investitori Sgr.

RASBank is the multichannel bank of the RAS Group. Established in 1990, RASBank underwent a rapid expansion in 2002 through the acquisition of the Dival Ras, Ras Investimenti Sim, Commerzbank Asset Management Italia, BPVi Suisse and Bnl Investimenti network of financial promoters. RASBank offers its 500,000 clients a vast range of banking and financial services through call centers, the Internet and though a network of more than 3,000 financial promoters across the nation.

Investitori Sgr is the RAS Group company created to cater for private banking needs. Established in 2001 to meet the specific requirements of significant investments, Investitori Sgr operates through a network of private bankers, offering its clients an extensive choice of personalized portfolios of stocks and securities together with an exclusive range of investment funds.

Asset Management

The RAS Group’s asset management operations are conducted primarily by RAS Asset Management Sgr. RAS Asset Management Sgr operates in the sector of public funds, funds of funds (fund management) personal and institutional property management and private equity funds.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Business Segment Information—Consolidated Balance Sheets

As of September 30, 2005 and 2004

	Property-Casualty		Life/Health
	09/30/2005	12/31/2004	09/30/2005	12/31/2004
	€ mn	€ mn	€ mn	€ mn
ASSETS
Intangible assets	123	112	245	284
Investments in associated enterprises	1,120	1,097	736	726
Investments	11,404	10,527	26,493	25,385
Loans and advances to banks	271	246	34	259
Loans and advances to customers	907	926	2,684	2,674
Financial assets carried at fair value through income	246	33	20,077	17,114
Cash and cash equivalents	292	329	297	204
Amounts ceded to reinsurers from reserves for insurance and investment contracts	902	881	764	814
Deferred tax assets	206	226	165	168
Other assets	2,942	3,306	3,002	3,089

Total segment assets	18,413	17,683	54,497	50,717

	Property-Casualty		Life/Health
	09/30/2005	12/31/2004	09/30/2005	12/31/2004
	€ mn	€ mn	€ mn	€ mn
SHAREHOLDERS’ EQUITY AND LIABILITIES
Hybrid equity	—	—	65	65
Reserves for insurance and investment contracts	10,869	10,405	28,773	27,892
Liabilities to banks	14	2	80	97
Liabilities to customers	—	—	—	22
Certificated liabilities	5	5	—	—
Financial liabilities carried at fair value through income	99	—	19,632	16,500
Other accrued liabilities	571	578	159	176
Other liabilities	1,099	1,253	1,597	1,774
Deferred tax liabilities	541	505	554	551
Deferred income	30	33	9	10

Total segment liabilities	13,228	12,781	50,869	47,087

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Personal Financial Services
Banking		Asset Management		Consolidation Adjustments		Group
09/30/2005	12/31/2004	09/30/2005	12/31/2004	09/30/2005	12/31/2004	09/30/2005	12/31/2004
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn

93	93	—	—	(1)	—	460	489
—	—	1	1	(1,244)	(1,237)	613	587
449	249	99	37	(1)	(1)	38,444	36,197
1,572	1,350	18	5	(74)	(2)	1,821	1,858
528	630	30	1	(101)	(131)	4,048	4,100
263	249	1	—	—	—	20,587	17,396
174	697	20	7	(132)	(202)	651	1,035
—	—	—	—	—	—	1,666	1,695
43	49	2	2	(1)	—	415	445
952	961	32	47	(90)	(129)	6,838	7,274

4,074	4,278	203	100	(1,644)	(1,702)	75,543	71,076

Banking		Asset Management		Consolidation Adjustments		Group
09/30/2005	12/31/2004	09/30/2005	12/31/2004	09/30/2005	12/31/2004	09/30/2005	12/31/2004
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn

—	—	—	—	(20)	(20)	45	45
—	—	—	—	—	—	39,642	38,297
19	106	25	4	(77)	(52)	61	157
1,874	2,045	48	—	(163)	(235)	1,759	1,832
621	556	—	—	(3)	(3)	623	558
68	135	—	—	—	—	19,799	16,635
108	108	13	5	—	—	851	867
1,120	1,079	40	45	(133)	(150)	3,723	4,001
5	3	2	1	—	—	1,102	1,060
1	—	3	—	—	—	43	43

3,816	4,032	131	55	(396)	(460)	67,648	63,495

Shareholders’ equity and minority interests in shareholders’ equity						7,895	7,581

		Total equity and liabilities				75,543	71,076

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Business Segment Information—Consolidated Income Statements

For the nine months ended September 30, 2005 and 2004

	Property-Casualty		Life/Health
	2005	2004	2005	2004
	€ mn	€ mn	€ mn	€ mn
Premiums earned (net)	4,393	4,267	1,188	1,229
Interest and similar income	404	389	893	852
Income from investments in associated enterprises (net)	166	123	97	81
Other income from investments	109	144	241	233
Income from financial assets and liabilities carried at fair value through income (net)	13	(1)	20	(3)
Fee and commission income, and income from service activities	91	34	—	16
Other income	51	91	186	179

Total income	5,227	5,047	2,625	2,587

Insurance and investment contract benefits (net)	(3,270)	(3,121)	(1,635)	(1,706)
Interest and similar expenses	—	(1)	(17)	(20)
Other expenses from investments	(36)	(69)	(29)	(71)
Loan loss provisions	(3)	—	—	—
Acquisition costs and administrative expenses	(1,019)	(1,039)	(441)	(395)
Amortization of goodwill	—	(29)	—	(8)
Other expenses	(193)	(164)	(93)	(120)

Total expenses	(4,521)	(4,423)	(2,215)	(2,320)

Earnings from ordinary activities before taxes	706	624	410	267
Taxes	(160)	(176)	(82)	(57)
Minority interests in earnings	(94)	(57)	(49)	(33)

Net income	452	391	279	177

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Banking		Asset Management		Consolidation Adjustments		Group
2005	2004	2005	2004	2005	2004	2005	2004
€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
—	—	—	—	—	—	5,581	5,496
46	40	3	1	(8)	(5)	1,338	1,277
—	—	—	—	(154)	(93)	109	111
—	—	—	—	—	—	350	377
30	6	—	—	—	—	63	2
231	207	201	138	(157)	(121)	366	274
16	19	—	4	(5)	(6)	248	287

323	272	204	143	(324)	(225)	8,055	7,824

—	—	—	—	—	—	(4,905)	(4,827)
(44)	(29)	—	—	4	5	(57)	(45)
—	—	—	—	—	—	(65)	(140)
—	(1)	—	—	—	—	(3)	(1)
(246)	(203)	(161)	(124)	161	120	(1,706)	(1,641)
—	—	—	—	—	—	—	(37)
(10)	(32)	(10)	—	21	23	(285)	(293)

(300)	(265)	(171)	(124)	186	148	(7,021)	(6,984)

23	7	33	19	(138)	(77)	1,034	840
(10)	(3)	(13)	(8)	—	—	(265)	(244)
—	—	(1)	—	21	—	(123)	(90)

13	4	19	11	(117)	(77)	646	506

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Segmental reporting by geographic location

The geographic analysis of the property-casualty insurance segment and the life/health insurance segment of total income and total assets is based on customer domicile. The asset management and banking segments do not have material total income or total assets for customers domiciled outside of Italy.

	Total income		Total assets
	For the nine months ended September 30,
	2005	2004	09/30/2005	12/31/2004
	€ mn	€ mn	€ mn	€ mn
Property-casualty
Italy	3,242	3,055	11,517	11,177
Rest of Europe:
Switzerland	1,037	1,039	4,354	4,212
Austria	749	685	2,333	2,205
Portugal	228	227	634	597
Other	112	108	1,077	998

Subtotal	5,368	5,114	19,915	19,189
Consolidation adjustments(1)	(141)	(67)	(1,502)	(1,506)

Total	5,227	5,047	18,413	17,683

	Total income		Total assets
	For the nine months ended September 30,
	2005	2004	09/30/2005	12/31/2004
	€ mn	€ mn	€ mn	€ mn
Life/health
Italy	1,578	1,497	40,465	37,250
Rest of Europe:
Switzerland	616	644	9,344	9,149
Austria	363	385	3,902	3,740
Portugal	60	61	439	433
Other	11	5	634	421

Subtotal	2,628	2,592	54,784	50,993
Consolidation adjustments(1)	(3)	(5)	(287)	(276)

Total	2,625	2,587	54,497	50,717

(1)	Represents elimination of intercompany transactions between RAS Group companies in different geographic regions.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

3    Intangible assets

	09/30/2005	12/31/2004
	€ mn	€ mn
Goodwill	264	264
PVFP	108	147
Software	86	74
Other	2	4

Total	460	489

4    Investments in associated enterprises

	09/30/2005	12/31/2004
	€ mn	€ mn
Carrying amount	613	587

Income from investments in associates (net)

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Income:
Current income	106	105
Realized gains from investments in associated enterprises	3	5

Subtotal	109	110

Expenses:
Miscellaneous expenses	—	1

Subtotal	—	1

Total	109	111

5    Investments

	09/30/2005	12/31/2004
	€ mn	€ mn
Securities held-to-maturity	1,759	1,843
Securities available-for-sale	34,745	32,449
Real estate used by third parties	1,849	1,806
Funds held by others under reinsurance contracts assumed	91	99

Total	38,444	36,197

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Securities available-for-sale

The following table presents amortized cost, fair value and unrealized gains and losses for securities available-for-sale:

	09/30/2005				12/31/2004
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Government and government agency bonds:	21,367	1,436	(18)	22,785	20,484	1,079	(21)	21,542
Corporate bonds	6,512	368	(60)	6,820	6,432	273	(14)	6,691
Other	153	3	—	156	165	2	—	167

Subtotal	28,032	1,807	(78)	29,761	27,081	1,354	(35)	28,400
Equity securities	3,534	1,467	(17)	4,984	2,860	1,198	(9)	4,049

Total	31,566	3,274	(95)	34,745	29,941	2,552	(44)	32,449

The following table presents proceeds from sales, gross realized gains, and gross realized losses of securities available-for-sale:

	For the nine months ended September 30,
	2005	2004
	€ mn	€ mn
Gross Realized Gains
Government and corporate bonds	86	131
Equity securities	257	236

Total	343	367

Gross Realized Losses
Government and corporate bonds	5	21
Equity securities	15	70

Total	20	91

6    Loans and advances to banks and customers

	09/30/2005		12/31/2004
	Loans to banks	Loans to customers	Loans to banks	Loans to customers
	€ mn	€ mn	€ mn	€ mn
Loans	1,702	4,053	1,360	4,105
Short-term investments and certificates of deposit	119	—	498	—

Subtotal	1,821	4,053	1,858	4,105
Loan loss allowance	—	(5)	—	(5)

Total	1,821	4,048	1,858	4,100

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

7    Financial assets carried at fair value through income

	09/30/2005	12/31/2004
	€ mn	€ mn
Financial assets held for trading	358	896
Financial assets for unit linked contracts	19,627	16,500
Financial assets designated at fair value through income	602	—

Total	20,587	17,396

Financial assets held for trading are comprised of the following as of September 30:

	09/30/2005	12/31/2004
	€ mn	€ mn
Equity securities	8	460
Debt securities	271	304
Derivative financial instruments	79	132

Total	358	896

8    Amounts ceded to reinsurers from reserves for insurance and investment contracts

	09/30/2005	12/31/2004
	€ mn	€ mn
Unearned premiums	194	170
Aggregate policy reserves	675	712
Reserves for loss and loss adjustment expenses	797	813

Total	1,666	1,695

9    Shareholders’ equity

	09/30/2005	12/31/2004
	€ mn	€ mn
Issued capital	403	403
Capital reserve	1,213	1,846
Revenue reserves	3,808	3,068
Treasury stock	(36)	(5)
Foreign currency translation adjustments	35	58
Unrealized gains and losses (net)	1,396	1,155

Shareholders’ equity before minority interests	6,819	6,525
Minority interests in shareholders’ equity	1,076	1,056

Total	7,895	7,581

Minority interests in shareholders’ equity

	09/30/2005	12/31/2004
	€ mn	€ mn
Unrealized gains and losses (net)	89	69
Share of earnings and other equity components	987	987

Total	1,076	1,056

The primary subsidiaries of the RAS Group included in minority interests in 2004 and 2003 are Allianz Elementar Versicherungs-AG, Vienna, Allianz Elementar Lebensversicherungs-AG, Vienna, CreditRas Vita S.p.A., Milan, Allianz Suisse Versicherungsgesellschaft, Zurich and Allianz Suisse Lebensversicherungsgesellschaft, Zurich.

10    Reserves for insurance and investment contracts

	09/30/2005	12/31/2004
	€ mn	€ mn
Unearned premiums	2,273	2,163
Aggregate policy reserves	25,545	25,112
Reserves for loss and loss adjustment expenses	9,462	9,164
Reserves for premium refunds	2,140	1,647
Premium deficiency reserves	19	3
Other insurance reserves	203	208

Total	39,642	38,297

Reserves for loss and loss adjustment expenses

	09/30/2005	12/31/2004
	€ mn	€ mn
Property-Casualty segment	8,378	8,030
Life/Health segment	1,084	1,134

Total	9,462	9,164

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

Changes in the reserves for loss and loss adjustment expenses for property-casualty segment are as follows:

09/30/2005
€ mn
Gross reserves for loss and loss adjustment expenses as of January 1,	8,030
Amount ceded to reinsurers	(716)

Net reserves for loss and loss adjustment expenses as of January 1,	7,314

Loss and loss adjustment expenses incurred (net)
Current year	3,217
Prior years	20

Subtotal	3,237

Claims paid (net)
Current year	(1,130)
Prior years	(1,753)

Subtotal	(2,883)

Foreign currency translation adjustments	(3)

Net reserves for loss and loss adjustment expenses as of September 30,	7,665
Amount ceded to reinsurers	713

Gross reserves for loss and loss adjustment expenses as of September 30,	8,378

11    Liabilities to banks

	09/30/2005	12/31/2004
	€ mn	€ mn
Payable on demand	12	100
Term deposits and certificates of deposit	7	6
Other	42	51

Total	61	157

12    Liabilities to customers

	09/30/2005	12/31/2004
	€ mn	€ mn
Savings deposits	7	8
Repurchase agreements and collateral received from securities lending transactions	63	73
Other	1,689	1,751

Total	1,759	1,832

13    Financial liabilities carried at fair value through income

	09/30/2005	12/31/2004
	€ mn	€ mn
Financial liabilities for unit linked contracts	19,627	16,500
Financial liabilities for puttable equity instruments	99	—
Financial liabilities held for trading	73	135

Total	19,799	16,635

14    Other accrued liabilities

	09/30/2005	12/31/2004
	€ mn	€ mn
Liability for defined benefit plans	310	315
Accrued taxes	269	270
Miscellaneous accrued liabilities	272	282

Total	851	867

15    Other liabilities

	09/30/2005	12/31/2004
	€ mn	€ mn
Funds held under reinsurance business ceded	798	839
Accounts payable for direct insurance business	574	948
Accounts payable for reinsurance business	159	302
Other liabilities	2,192	1,912

Total	3,723	4,001

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

16    Premiums earned (net)

	2005			2004
For the nine months ended September 30,	Property- Casualty(1)	Life/ Health(1)	Total	Property- Casualty(1)	Life/ Health(1)	Total
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Premiums written
Direct	4,776	1,221	5,997	4,642	1,260	5,902
Assumed	133	23	156	129	35	164

Subtotal	4,909	1,244	6,153	4,771	1,295	6,066
Ceded	(419)	(60)	(479)	(445)	(63)	(508)

Net	4,490	1,184	5,674	4,326	1,232	5,558

Premiums earned
Direct	4,677	1,225	5,902	4,576	1,263	5,839
Assumed	116	23	139	109	35	144

Subtotal	4,793	1,248	6,041	4,685	1,298	5,983
Ceded	(400)	(60)	(460)	(418)	(69)	(487)

Net	4,393	1,188	5,581	4,267	1,229	5,496

(1)	After eliminating intra-RAS Group transactions between segments.

17    Interest and similar income

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Securities held-to-maturity	49	45
Securities available-for-sale(1)	986	950
Real estate used by third parties	106	100
Loans to banks and customers	154	150
Other	43	32

Total	1,338	1,277

(1)	Includes dividend income of € 170 mn (2004: € 132 mn).

18    Other income from investments

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Realized gains from investments:
Securities available-for-sale	343	367
Real estate used by third parties	6	5

Subtotal	349	372

Reversals of impairments from investments:
Securities available-for-sale	1	5

Subtotal	1	5

Total	350	377

19    Income from financial assets and liabilities carried at fair value through income (net)

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Income from financial assets and liabilities held for trading (net)	19	2
Income from financial instruments designated at fair value through income (net)	44	—

Total	63	2

20    Fee and commission income, and income from service activities

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Banking fees and commissions	49	11
Asset management fees and commissions	257	243
Income from service activities	60	20

Total	366	274

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

21    Insurance and investment contract benefits (net)

	Gross		Ceded		Net
For the nine months ended September 30,	2005	2004	2005	2004	2005	2004
	€ mn	€ mn	€ mn	€ mn	€ mn	€ mn
Property-casualty(1):
Claims:
Claims paid	(3,107)	(3,149)	223	196	(2,884)	(2,953)
Change in loss reserves	(355)	(170)	2	28	(353)	(142)

Subtotal	(3,462)	(3,319)	225	224	(3,237)	(3,095)
Change in other reserves:
Aggregate policy reserves	(4)	(2)	—	—	(4)	(2)
Other	2	(11)	—	—	2	(11)

Subtotal	(2)	(13)	—	—	(2)	(13)
Expenses for premium refunds	(32)	(13)	1	—	(31)	(13)

Subtotal	(3,496)	(3,345)	226	224	(3,270)	(3,121)

Life/health(1):
Benefits paid	(1,054)	(1,362)	68	70	(986)	(1,292)
Change in reserves:
Aggregate policy reserves	(436)	(284)	(17)	(13)	(453)	(297)
Other	(3)	(6)	—	—	(3)	(6)

Subtotal	(439)	(290)	(17)	(13)	(456)	(303)
Expenses for premium refunds	(194)	(113)	1	2	(193)	(111)

Subtotal	(1,687)	(1,765)	52	59	(1,635)	(1,706)

Total	(5,183)	(5,110)	278	283	(4,905)	(4,827)

(1)	After eliminating intra-RAS Group transactions between segments.

22    Interest and similar expenses

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Deposits	(22)	(19)
Certificated liabilities	(18)	(6)
Other interest expense	(17)	(20)

Total	(57)	(45)

23    Other expenses from investments

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Realized losses from investments:
Securities available-for-sale	(20)	(91)

Subtotal	(20)	(91)

Impairments from investments:
Securities available-for-sale	(21)	(27)
Real estate used by third parties	(2)	(6)

Subtotal	(23)	(33)
Depreciation on real estate used by third parties	(22)	(16)

Total	(65)	(140)

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

24    Acquisition costs and administrative expenses

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Property-casualty(1)
Acquisition costs:
Payments	(884)	(886)
Less commissions and profit received on reinsurance business ceded	97	98
Change in deferred acquisition costs	2	(15)

Subtotal	(785)	(803)
Administrative expenses	(195)	(205)

Underwriting costs (net)	(980)	(1,008)
Expenses from service activities	(1)	(2)
Expenses for management of investments	(31)	(23)

Subtotal	(1,012)	(1,033)

Life/health(1)
Acquisition costs:
Payments	(348)	(336)
Less commissions and profit received on reinsurance business ceded	8	(17)
Change in deferred acquisition costs	32	92

Total acquisition costs	(308)	(261)
Administrative expenses	(89)	(90)

Underwriting costs (net)	(397)	(351)
Expenses for management of investments	(23)	(33)

Subtotal	(420)	(384)

Banking(1)
Personnel expenses	(34)	(35)
Operating expenses	(60)	(55)
Fee and commission expenses	(133)	(104)

Subtotal	(227)	(194)

Asset management(1)
Personnel expenses	(20)	(14)
Operating expenses	(7)	(7)
Fee and commission expenses	(20)	(9)

Subtotal	(47)	(30)

Total	(1,706)	(1,641)

(1)	After eliminating intra-RAS Group transactions between segments.

Acquisition costs and administrative expenses in property-casualty and life/health segments include the personnel and operating expenses of the insurance business allocated to the functional areas acquisition of insurance policies, administration of insurance policies and management of investments. Other personnel and operating expenses are reported under insurance benefits (net), i.e. claims settlement expenses, and other expenses.

All personnel and operating expenses in banking segment are reported under acquisition costs and administrative expenses.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

25    Taxes

Taxes are comprised of the following for the nine months ended September 30:

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Current income taxes	(228)	(192)
Deferred income taxes	(28)	(47)

Income tax expense	(256)	(239)
Other taxes	(9)	(5)

Total	(265)	(244)

26    Earnings per share

As the savings shares issued by RAS S.p.A. are considered to be participating in the net income of the RAS Group, basic earnings per share is calculated assuming all net income is distributed according to the terms of the RAS Group’s Articles of Association. Basic earnings per ordinary and savings share is the total of the following:

•	Dividends paid per ordinary or savings share; and

•	Undistributed net income per ordinary or savings share (the undistributed net income of the RAS Group allocated to the ordinary or savings shares divided by the weighted-average number of ordinary or savings shares outstanding for the period).

As of September 2005 and 2004, stock options issued by RAS S.p.A. are anti-dilutive; therefore, are not included in diluted earnings per share. The reconciliation of basic and diluted earnings per ordinary and savings share is as follows:

For the nine months ended September 30,	2005	2004
	€ mn	€ mn
Net income	646	506
Dividends paid:
Ordinary shares	536	402
Savings shares	1	1

Subtotal	537	403

Undistributed earnings	109	103

Allocation of undistributed earnings:
Ordinary shares	109	102
Savings shares	—	1

Total	109	103

Basic earnings per ordinary share:
Weighted-average ordinary shares outstanding	669,651,994	670,034,494

Undistributed earnings per ordinary share	0.16	0.15
Distributed earnings per ordinary share	0.80	0.60

Basic earnings per ordinary share	0.96	0.75

Diluted earnings per ordinary share	0.96	0.75

Basic earnings per savings share:
Weighted-average savings shares outstanding	1,340,010	1,339,900

Undistributed earnings per savings share	0.16	0.15
Distributed earnings per savings share	0.82	0.62

Basic earnings per savings share	0.98	0.77

Diluted earnings per savings share	0.98	0.77

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

27	Summary of significant differences between the accounting principles used in the preparation of the consolidated financial statements and accounting principles generally accepted in the United States of America

The consolidated financial statements of the RAS Group are presented in accordance with IFRS. IFRS differs in certain respects from US GAAP. The following table represents the reconciliation of the RAS Group’s net income for the nine months ended September 30, 2005 and 2004 and shareholders’ equity as of September 30, 2005 and December 31, 2004 between IFRS and US GAAP:

	Net Income		Shareholders’ Equity
	For the nine months ended September 30,		As of September 30, 2005	As of December 31, 2004
	2005	2004
	€ mn	€ mn	€ mn	€ mn
Amounts determined in accordance with IFRS(1)	646	506	6,819	6,525
Adjustments in respect to:
(a) Goodwill	—	37	144	144
(b) Investments	(29)	(34)	—	—
(c) Insurance liabilities	23	—	91	33

Effect of US GAAP adjustments before income taxes and minority interests in earnings	(6)	3	235	177
(d) Income taxes	(1)	11	(33)	(27)
(e) Minority interests in earnings	1	7	(18)	(3)

Effect of US GAAP adjustments	(6)	21	184	147

Amount determined in accordance with US GAAP	640	527	7,003	6,672

Earnings per ordinary share in accordance with US GAAP:
Basic	€0.95	€0.78

Diluted	€0.95	€0.78

Earnings per savings share in accordance with US GAAP:
Basic	€0.97	€0.80

Diluted	€0.97	€0.80

(1)	Shareholders’ equity before minority interests. See reconciliation of minority interests in shareholders’ equity following.

Valuation and recognition differences

The following describes the valuation and recognition differences presented in the reconciliation of the RAS Group’s net income and shareholders’ equity between IFRS and US GAAP.

(a) Goodwill

In accordance with US GAAP, goodwill is not subject to amortization; however, it is tested for impairment annually at a reporting unit level, or more frequently based upon facts and circumstances. For years through December 31, 2004, goodwill was amortized over its estimated useful life in accordance with IFRS. Therefore, the reconciliation adjustment to net income represents the reversal of goodwill amortization recorded in accordance with IFRS. The reconciliation adjustment to shareholders’ equity represents the effects of the reversal of accumulated amortization related to goodwill. As of January 1, 2005, goodwill is not subject to amortization in accordance with IFRS.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

(b) Investments

A summary of the reconciliation adjustments relating to investments for the years ended December 31 is as follows:

	Net Income		Shareholders’ Equity
	For the nine months ended September 30,		As of September 30, 2005	As of December 31, 2004
	2005	2004
	€ mn	€ mn	€ mn	€ mn
Impairments of equity securities	(29)	(34)	—	—
Reversal of impairments on debt securities	—	—	—	—

Total	(29)	(34)	—	—

Impairments of equity securities As described in Note 2, the adoption of IAS 39 revised required a change to the RAS Group’s impairment criteria for available-for-sale equity securities. In addition, IAS 39 revised required that the RAS Group no longer establish an adjusted cost basis upon the recognition of an impairment of equity security. IAS 39 revised required retrospective application of these changes. As of January 1, 2005, the RAS Group adopted these changes to its accounting policies for US GAAP. However, under US GAAP, retrospective application of these policies is not allowed; therefore, the RAS Group will be required to apply these changes only prospectively under US GAAP.

Therefore, the reconciliation adjustment to net income represents the elimination of impairments of equity securities that result from the retrospective application of these changes to the RAS Group’s accounting policies under IFRS.

Reversals of impairments of debt securities In accordance with IFRS, if the amount of the impairment previously recorded on a fixed income security decreases and the decrease can be objectively related to an event occurring after the impairment, such as an improvement in the debtor’s credit rating, the impairment is reversed through net income. Such reversals can not result in a carrying amount of a security in excess of the carrying amount prior to the impairment. In accordance with US GAAP, reversals of impairments recorded on debt securities are not permitted. Therefore, the reconciliation adjustment to net income represents the elimination of the reversal of impairments on debt securities, net of policyholder participation.

As described in Note 2, the adoption of IAS 39 revised required a change to the RAS Group’s accounting policy for reversals of impairments of equity securities. IAS 39 revised required retrospective application of this change which results in the RAS Group’s accounting policy with regards to reversals of impairments of equity securities under IFRS to be consistent with US GAAP. As a result, a reconciliation adjustment to net income is no longer required to be included with regards to reversals of equity securities.

(c) Insurance liabilities

As described in Note 2, the adoption of IFRS 4 resulted in the RAS Group recognizing a liability for certain discretionary participating features. IFRS 4 requires retrospective application of these changes. Under US GAAP, these discretionary participating feature are recognized in equity. Therefore, the reconciliation adjustment to net income and shareholders’ equity represents the elimination of these liabilities under US GAAP.

RAS Group

Notes to the Consolidated Financial Statements—(Continued)

as of September 30, 2005 and December 31, 2004 and

for the nine months ended September 30, 2005 and 2004

(d) Income taxes

Represents the income tax effect of the US GAAP adjustments.

(e) Minority interest in earnings

Represents the minority interest effect of the US GAAP adjustments.

28    Subsequent Events

On September 11, 2005, the RAS S.p.A. and Allianz AG announced their intention to merge. All outstanding ordinary and savings shares of RAS S.p.A. will be exchanged for shares of Allianz AG or cash if the merger is approved by the shareholders of RAS S.p.A. and the shareholders of Allianz AG. If approved, the merger is expected to occur in 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The laws of Germany make no explicit indemnification of management or supervisory boards members. We have provided insurance for the indemnification of our management and supervisory board members against civil liabilities, including liabilities under the Securities Act, which they may incur in connection with their activities of behalf of Allianz.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits pursuant to Item 601 of Regulation S-K:

2.1	Merger Plan (To be provided by pre-effective amendment)

3.1	Form of Articles of Association of Allianz SE (To be provided by pre-effective amendment)

5.1	Opinion of Dr. Peter Hemeling, in his capacity as General Counsel to Allianz, as to the validity of the securities being registered (To be provided by pre-effective amendment)

10	Form of Services Agreement of Members of the Management Board of Allianz AG (Incorporated by reference to Exhibit 4.9 of Allianz’s Annual Report on Form 20-F for the year ended December 31, 2004)

23.1	Consent of Dr. Peter Hemeling (Included in Exhibit 5.1)

23.2	Consent of KPMG Deutsche Treuhand-Gesellschaft AG Wirtschaftspruefungsgesellschaft as to the financial statements of Allianz

23.3	Consent of KPMG Deutsche Treuhand-Gesellschaft AG Wirtschaftspruefungsgesellschaft as to the financial statements of RAS

24.1	Power of Attorney (Included on signature page)

(b)	Not applicable.

(c)	Merger valuation auditors’ reports pursuant to Item 4(b) of Form F-4 (To be provided by pre-effective amendment)

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Allianz AG has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany, on December 12, 2005.

Allianz AG

By:	/s/ Michael Diekmann
Name: Michael Diekmann Title: Chairman of the Management Board

By:	/s/ Dr. Helmut Perlet
Name: Dr. Helmut Perlet Title: Member of the Management Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Diekmann and Dr. Helmut Perlet and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign and to do any and all things and execute any and all instruments that such attorneys-in-fact and agents may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Management Board or as authorized U.S. representative of the Registrant, this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any other documents filed with the Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, and his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 12, 2005.

Signature	Capacity

/s/ Michael Diekmann Michael Diekmann	Chairman of the Management Board (Principal Executive Officer)

/s/ Dr. Paul Achleitner Dr. Paul Achleitner	Member of the Management Board

/s/ Dr. Helmut Perlet Dr. Helmut Perlet	Member of the Management Board (Principal Financial Officer and Principal Accounting Officer)

/s/ Detlev Bremkamp Detlev Bremkamp	Member of the Management Board

/s/ Jan R. Carendi Jan R. Carendi	Member of the Management Board

/s/ Dr. Joachim Faber Dr. Joachim Faber	Member of the Management Board

Signature	Capacity

/s/ Dr. Reiner Hagemann Dr. Reiner Hagemann	Member of the Management Board

/s/ Dr. Gerhard Rupprecht Dr. Gerhard Rupprecht	Member of the Management Board

/s/ Dr. Herbert Walter Dr. Herbert Walter	Member of the Management Board

/s/ Dr. Werner Zedelius Dr. Werner Zedelius	Member of the Management Board

/s/ Peter Huehne Peter Huehne	Authorized U.S. Representative

EXHIBIT INDEX

Number	Description of Exhibit

2.1	English Translation of the Merger Plan (To be provided by pre-effective amendment)

3.1	Form of Articles of Association of Allianz SE (To be provided by pre-effective amendment)

5.1	Opinion of Dr. Peter Hemeling, in his capacity as General Counsel to Allianz, as to the validity of the securities being registered (To be provided by pre-effective amendment)

10	Form of Services Agreement of Members of the Management Board of Allianz AG (Incorporated by reference to Exhibit 4.9 of Allianz’s Annual Report on Form 20-F for the year ended December 31, 2004).

23.1	Consent of Dr. Peter Hemeling (Included in Exhibit 5.1)

23.2	Consent of KPMG Deutsche Treuhand-Gesellschaft AG Wirtschaftspruefungsgesellschaft as to the financial statements of Allianz

23.3	Consent of KPMG Deutsche Treuhand-Gesellschaft AG Wirtschaftspruefungsgesellschaft as to the financial statements of RAS.

24.1	Power of Attorney (Included on signature page)

99.1	Merger valuation auditors’ reports pursuant to Item 4(b) of Form F-4 (To be provided by pre-effective amendment)